           Prospectus supplement dated December 6, 2007 (to prospectus dated April 9, 2007)

                                              $3,331,208

                                      RALI Series 2007-QS4 Trust

                                            Issuing Entity

                                   Residential Accredit Loans, Inc.

                                               Depositor

                                   Residential Funding Company, LLC

                                      Master Servicer and Sponsor

                   Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS4

The trust holds a pool of one- to four-family  residential  first lien mortgage loans divided into five loan groups.

The trust issued the Class  I-A-P,  Class  II-A-P,  Class  III-A-P,  Class  V-A-P,  Class I-A-V,  Class
II-A-V,  Class III-A-V and Class V-A-V  Certificates that are offered under this prospectus  supplement on March  29,  2007 as more  fully  described  in the  table on pages  S-9 and S-10 of this  prospectus supplement.

Credit  enhancement for these  certificates  will be provided by classes of  subordinated  certificates which are not offered hereby.

Purchasers  of the offered  certificates  will receive  distributions  on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning January 25, 2008.

_______________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-24 in this prospectus supplement.
_______________________________________________________________________________________________________

Neither the Securities  and Exchange  Commission  nor any state  securities  commission has approved or disapproved  of  the  offered  certificates  or  determined  that  this  prospectus  supplement  or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.
The  Attorney  General  of the  State of New York has not  passed  on or  endorsed  the  merits of this offering.  Any representation to the contrary is unlawful.

The  certificates  represent  interests only in the trust, as the issuing entity,  and do not represent interests in or  obligations  of  Residential  Accredit  Loans,  Inc.,  as the  depositor,  Residential
Funding Company, LLC, as the sponsor, or any of their affiliates.

Bear,  Stearns & Co. Inc. will  purchase the Class I-A-P,  Class II-A-P,  Class  III-A-P,  Class V-A-P,
Class I-A-V,  Class II-A-V,  Class III-A-V and Class V-A-V  Certificates from the depositor.  The Class
I-A-P, Class II-A-P,  Class III-A-P,  Class V-A-P,  Class I-A-V, Class II-A-V,  Class III-A-V and Class
V-A-V  Certificates  are offered by the issuing entity through Bear,  Stearns & Co. Inc. to prospective purchasers  from time to time in  negotiated  transactions  at varying  prices to be  determined at the time of sale.  The net  proceeds  to the  depositor  from the sale of the Class  I-A-V,  Class  II-A-V,
Class  III-A-V and Class V-A-V  Certificates  will be  approximately  0.61% of the  aggregate  notional amount of the Class  I-A-V,  Class  II-A-V,  Class  III-A-V and Class V-A-V  Certificates  plus accrued interest,  before  deducting  expenses and the net proceeds to the depositor from the sale of the Class
I-A-P,  Class II-A-P,  Class III-A-P and Class V-A-P  Certificates will be approximately  62.34% of the aggregate  certificate  principal  balance of the Class I-A-P,  Class  II-A-P,  Class III-A-P and Class
V-A-P Certificates, before deducting expenses.

                                               Bear, Stearns & Co. Inc.

                         Important notice about information presented in this
                               prospectus supplement and the prospectus

     We provide  information  to you about the offered  certificates  in two  separate  documents  that provide progressively more detail:

o    the prospectus, which provides general information,  some of which may not apply to your series of certificates; and

o    this prospectus supplement, which describes the specific terms of your series of certificates.

     The  depositor's  principal  offices are located at 8400  Normandale  Lake  Boulevard,  Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

                                        European Economic Area

         In relation to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each referred to in this prospectus  supplement as a Relevant Member State, the underwriter  has  represented  and agreed  that with effect  from and  including  the date on which the
Prospectus  Directive is  implemented  in that Relevant  Member State,  referred to in this  prospectus supplement  as the  Relevant  Implementation  Date,  it has not  made  and  will  not  make an offer of certificates  to the public in that Relevant  Member State prior to the  publication of a prospectus in relation to the  certificates  which has been  approved by the  competent  authority  in that  Relevant
Member  State or,  where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant Member State,  all in accordance  with the Prospectus  Directive, except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)  to legal  entities  which are  authorised or regulated to operate in the financial  markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250  employees  during the last  financial  year;  (2) a total balance sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other  circumstances  which do not require the  publication  by the issuer of a  prospectus pursuant to Article 3 of the Prospectus Directive.

         For the  purposes of the  preceding  paragraph  (i) "offer of  certificates  to the public" in relation to any  certificates in any Relevant Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an  investor  to decide to  purchase or  subscribe  the  certificates,  as the same may be varied in that Member State by any measure  implementing the Prospectus  Directive in that Member State and (ii)  "Prospectus  Directive"  means  Directive  2003/71/EC and includes any relevant  implementing measure in each Relevant Member State.

                                            United Kingdom

The underwriter has represented and agreed that:

(a)  it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of
     Section 21 of the Financial  Services and Markets Act,  referred to in this prospectus  supplement as  FSMA)  received  by  it  in  connection  with  the  issue  or  sale  of  the  certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)  it has  complied  and will  comply  with all  applicable  provisions  of the FSMA with  respect to anything  done by it in relation to the  certificates  in, from or otherwise  involving the United
     Kingdom.

                   TABLE OF CONTENTS

     Primary Mortgage Insurance and Standard

     Principal Distributions on the Senior

     Class A-P Certificates and Class A-V

     Servicing and Other Compensation and

                                                SUMMARY

     The following summary provides a brief description of material aspects of this offering,  and does not contain all of the  information  that you should consider in making your  investment  decision.  To understand  all of the terms of the  offered  certificates,  you  should  read  carefully  this  entire document and the prospectus.

Issuing entity.............................     RALI Series 2007-QS4 Trust.

Title of securities........................     Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS4.

Depositor..................................     Residential   Accredit  Loans,  Inc.,  an  affiliate  of  Residential
                                                Funding Company, LLC.

Master servicer and sponsor................     Residential Funding Company, LLC, or Residential Funding.

Subservicers...............................     GMAC  Mortgage,   LLC,  an  affiliate  of  Residential  Funding  will
                                                subservice  approximately  84.2% by principal  balance of the group I loans as of the  reference  date.  National  City  Mortgage  Co.,  an affiliate of National City Mortgage,  an originator,  will subservice approximately  10.3% by principal  balance of the group I loans as of the reference date.

                                                GMAC Mortgage,  LLC will subservice  approximately 87.3% by principal balance of the group II loans as of the reference date.

                                                GMAC Mortgage,  LLC will subservice  approximately 61.5% by principal balance  of the group III loans as of the  reference  date.  Wachovia
                                                Mortgage   Corporation   will  subservice   approximately   17.7%  by
                                                principal  balance of the group III loans as of the  reference  date.
                                                National City  Mortgage Co. will  subservice  approximately  15.8% by principal balance of the group III loans as of the reference date.

                                                GMAC Mortgage,  LLC will subservice  approximately 76.7% by principal balance  of the  group IV loans as of the  reference  date.  National
                                                City Mortgage Co. will  subservice  approximately  12.3% by principal balance of the group IV loans as of the reference date.

                                                GMAC Mortgage,  LLC will subservice  approximately 63.7% by principal balance  of the  group V loans  as of the  reference  date.  Wachovia
                                                Mortgage   Corporation   will  subservice   approximately   14.1%  by
                                                principal  balance  of the  group V loans as of the  reference  date.
                                                National City  Mortgage Co. will  subservice  approximately  12.2% by principal balance of the group V loans as of the reference date.

                                                GMAC Mortgage,  LLC will subservice  approximately 71.8% by principal balance  of all of  the  mortgage  loans  as of the  reference  date.
                                                National City  Mortgage Co. will  subservice  approximately  11.6% by principal  balance of all of the mortgage  loans as of the  reference date.  Wachovia  Mortgage  Corporation will subservice  approximately
                                                11.5% by  principal  balance of all of the  mortgage  loans as of the reference date.

Trustee....................................     Deutsche Bank Trust Company Americas.

Yield Maintenance Agreement
   Provider................................     The Bank of New York.

Originators................................     Approximately  58.1%,  3.1%, 12.3% and 10.3% by principal  balance of the  group  I loans  as of the  reference  date  were  originated  by
                                                Homecomings Financial,  LLC, a wholly-owned subsidiary of Residential
                                                Funding,  GMAC Mortgage,  LLC, an affiliate of  Residential  Funding,
                                                First Savings  Mortgage  Corporation  and National City Mortgage,  an
                                                affiliate of National City Mortgage Co, a subservicer, respectively.

                                                Approximately  68.2% and 0.6% by  principal  balance  of the group II loans  as of  the  reference  date  were  originated  by  Homecomings
                                                Financial, LLC and GMAC Mortgage, LLC, respectively.

                                                Approximately  37.1%,  1.7%, 17.7% and 15.8% by principal  balance of the group  III loans as of the  reference  date  were  originated  by
                                                Homecomings  Financial,  LLC, GMAC Mortgage,  LLC,  Wachovia Mortgage
                                                Corporation and National City Mortgage, respectively.

                                                Approximately  56.3%,  0.8% and  12.3% by  principal  balance  of the
                                                group  IV  loans  as  of  the  reference  date  were   originated  by
                                                Homecomings  Financial,  LLC,  GMAC  Mortgage,  LLC and National City
                                                Mortgage, respectively.

                                                Approximately  17.7%,  26.7%, 14.9% and 12.2% by principal balance of the  group  V loans  as of the  reference  date  were  originated  by
                                                Homecomings  Financial,  LLC, GMAC Mortgage,  LLC,  Wachovia Mortgage
                                                Corporation and National City Mortgage, respectively.

                                                Approximately  46.2%,  4.6%, 11.6% and 11.6% by principal  balance of all of the mortgage  loans as of the reference  date were  originated by  Homecomings  Financial,  LLC, GMAC Mortgage,  LLC,  National City
                                                Mortgage and Wachovia Mortgage Corporation, respectively.

Mortgage pool..............................     3,028 fixed rate mortgage loans with an aggregate  principal  balance of  approximately  $694,467,467 as of the reference date,  secured by first liens on one- to  four-family  residential  properties,  and in the case of 0.1% of the mortgage  loans as of the reference  date, an interest in shares issued by a cooperative  apartment corporation and the related proprietary lease.

Reference date.............................     November 1, 2007.

Cut-off date...............................     March 1, 2007.

Closing date...............................     On or about December 10, 2007.

Issuance date..............................     March 29, 2007.

Distribution dates.........................     The 25th of each month,  or if the 25th is not a business day, on the next business day.  Investors  should note that the December 26, 2007 distributions  on  the  offered  certificates  will  be  made  to the holders of record on the close of  business  on  November  30,  2007, which will not include any investors in the offered  certificates  on or after the closing  date,  and that the  corresponding  certificate principal  balance (or notional balance,  as applicable)  referred to in this  prospectus  supplement  will be reduced to reflect  any such distributions.

Assumed final distribution date............     With respect to the Class I-A-P,  Class I-A-V,  Class  II-A-P,  Class
                                                II-A-V,   Class   III-A-P  and  Class   III-A-V   Certificates,   the
                                                distribution  date in March  2037.  With  respect to the Class  V-A-P
                                                Certificates and Class V-A-V  Certificates,  the distribution date in
                                                April   2022.   The  actual   final   distribution   dates  could  be
                                                substantially earlier.

                                                See "Certain Yield and Prepayment  Considerations" in this prospectus supplement.

Form of the offered certificates...........     Book-entry.

                                                See  "Description  of the  Certificates—General"  in this  prospectus supplement.

Minimum denominations of the offered            Class   I-A-P,   Class   II-A-P,   Class   III-A-P  and  Class  V-A-P
certificates...............................     Certificates:  $25,000.  Class I-A-V,  Class  II-A-V,  Class  III-A-V
                                                and Class V-A-V Certificates: $2,000,000 notional amount.

Legal investment...........................     The Class I-A-P,  Class I-A-V,  Class  II-A-P,  Class  II-A-V,  Class
                                                III-A-P,  Class  III-A-V,  Class V-A-P and Class  V-A-V  Certificates
                                                will be "mortgage  related  securities" for purposes of the Secondary
                                                Mortgage  Market  Enhancement  Act of 1984, or SMMEA, so long as they are rated in at least the second  highest  rating  category by one of the rating agencies.

                                                See  "Legal  Investment"  in this  prospectus  supplement  and "Legal
                                                Investment Matters" in the prospectus.

ERISA Considerations.......................     Subject  to  the   considerations   described   in  this   prospectus
                                                supplement,  the  Class  I-A-P,  Class  I-A-V,  Class  II-A-P,  Class
                                                II-A-V,  Class III-A-P,  Class  III-A-V,  Class V-A-P and Class V-A-V
                                                Certificates  are expected to be considered  eligible for purchase by persons  investing  assets of employee  benefit  plans or  individual retirement accounts.

                                                See "ERISA  Considerations"  in this  prospectus  supplement  and the prospectus.

                                                Offered Certificates
_____________________________________________________________________________________________________________________
       Class              Certificate       Pass-Through      Rating as of                 Designation
                       Principal Balance
                      After Giving Effect
                      to Distributions on
                       the November 26,
                       2007 Distribution                    (Fitch/Moody's/
                             Date               Rate           S&P)(1)
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-P                 $             85,600.00%         AAA/Aaa/AAA             Senior/Principal Only
_____________________________________________________________________________________________________________________
       I-A-V                 $           0  Variable Rate     AAA/Aaa/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
       II-A-P                $             663,00.00%         AAA/Aaa/AAA             Senior/Principal Only
_____________________________________________________________________________________________________________________
       II-A-V                $           0  Variable Rate     AAA/Aaa/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
      III-A-P                $             2,1720.00%(2)       AAA/NA/AAA             Senior/Principal Only
_____________________________________________________________________________________________________________________
      III-A-V                $           0  Variable Rate      AAA/NA/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
       V-A-P                 $             409,70.00%          AAA/NA/AAA             Senior/Principal Only
_____________________________________________________________________________________________________________________
       V-A-V                 $           0  Variable Rate      AAA/NA/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
Total offered                $   3,331,208
certificates:
_____________________________________________________________________________________________________________________
                                           Non-Offered Certificates(3)
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-1                 $  19,548,270      6.10%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-2                 $           0      6.00%         AAA/Aaa/AAA        Senior/Interest Only/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-3                 $  12,468,444      6.25%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-4                 $ 16,631,249       6.25%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-1                $  39,881,720 Adjustable Rate    AAA/Aaa/AAA                  Senior/Super
                                                                                  Senior/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-2                $           0 Adjustable Rate    AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                                                     Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-3                $  10,956,863 Adjustable Rate    AAA/Aa1/AAA                 Senior/Senior
                                                                                 Support/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-4                $ 128,676,464 Adjustable Rate    AAA/Aaa/AAA                  Senior/Super
                                                                                  Senior/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-5                $           0 Adjustable Rate    AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                                                     Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
      III-A-1                $  60,939,035      6.00%         AAA/Aaa/AAA             Senior/PAC/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-2                $   6,262,000      6.00%         AAA/Aaa/AAA       Senior/Super Senior/PAC/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-3                $  37,833,159      6.00%         AAA/Aaa/AAA       Senior/PAC/TAC/Companion/Accretion
                                                                                       Directed/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-4                $  20,000,000      6.00%         AAA/Aaa/AAA           Senior/Lockout/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-5                $   6,138,090      6.00%         AAA/Aaa/AAA       Senior/PAC/Companion/Accrual/Fixed
                                                                                               Rate
_____________________________________________________________________________________________________________________
      III-A-6                $  72,161,000      6.00%         AAA/Aaa/AAA         Senior/Super Senior/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-7                $  36,655,942                                                 Senior/Super
                                           Adjustable Rate    AAA/Aaa/AAA      Senior/Floater/Companion/Adjustable
                                                                                               Rate
_____________________________________________________________________________________________________________________
      III-A-8                $           0 Adjustable Rate    AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                                                     Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
      III-A-9                $  40,000,000      6.00%         AAA/Aaa/AAA     Senior/Super Senior/Lockout/Fixed Rate
_____________________________________________________________________________________________________________________
      III-A-10               $   3,990,000      6.00%         AAA/Aa1/AAA      Senior/Senior Support/Lockout/Fixed
                                                                                               Rate
_____________________________________________________________________________________________________________________
      III-A-11               $   2,526,000      6.00%         AAA/Aa1/AAA        Senior/Senior Support/Fixed Rate
_____________________________________________________________________________________________________________________
       IV-A-1                $  41,635,006 Adjustable Rate    AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       IV-A-2                $           0 Adjustable Rate    AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                                                     Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       IV-A-3                $   2,973,929      0.00%         AAA/Aaa/AAA             Senior/Principal Only
_____________________________________________________________________________________________________________________
       V-A-1                 $  41,354,699      6.00%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       V-A-2                 $  41,354,699      5.50%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
Total Class A                $ 645,317,781
Certificates:
_____________________________________________________________________________________________________________________
Class R Senior Certificates:
_____________________________________________________________________________________________________________________
        R-I                  $           0      6.25%         AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
        R-II                 $           0      7.00%         AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
       R-III                 $           0      6.00%         AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
    Total senior             $ 645,317,781
   certificates:
_____________________________________________________________________________________________________________________
Class M Certificates:
_____________________________________________________________________________________________________________________
        M-1                  $  23,699,852  Variable Rate       AA/NA/NA             Mezzanine/Variable Rate
_____________________________________________________________________________________________________________________
        M-2                  $   7,775,626  Variable Rate       A/NA/NA              Mezzanine/ Variable Rate
_____________________________________________________________________________________________________________________
        M-3                  $   6,294,540  Variable Rate      BBB/NA/NA             Mezzanine/ Variable Rate
_____________________________________________________________________________________________________________________
Total Class M                $  37,770,019
Certificates:
_____________________________________________________________________________________________________________________
Class B Certificates:
_____________________________________________________________________________________________________________________
        B-1                  $   4,072,961  Variable Rate       BB/NA/NA            Subordinate/ Variable Rate
_____________________________________________________________________________________________________________________
        B-2                  $   3,332,368  Variable Rate       B/NA/NA             Subordinate/ Variable Rate
_____________________________________________________________________________________________________________________
        B-3                  $   2,886,795  Variable Rate       NA/NA/NA            Subordinate/ Variable Rate
_____________________________________________________________________________________________________________________
Total Class B                $  10,292,126
Certificates:
_____________________________________________________________________________________________________________________
Total offered and            $ 693,379,926
non-offered
certificates:
_____________________________________________________________________________________________________________________
(1) See "Ratings" in this prospectus supplement.
(2) The certificate principal balances of the Class A-P Certificates will be reduced by distributions on the December 2007 distribution date.
(3) The information presented for the non-offered certificates is provided solely to assist your understanding of the offered certificates.

Other Information:

     The aggregate  certificate  principal  balance of the offered and non-offered  certificates  shown above may not equal the sum of the  certificate  principal  balances  of those  certificates  as listed above  due to  rounding.  Only  the  offered  certificates  are  offered  for  sale  pursuant  to  this
prospectus   supplement  and  the  prospectus.   The  non-offered  senior   certificates  and  Class  M
Certificates  have  previously  been offered for sale pursuant to a prospectus  supplement  and related prospectus.  The Class B  Certificates  have been sold by the  depositor in a  transaction  exempt from registration under the Securities Act of 1933.

Class I-A-P, Class II-A-P, Class III-A-P and Class V-A-P Certificates:

The Class I-A-P, Class II-A-P, Class III-A-P and Class V-A-P Certificates will be entitled to receive the related discount fraction of the principal portion of the scheduled monthly payments and unscheduled collections on each discount mortgage loan in the related loan group, subject to available funds.  A discount mortgage loan is any mortgage loan with a net mortgage rate less than
6.25% per annum in the case of any group I loan, less than 7.00% per annum in the case of any group II loan and group IV loan, less than 6.00% per annum in the case of any group III loan and less than
5.75% per annum in the case of any group V loan.  The net mortgage rate of any mortgage loan is equal to the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

With respect to each discount mortgage loan, the discount fraction is a fraction, expressed as a percentage, the numerator of which is 6.25% per annum in the case of any group I loan, 7.00% per annum in the case of any group II loan and group IV loan, 6.00% per annum in the case of any group
III loan and 5.75% per annum in the case of any group V loan minus the net mortgage rate for such discount mortgage loan and the denominator of which is 6.25% per annum in the case of any group I loan, 7.00% per annum in the case of any group II loan and group IV loan, 6.00% per annum in the case of any group III loan and 5.75% per annum in the case of any group V loan.

Class I-A-V, Class II-A-V, Class III-A-V and Class V-A-V Certificates:

Variable  Rate:  The  interest  rate  payable  with  respect  to the Class  I-A-V  Certificates  varies according to the  weighted  average of the excess of the mortgage  rate on each  mortgage  loan in loan group I, net of the  applicable  servicing fee rate and  subservicing  fee rate,  over 6.25% per annum.
On each monthly  distribution  date,  holders of Class I-A-V  Certificates  will be entitled to receive interest at a rate equal to the current  weighted  average of the mortgage  rates on the mortgage loans in loan group I minus the  applicable  servicing fee rate,  subservicing  fee rate and 6.25% per annum, provided  that the  interest  rate will not be less than  zero.  Interest  payable  on the Class  I-A-V
Certificates is subject to some reductions as described in this prospectus supplement.

Variable  Rate:  The  interest  rate  payable  with  respect to the Class  II-A-V  Certificates  varies according to the  weighted  average of the excess of the mortgage  rate on each  mortgage  loan in loan group II and loan group IV, net of the applicable  servicing fee rate and  subservicing  fee rate, over
7.00% per annum.  On each  monthly  distribution  date,  holders of Class II-A-V  Certificates  will be entitled to receive  interest at a rate equal to the current  weighted average of the mortgage rates on the  mortgage  loans in loan  group II and loan  group IV,  minus the  applicable  servicing  fee rate, subservicing  fee rate and 7.00%  per  annum,  provided  that the  interest  rate will not be less than zero.  Interest payable on the Class II-A-V  Certificates is subject to some reductions as described in this prospectus supplement.

Variable  Rate:  The  interest  rate  payable with  respect to the Class  III-A-V  Certificates  varies according to the  weighted  average of the excess of the mortgage  rate on each  mortgage  loan in loan group III, net of the applicable  servicing fee rate and  subservicing  fee rate, over 6.00% per annum.
On each monthly  distribution date,  holders of Class III-A-V  Certificates will be entitled to receive interest at a rate equal to the current  weighted  average of the mortgage  rates on the mortgage loans in loan group III minus the applicable  servicing fee rate,  subservicing fee rate and 6.00% per annum, provided  that the  interest  rate will not be less than zero.  Interest  payable on the Class  III-A-V
Certificates is subject to some reductions as described in this prospectus supplement.

Variable  Rate:  The  interest  rate  payable  with  respect  to the Class  V-A-V  Certificates  varies according to the  weighted  average of the excess of the mortgage  rate on each  mortgage  loan in loan group V, net of the  applicable  servicing fee rate and  subservicing  fee rate,  over 5.75% per annum.
On each monthly  distribution  date,  holders of Class V-A-V  Certificates  will be entitled to receive interest at a rate equal to the current  weighted  average of the mortgage  rates on the mortgage loans in loan group V minus the  applicable  servicing fee rate,  subservicing  fee rate and 5.75% per annum, provided  that the  interest  rate will not be less than  zero.  Interest  payable  on the Class  V-A-V
Certificates is subject to some reductions as described in this prospectus supplement.

The  Class  I-A-V,  Class  II-A-V,  Class  III-A-V  and  Class  V-A-V  Certificates  each do not have a certificate  principal  balance.  For the  purpose of  calculating  interest  payments,  interest  will accrue on a notional  amount equal to, in the case of Class I-A-V  Certificates,  the aggregate  stated
principal  balance of the mortgage loans in loan group I, which was equal to approximately  $52,248,380 after giving effect to distributions on the November 26, 2007  distribution  date, in the case of Class
II-A-V  Certificates,  the aggregate  stated  principal  balance of the mortgage loans in loan group II and loan group IV, which was equal to approximately  $242,205,800  after giving effect to distributions on the November 26, 2007 distribution  date, in the case of Class III-A-V  Certificates,  the aggregate stated  principal  balance of the mortgage  loans in loan group III,  which was equal to  approximately
$309,660,451  after giving effect to  distributions on the November 26, 2007  distribution  date and in the case of Class V-A-V  Certificates,  the aggregate stated principal balance of the mortgage loans in loan group V, which was equal to  approximately  $89,265,294  after giving effect to  distributions  on the November 26, 2007 distribution  date, and which will be reduced,  in each case, after giving effect to  distributions  on the December 26, 2007  distribution  date.  The stated  principal  balance of any mortgage  loan as of any date is equal to its  scheduled  principal  balance  as of the  cut-off  date, reduced  by all  principal  payments  received  with  respect  to such  mortgage  loan  that  have been previously  distributed  to  certificateholders  and any losses  realized with respect to such mortgage loan that have been previously  allocated to  certificateholders.  In addition,  if a mortgage loan has been  modified the stated  principal  balance would be increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with such modification.

                                      TRANSFER OF MORTGAGE LOANS

     The diagram below  illustrates  the sequence of transfers of the mortgage  loans that are included in the mortgage pool.  Various  mortgage loan sellers sold the mortgage  loans to  Residential  Funding as  sponsor,  on or prior  to the  issuance  date.  Residential  Funding  sold  the  mortgage  loans to
Residential  Accredit  Loans,  Inc.,  as the  depositor,  on the  issuance  date.  The  depositor  then transferred the mortgage loans to the trustee,  on behalf of the trust that is the issuing entity.  The trustee  accordingly  owns the mortgage loans for the benefit of the holders of the  certificates.  See
"Pooling and Servicing  Agreement - The Trustee" in this  prospectus  supplement and in the prospectus.
For a description of the  affiliations  among various  transaction  parties,  see  "Affiliations  Among
Transaction Parties" in this prospectus supplement.

The Trust

The depositor has established a trust with respect to the Series 2007-QS4  Certificates  under a series supplement,  dated as of March 1, 2007,  to the  standard  terms of pooling  and  servicing  agreement, dated as of  December  1, 2006,  among the  depositor,  the master  servicer  and the  trustee.  On the issuance  date,  the  depositor  deposited  the pool of mortgage  loans  described  in this  prospectus supplement  into the trust which was divided  into five groups  based on  characteristics  described in this prospectus  supplement.  Each certificate  represents a partial  ownership  interest in the trust.
The trust also  includes a yield  maintenance  agreement  provided by The Bank of New York with respect to the Class III-A-7 Certificates.

The Mortgage Pool

The mortgage  loans  deposited  into the trust have the following  characteristics  as of the reference date, after deducting payments due during the month of the reference date:

The mortgage  loans  deposited  into the trust were  divided into five loan groups.  Loan group I, loan group II,  loan  group III and loan  group IV  consist  of fixed  rate  mortgage  loans  with  terms to maturity  of  generally  not more than 30 years.  Loan group V consists  of fixed rate  mortgage  loans with terms to maturity of generally not more than 15 years.

The  group I loans  have the  following  characteristics  as of the  reference  date,  after  deducting payments due during the month of the reference date:

LOAN GROUP I

                      Range        Weighted Average
____________________________________________________
Principal           $27,771 to         $280,109*
balance             $1,492,689
Mortgage rate    5.750% to 8.125%       6.6890%
Remaining
stated term to
maturity
(months)            232 to 352            350

*Indicates average principal balance

The following tables describe certain characteristics of the group I loans included in the trust as of the reference date:

                         Number of               Percent of
                          Group I    Principal   Group I
  Loan Purpose             Loans      Balance      Loans
______________________________________________________________
  Purchase............       83      $20,763,069      39.43%
  Rate/Term Refinance.       48      12,067,439       22.92
  Equity Refinance....       57      19,830,027       37.66
    Total.............      188      $52,660,535     100.00%

                      Number of                Percent of
                      Group I     Principal     Group I
 Loan Documentation     Loans       Balance       Loans
______________________________________________________________
Full/Alternate
Documentation.......       49     $13,967,079       26.52%
Reduced
Documentation.......       68      20,085,304       38.14
No Stated Income....       33      10,810,644       20.53
No Income/No Asset
Verification........       38       7,797,508       14.81

  Total.............      188     $52,660,535      100.00%

                   Number of
                     Group I     Principal    Percent of
Occupancy             Loans       Balance    Group I Loans
_____________________________________________________________
Primary Residence.     145      $42,098,744       79.94%
Second/Vacation...       9       3,020,474         5.74
Non Owner-occupied      34       7,541,316        14.32

Total.............     188      $52,660,535      100.00%

The group II loans  have the  following  characteristics  as of the  reference  date,  after  deducting payments due during the month of the reference date:

LOAN GROUP II

                      Range        Weighted Average
______________________________________________________
Principal           $53,668 to         $184,098*
balance              $635,000
Mortgage rate    7.000% to 8.375%       7.5296%
Remaining
stated term to
maturity
(months)            232 to 352            351

*Indicates average principal balance

The following tables describe certain characteristics of the group II loans included in the trust as of the reference date:

                         Number of               Percent of
                         Group II    Principal   Group II
  Loan Purpose             Loans      Balance      Loans
____________________________________________________________
  Purchase............      516      $90,121,925    46.40%
  Rate/Term Refinance.      229      44,241,544     22.78
  Equity Refinance....      310      59,859,796     30.82

    Total.............    1,055      $194,223,264  100.00%

                       Number of                 Percent of
                       Group II     Principal     Group II
  Loan Documentation     Loans       Balance        Loans
_____________________________________________________________
  Full/Alternate
  Documentation......     245       $36,888,186      18.99%
  Reduced                 458        89,727,561      46.20
  Documentation......
  No Stated Income...     172        34,824,269      17.93
  No Income/No Asset
  Verification.......     180        32,783,248      16.88
    Total............   1,055      $194,223,264     100.00%

                    Number of                 Percent of
                     Group II    Principal     Group II
Occupancy             Loans       Balance        Loans
__________________________________________________________
Primary Residence.         698  $136,317,431      70.19%
Second/Vacation...          26     6,048,032       3.11
Non Owner-occupied         331    51,857,801      26.70

Total.............        1,055 $194,223,264      100.00%

The group III loans have the  following  characteristics  as of the  reference  date,  after  deducting payments due during the month of the reference date:

LOAN GROUP III

                      Range        Weighted Average
_____________________________________________________
Principal           $49,704 to         $279,246*
balance             $1,768,000
Mortgage rate    5.625% to 9.125%       6.6511%
Remaining
stated term to
maturity
(months)            232 to 352            351

*Indicates average principal balance

The following tables describe certain characteristics of the group III loans included in the trust as of the reference date:

                         Number of               Percent of
                         Group III   Principal   Group III
  Loan Purpose             Loans      Balance      Loans
_______________________________________________________________
  Purchase............      497      $123,518,721     39.92%
  Rate/Term Refinance.      269      74,747,335       24.16
  Equity Refinance....      342      111,138,396      35.92

    Total.............    1,108      $309,404,452     100.00%

                       Number of                 Percent of
                       Group III    Principal    Group III
  Loan Documentation     Loans       Balance        Loans
_____________________________________________________________
  Full/Alternate
  Documentation......       329    $72,257,774       23.35%
  Reduced
  Documentation......       441    140,037,089       45.26
  No Stated Income...       177    57,858,889        18.70
  No Income/No Asset
  Verification.......       161    39,250,700        12.69

    Total............     1,108    $309,404,452     100.00%

                    Number of                 Percent of
                    Group III    Principal    Group III
Occupancy             Loans       Balance        Loans
__________________________________________________________
Primary Residence.       839    $251,252,136      81.21%
Second/Vacation...        32    13,499,922         4.36
Non Owner-occupied       237    44,652,394        14.43

Total.............     1,108    $309,404,452     100.00%

The mortgage loans in loan group IV have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

GROUP IV LOANS

                      Range        Weighted Average
______________________________________________________
Principal           $27,826 to         $202,592*
balance              $949,962
Mortgage rate    7.000% to 8.125%       7.4591%
Remaining
stated term to
maturity
(months)            231 to 352            351

*Indicates average principal balance

The following tables describe certain characteristics of the group IV loans included in the trust as of the reference date:

                         Number of               Percent of
                         Group IV    Principal   Group IV
  Loan Purpose             Loans      Balance      Loans
_______________________________________________________________
  Purchase............       94      $15,522,993      31.93%
  Rate/Term Refinance.       69      13,599,122       27.97
  Equity Refinance....       77      19,500,036       40.11

    Total.............      240      $48,622,151     100.00%

                       Number of                 Percent of
                       Group IV     Principal     Group IV
  Loan Documentation     Loans       Balance        Loans
______________________________________________________________
  Full/Alternate
  Documentation......        49    $  8,036,474      16.53%
  Reduced                   123    25,039,026        51.50
  Documentation......
  No Stated Income...        33     8,391,958        17.26
  No Income/No Asset
  Verification.......        35     7,154,694        14.71

    Total............       240    $48,622,151      100.00%

                    Number of                 Percent of
                     Group IV    Principal     Group IV
Occupancy             Loans       Balance        Loans
_________________________________________________________
Primary Residence.       127    $35,065,098      72.12%
Second/Vacation...         7     2,025,411        4.17
Non Owner-occupied       106    11,531,642       23.72

Total.............       240    $48,622,151     100.00%

The mortgage loans in loan group V have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

GROUP V LOANS

                      Range        Weighted Average
_____________________________________________________
Principal           $11,245 to         $204,936*
balance             $1,637,345
Mortgage rate    5.625% to 8.000%       6.4621%
Remaining
stated term to
maturity
(months)            106 to 173            167

*Indicates average principal balance

The following tables describe certain characteristics of the group V loans included in the trust as of the reference date:

                         Number of               Percent of
                          Group V    Principal   Group V
  Loan Purpose             Loans      Balance      Loans
______________________________________________________________
  Purchase............       79      $18,243,340     20.37%
  Rate/Term Refinance.      112      19,539,785      21.82
  Equity Refinance....      246      51,773,939      57.81

    Total.............      437      $89,557,065    100.00%

                       Number of                 Percent of
                       Group V      Principal     Group V
  Loan Documentation     Loans       Balance        Loans
_____________________________________________________________
  Full/Alternate
  Documentation......       85     $15,489,261       17.30%
  Reduced
  Documentation......      188     51,408,316        57.40
  No Stated Income...       47      7,319,198         8.17
  No Income/No Asset
  Verification.......      117     15,340,289        17.13

    Total............      437     $89,557,065      100.00%

                    Number of
                     Group V     Principal    Percent of
Occupancy             Loans       Balance    Group V Loans
_____________________________________________________________
Primary Residence.     309       $69,228,043     77.30%
Second/Vacation...      22         6,741,228      7.53
Non Owner-occupied     106        13,587,793     15.17

Total.............     437       $89,557,065    100.00%

The combined mortgage loans have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

ALL MORTGAGE LOANS

                      Range        Weighted Average
_____________________________________________________
Principal           $11,245 to         $229,349*
balance             $1,768,000
Mortgage rate    5.625% to 9.125%       6.9319%
Remaining
stated term to
maturity
(months)            106 to 352            327

*Indicates average principal balance

The following tables describe certain characteristics of the combined mortgage loans included in the trust as of the reference date:

                         Number of               Percent of
                         Mortgage    Principal   Mortgage
  Loan Purpose             Loans      Balance      Loans
____________________________________________________________
  Purchase............    1,269        $268,170,048 38.62%
  Rate/Term Refinance.      727         164,195,224 23.64
  Equity Refinance....    1,032         262,102,194 37.74

    Total.............    3,028      $694,467,467  100.00%

                       Number of                 Percent of
                       Mortgage     Principal     Mortgage
  Loan Documentation     Loans       Balance        Loans
____________________________________________________________
  Full/Alternate
  Documentation......       757    $146,638,774    21.12%
  Reduced
  Documentation......     1,278     326,297,296    46.99
  No Stated Income...       462     119,204,958    17.16
  No Income/No Asset
  Verification.......       531     102,326,439    14.73

    Total............     3,028    $694,467,467   100.00%

                    Number of                 Percent of
                     Mortgage    Principal     Mortgage
Occupancy             Loans       Balance        Loans
__________________________________________________________
Primary Residence.      2,118     $533,961,454   76.89%
Second/Vacation...         96       31,335,068    4.51
Non Owner-occupied        814      129,170,946   18.60

Total.............      3,028   $694,467,467    100.00%

The properties securing the mortgage loans include  single-family  detached  properties,  properties in planned unit developments, two-to-four family units, condominiums, townhouses and cooperative units.

Generally,  the mortgage loans were  originated  using less stringent  underwriting  standards than the underwriting  standards  applied by certain other first lien mortgage loan purchase  programs,  such as those  of  Fannie  Mae,  Freddie  Mac  or  the  depositor's  affiliate,  Residential  Funding  Mortgage
Securities I, Inc.

The  securities  described  on the table on pages S-9 and S-10 are the only  securities  backed by this mortgage pool that were issued.

For additional  information  regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential  Funding will master service the mortgage  loans,  as more fully  described  under "Pooling and Servicing Agreement" in this prospectus supplement.

The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage loan prior to payments to  certificateholders.  The servicing  fees relating to each mortgage loan will be at least 0.28% per annum and not more than 1.68% per annum of the outstanding  principal  balance of that mortgage loan,  with a weighted  average  servicing fee of  approximately  0.3230% per annum as of the reference date. The servicing fees consist of  (a) servicing  fees payable to the master  servicer, which are  payable  with  respect to each  mortgage  loan at a minimum  rate of 0.03% per annum and not more than 0.08% per annum,  depending on the type of mortgage  loan, (b)  subservicing  fees payable to the  subservicers,  and such  compensation  paid to the master  servicer  as the direct  servicer  of a mortgage loan for which there is no  subservicer,  which are payable with respect to each mortgage loan at a minimum  rate of 0.25% per annum,  and other  related  compensation  payable to the  subservicers, including any charges due to prepayments on the related  mortgage  loans and (c)  lender-paid  mortgage insurance  premiums with respect to  approximately  0.1% of the mortgage loans by principal  balance as of the reference date, which are paid by the related subservicer to the insurers.

Repurchases or Substitutions of Mortgage Loans

If Residential  Funding cannot cure a breach of any  representation or warranty made by it and assigned to the  trustee for the benefit of the  certificateholders  relating to a mortgage  loan within 90 days after  notice  from the  trustee or  servicer,  and the breach  materially  and  adversely  affects the interests of the  certificateholders  in the mortgage  loan,  Residential  Funding will be obligated to purchase the mortgage  loan at a price equal to its  principal  balance as of the date of purchase plus accrued and unpaid interest to the first day of the month  following the month of repurchase,  less the amount payable in respect of servicing compensation.

Likewise,  as described  under  "Description  of the  Certificates—Review  of Mortgage Loan or Contract
Documents" in the  prospectus,  if  Residential  Funding cannot cure certain  documentary  defects with respect to a mortgage loan,  Residential  Funding will be required to repurchase  the related  mortgage loan.

In addition,  Residential  Funding may substitute a new mortgage loan for a deleted  mortgage loan that is removed  from the trust  within  two years  after the  issuance  date if it  delivers  an opinion of counsel with respect to certain tax matters.  Any substitute  mortgage loan will be required to satisfy certain  conditions  regarding  its  outstanding  principal  balance,  mortgage  rate,  LTV  ratio  and
remaining  term  to  maturity,   as  described  more  fully  under  "The  Trusts  -  Limited  Right  of
Substitution"  in the  prospectus.  See also "The  Trusts—Repurchases  of Mortgage  Collateral"  in the
prospectus.

Distributions on the Certificates

Amount available for monthly distribution.
On each  monthly  distribution  date,  the trustee  will make  distributions  to  investors.  The Class
I-A-1,  Class I-A-2,  Class I-A-3,  Class I-A-4,  Class I-A-P,  Class I-A-V and Class R-I  Certificates
will receive payments primarily from the group I loans, the Class II-A-1,  Class II-A-2,  Class II-A-3,
Class  II-A-4,  Class  II-A-5,  Class  II-A-P,  Class II-A-V and Class R-II  Certificates  will receive payments  primarily  from the group II loans (and,  in the case of the Class  II-A-P  Certificates  and
Class II-A-V Certificates,  from the group IV loans), the Class III-A-1,  Class III-A-2, Class III-A-3,
Class  III-A-4,  Class III-A-5,  Class III-A-6,  Class  III-A-7,  Class III-A-8,  Class III-A-9,  Class
III-A-10,  Class  III-A-11,  Class  III-A-P,  Class III-A-V and Class R-III  Certificates  will receive payments  primarily  from the  group III  loans,  the  Class  IV-A-1,  Class  IV-A-2  and Class  IV-A-3
Certificates  will  receive  payments  primarily  from the group IV loans and the  Class  V-A-1,  Class
V-A-2,  Class V-A-P and Class V-A-V  Certificates  will  receive  payments  primarily  from the group V loans.  The Class M Certificates  represent  rights to receive payments from all of the mortgage loans.
The amount available for distribution will include:

o    collections  of  monthly  payments  on  the  mortgage  loans,   including  prepayments  and  other
     unscheduled collections plus

o    advances for delinquent payments that are deemed recoverable by the master servicer minus

o    the fees and expenses of the  subservicers and the master servicer,  including  reimbursement  for advances.

The aggregate amount of monthly  distributions  will be determined  separately with respect to the five loan groups.

Priority  of  distributions.   Distributions  on  each  class  of  senior   certificates  and  Class  M
Certificates  will be made from  available  amounts  from the  related  loan group or loan  groups,  as applicable, for that class of certificates as described in this prospectus supplement as follows:

     Interest  distributions.  The  amount  of  interest  accrued  on each  class  of  interest-bearing certificates on each distribution date will equal:

     o   the pass-through rate for that class of certificates multiplied by

     o   the certificate  principal  balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

     o   1/12th minus

     o   the share of some types of interest  shortfalls  allocated to that class,  such as  prepayment
         interest   shortfalls,   the  interest  portion  of  realized  losses  not  allocated  through subordination  and the  interest  portion of any advances  made with respect to  delinquencies that were  ultimately  determined to be hazard  losses,  fraud losses or bankruptcy  losses in excess  of  specified  amounts  or  extraordinary  losses,  as  described  more  fully  in the definition of "Accrued  Certificate  Interest" in "Description of the  Certificates - Glossary
         of Terms" in this prospectus supplement.

The Class A-P Certificates will not receive any distributions of interest.

See "Description of the Certificates—Interest Distributions" in this prospectus supplement.

Allocations of principal.  Principal  distributions on the certificates made from principal payments on the mortgage loans in the  corresponding  loan group or loan groups will be allocated among the various classes of certificates  as described in this prospectus  supplement.  Until the  distribution  date in
April 2012,  all  principal  prepayments  on the mortgage  loans from a loan group will be  distributed among the related senior  certificates,  other than the Class I-A-2, Class II-A-2,  Class II-A-5, Class
III-A-8,  Class  IV-A-2,  Class  I-A-V,  Class  II-A-V,  Class  III-A-V and Class  V-A-V  Certificates,
together,  the Interest  Only  Certificates,  unless those  senior  certificates  entitled to principal distributions,  other than the Class I-A-P, Class II-A-P,  Class III-A-P and Class V-A-P  Certificates,
are no  longer  outstanding.  In  addition,  until  the  distribution  date in April  2012,  the  Class
III-A-4,  Class  III-A-9 and Class  III-A-10  Certificates  are not  expected to receive any  principal payments  and on or after the  distribution  date in April  2012 but before  the  distribution  date in
April 2016, the Class III-A-4,  Class III-A-9 and Class III-A-10  Certificates will receive less than a pro  rata  share of  principal  payments  on the  related  mortgage  loans,  unless  the  other  senior certificates  entitled to  principal  distributions  from the related  mortgage  loans,  other than the
Class  III-A-P  Certificates,  or the  Class M  Certificates  and Class B  Certificates,  are no longer outstanding.  Not all  outstanding  senior  certificates  will receive  principal on each  distribution date.  The  Class  I-A-P  Certificates  receive  only a portion  of the  principal  received  from each mortgage  loan in loan  group I that has a net  mortgage  rate of less than  6.25%,  the  Class  II-A-P
Certificates  receive only a portion of the  principal  received  from each mortgage loan in loan group
II and loan group IV that has a net mortgage rate of less than 7.00%,  the Class  III-A-P  Certificates receive only a portion of the  principal  received from each mortgage loan in loan group III that has a net mortgage rate of less than 6.00%,  and the Class V-A-P  Certificates  receive only a portion of the principal  received  from each  mortgage loan in loan group V that has a net mortgage rate of less than
5.75%. The Class I-A-2, Class II-A-2,  Class II-A-5,  Class III-A-8,  Class IV-A-2,  Class I-A-V, Class
II-A-V,  Class  III-A-V  and Class  V-A-V  Certificates  are not  entitled  to  receive  any  principal distributions.

See  "Description  of the  Certificates—Principal  Distributions  on the Senior  Certificates"  in this prospectus supplement.

Credit Enhancement

Allocation of losses.  Except for the four exceptions  described  below,  the Class M Certificates  and
Class B  Certificates  will act as  credit  enhancement  for the  senior  certificates.  Losses  on the mortgage  loans  will be  allocated  in full to the first  class of  certificates  listed  below with a certificate principal balance greater than zero:

     o   Class B-3

     o   Class B-2

     o   Class B-1

     o   Class M-3

     o   Class M-2

     o   Class M-1

When this  occurs,  the  certificate  principal  balance of the class to which the loss is allocated is reduced,  without  a  corresponding  payment  of  principal.  If the  aggregate  certificate  principal balance  of the  Class M  Certificates  and B  Certificates  has been  reduced  to zero,  losses on the mortgage loans will be allocated  proportionately  among the senior  certificates,  in accordance  with their  respective  remaining  certificate  principal  balances  or  accrued  interest,  subject  to the exceptions described below, but only with respect to losses in the related mortgage loan group.

In  addition,  most losses  otherwise  allocable  to the Class  II-A-1  Certificates  and Class  II-A-4
Certificates  will  be  allocated  to the  Class  II-A-3  Certificates  as  long  as the  Class  II-A-3
Certificates  remain  outstanding,  most losses otherwise  allocable to the Class III-A-6  Certificates will be  allocated  to the  Class  III-A-11  Certificates  as long as the Class  III-A-11  Certificates remain outstanding,  and some losses otherwise allocable to the Class III-A-2,  Class III-A-7 and Class
III-A-9  Certificates  will be  allocated  to the  Class  III-A-10  Certificates  as long as the  Class
III-A-10 Certificates remain outstanding, as described in this prospectus supplement.

Not all losses will be allocated  in the  priority  described  above.  Losses due to natural  disasters such as floods and  earthquakes,  fraud in the  origination  of a mortgage loan, or some losses related to the  bankruptcy of a mortgagor  will be allocated as described  above only up to specified  amounts.
Losses of these types in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all  outstanding  classes of certificates of the related loan group  except for the related  Class A-P  Certificates,  as  described  below.  Therefore,  the Class M
Certificates  and Class B Certificates  do not act as credit  enhancement  for the senior  certificates for these types of losses.

Special  loss  allocation  for Class A-P  Certificates.  Whenever  losses are  allocated to the related senior certificates,  the Class I-A-P, Class II-A-P, Class III-A-P or Class V-A-P Certificates,  as the
case may be, will share in the loss only if the mortgage  loan had a net mortgage  rate less than 6.25%
per  annum in the case of a group I loan,  7.00%  per  annum in the case of a group II loan or group IV loan,  6.00%  per  annum in the case of a group  III loan and  5.75% per annum in the case of a group V loan,  respectively.  In that case,  the Class  I-A-P,  Class  II-A-P,  Class  III-A-P  or Class  V-A-P
Certificates,  as the case may be, will bear a share of the loss equal to their percentage  interest in the principal of that mortgage loan.

See  "Description  of  the  Certificates—Allocation  of  Losses;   Subordination"  in  this  prospectus
supplement.

Priority of distributions.  All principal  prepayments and other  unscheduled  payments of principal on the mortgage  loans in a loan group will be allocated to the related senior  certificates  as described in this  prospectus  supplement  during the first five years after the  issuance  date,  subject to the exceptions  described in this prospectus  supplement.  This provides  additional credit enhancement for the senior  certificates by reserving a greater portion of the  certificate  principal  balances of the
Class M  Certificates  and Class B  Certificates  for  absorption  of losses,  thereby  decreasing  the likelihood of losses being allocated to the senior certificates.

Yield Maintenance Agreement

The holders of the Class III-A-7  Certificates  may benefit from a series of interest rate cap payments from The Bank of New York  pursuant to a yield  maintenance  agreement as described in this  prospectus supplement.

The holders of the Class I-A-P, Class II-A-P,  Class III-A-P,  Class V-A-P  Certificates,  Class I-A-V,
Class II-A-V,  Class III-A-V and Class V-A-V  Certificates will not receive any payments made under the yield maintenance agreement.

Advances

For any month, if the master  servicer does not receive the full scheduled  payment on a mortgage loan, the master  servicer  will  advance  funds to cover the amount of the  scheduled  payment  that was not made.  However,  the master  servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in this prospectus supplement.

Optional Termination

On any distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their aggregate stated principal balance,  as of the cut-off date, the master servicer may, but will not be required to:

o    purchase from the trust all of the remaining  mortgage loans,  causing an early  retirement of the certificates; or

o    purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the  outstanding  certificate  principal  balance of those  certificates  in full with  accrued interest as described in this  prospectus  supplement.  The holders of the Class I-A-V,  Class  II-A-V,
Class III-A-V and Class V-A-V  Certificates  will be entitled to receive accrued  certificate  interest on the notional amount of the Class I-A-V,  Class II-A-V,  Class III-A-V and Class V-A-V  Certificates,
respectively,   for  the  immediately   preceding  interest  accrual  period  at  the   then-applicable
pass-through rate and any previously unpaid accrued certificate interest.

See "Pooling and Servicing  Agreement—Termination"  in this prospectus  supplement and "The Pooling and
Servicing Agreement—Termination; Retirement of Certificates" in the prospectus.

Ratings

The offered  certificates  have  received  the  ratings  which are listed in the table on pages S-9 and
S-10 of this  prospectus  supplement.  The ratings on the offered  certificates  address the likelihood that holders of the offered  certificates  will receive all  distributions  on the underlying  mortgage loans to which they are  entitled.  A security  rating is not a  recommendation  to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning  rating agency.  The ratings also do not address the rate of principal  prepayments  on the  mortgage  loans.  For  example,  the rate of prepayments,  if different than originally  anticipated,  could adversely affect the yields realized by holders of the offered  certificates or cause holders of the Class I-A-V,  Class II-A-V,  Class III-A-V and Class V-A-V  Certificates to fail to fully recover their initial  investments.  The ratings also do not address the  likelihood  that the payments  will be received from the yield  maintenance  agreement provider.

See "Ratings" in this prospectus supplement.

Legal Investment

The Class I-A-P, Class II-A-P,  Class III-A-P,  Class V-A-P,  Class I-A-V, Class II-A-V,  Class III-A-V
and Class V-A-V  Certificates will be "mortgage  related  securities" for purposes of SMMEA, so long as they are rated in at least the  second  highest  rating  category  by one of the rating  agencies.  You should consult your legal advisors in determining  whether and to what extent the offered  certificates constitute legal investments for you.

See "Legal Investment" in this prospectus  supplement and "Legal Investment  Matters" in the prospectus for important  information  concerning possible  restrictions on ownership of the offered  certificates by regulated institutions.

ERISA Considerations

Subject to the considerations  described in "ERISA Considerations" in this prospectus  supplement,  the
Class I-A-P, Class II-A-P,  Class III-A-P,  Class V-A-P,  Class I-A-V, Class II-A-V,  Class III-A-V and
Class V-A-V  Certificates  are expected to be  considered  eligible  for purchase by persons  investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal  income tax  purposes,  the  depositor  elected to treat the trust,  exclusive of the yield maintenance  agreement,  as three real estate mortgage investment  conduits.  The offered  certificates represent  ownership of regular  interests in the related real estate mortgage  investment  conduit and generally  will be treated as  representing  ownership  of debt for federal  income tax  purposes.  You will be  required  to include  in income all  interest  and  original  issue  discount  on the  offered certificates  in accordance  with the accrual method of accounting  regardless of your usual methods of accounting.

For further  information  regarding  the federal  income tax  consequences  of investing in the offered certificates see "Material  Federal Income Tax  Consequences" in this prospectus  supplement and in the prospectus.

                                             RISK FACTORS

     The offered  certificates  are not suitable  investments  for all investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the  prepayment,  credit, liquidity and market risks associated with that class.

     The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the  expertise  necessary to evaluate the  information  contained in this prospectus  supplement and the prospectus in the context of your financial  situation and tolerance for risk.

     You should  carefully  consider the following risk factors in connection  with the purchase of the offered certificates:

Risk of Loss

Underwriting standards may affect    Generally,  the mortgage loans have been originated using underwriting standards risk of loss on the mortgage loans.  that are less  stringent  than the  underwriting  standards  applied  by certain other first lien mortgage loan purchase  programs,  such as those of Fannie Mae,
                                     Freddie  Mac  or  the  depositor's   affiliate,   Residential  Funding  Mortgage
                                     Securities I, Inc.   Applying  less  stringent  underwriting  standards  creates additional  risks  that  losses  on the  mortgage  loans  will be  allocated  to certificateholders.

                                     Examples include the following:

                                     o        mortgage  loans  secured  by  non-owner  occupied   properties,   which
                                          constitute  approximately  18.6% of the mortgage pool by principal  balance as of the  reference  date,  may present a greater  risk that the  borrower will stop making  monthly  payments if the borrower's  financial  condition deteriorates; and

                                     o        mortgage loans with  loan-to-value  ratios greater than 80% (i.e.,  the amount  of the loan at  origination  is more  than 80% of the  value of the mortgaged  property),  which constitute  approximately 6.2% of the mortgage pool by principal  balance as of the reference  date, may increase the risk that the value of the mortgaged  property will not be sufficient to satisfy the mortgage loan upon foreclosure.

                                     Some of the  mortgage  loans with  loan-to-value  ratios over 80% are insured by
                                     primary   mortgage   insurance  to  the  extent  described  in  this  prospectus supplement.  However,  if the  insurer  is unable to pay a claim,  the amount of loss incurred on those mortgage loans may be increased.

                                     In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.

                                     See "The  Trusts—Underwriting  Policies" and "Certain  Legal Aspects of Mortgage
                                     Loans and Contracts" in the prospectus.

The return on your certificates      Losses  on the  mortgage  loans  may  occur  due to a wide  variety  of  causes,
may be affected by losses on the     including  a  decline  in  real  estate  values,  and  adverse  changes  in  the
mortgage loans, which could occur    borrower's  financial  condition.  A decline in real  estate  values or economic
due to a variety of causes.          conditions  nationally  or in the regions  where the  mortgaged  properties  are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates      One  risk  of  investing  in  mortgage-backed   securities  is  created  by  any
may be particularly sensitive to     concentration  of the  related  properties  in one or more  geographic  regions.
changes in real estate markets in    Approximately  21.2%,  12.6% and 11.1% of the reference date principal  balances
specific regions.                    of  the  group  I  loans  are  located  in  California,  Florida  and  Virginia, respectively.  Approximately  13.4% and 13.0% of the  reference  date  principal balances of the group II loans are  located in Florida and Texas,  respectively.
                                     Approximately  21.4% and 13.6% of the reference date  principal  balances of the
                                     group  III  loans  are  located  in   California   and  Florida,   respectively.
                                     Approximately  11.8% of the reference  date  principal  balances of the group IV loans are located in  Florida.  Approximately  17.3% and 14.6% of the  reference date  principal  balances  of the group V loans are  located in  California  and
                                     Florida,  respectively.  Approximately  14.4%  and 13.5% of the  reference  date principal  balances of all of the mortgage  loans are located in California  and
                                     Florida,  respectively.  If the regional  economy or housing  market  weakens in
                                     California,  Florida,  Texas  or  Virginia  or in  any  other  region  having  a significant  concentration  of properties  underlying  the mortgage  loans,  the
                                     mortgage  loans  in  that  region  may   experience   high  rates  of  loss  and
                                     delinquency,  resulting  in losses to  certificateholders.  A region's  economic condition  and  housing  market may also be  adversely  affected by a variety of events, including natural disasters such as earthquakes,  hurricanes, tornadoes, floods and eruptions,  civil  disturbances  such as riots,  disruptions  such as ongoing  power  outages,  or  terrorist  actions  or acts of war.  The  economic impact  of any of  those  events  may also be felt in areas  beyond  the  region immediately affected by the disaster or disturbance.  The properties  underlying the mortgage  loans may be  concentrated  in these regions.  This  concentration may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                     A  number  of  wildfires,  which  recently  struck  various  parts  of  southern
                                     California,  may have adversely  affected many mortgaged  properties  located in those areas.  Residential  Funding and the depositor  will have no obligation to repurchase  any  mortgage  loan  secured by a mortgaged  property  that  becomes subject to any material damage by waste, fire, earthquake,  windstorm,  flood or other  casualty  after  the  closing  date.  We do not know  how many  mortgaged properties have been or may be affected by these wildfires.

                                     See "Description of the Mortgage  Pool—Mortgage  Pool  Characteristics"  in this prospectus supplement.

Recent developments in the           Recently,  the residential  mortgage market in the United States has experienced
residential mortgage market may      a variety of  difficulties  and changed  economic  conditions that may adversely
adversely affect the return on       affect the yield on your  certificates.  Delinquencies  and losses with  respect
your certificates.                   to  residential  mortgage loans  generally have increased in recent months,  and may continue to increase.  In addition,  in recent months housing prices in many states  have  declined  or  stopped  appreciating,  after  extended  periods  of significant  appreciation.  A  continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies  and losses on residential mortgage loans generally,  particularly with respect to second homes and investor  properties  and with  respect to any  residential  mortgage  loans whose aggregate loan amounts  (including any subordinate  liens) are close to or greater  than the  related  property  values.  As a result  of these  and  other factors,  the  value of some  mortgage-backed  securities  has  been  negatively impacted.

                                     A decline in housing prices may also leave  borrowers with  insufficient  equity in their homes to permit them to refinance;  in addition,  many  mortgage  loans have  prepayment  premiums  that inhibit  refinancing.  Borrowers  who intend to sell their homes may find that they cannot sell their  properties  for an amount equal to or greater  than the unpaid  principal  balance of their  loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                     As a result  of these and other  factors,  the  rating  agencies  have  recently downgraded  or put on downgrade  watch a significant  number of  mortgage-backed securities  (particularly  mortgage-backed  securities  backed by  subprime  and
                                     Alt-A mortgage loans originated in 2005 and 2006).

                                     In addition,  various federal, state and local regulatory authorities have taken or proposed  actions  that could hinder the ability of the servicer to foreclose promptly on defaulted  mortgage  loans.  Any such actions may  adversely  affect the performance of the loans and the yield on and value of the certificates.

                                     You should  consider  that the general  market  conditions  discussed  above may affect the performance of the mortgage loans and may adversely  affect the yield on, or market value of, your certificates.

The return on your certificates      The  only  credit   enhancement  for  the  offered   certificates  will  be  the
will be reduced if losses exceed     subordination  provided by the Class M  Certificates  and Class B  Certificates.
the credit enhancement available     You should also be aware that the credit enhancement  provided for some types of
to your certificates.                losses is limited.

                                     See     "Summary—Credit     Enhancement"     and     "Description     of     the
                                     Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

The value of your certificates may   If the performance of the mortgage loans is substantially  worse than assumed by
be reduced if losses are higher      the  rating  agencies,  the  ratings  of any  class of the  certificates  may be
than expected.                       lowered  in  the  future.   This  would  probably  reduce  the  value  of  those
                                     certificates.  None of the  depositor,  the master  servicer or any other entity will have any  obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing in    If the  master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer       servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may  be
default may increase the risk of     transferred to the trustee or an alternate master  servicer,  as described under
payment application errors.          "The  Pooling  and  Servicing  Agreement  - Rights Upon Event of Default" in the
                                     prospectus.  In the event of such a transfer  of master  servicing  there may be an  increased  risk  of  errors  in  applying  payments  from  borrowers  or  in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an   As of the reference date,  approximately  49.9% of the group I loans require the
initial interest only period,        related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not
which may increase the risk of       principal,  for the first 10 years following the date of origination.  As of the
loss and delinquency on these        reference date,  approximately  0.1% and 39.1% of the group II loans require the
mortgage loans.                      related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not principal, for the first 5 years and 10 years, respectively,  following the date of origination.  As of the reference date,  approximately  50.1% and 0.2% of the group III loans  require  the  related  borrowers  to make  monthly  payments of accrued  interest,  but not  principal,  for the  first 10 years  and 15  years, respectively,  following  the date of  origination.  As of the  reference  date, approximately  0.7%  and  42.4%  of the  group  IV  loans  require  the  related borrowers to make monthly payments of accrued interest,  but not principal,  for
                                     the  first  5  years  and  10  years,   respectively,   following  the  date  of
                                     origination.  As of the reference date,  approximately  0.1%,  40.0% and 0.1% of all of the  mortgage  loans  require  the  related  borrowers  to  make  monthly payments  of accrued  interest,  but not  principal,  for the first 5 years,  10 years and 15 years,  respectively,  following  the date of  origination.  During this  period,  the  payment  made by the related  borrower  will be less than it would be if the mortgage loan amortized.  In addition, the mortgage loan balance will not be  reduced by the  principal  portion of  scheduled  monthly  payments during this  period.  As a result,  no  principal  payments  will be made to the certificates  from  mortgage  loans of this nature  during their  interest  only period except in the case of a prepayment.

                                     After the initial interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and the borrower is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these  mortgage  loans.  Although the amount of  principal  included in
                                     each  scheduled  monthly  payment  for  a  traditional   mortgage  loan  can  be
                                     relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                     Mortgage  loans with an initial  interest only period are  relatively new in the
                                     mortgage   marketplace.   The   performance  of  these  mortgage  loans  may  be
                                     significantly   different   than  mortgage   loans  that  fully   amortize.   In
                                     particular,  there may be a higher expectation by these borrowers of refinancing their  mortgage  loans  with a new  mortgage  loan,  in  particular  one with an initial  interest  only period,  which may result in higher or lower  prepayment speeds  than would  otherwise  be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor  may affect the delinquency and prepayment experience of these mortgage loans.

Reduced documentation programs may   Approximately  73.5%, 81.0%, 76.6%, 83.5%, 82.7% and 78.9% of the group I loans,
increase your risk of loss.          group II loans,  group III loans,  group IV loans, group V loans and all of that mortgage  loans,  respectively,  by principal  balance as of the reference  date were made to borrowers  whose income is not  verified,  including  borrowers who may not be  required  to state  their  income.  With  respect to these  mortgage loans the  borrowers  may not be required to provide any  information  regarding their income and there may be no  verification  of their income or assets.  Such mortgage loans increase the risk that borrowers may not have  sufficient  income or assets or may have overstated  their income and assets and, as a consequence, may be  unable  to  make  their  monthly  mortgage  loan  payments.  You  should consider the risk that mortgage  loans  originated  under reduced  documentation programs may be subject to increased delinquencies and defaults.

Risks Relating to Primary Mortgage
Insurers

You may incur losses if a primary    Approximately  1.5%, 10.1%, 5.3%, 6.6%, 3.1% and 6.2% of the aggregate principal
mortgage insurer fails to make       balance of the group I loans,  group II loans,  group III loans, group IV loans,
payments under a primary mortgage    group V loans and all of the mortgage loans,  respectively,  as of the reference
insurance policy.                    date have an LTV ratio at  origination  in  excess of 80% and are  insured  by a primary  mortgage  insurance  policy.  If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged  property were not sufficient to satisfy the mortgage  loan,  payments  under the primary  mortgage  insurance policy would be required to avoid any losses,  or to reduce the losses,  on such a  mortgage  loan.  If the  insurer  is unable or  refuses  to pay a claim,  the amount of such losses would be allocated to holders of the related  certificates as  realized  losses.  Substantially  all  of  the  primary  mortgage  insurance
                                     policies  were  issued  by  Mortgage  Guaranty  Insurance   Corporation,   Triad
                                     Guaranty,  Republic  Mortgage Ins. N.C., United Guaranty  Residential  Insurance
                                     Company,  PMI Mortgage Insurance Company,  Cuna Mutual Group,  Genworth Mortgage
                                     Insurance Company or Radian Guaranty Inc.
Limited Obligations

Payments on the mortgage loans are   The  certificates  represent  interests in the RALI Series  2007-QS4 Trust only.
the primary source of payments on    The certificates do not represent an ownership  interest in or obligation of the
your certificates.                   depositor,  the master  servicer or any of their  affiliates.  If proceeds  from the assets of the RALI  Series  2007-QS4  Trust are not  sufficient  to make all payments provided for under the pooling and servicing agreement,  investors will have no recourse to the depositor,  the master servicer or any other entity, and will incur losses.
Liquidity Risks

You may have to hold your            A secondary market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if their    market does  develop,  it may not  continue or it may be  illiquid.  Neither the
marketability is limited.            underwriter  nor any other person will have any  obligation  to make a secondary market  in your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily  or at  prices  that will  enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                     Any  class  of  offered  certificates  may  experience   illiquidity,   although
                                     generally  illiquidity is more likely for classes that are especially  sensitive to  prepayment,  such as the Class I-A-V,  Class II-A-V,  Class  III-A-V,  Class
                                     V-A-V, Class I-A-P, Class II-A-P, Class III-A-P and Class V-A-P Certificates.

                                     In addition,  you should  consider the impact that the factors  discussed  above under "Risk of Loss—Recent  developments in the residential  mortgage market may adversely affect the return on your  certificates"  may have on the liquidity of your certificates.
Bankruptcy Risks

Bankruptcy proceedings could delay   The transfer of the mortgage loans from Residential  Funding to the depositor is
or reduce distributions on the       intended by the parties to be and has been  documented  as a sale.  However,  if
certificates.                        Residential  Funding  were to become  bankrupt,  a trustee in  bankruptcy  could attempt to  recharacterize  the sale of the mortgage  loans as a loan secured by the  mortgage  loans or to  consolidate  the  mortgage  loans with the assets of
                                     Residential  Funding.  Any such attempt  could result in a delay in or reduction of  collections  on  the  mortgage  loans  available  to  make  payments  on the certificates.

                                     In  addition,  if any  servicer  or the  master  servicer  becomes  bankrupt,  a bankruptcy  trustee or receiver may have the power to prevent the appointment of a successor  servicer or successor master servicer,  as applicable.  Any related delays in servicing  could result in  increased  delinquencies  or losses on the mortgage loans.

The bankruptcy of a borrower may     If a borrower  becomes subject to a bankruptcy  proceeding,  a bankruptcy  court
increase the risk of loss on a       may require  modifications  of the terms of a mortgage  loan without a permanent
mortgage loan.                       forgiveness of the principal  balance of the mortgage loan.  Modifications  have included  reducing  the amount of each  monthly  payment,  changing  the rate of interest and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating  to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and final judgment of  foreclosure  had been  entered in state court.  In addition,  under the federal  bankruptcy  law, all actions  against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.
Special Yield and Prepayment
Considerations

The yield on your certificates       The yield to  maturity  on each class of offered  certificates  will depend on a
will vary depending on the rate of   variety of factors, including:
prepayments.
                                     the rate and timing of  principal  payments  on the  mortgage  loans,  including prepayments,  defaults  and  liquidations,  and  repurchases  due to breaches of representations or warranties;

                                     the  allocation  of principal  payments on the mortgage  loans among the various classes of certificates;

                                     o        the pass-through rate for that class;

                                     o        interest shortfalls due to mortgagor prepayments; and

                                     o        the purchase price of that class.

                                     The rate of prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage loans will prepay at any particular rate.

                                     In addition,  the master servicer may, in some cases, purchase any mortgage loan or contract that is at least three months  delinquent.  Such  repurchases  would increase the prepayment rates on the mortgage loans.

                                     In general, if you purchase a Class I-A-V, Class II-A-V,  Class III-A-V or Class
                                     V-A-V  Certificate  and  principal  payments on the mortgage  loans occur faster than you  assumed  at the time of  purchase,  your  yield will be lower than you anticipated.  If you  purchase a Class I-A-P,  Class  II-A-P,  Class  III-A-P or
                                     Class V-A-P Certificate and principal  payments on the mortgage loans occur more slowly than you assumed at the time of  purchase,  your yield will be lower than you anticipated.

The rate of prepayments on the       Since  mortgagors,  in most cases,  can prepay their mortgage loans at any time,
mortgage loans will vary depending   the rate and timing of principal  payments on the mortgage  loans and  principal
on future market conditions and      distributions  on the Class I-A-P,  Class II-A-P,  Class III-A-P and Class V-A-P
other factors.                       Certificates  are highly  uncertain  and are  dependent  upon a wide  variety of
                                     factors,   including   general   economic   conditions,   interest  rates,   the
                                     availability of alternative  financing and homeowner mobility.  Generally,  when market  interest  rates  increase,  borrowers  are less  likely to prepay  their mortgage  loans.  This could result in a slower return of principal to investors in the Class I-A-P, Class II-A-P,  Class III-A-P and Class V-A-P Certificates at
                                     a time when such  investors  might have been able to  reinvest  their funds at a higher yield than the yield on their class of  certificates.  On the other hand, when market  interest  rates  decrease,  borrowers are generally  more likely to prepay  their  mortgage  loans.  Because the  aggregate  notional  amount of the
                                     Class I-A-V,  Class II-A-V,  Class III-A-V and Class V-A-V Certificates is equal to the  outstanding  principal  balance of the mortgage  loans, a faster rate of prepayments on the mortgage loans than  anticipated  could adversely  affect the yield to investors in the Class I-A-V,  Class  II-A-V,  Class  III-A-V and Class
                                     V-A-V Certificates.

                                     Refinancing  programs,   which  may  involve  soliciting  all  or  some  of  the
                                     mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate  of prepayments on the mortgage  loans.  These  refinancing  programs may be offered by the master  servicer,  any subservicer or their  affiliates,  and may include streamlined  documentation programs.  Streamlined documentation programs involve less  verification of underwriting  information than  traditional  documentation programs.  Approximately  1.6%,  0.6%,  0.3%,  0.5%,  1.4% and 0.6% by principal balance of the group I loans,  group II loans,  group III loans, group IV loans, group  V  loans  and  all of  the  mortgage  loans  as of  the  reference  date, respectively, were originated under streamlined documentation programs.

                                     See  "Description  of the Mortgage  Pool—The  Program"  and  "Certain  Yield and
                                     Prepayment  Considerations"  in this  prospectus  supplement  and  "Maturity and
                                     Prepayment Considerations" in the prospectus.

The mortgage loans with interest     As of the reference date,  approximately  49.9% of the group I loans require the
only payments may affect the yield   related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not
on the offered certificates.         principal,  for the first 10 years following the date of origination.  As of the reference date,  approximately  0.1% and 39.1% of the group II loans require the related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not principal, for the first 5 years and 10 years, respectively,  following the date of origination.  As of the reference date,  approximately  50.1% and 0.2% of the group III loans  require  the  related  borrowers  to make  monthly  payments of accrued  interest,  but not  principal,  for the  first 10 years  and 15  years, respectively,  following  the date of  origination.  As of the  reference  date, approximately  0.7%  and  42.4%  of the  group  IV  loans  require  the  related borrowers to make monthly payments of accrued interest,  but not principal,  for
                                     the  first  5  years  and  10  years,   respectively,   following  the  date  of
                                     origination.  As of the reference date,  approximately  0.1%,  40.0% and 0.1% of all of the  mortgage  loans  require  the  related  borrowers  to  make  monthly payments  of accrued  interest,  but not  principal,  for the first 5 years,  10 years and 15 years, respectively,  following the date of origination.  After the interest only period,  the borrower's  monthly  payment will be  recalculated to cover both  interest and  principal  so that the  mortgage  loan will be paid in full by its final payment date. As a result,  if the monthly payment  increases, the  related  borrower  may  not be able to pay  the  increased  amount  and may default or may refinance the loan to avoid the higher payment.

                                     In addition,  because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the Class I-A-P, Class II-A-P,  Class
                                     III-A-P and Class V-A-P  Certificates will receive smaller  scheduled  principal distributions  during that  period than they would have  received if the related borrowers were required to make monthly  payments of interest and principal from origination  of these  mortgage  loans.  Absent  other  considerations,  such as prepayments,  this slower rate of principal  distributions will result in longer weighted  average  lives of the Class I-A-P,  Class  II-A-P,  Class  III-A-P and
                                     Class  V-A-P  Certificates  than  would  otherwise  be the  case  if none of the mortgage loans had interest only periods.

The return on your certificates      The  Servicemembers  Civil  Relief Act, or the Relief  Act,  provides  relief to
could be reduced by shortfalls due   borrowers who enter active  military  service and to borrowers in reserve status
to the Servicemembers Civil Relief   who are called to active  duty after the  origination  of their  mortgage  loan.
Act.                                 Current or future  military  operations  of the United  States may  increase the number of borrowers who may be in active military service,  including persons in reserve  status  who may be called to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is covered by the Relief Act may not be charged interest on a mortgage  loan in excess of 6% per annum  during the period of the borrower's  active duty. Any resulting  interest  shortfalls are not required to be  paid  by the  borrower  at any  future  time.  The  master  servicer  is not required to advance these shortfalls as delinquent payments,  and the shortfalls are  not  covered  by any  form  of  credit  enhancement  on  the  certificates.
                                     Interest  shortfalls on the mortgage loans due to the  application of the Relief
                                     Act or similar  legislation  or  regulations  will be applied to reduce  accrued interest on each class of the certificates on a pro rata basis.
                                     The  Relief Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan during the  borrower's  period of active duty and, in some cases, during an additional three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage loans.  Those delays and increased  losses will be borne  primarily by the class of  certificates  with a certificate  principal  balance  greater  than  zero  with  the  lowest  payment priority.

                                     We do not know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                     See the definition of Accrued  Certificate  Interest under  "Description  of the
                                     Certificates—Glossary  of  Terms" in this  prospectus  supplement  and  "Certain
                                     Legal Aspects of Mortgage Loans and  Contracts—Servicemembers  Civil Relief Act"
                                     in the prospectus.

The yield on your certificates       The offered  certificates of each class have different yield  considerations and
will be affected by the specific     different sensitivities to the rate and timing of principal  distributions.  The
terms that apply to that class,      following  is a  general  discussion  of  yield  considerations  and  prepayment
discussed below.                     sensitivities of some classes of offered certificates.

                                     See "Yield and Prepayment Considerations" in this prospectus supplement.

Class I-A-P, Class II-A-P, Class     The Class I-A-P  Certificates  will receive a portion of the principal  payments
III-A-P and Class V-A-P              only on the group I loans  that have net  mortgage  rates  lower  than 6.25% per
Certificates                         annum.  Therefore,  the yield on the Class I-A-P  Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group I loans that have net mortgage rates lower than 6.25% per annum.

                                     The Class II-A-P  Certificates will receive a portion of the principal  payments only on the  group II loans  and group IV loans  that  have net  mortgage  rates
                                     lower  than  7.00%  per  annum.  Therefore,   the  yield  on  the  Class  II-A-P
                                     Certificates  will be  extremely  sensitive  to the rate and timing of principal prepayments  and defaults on the group II loans and group IV loans that have net mortgage rates lower than 7.00% per annum.

                                     The Class III-A-P  Certificates will receive a portion of the principal payments only on the group III loans that have net  mortgage  rates  lower than 6.00% per
                                     annum.  Therefore,   the  yield  on  the  Class  III-A-P  Certificates  will  be extremely  sensitive  to the  rate  and  timing  of  principal  prepayments  and defaults  on the group III loans that have net  mortgage  rates lower than 6.00%
                                     per annum.

                                     The Class V-A-P  Certificates  will receive a portion of the principal  payments only on the group V loans  that have net  mortgage  rates  lower  than 5.75% per annum.  Therefore,  the yield on the Class V-A-P  Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group III loans that have net mortgage rates lower than 5.75% per annum.

                                     Mortgage  loans with lower  mortgage  rates are less  likely to be prepaid  than mortgage loans with higher  mortgage  rates.  If prepayments of principal on the group I loans that have net  mortgage  rates lower than 6.25% per annum occur at a rate slower than an investor  assumed at the time of purchase,  the investor's
                                     yield  on  the  Class  I-A-P  Certificates  will  be  adversely   affected.   If
                                     prepayments  of principal on the group II loans and group IV loans that have net mortgage  rates  lower  than  7.00% per  annum  occur at a rate  slower  than an investor  assumed at the time of  purchase,  the  investor's  yield on the Class
                                     II-A-P Certificates will be adversely  affected.  If prepayments of principal on the group III loans  that have net  mortgage  rates  lower  than 6.00% per annum occur at a rate  slower than an investor  assumed at the time of  purchase,  the investor's yield on the Class III-A-P  Certificates will be adversely  affected.
                                     If  prepayments  of principal on the group V loans that have net mortgage  rates lower than 5.75% per annum occur at a rate  slower  than an investor  assumed at the time of purchase,  the investor's yield on the Class V-A-P Certificates will be adversely affected.

Class I-A-V, Class II-A-V, Class     The Class I-A-V  Certificates  will receive a portion of the  interest  payments
III-A-V, and Class V-A-V             only from  group I loans  that have net  mortgage  rates  higher  than 6.25% per
Certificates                         annum.  Therefore,  the yield on the Class I-A-V  Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group I loans that have net mortgage rates higher than 6.25% per annum.

                                     The Class II-A-V  Certificates  will receive a portion of the interest  payments only from group II loans and group IV loans that have net mortgage  rates higher than  7.00% per annum.  Therefore,  the yield on the Class  II-A-V  Certificates will be extremely sensitive to the rate and timing of principal  prepayments and defaults on the group II loans and group IV loans that have net  mortgage  rates higher than 7.00% per annum.

                                     The Class III-A-V  Certificates  will receive a portion of the interest payments only from group III loans that have net  mortgage  rates  higher  than 6.00% per annum. Therefore,  the yield on the Class III-A-V Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group III loans that have net mortgage rates higher than 6.00% per annum.

                                     The Class V-A-V  Certificates  will receive a portion of the  interest  payments only from  group V loans  that have net  mortgage  rates  higher  than 5.75% per annum.  Therefore,  the yield on the Class V-A-V  Certificates will be extremely sensitive  to the rate and timing of principal  prepayments  and defaults on the group V loans that have net mortgage rates higher than 5.75% per annum.

                                     Mortgage  loans with higher  mortgage  rates are more likely to be prepaid  than mortgage  loans with lower  mortgage  rates.  If the group I loans that have net mortgage  rates higher than 6.25% per annum are prepaid at a rate faster than an investor  assumed at the time of  purchase,  the yield to investors in the Class
                                     I-A-V Certificates will be adversely  affected.  If the group II loans and group
                                     IV loans that have net  mortgage  rates  higher than 7.00% per annum are prepaid at a rate faster than an investor assumed at the time of purchase,  the yield to investors in the Class II-A-V  Certificates will be adversely  affected.  If the group III loans that have net  mortgage  rates  higher  than 6.00% per annum are prepaid at a rate faster than an investor  assumed at the time of purchase,  the yield  to  investors  in  the  Class  III-A-V  Certificates  will  be  adversely affected.  If the group V loans that have net  mortgage  rates higher than 5.75%
                                     per annum are prepaid at a rate  faster than an investor  assumed at the time of purchase,  the  yield to  investors  in the  Class  V-A-V  Certificates  will be adversely  affected.  Investors in the Class I-A-V, Class II-A-V,  Class III-A-V
                                     and Class V-A-V  Certificates  should fully  consider the risk that a rapid rate of  prepayments  on the  related  mortgage  loans that have net  mortgage  rates higher than the respective  rates mentioned above could result in the failure of such investors to fully recover their investments.

The recording of mortgages in the    The  mortgages or  assignments  of mortgage for many of the mortgage  loans have
name of MERS may affect the yield    been  or may be  recorded  in  the  name  of  Mortgage  Electronic  Registration
on the certificates.                 Systems,  Inc., or MERS, solely as nominee for the originator and its successors
                                     and  assigns.   Subsequent   assignments  of  those   mortgages  are  registered
                                     electronically  through the MERS®  System.  However,  if MERS  discontinues  the
                                     MERS® System and it becomes  necessary to record an  assignment  of the mortgage to the trustee,  then any related  expenses  shall be paid by the trust and will reduce the amount  available  to pay  principal  of and interest on the class or classes of certificates  with certificate  principal  balances greater than zero with the lowest payment priorities.

                                     The  recording of mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any,  experience with lenders seeking to
                                     foreclose   mortgages,   assignments   of  which  are   registered   with  MERS.
                                     Accordingly,  delays  and  additional  costs  in  commencing,   prosecuting  and
                                     completing  foreclosure  proceedings  and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation  proceeds to  certificateholders  and increase the amount of losses on the mortgage loans.

                                     For  additional   information   regarding   MERS  and  the  MERS®  System,   see
                                     "Description of the Mortgage  Pool—Mortgage Pool  Characteristics"  and "Certain
                                     Yield  and  Prepayment   Considerations"  in  this  prospectus   supplement  and
                                     "Description   of  the   Certificates—Assignment   of  Mortgage  Loans"  in  the
                                     prospectus.

                                            ISSUING ENTITY

         The  depositor  established  a trust with  respect to Series  2007-QS4 on the  issuance  date, under a series  supplement,  dated as of March 1, 2007, to the standard  terms of pooling and servicing agreement,  dated as of December 1, 2006,  among the  depositor,  the master  servicer and the trustee, together  with the series  supplement,  referred to in this  prospectus  supplement  as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New
York. On the issuance  date,  the depositor  deposited  into the trust a pool of mortgage loans that in the aggregate  constitutes a mortgage pool,  secured by first liens on one- to four-family  residential properties  with  terms to  maturity  of not more than 30 years in the case of loan group I, loan group
II,  loan  group  III and loan  group IV or 15 years in the case of loan  group V. The  trust  does not have any additional  equity.  The pooling and servicing  agreement  authorizes the trust to engage only in selling the  certificates  in exchange for the mortgage  loans,  entering  into and  performing  its obligations under the pooling and servicing  agreement,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in  connection  with the  conservation  of the trust and making  distributions  to  certificateholders.  The  mortgage  pool will be divided  into the following  five loan  groups:  loan  group I, loan group II,  loan  group  III,  loan group IV and loan group V.

         The pooling and servicing  agreement  provides  that the  depositor  assign to the trustee for the  benefit of the  certificateholders  without  recourse  all the right,  title and  interest  of the depositor  in and to the  mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  states that,  although it is intended  that the  conveyance  by the  depositor  to the trustee of the mortgage loans be construed as a sale,  the  conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms used in this  prospectus  supplement  have the  meanings  given below under "Description of the Certificates—Glossary of Terms" or in the prospectus under "Glossary."

                                      SPONSOR AND MASTER SERVICER

         Residential  Funding,  a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs from mortgage loan originators or sellers  nationwide,  including affiliates,  that meet its  seller/servicer  eligibility  requirements and services  mortgage loans for its own account and for others. See "The  Trusts—Mortgage  Collateral Sellers" and  "—Qualifications of
Sellers"  in the  prospectus  for a  general  description  of  applicable  seller/servicer  eligibility requirements.  Residential  Funding's  principal  executive offices are located at 8400 Normandale Lake
Boulevard,  Suite  250,  Minneapolis,   Minnesota  55437.  Its  telephone  number  is  (952)  857-7000.
Residential  Funding conducts  operations from its headquarters in Minneapolis and from offices located primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential  Funding finances its operations primarily through its securitization program.

         Residential  Funding  converted from a Delaware  corporation to a Delaware  limited  liability
company  on  October  6,  2006.   Residential   Funding  was  formerly  known  as  Residential  Funding
Corporation.  Residential  Funding  was  founded  in 1982 and  began  operations  in  1986,  acquiring, servicing  and  securitizing  residential  jumbo  mortgage  loans  secured  by  first  liens on one- to
four-family   residential   properties.   GMAC  LLC,   formerly  known  as  General  Motors  Acceptance
Corporation,  purchased  Residential  Funding  in  1990.  In 1995,  Residential  Funding  expanded  its business to include  "Alt-A" first lien mortgage  loans,  such as some of the mortgage loans  described in this  prospectus  supplement.  Residential  Funding  also began to acquire and  service  "subprime,"
closed-end and revolving loans secured by second liens in 1995.

         On November  21, 2007,  Moody's  Investors  Service,  Inc.,  or Moody's,  reduced the servicer quality rating ("SQ") of  Residential  Funding as a master  servicer of  residential  mortgage loans to
SQ1- from SQ1 and placed these  ratings on review for possible  further  downgrade.  The  downgrade was prompted  by Moody's  rating  action on the senior  unsecured  debt  rating of the parent  corporation,
Residential  Capital,  LLC,  which was  downgraded on November 1, 2007,  to Ba3 from Ba1.  Based on the rating action,  Moody's lowered its servicing stability  assessment for the master servicing operations to average from above average.

         Moody's SQ rating for master servicers  represents its view of a master servicer's  ability to report  servicer  activity to trustees or  investors  and oversee  the  performance  and  reporting  of underlying  servicers.  The  SQ  rating  scale  takes  into  account  servicing  stability  which  is a combination of the company's  operational  stability,  financial stability,  and the ability to respond to changing market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

         The  following   tables  set  forth  the  aggregate   principal  amount  of  publicly  offered
securitizations  of mortgage  loans  sponsored by  Residential  Funding for the past five years and for the nine months ended  September  30, 2007,  calculated  as of year end or quarter end, as  applicable.
Residential  Funding  sponsored  approximately  $31.6  billion  and $2.8  billion in initial  aggregate principal  amount  of  mortgage-backed  securities  in the 2002  calendar  year  backed  by first  lien
mortgage  loans  and  junior  lien  mortgage  loans,   respectively.   Residential   Funding  sponsored
approximately  $61.8 billion and $3.0 billion in initial aggregate  principal amount of mortgage-backed securities  in the 2006  calendar  year backed by first lien  mortgage  loans and junior lien  mortgage loans,  respectively.  The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                   Sponsor Securitization Experience

First Lien Mortgage Loans
                                                                                                                    Nine Months
                                                                                                                  Ended September
Volume  by Principal Balance            2002            2003            2004            2005           2006          30, 2007
_____________________________________________________________________________________________________________________________________
Prime Mortgages(1)               $16,177,753,813  $18,964,072,062  $11,953,278,792  $24,149,038,614   $40,241,885,054 $22,403,276,926
Non Prime Mortgages(2)           $15,475,700,554  $27,931,235,627  $24,408,531,445  $27,928,496,334   $21,581,547,796 $ 5,446,134,747

Total                            $31,653,454,367  $46,895,307,689  $36,361,810,237  $52,077,534,948   $61,823,432,850 $27,849,411,673

Prime Mortgages(1)                  51.11%          40.44%          32.87%          46.37%           65.09%         80.44%
Non Prime Mortgages(2)              48.89%          59.56%          67.13%          53.63%           34.91%         19.56%

Total                               100.00%         100.00%         100.00%         100.00%          100.00%        100.00%

Percentage Change  from Prior
Year(3)
Prime Mortgages(1)                  (1.28)%         17.22%          (36.97)%        102.03%          66.64%         -
Non Prime Mortgages(2)              104.52%         80.48%          (12.61)%        14.42%           (22.73)%       -

Total                               32.14%          48.15%          (22.46)%        43.22%           18.71%         -

Junior Lien Mortgage Loans
                                                                                                                      Nine Months
                                                                                                                    Ended September
   Volume  by Principal Balance         2002            2003            2004           2005              2006          30, 2007
_______________________________________________________________________________________________________________________________________

   Prime Mortgages(1)             $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573  $3,012,549,922    $2,933,100,838
   Non Prime Mortgages(2)           -               -                -                -               -                 -

   Total                          $2,875,005,049   $3,207,008,585   $2,085,015,925   $2,409,506,573  $3,012,549,922    $2,933,100,838

   Prime Mortgages(1)                 100.00%         100.00%         100.00%         100.00%        100.00%          100.00%
   Non Prime Mortgages(2)             -               -               -               -              -                -

   Total                              100.00%         100.00%         100.00%         100.00%        100.00%          100.00%

   Percentage   Change   from  Prior
   Year(3)
   Prime Mortgages(1)                 17.90%          11.55%          (34.99)%        15.56%         25.03%           -
   Non Prime Mortgages(2)             -               -               -               -              -                -

   Total                              17.90%          11.55%          (34.99)%        15.56%         25.03%           -

(1)      Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs  and Closed End
Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated  under the Subprime and  Negotiated  Conduit  Asset  programs.  Subprime  Mortgage
Loans secured by junior liens are included under First Lien Mortgage  Loans—Non- Prime Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                      Nine Months
                                                                                                                         Ended
                                                                                                                       September
Volume by Number of Loans                    2002           2003           2004           2005           2006           30, 2007
___________________________________________________________________________________________________________________________________
Prime Mortgages(1)                         68,077         86,166         55,773         91,631         141,188        66,717
Non Prime Mortgages(2)                     136,789        200,446        170,696        173,796        132,069        30,514

Total                                      204,866        286,612        226,469        265,427        273,257        97,231

Prime Mortgages(1)                         33.23%         30.06%         24.63%         34.52%         51.67%         68.62%
Non Prime Mortgages(2)                     66.77%         69.94%         75.37%         65.48%         48.33%         31.38%

Total                                      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         17.87%         26.57%         (35.27)%       64.29%         54.08%         -
Non Prime Mortgages(2)                     91.47%         46.54%         (14.84)%       1.82%          (24.01)%       -
Total                                      58.56%         39.90%         (20.98)%       17.20%         2.95%          -

Junior Lien Mortgage Loans
                                                                                                                      Nine Months
                                                                                                                         Ended
                                                                                                                       September
Volume by Number of Loans                      2002           2003           2004           2005           2006        30, 2007
____________________________________________________________________________________________________________________________________
Prime Mortgages(1)                         73,188         84,962         51,614         53,071         60,951        54,120
Non Prime Mortgages(2)                     -              -              -              -              -             -
 Total                                      73,188         84,962         51,614         53,071         60,951        54,120

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                     -              -              -              -              -             -
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.26%         16.09%         (39.25)%       2.82%          14.85%        -
Non Prime Mortgages(2)                     -              -              -              -              -             -
Total                                      16.26%         16.09%         (39.25)%       2.82%          14.85%        -

(1)     Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs and Closed End
Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated  under the Subprime and  Negotiated  Conduit Asset  programs.  Subprime  Mortgage
Loans  secured by junior liens are included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

         The following tables set forth the outstanding principal balance, calculated as of year end or quarter end, as applicable, of mortgage loans master serviced by Residential Funding for the past five years and for the nine months ended September 30, 2007, and the number of such loans for the same periods.  Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately $68.1 billion and $4.1 billion in outstanding principal amount as of the end of the
2002 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.
Residential Funding was the master servicer of a residential mortgage loan portfolio of approximately
$140.1 billion and $8.5 billion in outstanding principal as of the end of the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                 Master Servicer Servicing Experience

First Lien Mortgage Loans
                                                                                                                             Nine Months
                                                                                                                                Ended
                                                                                                                            September 30,
Volume by Principal Balance         2002             2003              2004              2005               2006              2007
___________________________________________________________________________________________________________________________________________
Prime Mortgages(1)          $43,282,264,857    $33,749,084,171   $32,453,682,854    $47,935,800,813     $83,052,457,702     $99,075,920,638
Non Prime Mortgages(2)      $24,910,565,613    $39,334,697,127   $50,509,138,736    $53,938,083,312     $57,013,557,376     $53,052,082,172

Total                       $68,192,830,470    $73,083,781,298   $82,962,821,590    $101,873,884,125   $140,066,015,078    $152,128,002,810

Prime Mortgages(1)              63.47%            46.18%           39.12%            47.05%             59.30%             65.13%
Non Prime Mortgages(2)          36.53%            53.82%           60.88%            52.95%             40.70%             34.87%
Total                           100.00%           100.00%          100.00%           100.00%            100.00%            100.00%

Percentage  Change from Prior
Year(3)
Prime Mortgages(1)              (15.75)%          (22.03)%         (3.84)%           47.71%             73.26%             -
Non Prime Mortgages(2)          51.62%            57.90%           28.41%            6.79%              5.70%              -
Total                           0.57%             7.17%            13.52%            22.79%             37.49%             -

Junior Lien Mortgage Loans
                                                                                                                             Nine Months
                                                                                                                                Ended
                                                                                                                            September 30,
Volume by Principal Balance           2002             2003              2004              2005               2006              2007
___________________________________________________________________________________________________________________________________________
Prime Mortgages(1)             $4,102,615,571     $4,365,319,862    $5,135,640,057     $5,476,133,777      $8,536,345,778   $7,327,610,630
Non Prime Mortgages(2)          -                  -                 -                  -                   -                -

Total                          $4,102,615,571     $4,365,319,862    $5,135,640,057     $5,476,133,777      $8,536,345,778   $7,327,610,630

Prime Mortgages(1)              100.00%            100.00%           100.00%            100.00%             100.00%          100.00%
Non Prime Mortgages(2)          -                  -                 -                  -                   -                -

Total                           100.00%            100.00%           100.00%            100.00%             100.00%          100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              16.79%             6.40%             17.65%             6.63%               55.88%           -
Non Prime Mortgages(2)          -                  -                 -                  -                   -                -
Total                           16.79%             6.40%             17.65%             6.63%               55.88%           -

(1)     Product  originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home
Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)     Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included  under First Lien Mortgage  Loans—Non-Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                           Nine Months
                                                                                                                              Ended
                                                                                                                          September 30,
Volume  by Number of Loans           2002              2003              2004              2005              2006             2007
_________________________________________________________________________________________________________________________________________
Prime Mortgages(1)              202,938          168,654           156,745           201,903           312,825           354,313
Non Prime Mortgages(2)          242,625          341,863           414,639           411,550           405,577           356,890
Total                           445,563          510,517           571,384           613,453           718,402           711,203

Prime Mortgages(1)              45.55%           33.04%            27.43%            32.91%            43.54%            49.82%
Non Prime Mortgages(2)          54.45%           66.96%            72.57%            67.09%            56.46%            50.18%

Total                           100.00%          100.00%           100.00%           100.00%           100.00%           100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              (14.71)%         (16.89)%          (7.06)%           28.81%            54.94%            -
Non Prime Mortgages(2)          44.37%           40.90%            21.29%            (0.74)%           (1.45)%           -

Total                           9.74%            14.58%            11.92%            7.36%             17.11%            -

Junior Lien Mortgage Loans
                                                                                                                            Nine Months
                                                                                                                               Ended
                                                                                                                           September 30,
Volume by Number of Loans            2002              2003              2004              2005               2006              2007
__________________________________________________________________________________________________________________________________________
Prime Mortgages(1)             118,773            127,833          147,647           143,713            199,652            164,753
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
Total                          118,773            127,833          147,647           143,713            199,652            164,753

Prime Mortgages(1)             100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -

Total                          100.00%            100.00%          100.00%           100.00%            100.00%            100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)             14.16%             7.63%            15.50%            (2.66)%            38.92%             -
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
Total                          14.16%             7.63%            15.50%            (2.66)%            38.92%             -

(1)      Product  originated under the Jumbo,  Alt-A,  High Loan to Value First Lien programs and Closed End
Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage
Loans  secured by junior liens are included  under First Lien  Mortgage  Loans—Non-Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential  Funding's  overall  procedures for originating  and acquiring  mortgage loans are described  under  "Description  of the  Mortgage  Pool—The  Program"  in  this  prospectus  supplement.
Residential  Funding's  material role and  responsibilities  in this  transaction,  including as master servicer,  are  described  in the  prospectus  under "The  Trusts—Qualifications  of Sellers"  and "The
Trusts—Repurchases  of Mortgage  Collateral"  and in this  prospectus  supplement  under  "Pooling  and
Servicing Agreement—The Master Servicer and Subservicers—Master Servicer."

         Residential Funding's wholly-owned  subsidiary,  Homecomings  Financial,  LLC, or Homecomings, originated and sold to Residential  Funding  approximately  46.2% of the mortgage loans included in the
mortgage  pool.  See   "Affiliations   Among  Transaction   Parties,"   "Description  of  the  Mortgage
Pool—Originators"  and "Pooling and Servicing  Agreement—The  Master Servicer and Subservicers" in this prospectus supplement.

                                Affiliations Among Transaction Parties

     The diagram below illustrates the various relationships among the affiliated transaction parties.

                                   DESCRIPTION OF THE MORTGAGE POOL

General

     As of the cut-off date,  the mortgage  pool  consisted of 3,204  mortgage  loans with an aggregate principal  balance  outstanding,  after  deducting  payments of  principal  due during the month of the cut-off date, of  approximately  $746,941,260.  As of the reference  date,  the mortgage pool consisted of 3,028 mortgage loans with an aggregate  principal balance  outstanding,  after deducting payments of principal due during the month of the reference date, of approximately $694,467,467.

     The  mortgage  loans are  secured by first  liens on fee simple  interests  in one-to  four-family residential real  properties,  and in the case of 0.1% of the mortgage loans, as of the reference date, an  interest in shares  issued by a  cooperative  apartment  corporation  and the  related  proprietary lease.  The  property  securing  the  mortgage  loan is  referred  to as the  mortgaged  property.  The mortgage pool consists of conventional,  fixed-rate,  fully-amortizing,  first lien mortgage loans with terms to  maturity  of not more than 30 years in the case of loan  group I, loan  group II,  loan group
III and  loan  group IV or 15 years  in the  case of loan  group V from  the date of  origination.  The mortgage pool was divided into five groups of mortgage  loans,  referred to as group I loans,  group II loans,  group III  loans,  group IV loans and group V loans.  All  percentages  of the  mortgage  loans described in this prospectus  supplement are  approximate  percentages by aggregate  principal  balance determined  as of the reference  date,  after  deducting  payments of principal due during the month of the reference date, unless otherwise indicated.

     The mortgage  loans were  selected for inclusion in the mortgage  pool from among  mortgage  loans purchased in  connection  with the Expanded  Criteria  Program  described  below based on the sponsor's assessment of investor preferences and rating agency criteria.

     The depositor and  Residential  Funding have made certain limited  representations  and warranties regarding  the mortgage  loans as of the issuance  date.  The  depositor  and  Residential  Funding are
required  to  repurchase   or  substitute   for  any  mortgage  loan  as  to  which  a  breach  of  its representations  and warranties  with respect to that mortgage loan occurs,  if such breach  materially and  adversely  affects  the  interests  of the  certificateholders  in any of  those  mortgage  loans.
Residential  Funding has not and will not assign to the depositor,  and  consequently the depositor has not  and  will  not  assign  to the  trustee  for the  benefit  of the  certificateholders,  any of the representations  and  warranties  made by the  sellers or the right to require  the  related  seller to repurchase  any  such  mortgage  loan  in the  event  of a  breach  of any of its  representations  and warranties.  Accordingly,  the only  representations  and warranties  regarding the mortgage loans that have been or will be made for the benefit of the  certificateholders  are the  limited  representations and warranties  made by Residential  Funding and the depositor.  See "The  Trusts—Representations  with
Respect to Mortgage Collateral" in the prospectus.

     A limited  amount of losses on mortgage  loans as to which there was fraud in the  origination  of those mortgage  loans will be covered by the  subordination  provided by the Class M  Certificates  and
Class  B  Certificates  as  described  in  this  prospectus   supplement  under   "Description  of  the
Certificates—Allocation of Losses; Subordination."

Mortgage Pool Characteristics

     The original  mortgages for many of the mortgage  loans have been, or in the future may be, at the sole  discretion  of the master  servicer,  recorded  in the name of Mortgage  Electronic  Registration
Systems,  Inc., or MERS,  solely as nominee for the  originator  and its  successors  and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the master servicer,  registered  electronically  through the MERS® System. In some other cases, the original  mortgage was recorded in the name of the  originator of the mortgage loan,  record  ownership was later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the master servicer,  registered  electronically  through the MERS® System. For each of these mortgage loans, MERS serves as  mortgagee  of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the  trustee,  and does not have any  interest  in the  mortgage  loan.  As of the  reference date,  approximately  95.2%, 93.8%, 92.4%, 85.0%, 92.3% and 92.5% of the group I loans, group II loans, group III  loans,  group IV loans,  group V loans and all of the  mortgage  loans,  respectively,  were recorded in the name of MERS.  For additional  information  regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations—General"  in this prospectus  supplement and "Description of the Certificates—Assignment of Mortgage Loans" in the prospectus.

     None of the mortgage loans were subject to the Home  Ownership and Equity  Protection Act of 1994.
None of the mortgage loans are loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are referred to as (1) "high cost" or  "covered"  loans or (2) any other similar  designation  if the law  imposes  greater  restrictions  or  additional  legal  liability  for residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of the Mortgage Loans—The Mortgage Loans—Homeownership Act and Similar State Laws" in the prospectus.

         o    As of the reference  date,  approximately  3.3% of the mortgage loans are currently 30 to
              59 days delinquent in payment of principal and interest.

         o    As of the reference  date,  approximately  1.8% of the mortgage loans are currently 60 to
              89 more days delinquent in payment of principal and interest.

         o    As of the reference  date,  approximately  3.1% of the mortgage loans are currently 90 or more days delinquent in payment of principal and interest.

         o    As of the reference date,  approximately 10.3% of the mortgage loans have been delinquent by a maximum of 30 to 59 days in payment of principal and interest in the last 24 months.

         o    As of the reference date,  approximately  2.5% of the mortgage loans have been delinquent by a  maximum  of 60 to 89 days in  payment  of  principal  and  interest  in the last 24 months.

         o    As of the reference date,  approximately  3.4% of the mortgage loans have been delinquent by 90 days or more in payment of principal and interest in the last 24 months.

         o    As of the reference date, the cumulative  amount of realized losses on the mortgage loans since  the  cut-off  date was  equal to  approximately  0.1% of the  aggregate  principal balance of the mortgage loans as of the cut-off date.

         o    None of the mortgage loans are Buy-Down Mortgage Loans.

         o    No mortgage loan provides for deferred interest or negative amortization.

         o    As of the  reference  date,  approximately  0.1% of the mortgage  loans have been made to international borrowers.

         o    As of the reference date,  approximately  1.2% of the aggregate  principal balance of the mortgage loans, are balloon loans.

     For a  description  of the  methodology  used to  categorize  mortgage  loans as  delinquent,  see
"--Static Pool Information" below.

     Approximately  49.9% of the aggregate  principal  balance of the group I loans as of the reference date require the related  borrowers to make monthly  payments of accrued  interest,  but not principal, for the  first 10  years  following  the  date of  origination.  Approximately  0.1%  and  39.1% of the aggregate  principal  balance  of the  group II loans as of the  reference  date  require  the  related borrowers to make monthly payments of accrued  interest,  but not principal,  for the first 5 years and
10  years,  respectively,  following  the date of  origination.  Approximately  50.1%,  and 0.2% of the aggregate  principal  balance  of the group III loans as of the  reference  date  require  the  related borrowers to make monthly payments of accrued interest,  but not principal,  for the first 10 years and
15  years,  respectively,  following  the date of  origination.  Approximately  0.7%  and  42.4% of the aggregate  principal  balance  of the  group IV loans as of the  reference  date  require  the  related borrowers to make monthly payments of accrued  interest,  but not principal,  for the first 5 years and
10 years,  respectively,  following the date of origination.  Approximately 0.1%, 40.0% and 0.1% of the aggregate  principal  balance of all of the mortgage loans as of the reference date require the related borrowers to make monthly payments of accrued  interest,  but not principal,  for the first 5 years, 10 years and 15 years, respectively, following the date of origination.

     Under the terms of these loans,  borrowers  are required to pay only accrued  interest each month, with no  corresponding  principal  payments,  until  the end of the  interest  only  period.  Once  the interest  only period ends,  monthly  payments of principal  are required to amortize the loan over its remaining term, in addition to accrued interest.

     Approximately  0.3%,  0.2%,  0.2% and 0.1% by aggregate  principal  balance of the group II loans, group IV loans,  group V loans and all of the mortgage  loans as of the reference  date,  respectively, provide for payment of a prepayment  charge for partial  prepayments and prepayments in full,  however, with  respect  to some of the  mortgage  loans,  the  prepayment  charge may be waived in the case of a prepayment  occurring  upon the sale of  property  securing  a mortgage  loan.  The  prepayment  charge applies to  prepayments  made within up to three  years  following  the  origination  of such  mortgage loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment that, when added to all other amounts prepaid during the  twelve-month  period immediately  preceding the date of prepayment,  exceeds twenty percent (20%) of the original  principal amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans will not be available for  distribution  on the  certificates.  See "Certain  Yield and  Prepayment  Considerations"  in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and  Contracts—Default  Interest
and Limitations on Prepayments" in the prospectus.

     Group I Loans.  As of the cut-off date,  the group I loans  consisted of 194  fixed-rate  mortgage loans with an aggregate  principal  balance of  approximately  $54,261,539.  As of the reference  date, the group I loans  consisted of 188 mortgage  loans with an aggregate  principal  balance  outstanding, after  deducting  payments of principal  due during the month of the reference  date, of  approximately
$52,660,535.  The group I loans had  individual  principal  balances at origination of at least $27,950 but not more than  $1,500,000  with an  average  principal  balance  at  origination  of  approximately
$281,520.  The group I loans have terms to maturity from the date of  origination  or  modification  of not more than 30 years.

     All of the group I loans were  purchased  by the  depositor  through  its  affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of  approximately  58.1% and 3.1% of the group I loans,  which were purchased by the depositor  through its  affiliate,  Residential  Funding,  from  Homecomings  and GMAC  Mortgage,  LLC, respectively.  Approximately  12.3% and 10.3% of the group I loans were  purchased  from First  Savings
Mortgage  Corporation  and  National  City  Mortgage,  respectively,  unaffiliated  sellers.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than approximately 3.4% of the group I loans to Residential  Funding.  Approximately  84.2% of the group I loans are being subserviced by GMAC  Mortgage,  LLC, an affiliate of  Residential  Funding and  approximately  10.3% of the group I loans are being subserviced by National City Mortgage Co., an unaffiliated subservicer.

     None of the group I loans were  originated  prior to  September  14,  2006 or will have a maturity date later than March 1, 2037.  No group I loan had a remaining  term to  maturity as of the  reference date of less than 232 months.  The  weighted  average  remaining  term to maturity of the group I loans as of the  reference  date  was  approximately  350  months.  The  weighted  average  original  term to maturity of the group I loans as of the reference date was approximately 359 months.

     Group II Loans. As of the cut-off date, the group II loans consisted of 1,143 fixed-rate  mortgage loans with an aggregate  principal  balance of  approximately  $213,535,539.  As of the reference date, the group II loans consisted of 1,055 mortgage loans with an aggregate  principal balance  outstanding, after  deducting  payments of principal  due during the month of the reference  date, of  approximately
$194,223,264.  The  group II  loans  had  individual  principal  balances  at  origination  of at least
$54,000 but not more than $635,000 with an average  principal  balance at origination of  approximately
$185,093.  The group II loans have terms to maturity from the date of  origination or  modification  of not more than 30 years.

     All of the group II loans were  purchased  by the  depositor  through its  affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of approximately  68.2% and 0.6% of the group II loans,  which were purchased by the depositor through its affiliate,  Residential Funding, from Homecomings,  a wholly-owned  subsidiary of
Residential  Funding  and GMAC  Mortgage,  LLC,  respectively.  No  unaffiliated  seller sold more than approximately 4.9% of the group II loans to Residential  Funding.  Approximately  87.3% of the group II loans are being subserviced by GMAC Mortgage, LLC, an affiliate of Residential Funding.

     None of the group II loans were  originated  prior to April 14, 2006 or will have a maturity  date later than March 1, 2037. No group II loan had a remaining  term to maturity as of the  reference  date of less than 232 months.  The weighted  average  remaining term to maturity of the group II loans as of the reference date was  approximately  351 months.  The weighted  average  original term to maturity of the group II loans as of the reference date was approximately 360 months.

     Group III  Loans.  As of the  cut-off  date,  the group III loans  consisted  of 1,141  fixed-rate mortgage  loans  with  an  aggregate  principal  balance  of  approximately  $324,427,825.  As  of  the reference  date,  the group III loans  consisted of 1,108  mortgage  loans with an aggregate  principal balance  outstanding,  after  deducting  payments of  principal  due during the month of the  reference date,  of  approximately  $309,404,452.  The  group  III loans had  individual  principal  balances  at origination  of at least  $50,000 but not more than  $1,768,000  with an average  principal  balance at origination  of  approximately  $281,302.  The group III loans have terms to maturity  from the date of origination or modification of not more than 30 years.

     All of the group III loans were  purchased by the  depositor  through its  affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of  approximately  37.1% and 1.7% of the group III loans,  which were  purchased  by the depositor  through its affiliate,  Residential  Funding,  from Homecomings and GMAC Mortgage,  LLC, respectively.  Approximately  17.7%  and 15.8% of the group III  loans  were  purchased  from  Wachovia
Mortgage  Corporation  and  National  City  Mortgage,  respectively,  unaffiliated  sellers.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than approximately 7.5% of the group  III  loans to  Residential  Funding.  Approximately  61.5% of the  group  III  loans  are  being subserviced by GMAC  Mortgage,  LLC, an affiliate of Residential  Funding and  approximately  17.7% and
15.8% of the group III loans are being subserviced by Wachovia  Mortgage  Corporation and National City
Mortgage Co., unaffiliated subservicers.

     None of the group III loans were  originated  prior to May 31,  2006 or will have a maturity  date later  than  March 1,  2037.  No group  III loan  will  have a  remaining  term to  maturity  as of the reference date of less than 232 months.  The weighted  average  remaining term to maturity of the group
III loans as of the reference date was  approximately  351 months.  The weighted  average original term to maturity of the group III loans as of the reference date was approximately 360 months.

     Group IV Loans.  As of the cut-off date, the group IV loans  consisted of 267 fixed-rate  mortgage loans with an aggregate principal balance of approximately  $57,364,818.  As of the reference date, the group IV loans consisted of 240 mortgage loans with an aggregate principal balance  outstanding,  after deducting  payments  of  principal  due  during  the  month of the  reference  date,  of  approximately
$48,622,151.  The group IV loans had individual  principal  balances at origination of at least $28,000 but not  more  than  $950,000  with an  average  principal  balance  at  origination  of  approximately
$203,641.  The group IV loans have terms to maturity from the date of  origination or  modification  of not more than 30 years.

     All of the group IV loans were  purchased  by the  depositor  through its  affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of approximately  56.3% and 0.8% of the group IV loans,  which were purchased by the depositor  through its  affiliate,  Residential  Funding,  from  Homecomings  and GMAC  Mortgage,  LLC, respectively.  Approximately  12.3% of the group IV loans were  purchased  from National City Mortgage, an unaffiliated  seller.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more  than  6.3% of the  group IV loans to  Residential  Funding.  Approximately  76.7% of the group IV loans  are  being  subserviced  by  GMAC  Mortgage,  LLC,  an  affiliate  of  Residential  Funding  and approximately  12.3% of the group IV loans are being  subserviced  by National  City  Mortgage  Co., an unaffiliated subservicer.

     None of the group IV loans were  originated  prior to July 31,  2006 or will have a maturity  date later than March 1, 2037. No group IV loan had a remaining  term to maturity as of the  reference  date of less than 231 months.  The weighted  average  remaining term to maturity of the group IV loans as of the reference date was  approximately  351 months.  The weighted  average  original term to maturity of the group IV loans as of the cut-off date was approximately 360 months.

     Group V Loans.  As of the cut-off date,  the group V loans  consisted of 459  fixed-rate  mortgage loans with an aggregate  principal  balance of  approximately  $97,351,539.  As of the reference  date, the group V loans  consisted of 437 mortgage  loans with an aggregate  principal  balance  outstanding, after  deducting  payments of principal  due during the month of the reference  date, of  approximately
$89,557,065.  The group V loans had  individual  principal  balances at origination of at least $20,000 but not more than  $1,755,000  with an  average  principal  balance  at  origination  of  approximately
$216,326.  The group V loans have terms to maturity from the date of  origination  or  modification  of not more than 15 years.

     All of the group V loans were  purchased  by the  depositor  through  its  affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of approximately  17.7% and 26.7% of the group V loans,  which were purchased by the depositor  through its  affiliate,  Residential  Funding,  from  Homecomings  and GMAC  Mortgage,  LLC, respectively.  Approximately  14.9%  and  12.2%  of the  group V loans  were  purchased  from  Wachovia
Mortgage  Corporation  and  National  City  Mortgage,  respectively,  unaffiliated  sellers.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than approximately 5.9% of the group V loans to Residential  Funding.  Approximately  63.7% of the group V loans are being subserviced by GMAC Mortgage,  LLC, an affiliate of Residential  Funding and  approximately  14.1% and 12.2% of the group V loans are being  subserviced by Wachovia  Mortgage  Corporation and National City Mortgage Co.,
respectively, unaffiliated subservicers.

     None of the group V loans were  originated  prior to December 7, 2001 or will have a maturity date later than April 1, 2022.  No group V loan had a remaining  term to maturity as of the  reference  date of less than 106 months.  The weighted  average  remaining  term to maturity of the group V loans as of the reference date was  approximately  167 months.  The weighted  average  original term to maturity of the group V loans as of the reference date was approximately 179 months.

     All Mortgage  Loans.  As of the cut-off date,  the mortgage  loans  consisted of 3,204  fixed-rate mortgage  loans  with  an  aggregate  principal  balance  of  approximately  $746,941,260.  As  of  the reference  date,  the mortgage  pool  consisted  of 3,028  mortgage  loans with an aggregate  principal balance  outstanding,  after  deducting  payments of  principal  due during the month of the  reference date,  of  approximately  $694,467,467.  The  mortgage  loans  had  individual  principal  balances  at origination  of at least  $20,000 but not more than  $1,768,000  with an average  principal  balance at origination  of  approximately  $232,262.  The mortgage  loans have terms to maturity  from the date of origination or modification of not more than 30 years.

     All of the mortgage  loans were  purchased by the  depositor  through its  affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of approximately  46.2% and 4.6% of the mortgage loans,  which were purchased by the depositor  through its  affiliate,  Residential  Funding,  from  Homecomings  and GMAC  Mortgage,  LLC, respectively.  Approximately  11.6% and 11.6% of the mortgage  loans were  purchased from National City
Mortgage and Wachovia Mortgage Corporation,  respectively,  unaffiliated  sellers.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than  approximately 4.9% of the mortgage loans to  Residential  Funding.  Approximately  71.8% of the mortgage  loans are being  subserviced  by
GMAC  Mortgage,  LLC,  an  affiliate  of  Residential  Funding.  Approximately  11.6%  and 11.5% of the
mortgage loans are being subserviced by National City Mortgage Co. and Wachovia  Mortgage  Corporation,
respectively, unaffiliated subservicers.

     None of the mortgage loans were originated  prior to December 7, 2001 or will have a maturity date later than March 1, 2037.  No mortgage loan had a remaining  term to maturity as of the reference  date of less than 106 months.  The weighted  average  remaining term to maturity of the mortgage loans as of the reference date was  approximately  327 months.  The weighted  average  original term to maturity of the mortgage loans as of the reference date was approximately 336 months.

     Set forth in Annex I is a  description  of  certain  additional  characteristics  of the  mortgage loans,  expressed as a percentage of the outstanding  aggregate principal balance of the mortgage loans having those  characteristics  relative to the outstanding  aggregate principal balance of all mortgage loans.  Unless  otherwise  specified,  all  principal  balances  of the  mortgage  loans  are as of the reference date,  after deducting  payments of principal due during the month of the reference date, and are rounded to the nearest dollar.

Sharia Mortgage Loans

         Approximately  0.4% of the mortgage loans by aggregate  principal  balance as of the reference date,  referred to as the Sharia Mortgage Loans,  have been structured to comply with Islamic religious law,  which  prohibits  the  charging of  interest  on loans.  Generally,  ownership  of the  mortgaged property securing a Sharia Mortgage Loan is vested in two co-owners,  the borrower,  referred to as the
"consumer",  and an indirect wholly-owned subsidiary of the originator,  referred to as the "co-owner,"
pursuant to a Co-Ownership  Agreement.  Both the consumer and co-owner  possess certain  rights,  which indicate  their  respective  rights of  ownership,  under the  Co-Ownership  Agreement,  including  the
"indicia of  ownership".  Certain  indicia of ownership,  such as the sole right to occupy the property and the  obligation  to pay  taxes on the  property,  belong to the  consumer,  and  other  indicia  of ownership,  such as the right of re-entry  for purposes of  inspection  of the property and the ability to cure any defects  regarding  the  property,  belong to the  co-owner.  The  consumer is obligated to make monthly  payments to the  co-owner  pursuant to an  Obligation  to Pay.  Each  monthly  payment is comprised  of a  "profit  payment"  and an  "acquisition  payment".  The  profit  payment  is  made  in consideration  of the consumer's  exclusive right to use and enjoy the mortgaged  property.  The sum of the  acquisition  payments  required to be made under the  Obligation  to Pay will equal the portion of the purchase  price or  refinance  amount paid by the  co-owner at the time of  origination.  A lien on the mortgaged  property to secure the  obligations  of the consumer under the Obligation to Pay and the
Co-Ownership  Agreement is established  pursuant to a Mortgage or Security  Instrument,  which is filed in the real property records of the applicable  recording  office.  The originator's  security interest in both the  co-owner's and the consumer's  interest in the mortgaged  property,  along with the rights under the  Co-Ownership  Agreement  and the  Obligation  to Pay,  will be  assigned to the trust as the originator's  assignee.  Title to the  mortgaged  property is retained by the consumer and the co-owner or  the  consumer  alone.  Upon  a  default  by  the  consumer  under  the  Obligation  to  Pay  or the
Co-Ownership  Agreement,  the  trust,  as the  originator's  assignee,  will have the power to sell the property  and use the  proceeds of the sale to satisfy the full amount owed by the  consumer  under the
Obligation to Pay and the Co-Ownership Agreement.

         For all purposes under this  prospectus  supplement,  the profit factor on any Sharia Mortgage
Loan will be deemed to be the mortgage rate on that mortgage  loan,  any amounts  received with respect to the profit  payment for any Sharia  Mortgage  Loan will be deemed to be interest  collected  on that mortgage loan, any amounts  received with respect to the  acquisition  payment for any Sharia  Mortgage
Loan will be deemed to be principal  collected on that mortgage  loan,  references  in this  prospectus supplement  to a note or mortgage  note will be deemed to be  references  to the  Obligation to Pay for any Sharia Mortgage Loan and references in this  prospectus  supplement to a mortgage will be deemed to be references to a Mortgage or Security Instrument, as applicable, for any Sharia Mortgage Loan.

Balloon Loans

         Approximately  1.2% of the mortgage  loans as of the reference date provide for the payment of principal generally based on a 40-year  amortization  schedule,  although the mortgage loan will have a scheduled  maturity  date of  approximately  30 years from the due date of the first  monthly  payment, leaving a  substantial  portion of the  original  principal  balance due and  payable on the  scheduled maturity date of the mortgage loan.  These mortgage loans are sometimes  called balloon loans,  and the payments due at maturity are called balloon  amounts.  The existence of a balloon amount generally will require the related  mortgagor to refinance  the balloon loan or to sell the  mortgaged  property on or prior to the scheduled  maturity date.  The ability of a mortgagor to accomplish  either of these goals will be affected by a number of factors,  including the level of available  mortgage  rates at the time of sale or  refinancing,  the  mortgagor's  equity in the related  mortgaged  property,  the  financial condition  of the  mortgagor,  tax  laws  and  prevailing  general  economic  conditions.  None  of the depositor, the master servicer or the trustee is obligated to refinance any balloon loan.

Static Pool Information

         Current static pool data with respect to mortgage  loans  serviced by  Residential  Funding is
available  on  the  internet  at  www.gmacrfcstaticpool.com   (the  "Static  Pool  Data").  Information
presented under (i) "RALI" as the  issuer/shelf,  (ii) "QS" as the series,  and (iii) "2007-QS4" as the deal, will include  information  regarding prior  securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool,  based on underwriting  criteria and credit quality, as well as  historical  information  regarding  the  mortgage  loans in this  mortgage  pool,  and that information is referred to in this prospectus supplement as Static Pool Data.

         The  Static  Pool  Data  is not  deemed  to be a part  of the  prospectus  or the  depositor's registration  statement to the extent that the Static Pool Data relates to (a) any issuing  entity that was  established  before  January  1,  2006 and (b)  information  relating  to the  assets  of the RALI
2007-QS4 Trust for periods prior to January 1, 2006.

         As used in the Static Pool Data and in this  prospectus  supplement,  a loan is  considered to be "30 to 59 days"  or "30 or more  days"  delinquent  when a  payment  due on any  scheduled  due date remains  unpaid as of the close of  business on the last  business  day  immediately  prior to the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent when a payment due on any  scheduled  due date  remains  unpaid as of the close of business on the last  business  day immediately  prior to the second  following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage  loan falls into these  categories  is made as of the close of business on the
last  business  day  of  each  month.   Grace  periods  and  partial   payments  do  not  affect  these
determinations.

         From  time to time,  the  master  servicer  or a  subservicer  will  modify a  mortgage  loan, recasting  monthly  payments for  delinquent  borrowers who have  experienced  financial  difficulties.
Generally  such  borrowers  make  payments  under the  modified  terms for a trial  period,  before the modifications  become final.  During any such trial  period,  delinquencies  are reported  based on the mortgage  loan's  original  payment  terms.  The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged  property and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial  period  generally  may  extend to up to six  months  before a modification is finalized.  Once the  modifications  become final  delinquencies  are reported based on the  modified  terms.  Generally  if a  borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material number of  mortgage  loans in any pool.  Furthermore,  the  rating  agencies  rating  the  certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge-offs  are taken only when the master  servicer has determined  that it has received all payments  or cash  recoveries  which the master  servicer  reasonably  and in good faith  expects to be finally recoverable with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the
Static Pool Data will be  representative  of the results  that may be  experienced  with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

     Each mortgage loan is required to be covered by a standard hazard insurance  policy.  In addition, to the best of the  depositor's  knowledge,  each  group I loan  with an LTV  ratio at  origination  in excess of 80% will be  insured  by a primary  mortgage  insurance  policy,  which is  referred  to as a primary insurance  policy,  covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between  100.00%  and  95.01%,  at least 30% of the  balance of the  mortgage  loan at origination  if the LTV  ratio is  between  95.00%  and  90.01%,  at least  25% of the  balance  of the mortgage loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance if the LTV ratio is between 85.00% and 80.01%.

     To the best of the  depositor's  knowledge,  subject to the exceptions  described in the following sentence,  each  group II loan with an LTV ratio at  origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  covering  at least 35% of the  balance of the  mortgage  loan at origination  if the LTV  ratio is  between  100.00%  and  95.01%,  at least 30% of the  balance  of the mortgage  loan at  origination  if the LTV ratio is  between  95.00%  and  90.01%,  at least 25% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the  balance if the LTV ratio is between  85.00% and  80.01%.  As of the  reference  date, approximately  0.2% of the group II loans  have an LTV ratio at  origination  in excess of 80% and will not be so insured.

     To the best of the  depositor's  knowledge,  subject to the  exception  described in the following sentence,  each group III loan with an LTV ratio at  origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  covering  at least 35% of the  balance of the  mortgage  loan at origination  if the LTV  ratio is  between  100.00%  and  95.01%,  at least 30% of the  balance  of the mortgage  loan at  origination  if the LTV ratio is  between  95.00%  and  90.01%,  at least 25% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the  balance  if the LTV ratio is  between  85.00%  and  80.01%.  Approximately  0.3%,  by aggregate  principal  balance  as of the  reference  date,  of the group III loans with an LTV ratio at origination  in excess of 80%, will be insured by a primary  mortgage  insurance  policy  covering less than the amounts described in the preceding sentence.

     To the best of the depositor's  knowledge,  each group IV loan with an LTV ratio at origination in excess of 80% will be insured by a primary  mortgage  insurance  policy,  covering  at least 35% of the balance of the mortgage loan at  origination if the LTV ratio is between  100.00% and 95.01%,  at least
30% of the balance of the mortgage loan at  origination  if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00%
and 85.01%, and at least 12% of the balance if the LTV ratio is between 85.00% and 80.01%.

     To the best of the  depositor's  knowledge,  subject to the exceptions  described in the following sentence,  each  group V loan with an LTV ratio at  origination  in excess of 80% will be  insured by a primary  mortgage  insurance  policy,  covering  at least 30% of the  balance of the  mortgage  loan at origination  if the LTV  ratio is  between  100.00%  and  95.01%,  at least 25% of the  balance  of the mortgage  loan at  origination  if the LTV ratio is  between  95.00%  and  90.01%,  at least 12% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 6% of the  balance  if the LTV ratio is between  85.00% and  80.01%.  As of the  reference  date, approximately  0.1% of the  group V loans  have an LTV ratio at  origination  in excess of 80% and will not be so insured.

     To the  best  of the  depositor's  knowledge,  except  in the  case of  approximately  0.1% of the principal  balance of all of the mortgage  loans as of the reference  date,  each mortgage loan with an
LTV ratio at  origination  in excess of 80% will be insured  by a primary  mortgage  insurance  policy, covering  the  amounts  described  above.  Approximately  0.1% of the  principal  balance of all of the mortgage loans have an LTV ratio at origination in excess of 80% and will not be so insured.

         All  of  the  primary  insurance   policies  were  issued  by  Mortgage   Guaranty   Insurance
Corporation,  Triad  Guaranty,  Republic  Mortgage Ins. N.C.,  United  Guaranty  Residential  Insurance
Company,  PMI Mortgage  Insurance  Company,  Cuna Mutual Group,  Genworth Mortgage Insurance Company or
Radian Guaranty Inc. which  collectively  are the primary  insurers.  Each primary insurer has a claims paying  ability  currently  acceptable  to the rating  agencies  that have been  requested  to rate the certificates;  however,  no assurance as to the actual ability of any primary insurer to pay claims can be  given by the  depositor,  the  issuing  entity  or the  underwriter.  See  "Insurance  Policies  on
Mortgage Loans or Contracts" in the prospectus.

The Program

         General.   Residential  Funding,   under  its  Expanded  Criteria  Program,  or  the  program, purchases  mortgage  loans that may not qualify  for other first  mortgage  purchase  programs  such as those run by Fannie Mae or Freddie Mac or by Residential  Funding in connection with securities  issued by the depositor's  affiliate,  Residential  Funding Mortgage  Securities I, Inc. However, a portion of the  mortgage  loans  under the  program  may  qualify  for the  Fannie Mae or  Freddie  Mac  programs.
Examples of mortgage  loans that may not qualify for such programs  include  mortgage  loans secured by non-owner  occupied  properties,  mortgage  loans made to borrowers  whose income is not required to be provided or verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher than for those other  programs.  Borrowers  may be  international  borrowers.  The  mortgage loans also  include  mortgage  loans  secured by  parcels of land that are  smaller or larger  than the average for these types of loans,  mortgage loans with higher LTV ratios than in those other  programs, and  mortgage  loans with LTV ratios  over 80% that do not  require  primary  mortgage  insurance.  See
"—Underwriting  Standards"  below. The inclusion of those mortgage loans may present certain risks that are not  present in those  other  programs.  The  program is  administered  by  Residential  Funding on behalf of the depositor.

         Qualifications  of Program  Sellers.  Each Expanded  Criteria Program Seller has been selected by Residential  Funding on the basis of criteria  described in Residential  Funding's Expanded Criteria
Seller Guide, or the Seller Guide.  See "The Trusts—Qualifications of Sellers" in the prospectus.

         Program  Underwriting  Standards.  In accordance with the Seller Guide, the Expanded  Criteria
Program  Seller is  required  to review an  application  designed  to  provide to the  original  lender pertinent credit  information  concerning the mortgagor.  As part of the description of the mortgagor's financial condition,  each mortgagor is required to furnish  information,  which may have been supplied solely in the  application,  regarding its assets,  liabilities,  income  (except as described  below), credit history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes  the  borrower's  credit  history with local  merchants and lenders and any record of bankruptcy.  The  mortgagor  may also be required to authorize  verifications  of deposits at financial institutions  where the mortgagor  had demand or savings  accounts.  In the case of non-owner  occupied properties,  income derived from the mortgaged  property may be considered for  underwriting  purposes.
For mortgaged  property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

         Based on the data  provided in the  application  and certain  verifications,  if  required,  a determination  is made by the original  lender that the mortgagor's  monthly income,  if required to be stated,  will be  sufficient to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other expenses  related to the property,  including  property taxes,  utility costs,  standard hazard  insurance  and other  fixed  obligations.  Generally,  scheduled  payments  on a mortgage  loan during the first year of its term plus taxes and insurance and all  scheduled  payments on  obligations that extend  beyond ten months,  including  those  mentioned  above and other fixed  obligations,  must equal no more than specified  percentages of the prospective  mortgagor's gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the  mortgage  loans have been  originated  under  "reduced  documentation"  or "no stated income"  programs,  which require less  documentation and verification than do traditional "full documentation"  programs.  Generally,  under a "reduced  documentation"  program,  no verification of a mortgagor's  stated  income is  undertaken  by the  originator.  Under a "no  stated  income"  program, certain  borrowers with  acceptable  payment  histories will not be required to provide any information regarding  income and no other  investigation  regarding  the  borrower's  income  will be  undertaken.
Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the  originator.  The  underwriting  for those mortgage loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The  adequacy of the  mortgaged  property as security for  repayment  of the related  mortgage loan  generally is  determined  by an appraisal  in  accordance  with  appraisal  procedure  guidelines described in the Seller Guide.  Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally  require  the  appraiser  or an  agent  on  its  behalf  to personally  inspect the  property  and to verify  whether the  property is in good  condition  and that construction,  if new,  has been  substantially  completed.  The  appraiser  is  required to consider a market data  analysis  of recent  sales of  comparable  properties  and,  when  deemed  applicable,  an analysis  based on income  generated  from the property,  or  replacement  cost  analysis  based on the current cost of  constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio is  based  on the  appraised  value  as  indicated  on a review  appraisal  conducted  by the  mortgage collateral seller or originator.

         Prior to  assigning  the  mortgage  loans to the  depositor,  Residential  Funding  will  have reviewed  the  underwriting  information  provided by the mortgage  collateral  sellers for most of the mortgage loans and, in those cases,  determined  that the mortgage  loans were generally  originated in accordance with or in a manner generally  consistent with the underwriting  standards  described in the
Seller Guide.  With regard to a material  portion of these mortgage loans,  this review of underwriting information  by  Residential  Funding  was  performed  using  an  automated  underwriting  system.  Any determination  described  above  using  an  automated  underwriting  system  will  only be based on the information  entered into the system and the information  the system is programmed to review.  See "The
Trusts--Underwriting Policies--Automated Underwriting" in the prospectus.

         Because of the program  criteria and  underwriting  standards  described  above,  the mortgage loans may experience  greater rates of  delinquency,  foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require monthly  payments to be made  no  later  than  either  the  1st or 15th  day of  each  month,  with a grace  period.  The applicable  servicer sends monthly  invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone  payment and Western  Union quick check,  although an  additional  fee may be charged for these payment  methods.  Borrowers  may also elect to pay one half of each monthly  payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

         All of the  mortgage  loans in the  mortgage  pool  were  originated  in  accordance  with the underwriting  criteria  of  Residential  Funding  described  under "—The  Program"  in this  prospectus supplement.  Residential  Funding will review each mortgage loan for compliance  with its  underwriting
standards   prior  to  purchase  as  described   under  "The   Trusts—Underwriting   Policies—Automated
Underwriting" in the prospectus.

         The  applicable  underwriting  standards  include  a set of  specific  criteria  by which  the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each  specific  criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be considered to be originated in accordance  with the  underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance  with the  underwriting standards.  For example,  a mortgage loan may be considered to comply with the  underwriting  standards described above,  even if one or more specific  criteria  included in the  underwriting  standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

         In some cases,  for  mortgage  loans  underwritten  through  Residential  Funding's  automated underwriting  system,  in lieu of an appraisal,  a valuation of the mortgaged  property was obtained by using one of  several  automated  valuation  models.  There are  multiple  automated  valuation  models included in Residential  Funding's  automated  underwriting  system.  Based upon,  among other factors, the geographic area,  price range and other  attributes of a qualifying  mortgage loan, a mortgage loan is  directed to the  appropriate  automated  valuation  model for that  particular  mortgage  loan.  An
automated  valuation  model  evaluates,   among  other  things,  various  types  of  publicly-available information  such as recent  sales prices of similar  homes  within the same price  range.  Residential
Funding uses automated  valuation  models in lieu of full appraisals for qualifying first lien mortgage loans  underwritten  through  its  automated  underwriting  system  which meet  specified  underwriting criteria and receive an acceptable valuation.

Originators

         Homecomings  is  a  Delaware  limited  liability   company  and  wholly-owned   subsidiary  of
Residential  Funding.  Homecomings  originated  approximately  58.1%,  68.2%,  37.1%,  56.3%, 17.7% and
46.2% by  principal  balance of the group I loans,  group II loans,  group III  loans,  group IV loans, group V  loans  and  all of the  mortgage  loans  as of the  reference  date,  respectively.  See  also
"Pooling and Servicing  Agreement—The  Master  Servicer and  Subservicers—GMAC  Mortgage,  LLC" in this prospectus supplement.

         National City Mortgage,  an Ohio corporation,  originated  approximately  10.3%, 15.8%, 12.3%,
12.2%, and 11.6% by principal balance of the group I loans,  group III loans,  group IV loans,  group V loans and all of the mortgage loans as of the reference date, respectively.

         Wachovia Mortgage Corporation,  a North Carolina corporation,  originated approximately 17.7%,
14.9% and 11.6% by  principal  balance  of the group III loans,  group V loans and all of the  mortgage loans as of the reference date, respectively.

         First Savings Mortgage  Corporation,  a Virginia corporation,  originated  approximately 12.3%
by principal balance of the group I loans as of the reference date.

         GMAC  Mortgage,  LLC, a Delaware  limited  liability  company and an affiliate of  Residential
Funding,  originated  approximately  3.1%, 0.6%, 1.7%, 0.8%, 26.7% and 4.6% by principal balance of the group I loans,  group II loans,  group III loans, group IV loans, group V loans and all of the mortgage loans as of the reference date, respectively.

         The mortgage  loans were  originated in accordance  with  Residential  Funding's  underwriting standards described above.  See "Description of the Mortgage Pool — Underwriting Standards" above.

Additional Information

         The  description  in this  prospectus  supplement  of the  mortgage  pool  and  the  mortgaged properties  is based upon the mortgage  pool as  constituted  at the close of business on the reference date, as adjusted for the  scheduled  principal  payments due during the month of the  reference  date.
Prior to the closing date,  Residential  Funding may  repurchase or substitute for any mortgage loan as to which a breach of its  representations  and warranties with respect to that mortgage loan occurs, if such breach  materially and adversely affects the interests of the  certificateholders  in any of those mortgage  loans.  The information in this prospectus  supplement will be  substantially  representative of the  characteristics  of the mortgage pool as it will be constituted  on the closing date,  although the range of mortgage  rates and  maturities  and some other  characteristics  of the mortgage loans in the mortgage pool may vary.

         A current  report on Form 8-K is available to purchasers of the offered  certificates  and was filed by the issuing entity, in its own name, together with the pooling and servicing  agreement,  with the Securities and Exchange Commission on April 13, 2007.

                                    DESCRIPTION OF THE CERTIFICATES

General

         The Series  2007-QS4  Mortgage  Asset-Backed  Pass-Through  Certificates  includes  thirty-six classes of Senior Certificates.

     The Group I Senior Certificates includes the following seven classes:

     o   Class I-A-1 Certificates;

     o   Class I-A-2 Certificates;

     o   Class I-A-3 Certificates;

     o   Class I-A-4 Certificates;

     o   Class I-A-P Certificates;

     o   Class I-A-V  Certificates,  and together with the Class I-A-1, Class I-A-2, Class I-A-3, Class
         I-A-4 and Class I-A-P Certificates, the Class I-A Certificates; and

     o   Class R-I Certificates.

     The Group II Senior Certificates includes the following eight classes:

     o   Class II-A-1 Certificates;

     o   Class II-A-2 Certificates;

     o   Class II-A-3 Certificates;

     o   Class II-A-4 Certificates;

     o   Class II-A-5 Certificates;

     o   Class II-A-P Certificates;

     o   Class II-A-V  Certificates,  and together with the Class II-A-1,  Class II-A-2,  Class II-A-3,
         Class II-A-4, Class II-A-5 and Class II-A-P Certificates, the Class II-A Certificates; and

     o   Class R-II Certificates.

     The Group III Senior Certificates includes the following fourteen classes:

     o   Class III-A-1 Certificates;

     o   Class III-A-2 Certificates;

     o   Class III-A-3 Certificates, or the TAC Certificates or Accretion Directed Certificates;

     o   Class III-A-4 Certificates;

     o   Class  III-A-5  Certificates,  or the  Accrual  Certificates,  and  together  with  the  Class
         III-A-1, Class III-A-2 and Class III-A-3 Certificates, the PAC Certificates;

     o   Class III-A-6 Certificates;

     o   Class  III-A-7  Certificates,  and  together  with the Class  III-A-3  Certificates  and Class
         III-A-5 Certificates, the Companion Certificates;

     o   Class III-A-8 Certificates;

     o   Class III-A-9  Certificates,  and together with the Class II-A-1, Class II-A-4, Class III-A-2,
         Class III-A-6 and Class III-A-7 Certificates, the Super Senior Certificates;

     o   Class  III-A-10  Certificates,  or  together  with the Class  III-A-4  Certificates  and Class
         III-A-9 Certificates, the Lockout Certificates;

     o   Class  III-A-11  Certificates,  and  together  with the Class  II-A-3  Certificates  and Class
         III-A-10 Certificates, the Senior Support Certificates;

     o   Class III-A-P Certificates;

     o   Class III-A-V  Certificates,  and together with the III-A-1,  Class  III-A-2,  III-A-3,  Class
         III-A-4,  III-A-5, Class III-A-6, Class III-A-7, Class III-A-8, Class III-A-9, Class III-A-10,
         Class III-A-11 and Class III-A-P Certificates, the Class III-A Certificates; and

     o   Class  R-III  Certificates,  and  together  with the Class  R-I  Certificates  and Class  R-II
         Certificates, the Residual Certificates or the Class R Certificates.

     The Group IV Senior Certificates includes the following three classes:

     o   Class IV-A-1 Certificates and together with the Class II-A-1,  Class II-A-3,  Class II-A-4 and
         Class III-A-7 Certificates, the Floater Certificates;

     o   Class  IV-A-2  Certificates,  and  together  with the Class  II-A-2,  Class  II-A-5  and Class
         III-A-8 Certificates, the Inverse Floater Certificates;

     o   Class  IV-A-3  Certificates,  and  together  with the  IV-A-1  Certificates  and Class  IV-A-2
         Certificates, the Class IV-A Certificates.

     The Group V Senior Certificates includes the following four classes:

     o   Class V-A-1 Certificates;

     o   Class V-A-2 Certificates;

     o   Class V-A-P  Certificates,  and together with the Class I-A-P,  Class II-A-P and Class III-A-P
         Certificates,  the Class A-P  Certificates;  and the Class A-P Certificates  together with the
         Class IV-A-3 Certificates, the Principal Only Certificates; and

     o   Class V-A-V  Certificates,  and together with the Class I-A-V,  Class II-A-V and Class III-A-V
         Certificates,  the Variable Strip  Certificates or the Class A-V  Certificates;  together with the  Inverse  Floater  Certificates  and the  Class  I-A-2  Certificates,  the  Interest  Only
         Certificates,  and together  with the Class V-A-1,  Class V-A-2 and Class V-A-P  Certificates,
         the Class V-A Certificates.

     In addition,  the Series 2007-QS4 Mortgage  Asset-Backed  Pass-Through  Certificates  includes the following six classes of subordinated certificates:

     o  Class M-1 Certificates;

     o  Class M-2 Certificates;

     o  Class  M-3  Certificates,   and  together  with  the  Class  M-1  Certificates  and  Class  M-2
        Certificates, the Class M Certificates;

     o  Class B-1 Certificates;

     o  Class B-2 Certificates; and

     o  Class  B-3  Certificates,   and  together  with  the  Class  B-1  Certificates  and  Class  B-2
        Certificates, the Class B Certificates.

         The Floater  Certificates  and the Inverse  Floater  Certificates  are  sometimes  referred to collectively  as the  Adjustable  Rate  Certificates.  Except  as  described  below,  distributions  of interest and principal on (i) the Group I Senior  Certificates,  (ii) the Group II Senior  Certificates
(other than the Class  II-A-P  Certificates  and the Class  II-A-V  Certificates),  (iii) the Group III
Senior  Certificates,  (iv) the Group IV Senior  Certificates  and (v) the Group V Senior  Certificates
will be based on interest  and  principal  received or advanced  with respect to the (i) group I loans,
(ii) the  group II  loans,  (iii)  the  group  III  loans,  (iv) the group IV loans and (v) the group V loans,  respectively.  Distributions  of interest and  principal on the Class II-A-V  Certificates  and
Class  II-A-P  Certificates  will be based on  interest  and  principal,  as  applicable,  received  or advanced  with  respect  to the  group II loans  and group IV loans.  Distributions  of  principal  and interest on the Class M Certificates  and Class B Certificates  will be based on interest and principal received or advanced with respect to all of the mortgage  loans.  Only the Class A-P  Certificates  and
Class A-V  Certificates  are offered  hereby.  See  "Glossary"  in the  prospectus  for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

         The certificates  evidence the entire  beneficial  ownership  interest in the trust. The trust consists of:

     o   the mortgage loans;

     o   the cash deposited in respect of the mortgage loans in the Custodial Account and in the
         Certificate Account and belonging to the trust;

     o   property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o   any applicable primary insurance policies and standard hazard insurance policies; and

     o   all proceeds of any of the foregoing.

         After giving  effect to the  distributions  on the November 26, 2007  distribution  date,  the
Senior  Certificates  evidenced  in the  aggregate a  beneficial  ownership  interest of  approximately
93.07% in the trust.  After giving effect to the  distributions  on the November 26, 2007  distribution date,  the Class M  Certificates  and Class B  Certificates  evidenced  in the  aggregate a  beneficial ownership  interest  of  approximately  6.93%  in  the  trust.  As of  the  cut-off  date,  the  Senior
Certificates  evidenced in the  aggregate an initial  beneficial  ownership  interest of  approximately
93.50% in the trust, and the Class M Certificates  and Class B Certificates  evidenced in the aggregate an initial beneficial ownership interest of approximately 6.50% in the trust.

         The Class I-A-P, Class II-A-P,  Class III-A-P,  Class V-A-P, Class I-A-V, Class II-A-V,  Class
III-A-V and Class V-A-V  Certificates  are available only in book-entry form through  facilities of The
Depository  Trust  Company,   or  DTC,  and  are  collectively   referred  to  as  the  DTC  registered
certificates.  The DTC registered  certificates  are issued in minimum  denominations of $25,000 in the case of the Class  I-A-P,  Class  II-A-P,  Class  III-A-P and Class V-A-P,  Certificates,  and integral multiples  of $1 in excess  thereof.  The Class  I-A-V,  Class  II-A-V,  Class  III-A-V and Class V-A-V
Certificates  were  issued  in  minimum  denominations  representing  an  initial  notional  amount  of
$2,000,000, and integral multiples of $1 in excess thereof.

         The DTC registered  certificates  are  represented by one or more  certificates  registered in the name of Cede & Co.,  as the  nominee of DTC.  No  beneficial  owner will be  entitled  to receive a certificate of any class in fully  registered  form, or a definitive  certificate,  except as described in the prospectus under "Description of the Certificates—Form of Certificates."

         For  additional   information  regarding  DTC  and  the  DTC  registered   certificates,   see
"Description of the Certificates—Form of Certificates" in the prospectus.

Glossary of Terms

         The  following  terms are given the  meanings  shown below to help  describe the cash flows on the certificates:

         Accretion Termination  Date—With respect to the Accrual Certificates,  the earlier to occur of
(i) the  distribution  date on which the  aggregate  Certificate  Principal  Balance  of the  Accretion
Directed  Certificates  has been  reduced  to  zero,  and (ii) the  occurrence  of the  Credit  Support
Depletion Date.

         Accrual  Distribution  Amount—On each  distribution  date preceding the Accretion  Termination
Date, an amount equal to the amount of Accrued Certificate  Interest on the Class III-A-5  Certificates
for  that  date  which  will be  added  to the  Certificate  Principal  Balance  of the  Class  III-A-5
Certificates  and distributed in the manner described in this prospectus  supplement under  "—Principal
Distributions  on the Senior  Certificates"  to the holders of the Accretion  Directed  Certificates as principal in reduction of the Certificate  Principal  Balance of the Accretion  Directed  Certificates.
Any  distributions  of the Accrual  Distribution  Amount to the Accretion  Directed  Certificates  will reduce the Certificate  Principal Balance of the Accretion  Directed  Certificates by that amount.  The amount  that is added to the  Certificate  Principal  Balance of the Class  III-A-5  Certificates  will accrue  interest  at a rate of 6.00% per annum.  On each  distribution  date on or after the  Accretion
Termination Date, the entire Accrued  Certificate  Interest on the Class III-A-5  Certificates for that date will be payable to the holders of the Class III-A-5  Certificates,  as interest, to the extent not required to be paid to the Accretion  Directed  Certificates  in order to fully reduce the  Certificate
Principal  Balance of the Accretion  Directed  Certificates to zero on the Accretion  Termination Date;
provided,  however,  that if the Accretion  Termination Date is the Credit Support  Depletion Date, the
entire  Accrual  Distribution  Amount for that date will be payable as  interest  to the holders of the
Class III-A-5 Certificates.

         Accrued  Certificate  Interest— With respect to any distribution  date, an amount equal to (a)
in the case of each class of Senior  Certificates  and Class M  Certificates,  other than the  Interest
Only  Certificates  and Principal  Only  Certificates,  interest  accrued  during the related  Interest
Accrual Period on the  Certificate  Principal  Balance of the  certificates  of that class  immediately prior to that  distribution  date at the related  pass-through rate and (b) in the case of the Interest
Only  Certificates,  interest  accrued  during  the  related  Interest  Accrual  Period on the  related
Notional Amount  immediately prior to that distribution date at the  then-applicable  pass-through rate on that class for that  distribution  date; in each case less interest  shortfalls,  if any,  allocated
thereto  for  that  distribution  date  to  the  extent  not  covered,   with  respect  to  the  Senior
Certificates,  by the  subordination  provided by the Class B  Certificates  and Class M  Certificates,
including in each case:

              (a)     any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the
     Certificates—Interest Distributions";

              (b)     the interest portions of Realized Losses, including Excess Special Hazard
     Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, not allocated through subordination;

              (c)     the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud
     Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

              (d)     any other interest shortfalls not covered by the subordination provided by the
     Class M Certificates or Class B Certificates, including interest shortfalls relating to the
     Servicemembers Civil Relief Act, or the Relief Act, or similar legislation or regulations, all allocated as described below.

         The Class  I-A  Percentage  of these  reductions  with  respect  to the group I loans  will be allocated  among the  holders  of the Group I Senior  Certificates,  in  proportion  to the  amounts of
Accrued  Certificate  Interest  that would have been  payable  to those  certificates  from the group I loans on that distribution  date absent such reductions.  The Class II-A Percentage of these reductions with  respect  to the  group II loans  will be  allocated  among  the  holders  of the  Group II Senior
Certificates,  in  proportion  to the  amounts of  Accrued  Certificate  Interest  that would have been payable  to  those  certificates  from  the  group  II loans  on that  distribution  date  absent  such reductions.  The Class III-A  Percentage of these  reductions  with respect to the group III loans will be allocated  among the holders of the Group III Senior  Certificates,  in proportion to the amounts of
Accrued  Certificate  Interest  that would have been payable to those  certificates  from the group III loans on that distribution  date absent such reductions.  The Class IV-A Percentage of these reductions with  respect  to the  group IV loans  will be  allocated  among  the  holders  of the  Group IV Senior
Certificates,  in  proportion  to the  amounts of  Accrued  Certificate  Interest  that would have been payable  to  those  certificates  from  the  group  IV loans  on that  distribution  date  absent  such reductions.  The Class V-A  Percentage  of these  reductions  with respect to the group V loans will be allocated  among the  holders  of the Group V Senior  Certificates,  in  proportion  to the  amounts of
Accrued  Certificate  Interest  that would have been  payable  to those  certificates  from the group V loans on that  distribution  date absent such  reductions.  The remainder of these  reductions  will be allocated  among the holders of the Class M Certificates  and the Class B Certificates in proportion to the  respective  amounts  of  Accrued  Certificate  Interest  that  would  have  been  payable  on that distribution  date  absent  these  reductions.  In the  case of each  class  of  Class M  Certificates,
Accrued  Certificate  Interest on that class will be further  reduced by the allocation of the interest portion  of  certain  losses  thereto,  if any,  as  described  below  under  "—Allocation  of  Losses;
Subordination."  Accrued  Certificate  Interest on each class of related  Senior  Certificates  will be distributed  on a pro rata  basis.  Accrued  Certificate  Interest  on each  class of  certificates  is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Advance—As  to any mortgage loan and any  distribution  date, an amount equal to the scheduled payment of  principal  and  interest on the  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         Aggregate  Available  Distribution  Amount—With respect to a distribution date, the sum of the
Available Distribution Amounts for all loan groups for such distribution date.

         Aggregate  Planned Principal  Balance—With  respect to the applicable PAC Certificates and any distribution  date, the amount set forth in the table entitled  "Aggregate  Planned Principal  Balances and Targeted  Principal  Balances" under  "—Principal  Distributions on the Senior  Certificates,"  for
such certificates opposite that distribution date.

         Aggregate Senior Interest  Distribution  Amount—With  respect to a distribution  date, the sum of the Senior Interest Distribution Amounts for all loan groups for such distribution date.

         Aggregate Senior Principal  Distribution  Amount—With  respect to a distribution date, the sum of the Senior Principal Distribution Amounts for all loan groups for such distribution date.

         Available  Distribution  Amount—With  respect to any distribution date and each loan group, an amount equal to the aggregate of:

              o   the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

              o   all unscheduled payments on the mortgage loans in the related loan group including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent
                  Recoveries and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

              o   all Advances made for that distribution date for the related loan group in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

              o   any additional amounts to be included in the Available Distribution Amount with respect to such loan group pursuant to the first paragraph of clause (f) under
                  "—Principal Distributions on the Senior Certificates".

         In addition to the foregoing amounts, with respect to unscheduled  collections,  not including mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related
Available  Distribution Amount for the distribution date in the month of receipt,  but is not obligated to do so. As described in this prospectus  supplement  under  "—Principal  Distributions  on the Senior
Certificates,"  any amount  with  respect to which such  election is so made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of  principal  and  interest  distributions  to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         Available Funds Cap—With  respect to any distribution  date on or after the distribution  date in May  2007  and on or  before  the  distribution  date  in  September  2008  and  the  Class  III-A-7
Certificates,  6.00% per annum plus amounts,  if any, paid pursuant to the yield maintenance  agreement and distributed to the holders of the Class III-A-7  Certificates on that distribution date,  expressed as a per annum rate. With respect to the  distribution  date after the  distribution  date in September
2008, 6.00% per annum.

         Capitalization  Reimbursement  Amount—With  respect to any distribution date and a loan group, the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage  loans in the related loan group during the  preceding  calendar  month and  reimbursed to the  master  servicer  or  subservicer  on or  prior  to  such  distribution  date,  plus  the  related
Capitalization  Reimbursement  Shortfall Amount remaining unreimbursed from any prior distribution date and  reimbursed  to the master  servicer or  subservicer  on or prior to such  distribution  date.  The master  servicer or  subservicer  will be entitled to be  reimbursed  for these  amounts  only from the principal collections on the mortgage loans in the related loan group.

         Capitalization  Reimbursement  Shortfall  Amount— With respect to any distribution  date and a loan group, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the  principal  balance  of the  mortgage  loans in the  related  loan group  during  the  preceding calendar  month exceeds the amount of principal  payments on the mortgage loans included in the related
Available Distribution Amount for that distribution date.

         Certificate  Group—With  respect  to (i) loan group I, the Group I Senior  Certificates,  (ii)
loan  group II,  the  Group II  Senior  Certificates;  (iii)  loan  group  III,  the  Group III  Senior
Certificates;  (iv) loan group IV, the Class II-A-P,  Class II-A-V and Group IV Senior Certificates and
(v) loan group V, the Group V Senior Certificates.

         Certificate   Principal   Balance—With   respect  to  any  Senior   Certificate  and  Class  M
Certificate,  other than the Interest Only  Certificates,  as of any date of  determination,  an amount equal to the initial  Certificate  Principal  Balance of that  certificate  reduced by the aggregate of
(a) all amounts  allocable to principal  previously  distributed  with respect to that  certificate and
(b) any reductions in the Certificate  Principal  Balance of that  certificate  deemed to have occurred in  connection  with  allocations  of  Realized  Losses  in the  manner  described  in this  prospectus supplement,  provided that, after the Certificate  Principal  Balances of the Class B Certificates have been reduced to zero,  the  Certificate  Principal  Balance of any  certificate of the class of Class M
Certificates  with the highest payment priority to which Realized Losses,  other than Excess Bankruptcy
Losses,  Excess  Fraud  Losses,  Excess  Special  Hazard  Losses and  Extraordinary  Losses,  have been allocated shall be increased by the percentage  interest  evidenced thereby multiplied by the amount of any  Subsequent  Recoveries  not  previously  allocated,  but not by more than the  amount of  Realized
Losses previously  allocated to reduce the Certificate  Principal Balance of that certificate,  and the
Certificate  Principal  Balance  of the class of  related  certificates  with a  Certificate  Principal
Balance  greater  than zero with the lowest  payment  priority  shall be  further  reduced by an amount equal to the  percentage  interest  evidenced  thereby  multiplied  by the  excess,  if any, of (i) the then-aggregate  Certificate  Principal Balance of all classes of related  certificates then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

         Class A-P Collection  Shortfall—With  respect to each  distribution date and a loan group, the extent to which (1) the amount  included  under clause (iii) of such  definition of Class A-P Principal
Distribution  Amount for that  distribution  date and loan group is less than (2) the amount  described in (a) under clause (iii) of such definition of Class A-P Principal Distribution Amount.

         Class A-P Principal  Distribution  Amount—With respect to any distribution date and loan group a distribution  allocable to principal made to holders of the related Class A-P  Certificates  from the related Available  Distribution Amount remaining after the related Senior Interest  Distribution Amount other than the Accrual Distribution Amount is distributed, equal to the aggregate of:

         (a)      the related  Discount  Fraction of the  principal  portion of the  scheduled  monthly payment on each  Discount  Mortgage  Loan in the  related  loan group due during the  related  Due
     Period,  whether or not received on or prior to the related  determination date, less the Discount
     Fraction of the  principal  portion of any related Debt Service  Reductions  which  together  with other Bankruptcy Losses are in excess of the related Bankruptcy Amount;

(c)  the related  Discount  Fraction of the principal  portion of all  unscheduled  collections on each
     Discount  Mortgage Loan in the related loan group other than amounts received in connection with a
     Final  Disposition of a Discount Mortgage Loan in the related loan group described in clause (iii)
     below, including mortgagor prepayments,  repurchases of Discount Mortgage Loans or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  as required by the pooling and servicing agreement,  Liquidation  Proceeds,  Subsequent Recoveries and Insurance Proceeds, to the
     extent  applied as recoveries of principal,  received  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

(d)  in connection  with the Final  Disposition  of a Discount  Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy
     Losses or  Extraordinary  Losses  an amount  equal to the  lesser of (a) the  applicable  Discount
     Fraction of the Stated Principal  Balance of that Discount Mortgage Loan immediately prior to that distribution  date and (b) the aggregate  amount of collections on that Discount  Mortgage Loan to the extent applied as recoveries of principal;

(e)  any amounts  allocable to principal  for any previous  distribution  date  calculated  pursuant to clauses (i) through (iii) above that remain undistributed; and

(f)  an  amount  equal  to the  aggregate  of the  related  Class  A-P  Collection  Shortfalls  for all distribution  dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full;  provided,  that distributions under this clause
     (v) shall only be made to the  extent of  Eligible  Funds for such loan group on any  distribution date; minus

(g)  the related Discount Fraction of the portion of the  Capitalization  Reimbursement  Amount for the
     related loan group for such  distribution  date, if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding  the foregoing,  on or after the Credit Support Depletion Date, the Class A-P Principal
Distribution  Amount  with  respect to any  distribution  date and loan  group will equal the  Discount
Fraction of the  principal  portion of  scheduled  payments  and  unscheduled  collections  received or advanced in respect of Discount  Mortgage  Loans in the related  loan group minus the related  Discount
Fraction  of the  portion of the  related  Capitalization  Reimbursement  Amount for such  distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

         Class I-A  Percentage—  With respect to any  distribution  date, the  percentage  equal to the aggregate  Certificate  Principal  Balance  of the Group I Senior  Certificates,  other  than the Class
I-A-P  Certificates,  immediately  prior to that  distribution  date  divided by the  aggregate  Stated
Principal  Balance of all of the mortgage  loans in loan group I, other than the  Discount  Fraction of the Stated  Principal  Balance of each  Discount  Mortgage Loan in loan group I,  immediately  prior to that  distribution  date.  The Class I-A  Percentage  was equal to  approximately  93.26%  after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Class II-A  Percentage—With  respect to any  distribution  date, the  percentage  equal to the aggregate  Certificate  Principal  Balance  of the Group II Senior  Certificates,  other than the Class
II-A-P  Certificates,  immediately  prior to that  distribution  date divided by the  aggregate  Stated
Principal  Balance of all of the mortgage  loans in loan group II, other than the Discount  Fraction of the Stated  Principal  Balance of each Discount  Mortgage Loan in loan group II,  immediately  prior to that  distribution  date.  The Class II-A  Percentage  was equal to  approximately  92.88% after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Class III-A  Percentage—With  respect to any  distribution  date, the percentage  equal to the aggregate  Certificate  Principal  Balance of the Group III Senior  Certificates,  other than the Class
III-A-P  Certificates,  immediately  prior to that  distribution  date divided by the aggregate  Stated
Principal  Balance of all of the mortgage loans in loan group III, other than the Discount  Fraction of the Stated Principal  Balance of each Discount  Mortgage Loan in loan group III,  immediately  prior to that  distribution  date.  The Class III-A  Percentage was equal to  approximately  93.18% after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Class III-A-7 Payment  Balance—With  respect to any distribution  date specified below and the
Class III-A-7  Certificates,  the lesser of (1) the Certificate  Principal Balance of the Class III-A-7
Certificates  immediately  prior to that  distribution  date and (2) the amount of the  "Class  III-A-7
Schedule Balance" specified below for that distribution date:

                                  Class III-A-7
Distribution Date                Schedule Balance
____________________________________________________
   May 2007                      44,530,722.26
   June 2007                     42,659,898.72
   July 2007                     40,600,509.02
   August 2007                   38,356,281.15
   September 2007                35,931,689.53
   October 2007                  33,331,949.15
   November 2007                 30,563,005.96
   December 2007                 27,631,523.38
   January 2008                  24,544,864.89
   February 2008                 21,311,072.68
   March 2008                    17,938,842.53
   April 2008                    14,637,295.10
   May 2008                      11,518,590.10
   June 2008                     8,580,203.77
   July 2008                     5,819,529.00
   August 2008                   3,233,876.39
   September 2008                820,475.61

         Class IV-A  Percentage—With  respect to any  distribution  date, the  percentage  equal to the aggregate Certificate  Principal Balance of the Group IV Senior Certificates  immediately prior to that distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans in loan group IV,  other than the  Discount  Fraction  of the Stated  Principal  Balance of each  Discount
Mortgage  Loan in loan  group  IV,  immediately  prior  to  that  distribution  date.  The  Class  IV-A
Percentage was equal to  approximately  92.41% after giving effect to distributions on the November 26,
2007 distribution date and will in no event exceed 100%.

         Class V-A  Percentage—With  respect to any  distribution  date,  the  percentage  equal to the aggregate  Certificate  Principal  Balance  of the Group V Senior  Certificates,  other  than the Class
V-A-P  Certificates,  immediately  prior to that  distribution  date  divided by the  aggregate  Stated
Principal  Balance of all of the mortgage  loans in loan group V, other than the  Discount  Fraction of the Stated  Principal  Balance of each  Discount  Mortgage Loan in loan group V,  immediately  prior to that  distribution  date.  The Class V-A  Percentage  was equal to  approximately  93.08%  after giving effect to distributions on the November 26, 2007 distribution date and will in no event exceed 100%.

         Credit Support Depletion Date—The first  distribution date on which the aggregate  Certificate
Principal Balance of the Class M Certificates and Class B Certificates has been reduced to zero.

         Discount  Fraction—With  respect to each  Discount  Mortgage Loan in loan group I, a fraction, expressed as a  percentage,  the  numerator of which is 6.25% per annum minus the Net Mortgage Rate for such  Discount  Mortgage  Loan and the  denominator  of  which is 6.25%  per  annum.  The  Class  I-A-P
Certificates  will be entitled to payments  based on the  Discount  Fraction of the  Discount  Mortgage
Loans in loan group I.

         With respect to each  Discount  Mortgage  Loan in loan group II and loan group IV, a fraction, expressed as a  percentage,  the  numerator of which is 7.00% per annum minus the Net Mortgage Rate for such  Discount  Mortgage  Loan and the  denominator  of which is 7.00%  per  annum.  The  Class  II-A-P
Certificates  will be entitled to payments  based on the  Discount  Fraction of the  Discount  Mortgage
Loans in loan group II and loan group IV.

         With  respect to each  Discount  Mortgage  Loan in loan group III, a fraction,  expressed as a percentage,  the  numerator of which is 6.00% per annum minus the Net Mortgage  Rate for such  Discount
Mortgage Loan and the  denominator  of which is 6.00% per annum.  The Class III-A-P  Certificates  will be entitled to payments  based on the Discount  Fraction of the Discount  Mortgage  Loans in loan group
III.

         With  respect to each  Discount  Mortgage  Loan in loan group V, a  fraction,  expressed  as a percentage,  the  numerator of which is 5.75% per annum minus the Net Mortgage  Rate for such  Discount
Mortgage Loan and the  denominator of which is 5.75% per annum.  The Class V-A-P  Certificates  will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans in loan group V.

         Discount  Mortgage  Loan—Any  group I loan with a Net Mortgage Rate less than 6.25% per annum, any group II loan and group IV loan with a Net Mortgage  Rate less than 7.00% per annum,  any group III loan with a Net Mortgage  Rate less than 6.00% per annum and any group V loan with a Net Mortgage  Rate less than 5.75% per annum.

         Due Date—With  respect to any  distribution  date and any mortgage  loan,  the date during the related Due Period on which scheduled payments are due.

         Due  Period—With   respect  to  any  distribution  date,  the  calendar  month  in  which  the distribution date occurs.

         Eligible  Funds—With  respect  to any  distribution  date and loan  group,  such loan  group's portion of an amount that is allocated  among the loan groups pro rata,  based on the aggregate  unpaid
Class A-P  Shortfalls  for each loan group,  which  amount is equal to the excess of (i) the  Aggregate
Available  Distribution Amount over (ii) the sum of the Aggregate Senior Interest  Distribution Amount,
the Aggregate Senior Principal  Distribution  Amount  (determined  without regard to clause (iv) of the definition of "Senior Principal  Distribution  Amount"),  the Class A-P Principal  Distribution  Amount
(determined  without  regard to clause  (v) of the  definition  of "Class  A-P  Principal  Distribution
Amount") and the aggregate amount of Accrued  Certificate  Interest on the Class M, Class B-1 and Class
B-2 Certificates.

         Excess Bankruptcy  Losses—Bankruptcy  Losses on the mortgage loans in excess of the Bankruptcy
Amount.

         Excess Fraud Losses—Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount.

         Excess  Special  Hazard  Losses—Special  Hazard Losses on the mortgage  loans in excess of the
Special Hazard Amount.

         Excess  Subordinate  Principal  Amount—With  respect  to any  distribution  date on which  the
Certificate  Principal  Balance  of  the  most  subordinate  class  or  classes  of  certificates  then outstanding  is to be reduced to zero and on which  Realized  Losses are to be  allocated to that class or those  classes,  the amount,  if any, by which (i) the amount of principal  that would  otherwise be distributable  on that class or those  classes of  certificates  on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance of that class or those classes of  certificates  immediately  prior to that  distribution  date over the  aggregate  amount of
Realized  Losses to be allocated to that class or those classes of  certificates  on that  distribution date,  as reduced by any  amount  calculated  pursuant  to clause (v) of the  definition  of "Class A-P
Principal  Distribution  Amount"  with  respect to each loan group.  The Excess  Subordinate  Principal
Amount will be  allocated  among the loan groups on a pro rata basis in  accordance  with the amount of
Realized  Losses on the mortgage loans in each such loan group  allocated to the  certificates  on that distribution date.

         Final  Disposition—With  respect to a defaulted  mortgage loan, a Final  Disposition is deemed to have  occurred  upon a  determination  by the master  servicer  that it has received  all  Insurance
Proceeds,  Liquidation  Proceeds  and other  payments  or cash  recoveries  which the  master  servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         Interest  Accrual  Period—For  all classes of  certificates,  other than the  Adjustable  Rate
Certificates,  the calendar  month  preceding  the month in which the  distribution  date  occurs.  The
Interest  Accrual Period for the Adjustable  Rate  Certificates is the one-month  period  commencing on the 25th day of the month preceding the month in which the  distribution  date occurs and ending on the
24th day of the month in which  the  distribution  date  occurs.  Notwithstanding  the  foregoing,  the distributions  of interest on any  distribution  date for all classes of  certificates,  including  the
Adjustable Rate  Certificates,  will reflect interest accrued,  and receipts for that interest accrued, on the mortgage loans for the preceding  calendar month,  as may be reduced by any Prepayment  Interest
Shortfall and other  shortfalls in collections of interest to the extent  described in this  prospectus supplement.

         Lockout  Amount—With  respect to any distribution  date, an amount equal to the product of (i)
the Lockout  Percentage  for that  distribution  date,  (ii) a fraction,  the numerator of which is the aggregate  Certificate  Principal  Balance  of the Class  III-A-4,  Class  III-A-9  and Class  III-A-10
Certificates  for  that  distribution  date  and the  denominator  of  which  is the  aggregate  Stated
Principal  Balance of the group III loans,  other than the Discount  Fraction of each Discount Mortgage
Loan in loan  group  III,  for that  distribution  date,  and (iii) the  aggregate  of the  collections described  in clauses  (i) - (v) (net of amounts  set forth in clause  (vi)) of the  definition  of the
Senior  Principal  Distribution  Amount  with  respect to loan group III,  without  application  of the
Senior Percentage or the Senior Accelerated Distribution Percentage.

         Lockout  Percentage—For  any  distribution  date occurring prior to the  distribution  date in
April  2012,  0%.  For any  distribution  date  occurring  after the first  five  years  following  the issuance date, a percentage determined as follows:

                  o   for any distribution date during the sixth year after the issuance date, 30%;

                  o   for any distribution date during the seventh year after the issuance date, 40%;

                  o   for any distribution date during the eighth year after the issuance date, 60%;

                  o   for any  distribution  date during the ninth year after the issuance  date,  80%;
                      and

         for any distribution date thereafter, 100%.

         Net Mortgage  Rate—As to a mortgage  loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

         Non-Discount Mortgage Loan—The mortgage loans other than the Discount Mortgage Loans.

         Notional  Amount— As of any date of  determination,  the  Notional  Amount of the Class  I-A-2
Certificates  is equal to 2.5% of the  Certificate  Principal  Balance of the Class I-A-1  Certificates
immediately  prior to that date. The Notional Amount of the Class I-A-2  Certificates was approximately
$488,706 after giving effect to  distributions  on the November 26, 2007  distribution  date. As of any date of determination,  the Notional Amount of the Class II-A-2  Certificates is equal to the aggregate
Certificate  Principal  Balance  of  the  Class  II-A-1  Certificates  and  Class  II-A-3  Certificates
immediately   prior  to  that  date.  The  Notional  Amount  of  the  Class  II-A-2   Certificates  was
approximately  $50,838,583  after giving effect to distributions on the November 26, 2007  distribution date. As of any date of  determination,  the Notional Amount of the Class II-A-5  Certificates is equal to the Certificate  Principal Balance of the Class II-A-4 Certificates  immediately prior to that date.
The Notional  Amount of the Class  II-A-5  Certificates  was  approximately  $128,676,464  after giving effect to distributions on the November 26, 2007  distribution  date. As of any date of  determination, the Notional Amount of the Class III-A-8  Certificates is equal to the  Certificate  Principal  Balance of the Class III-A-7  Certificates  immediately  prior to that date.  The Notional  Amount of the Class
III-A-8  Certificates  was  approximately  $36,655,942  after  giving  effect to  distributions  on the
November 26, 2007  distribution  date.  As of any date of  determination,  the  Notional  Amount of the
Class  IV-A-2  Certificates  is  equal  to  the  Certificate  Principal  Balance  of the  Class  IV-A-1
Certificates  immediately  prior to that date.  The Notional  Amount of the Class  IV-A-2  Certificates
was  approximately  $41,635,006  after  giving  effect  to  distributions  on  the  November  26,  2007 distribution  date.  As of  any  date  of  determination,  the  Notional  Amount  of  the  Class  I-A-V
Certificates  is equal to the  aggregate  Stated  Principal  Balance of the group I loans prior to that date. The Notional Amount of the Class I-A-V  Certificates was  approximately  $52,248,380 after giving effect to distributions on the November 26, 2007  distribution  date. As of any date of  determination, the  Notional  Amount of the Class  II-A-V  Certificates  is equal to the  aggregate  Stated  Principal
Balance  of the  group II loans and  group IV loans  prior to that  date.  The  Notional  Amount of the
Class II-A-V  Certificates was approximately  $242,205,800  after giving effect to distributions on the
November 26, 2007  distribution  date.  As of any date of  determination,  the  Notional  Amount of the
Class III-A-V  Certificates is equal to the aggregate Stated  Principal  Balance of the group III loans prior  to  that  date.  The  Notional  Amount  of the  Class  III-A-V  Certificates  was  approximately
$309,660,451  after giving effect to  distributions on the November 26, 2007  distribution  date. As of any date of  determination,  the  Notional  Amount  of the  Class  V-A-V  Certificates  is equal to the aggregate  Stated  Principal  Balance of the group V loans prior to that date.  The Notional  Amount of the Class V-A-V  Certificates  was  approximately  $89,265,294  after giving effect to distributions on the November 26, 2007  distribution  date.  Reference to a Notional Amount is solely for convenience in specific  calculations  and does not  represent  the right to receive any  distributions  allocable  to principal.

         Planned   Principal   Balance—With   respect  to  the  applicable  PAC  Certificates  and  any
distribution  date, the amount set forth in the table entitled  "Aggregate  Planned Principal  Balances and Targeted  Principal  Balances" under  "—Principal  Distributions on the Senior  Certificates,"  for
such certificates opposite that distribution date.

         Record Date—With respect to any offered  certificates and any distribution  date, the close of business on the last business day of the preceding calendar month.

         Senior  Accelerated  Distribution  Percentage—  For any loan group and any  distribution  date occurring  prior to the  distribution  date in April 2012,  100%. The Senior  Accelerated  Distribution
Percentage  for any  distribution  date and any  loan  group  occurring  after  the  first  five  years following the issuance date will be as follows:

              o   for any distribution  date during the sixth year after the issuance date, the related
                  Senior  Percentage  for that  distribution  date plus 70% of the related  Subordinate
                  Percentage for that distribution date;

              o   for any  distribution  date  during the seventh  year after the  issuance  date,  the related  Senior  Percentage  for  that  distribution  date  plus  60% of the  related
                  Subordinate Percentage for that distribution date;

              o   for any  distribution  date  during the  eighth  year after the  issuance  date,  the related  Senior  Percentage  for  that  distribution  date  plus  40% of the  related
                  Subordinate Percentage for that distribution date;

              o   for any distribution  date during the ninth year after the issuance date, the related
                  Senior  Percentage  for that  distribution  date plus 20% of the related  Subordinate
                  Percentage for that distribution date; and

              o   for any  distribution  date  thereafter,  the  related  Senior  Percentage  for  that distribution date.

         If on any  distribution  date the  weighted  average  of the Senior  Percentages  for all loan groups,  weighted  on the basis of the Stated  Principal  Balances of the  mortgage  loans in each loan group excluding the Discount Fraction of the Discount  Mortgage Loans,  exceeds the weighted average of the initial Senior Percentages,  calculated on that basis, each of the Senior Accelerated  Distribution
Percentages for that distribution date will once again equal 100%.

         Any scheduled reduction to each Senior Accelerated  Distribution  Percentage shall not be made as of any distribution date unless either:

         (a)(i)(X)  the  outstanding  principal  balance of the mortgage  loans  delinquent  60 days or more,  including  mortgage  loans in  foreclosure  and REO,  averaged  over the last six  months,  as a percentage of the aggregate  outstanding  Certificate Principal Balance of the Class M Certificates and
Class B Certificates,  is less than 50% or (Y) the outstanding  principal  balance of mortgage loans in all loan groups delinquent 60 days or more,  including  mortgage loans in foreclosure and REO, averaged over the last six  months,  as a  percentage  of the  aggregate  outstanding  principal  balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

         (ii).....Realized  Losses  on the  mortgage  loans  to date  for that  distribution  date,  if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year thereafter,  after the issuance  date,  are less than 30%,  35%,  40%,  45% or 50%,  respectively,  of the sum of the  initial
Certificate Principal Balances of the Class M Certificates and Class B Certificates; or

         (b)(i)  the  outstanding  principal  balance of  mortgage  loans  delinquent  60 days or more, including  mortgage loans in foreclosure  and REO,  averaged over the last six months,  as a percentage of the  aggregate  outstanding  principal  balance of all  mortgage  loans  averaged  over the last six months, does not exceed 4%, and

         (ii)    Realized  Losses  on the  mortgage  loans  to date  for that  distribution  date,  if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year  thereafter,  after the issuance  date,  are less than 10%,  15%,  20%,  25% or 30%,  respectively,  of the sum of the  initial
Certificate Principal Balances of the Class M Certificates and Class B Certificates.

         Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal  Balances of the related  Senior  Certificates,  other than the Class A-P  Certificates,  to zero,  the  related  Senior
Accelerated Distribution Percentage will equal 0%.

         Senior  Interest  Distribution  Amount— With respect to any  distribution  date and loan group the amount of Accrued  Certificate  Interest to be  distributed  to the  holders of the related  Senior
Certificates for that distribution date.

         Senior  Percentage—  The Class I-A  Percentage,  the Class II-A  Percentage,  the Class  III-A
Percentage, the Class IV-A Percentage or the Class V-A Percentage as applicable.

         Senior Principal  Distribution  Amount— With respect to any distribution date and a loan group the  lesser of (a) the  balance  of the  related  Available  Distribution  Amount  remaining  after the related  Senior  Interest  Distribution  Amount and related  Class A-P  Principal  Distribution  Amount
(determined  without  regard to clause  (v) of the  definition  of "Class  A-P  Principal  Distribution
Amount"), in each case, for the related loan group have been distributed and (b) the sum of:

         (a)      the  product  of (A)  the  then-applicable  related  Senior  Percentage  and  (B) the aggregate of the following amounts:

              (1)   the principal  portion of all scheduled  monthly  payments on the mortgage loans in the related loan group other than the related  Discount  Fraction of the principal  portion of those  payments  with respect to each Discount  Mortgage  Loan in the related loan group,  due during  the  related  Due  Period,  whether  or  not  received  on or  prior  to  the  related determination  date less the  principal  portion of Debt  Service  Reductions,  other than the related  Discount  Fraction  of the  principal  portion of the Debt  Service  Reductions  with respect to each Discount  Mortgage Loan in the related loan group,  which  together with other
         Bankruptcy Losses are in excess of the Bankruptcy Amount;

              (2)   the principal  portion of all proceeds of the  repurchase of a mortgage loan in the related  loan  group or,  in the case of a  substitution,  amounts  representing  a  principal adjustment,  other  than the  related  Discount  Fraction  of the  principal  portion of those proceeds  with respect to each Discount  Mortgage Loan in the related loan group,  as required by the pooling and servicing agreement during the preceding calendar month; and

              (3)   the principal portion of all other unscheduled  collections,  including  Subsequent
         Recoveries,  received  with respect to the related loan group  during the  preceding  calendar month,  other  than  full and  partial  mortgagor  prepayments  and any  amounts  received  in connection  with a Final  Disposition  of a mortgage loan  described in clause (ii) below,  to the extent  applied as recoveries of principal,  other than the related  Discount  Fraction of the  principal  portion  of those  unscheduled  collections,  with  respect  to each  Discount
         Mortgage Loan in the related loan group;

(h)  in  connection  with the Final  Disposition  of a mortgage loan in the related loan group (x) that occurred in the preceding  calendar month and (y) that did not result in any Excess Special Hazard
     Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

              (1)   the  then-applicable  related Senior  Percentage of the Stated Principal Balance of
         the mortgage loan, other than the related Discount  Fraction of the Stated Principal  Balance, with respect to a Discount Mortgage Loan; and

              (2)   the  then-applicable  related  Senior  Accelerated  Distribution  Percentage of the
         related unscheduled  collections,  including Insurance Proceeds and Liquidation  Proceeds,  to the extent  applied as  recoveries  of  principal,  in each case other than the portion of the collections,  with respect to a Discount  Mortgage Loan in the related loan group  included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

(i)  the  then-applicable  related Senior Accelerated  Distribution  Percentage of the aggregate of all partial mortgagor  prepayments made during the preceding calendar month and mortgagor  prepayments in full made during the related  Prepayment  Period,  with respect to the related loan group other than the related  Discount  Fraction  of  mortgagor  prepayments,  with  respect to each  Discount
     Mortgage Loan in the related loan group;

(j)  any Excess  Subordinate  Principal  Amount allocated to the related loan group as described in the definition of Excess Subordinate Principal Amount, for that distribution date;

(k)  any  additional  amounts  from  another  loan  group  to  be  included  in  the  Senior  Principal
     Distribution  Amount with respect to such loan group pursuant to the first paragraph of clause (f)
     under "—Principal Distributions on the Senior Certificates"; and

(l)  any amounts  allocable to principal  for any previous  distribution  date  calculated  pursuant to clauses (i) through (iii) above that remain  undistributed to the extent that any of those amounts are not  attributable  to Realized  Losses which were allocated to the Class M Certificates or the
     Class B Certificates; minus

(m)  the  related  Capitalization  Reimbursement  Amount  for such  distribution  date,  other than the related Discount  Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group  multiplied  by a fraction,  the  numerator of which is the related  Senior
     Principal  Distribution Amount, without giving effect to this clause (vii), and the denominator of which is the sum of the  principal  distribution  amounts for all classes of  certificates,  other than the Class A-P Certificates,  payable from the Available  Distribution  Amount for the related loan group without giving effect to any reductions  for the related  Capitalization  Reimbursement
     Amount.

         Subordinate  Percentage—  With  respect  to any loan group as of any date of  determination  a percentage equal to 100% minus the related Senior Percentage as of that date.

         Subsequent  Recoveries—Subsequent  recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         Targeted  Principal   Balance—With   respect  to  the  Class  III-A-3   Certificates  and  any
distribution  date,  the  amount  set forth in  Schedule  C of the table  entitled  "Aggregate  Planned
Principal  Balances and Targeted  Principal  Balances" under  "—Principal  Distributions  on the Senior
Certificates," opposite that distribution date.

Interest Distributions

         Holders of each class of Senior  Certificates other than the Principal Only Certificates,  and in  certain  circumstances  the  Class  IV-A-1  Certificates,  will be  entitled  to  receive  interest distributions  in an  amount  equal  to  the  Accrued  Certificate  Interest  on  that  class  on  each distribution  date, to the extent of the related  Available  Distribution  Amount for that distribution date,  other than the  Accrual  Distribution  Amount for that  distribution  date,  in the case of loan group  III,  commencing  on  the  first  distribution  date  in  the  case  of all  classes  of  Senior
Certificates entitled to interest  distributions,  other than the Accrual Certificates,  and commencing on the  Accretion  Termination  Date in the case of the  Accrual  Certificates.  Holders  of the  Class
III-A-7  Certificates  will also be entitled to receive  payments,  if any,  made pursuant to the yield maintenance  agreement as described in this prospectus  supplement.  On each  distribution date through and including the distribution  date in March 2008, if the annualized rate of prepayments,  a CPR rate, on the group IV loans in the month  immediately  preceding the distribution date exceeds 30%, the Class
IV-A-2  Certificates  will be  entitled to receive  interest  accrued on and  otherwise  payable to the
Class  IV-A-1  Certificates  for that  distribution  date and the Class IV-A-1 will receive no interest distribution on that distribution date.

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls  will result because  interest on prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is  distributed on prepayments  in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any distribution date, any Prepayment Interest Shortfalls  resulting from  prepayments  in full or  prepayments  in part made on a mortgage  loan in a loan group during the preceding  calendar  month  that  are  being  distributed  to the  related  certificateholders  on that distribution  date will be offset by the  master  servicer,  but only to the  extent  those  Prepayment
Interest  Shortfalls  do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the aggregate  Stated  Principal  Balance of the  mortgage  loans in the  related  loan  group  immediately preceding  that  distribution  date and (b) the sum of the master  servicing  fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer on amounts  payable with respect to the mortgage loans in the related loan group and that  distribution date. No assurance can be given that the master  servicing  compensation  available to cover Prepayment
Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls  which are not covered  by the  master  servicer  on any  distribution  date  will  not be  reimbursed  on any  future distribution  date. See "Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment
of Expenses" in this prospectus supplement.

         If on any  distribution  date the Available  Distribution  Amount with respect to a loan group is less than the  Accrued  Certificate  Interest  on the  Senior  Certificates  payable  from that loan group,  the  shortfall  will be  allocated  among the holders of the  related  Senior  Certificates  in proportion to the respective amounts of Accrued  Certificate  Interest payable from that loan group for that  distribution  date. In addition,  the amount of any such interest  shortfalls that are covered by subordination,  specifically,  interest  shortfalls  not  described  in clauses (i) through (iv) in the definition of Accrued Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be distributable  to holders of the  certificates of those classes entitled to those amounts on subsequent distribution  dates,  in each case to the extent of  available  funds for the related  loan group after interest distributions as described in this prospectus supplement.

         Interest  shortfalls that are  distributable on future  distribution  dates as described above could occur, for example,  if  delinquencies  on the mortgage loans in a loan group were  exceptionally high and were  concentrated  in a particular  month and  Advances by the master  servicer did not cover the shortfall.  Any amounts so carried  forward will not bear interest.  Any interest  shortfalls  will not be offset by a  reduction  in the  servicing  compensation  of the master  servicer  or  otherwise, except to the limited  extent  described in the second  preceding  paragraph with respect to Prepayment
Interest Shortfalls.

         The  pass-through  rates on all  classes of offered  certificates,  other than the  Adjustable
Rate,  Variable Strip and Principal Only  Certificates,  are fixed and are listed on pages S-9 and S-10 of this prospectus supplement.

         The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

              (1)   The  pass-through  rate  on the  Class  II-A-1  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         5.2025% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.33%,  with a maximum  rate of 7.00% per annum and a minimum rate of
         0.33% per annum.

              (2)   The  pass-through  rate  on the  Class  II-A-2  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         1.7975% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to 6.67% minus  LIBOR,  with a maximum  rate of 6.67% per annum and a minimum  rate of 0.00% per annum.

              (3)   The  pass-through  rate  on the  Class  II-A-3  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         5.2025% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.33%,  with a maximum  rate of 7.00% per annum and a minimum rate of
         0.33% per annum.

              (4)   The  pass-through  rate  on the  Class  II-A-4  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         5.2125% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.34%,  with a maximum  rate of 7.00% per annum and a minimum rate of
         0.34% per annum.

              (5)   The  pass-through  rate  on the  Class  II-A-5  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         1.7875% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to 6.66% minus  LIBOR,  with a maximum  rate of 6.66% per annum and a minimum  rate of 0.00% per annum.

              (6)   The  pass-through  rate on the  Class  III-A-7  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         5.4725% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.60%,  with a maximum  rate equal to the  Available  Funds Cap and a minimum rate of 0.60% per annum.

              (7)   The  pass-through  rate on the  Class  III-A-8  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         0.5275% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to 5.40% minus  LIBOR,  with a maximum  rate of 5.40% per annum and a minimum  rate of 0.00% per annum.

              (8)   The  pass-through  rate  on the  Class  IV-A-1  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         5.2725% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.40%,  with a maximum  rate of 7.50% per annum and a minimum rate of
         0.40% per annum;  provided,  however,  that from the  distribution  date in April 2007 through and including the distribution  date in March 2008, if the annualized rate of prepayments,  or
         CPR rate,  on the group IV loans in the month  immediately  preceding  the  distribution  date exceeds  30%,  the Class IV-A-1  Certificates  will  receive no interest on that  distribution date.

              (9)   The  pass-through  rate  on the  Class  IV-A-2  Certificates  with  respect  to the
         Interest Accrual Period related to the November 26, 2007  distribution  date was approximately
         2.2275% per annum,  and as to any  Interest  Accrual  Period  thereafter,  will be a per annum rate equal to 7.10% minus  LIBOR,  with a maximum  rate of 7.10% per annum and a minimum  rate of 0.00% per annum;  provided,  however, that from the distribution date in April 2007 through and including the distribution  date in March 2008, if the annualized rate of prepayments,  or
         CPR rate,  on the group IV loans in the month  immediately  preceding  the  distribution  date exceeds 30%, the Class IV-A-2  Certificates  will be entitled to receive  interest  accrued on and otherwise  payable to the Class IV-A-1  Certificates for that distribution  date,  subject to a maximum rate of 7.50% per annum.

         The  pass-through  rate on the Class  I-A-V,  Class  II-A-V,  Class  III-A-V  and Class  V-A-V
Certificates on each distribution  date will equal the weighted average,  based on the Stated Principal
Balance of the mortgage loans  immediately  preceding that  distribution  date, of the pool strip rates on each of the mortgage  loans in the related loan group.  The pool strip rate on any mortgage  loan in loan  group I is equal to its Net  Mortgage  Rate minus  6.25% per  annum,  but not less than 0.00% per annum.  The pool  strip  rate on any  mortgage  loan in loan group II and loan group IV is equal to its
Net  Mortgage  Rate minus  7.00% per annum,  but not less than 0.00% per annum.  The pool strip rate on any mortgage  loan in loan group III is equal to its Net Mortgage  Rate minus 6.00% per annum,  but not less than 0.00% per annum.  The pool  strip rate on any  mortgage  loan in loan group V is equal to its
Net  Mortgage  Rate minus  5.75% per annum,  but not less than  0.00% per  annum.  As of the  reference date,  the pool strip rates on the mortgage  loans in loan group I ranged  between 0.00% and 1.545% per annum.  As of the  reference  date,  the pool strip  rates on the  mortgage  loans in loan group II and loan group IV ranged  between  0.00% and 1.045% per annum.  As of the  reference  date,  the pool strip rates on the  mortgage  loans in loan group III ranged  between  0.00% and 1.795% per annum.  As of the reference  date,  the pool strip rates on the mortgage  loans in loan group V ranged  between 0.00% and
1.920% per annum. The pass-through  rates on the Class I-A-V,  II-A-V,  III-A-V and V-A-V  Certificates
with respect to the Interest  Accrual  Period related to the November 26, 2007  distribution  date were approximately 0.1211%, 0.2085%, 0.3723% and 0.4180%, per annum, respectively.

         As described in this prospectus  supplement,  the Accrued  Certificate  Interest  allocable to the Class I-A-V,  Class  II-A-V,  Class III-A-V and Class V-A-V  Certificates  is based on the Notional
Amount of that class.

Determination of LIBOR

         LIBOR for any  Interest  Accrual  Period  after the initial  Interest  Accrual  Period will be determined as described in the three succeeding paragraphs.

         On each  distribution  date,  LIBOR shall be established by the trustee and as to any Interest
Accrual  Period,  LIBOR will equal the rate for  United  States  dollar  deposits  for one month  which appears on the  Reuters  Screen  LIBOR01  page as of 11:00  A.M.,  London  time,  on the  second  LIBOR business  day prior to the first day of that  Interest  Accrual  Period,  or the LIBOR rate  adjustment date.  Reuters Screen  LIBOR01 page means the display  designated as page LIBOR01 on the Reuters Screen or any other page as may replace  LIBOR01  page on that  service for the purpose of  displaying  London interbank  offered  rates of major  banks.  If the rate does not  appear on that page or any other page as may replace that page on that  service,  or if the service is no longer  offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after  consultation  with the master servicer, the rate will be the reference bank rate as described below.

         The  reference  bank rate will be  determined  on the basis of the rates at which  deposits in
U.S. Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions  in the London  interbank  market,  selected by the trustee  after  consultation  with the master  servicer.  The reference  bank rate will be  determined  as of 11:00 A.M.,  London time, on the day that is one  LIBOR  business  day prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal Balance of the Adjustable Rate  Certificates  then  outstanding.  The trustee  will  request  the  principal  London  office  of each of the  reference  banks to  provide  a quotation of its rate. If at least two  quotations are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are  provided as  requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the master servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars  to  leading  European  banks for a period of one month in amounts
approximately   equal  to  the  aggregate   Certificate   Principal  Balance  of  the  Adjustable  Rate
Certificates  then  outstanding.  If no  quotations  can be  obtained,  the rate  will be LIBOR for the prior  distribution  date, or in the case of the first LIBOR rate adjustment date, 5.32% per annum with respect to the  Adjustable  Rate  Certificates;  provided  however,  if,  under the  priorities  listed previously in this  paragraph,  LIBOR for a distribution  date would be based on LIBOR for the previous distribution date for the third consecutive  distribution  date, the trustee shall,  after consultation with the  master  servicer,  select an  alternative  comparable  index over  which the  trustee  has no control,  used for determining  one-month  Eurodollar lending rates that is calculated and published or otherwise  made available by an  independent  party.  LIBOR business day means any day other than (i) a
Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London,  England are required or authorized by law to be closed.

         The  establishment of LIBOR by the trustee and the master  servicer's  subsequent  calculation of the  pass-through  rates applicable to the Adjustable Rate  Certificates  for the relevant  Interest
Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

         The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each distribution  date, in the priority  described in this  prospectus  supplement and to the extent of the portion of the related
Available  Distribution  Amount  remaining  after  the  distribution  of the  related  Senior  Interest
Distribution  Amount a  distribution  allocable  to  principal  equal to in the case of (i) the  Senior
Certificates,   other  than  the  related  Class  A-P   Certificates,   the  related  Senior  Principal
Distribution   Amount,  and  (ii)  the  Class  A-P  Certificates,   the  related  Class  A-P  Principal
Distribution Amount.

         After the distribution of the related Senior Interest  Distribution  Amount,  distributions of principal on the Senior Certificates on each distribution date will be made as follows:

              (a)     For the  Group I Senior  Certificates,  prior  to the  occurrence  of the  Credit
Support Depletion Date:

                 (i)      the  Class  A-P  Principal  Distribution  Amount  for  loan  group I shall be distributed to the Class I-A-P  Certificates  until the Certificate  Principal Balance thereof has been reduced to zero; and

                 (ii)     the  Senior  Principal   Distribution  Amount  for  loan  group  I  shall  be
     distributed in the following manner and priority:

                      (A)          first,  to  the  Class  R-I   Certificates   until  the  Certificate
              Principal Balance thereof has been reduced to zero; and

                      (B)          second, the balance of the Senior Principal  Distribution Amount for loan group I remaining after the  distributions,  if any,  described in clause (a)(ii)(A)
              above shall be distributed concurrently as follows:

                                            (a)     65.8130627073%    of   such    amount    shall   be
                                   distributed as follows:

                                                    a.           first,  an  amount  up to  $1,000  for
                                            each  distribution  date to the Class  I-A-1  Certificates, until the  Certificate  Principal  Balance thereof has been reduced to zero;

                                                    b.           second,  an amount up to $166,666  for
                                            each  distribution  date to the Class  I-A-3  Certificates, until the  Certificate  Principal  Balance thereof has been reduced to zero;

                                                    c.           third,     to    the    Class    I-A-1
                                            Certificates,   until  the  Certificate  Principal  Balance
                                            thereof has been reduced to zero; and

                                                    d.           fourth,    to    the    Class    I-A-3
                                            Certificates,   until  the  Certificate  Principal  Balance
                                            thereof has been reduced to zero; and

                                            (b)     34.1869372927%   of  the  balance  of  such  amount
                                   shall be  distributed  to the Class  I-A-4  Certificates,  until the
                                   Certificate Principal Balance thereof has been reduced to zero;

              (b)     For the Group II  Senior  Certificates,  prior to the  occurrence  of the  Credit
Support Depletion Date:

                 (i)      the Class A-P Principal  Distribution Amount for loan group II and loan group
     IV shall be distributed to the Class II-A-P Certificates,  until the Certificate Principal Balance of that class has been reduced to zero; and

                 (ii)     an amount equal to the Senior  Principal  Distribution  Amount for loan group
     II shall be distributed as follows:

                      (A)  first, to the Class R-II Certificates until the Certificate Principal
              Balance thereof has been reduced to zero; and

                      (B)  second, to the Class II-A-1, Class II-A-3 and Class II-A-4 Certificates, on
              a pro rata basis in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balances of those classes have been reduced to zero;

              (c)     For the Group III  Senior  Certificates,  prior to the  occurrence  of the Credit
Support Depletion Date:

                 (i)      the Class  A-P  Principal  Distribution  Amount  for loan  group III shall be distributed to the Class III-A-P Certificates until the Certificate  Principal Balance thereof has been reduced to zero;

                 (ii)     an amount  equal to the  Accrual  Distribution  Amount  shall be  distributed first to the Class III-A-3  Certificates until the Certificate  Principal Balance thereof has been
     reduced  to  the  Targeted  Principal  Balance  for  the  Class  III-A-3   Certificates  for  that
     distribution date, and second to the Class III-A-5  Certificates  until the Certificate  Principal
     Balance thereof has been reduced to zero; and

                 (iii)    the  Senior  Principal  Distribution  Amount  for  loan  group  III  shall be distributed in the following manner and priority:

                      (A)  first, to the Class R-III Certificates until the Certificate Principal
              Balance thereof has been reduced to zero;

                      (B)  second, the balance of the Senior Principal Distribution Amount for loan group III remaining after the distributions, if any, described in clause (c)(iii)(A)
              above shall be distributed in the following manner and priority:

                                   (1)      first,  to the  Class  III-A-4,  Class  III-A-9  and  Class
                      III-A-10  Certificates,  on a pro rata basis in accordance with their  respective
                      Certificate  Principal  Balances,  until the  Certificate  Principal  Balances of those  classes  have been  reduced  to zero,  in an amount  equal to the  Lockout
                      Amount;  provided,  however,  that if the  aggregate  of the amounts set forth in clauses  (i) - (v) (net of amounts  set forth in clause  (vi)) of the  definition of  Senior  Principal  Distribution  Amount  for loan  group III is more than the balance of the Available  Distribution  Amount for loan group III remaining after the Senior Interest  Distribution  Amount,  the Class A-P Principal  Distribution
                      Amount  for loan  group III and the Class  III-A-5  Accrual  Distribution  Amount
                      have been  distributed,  the amount paid to the Class III-A-4,  Class III-A-9 and
                      Class  III-A-10  Certificates  pursuant  to  this  clause  (c)(iii)(A)  shall  be reduced by an amount  equal to the Lockout  Certificates'  pro rata share of such difference  relative to the  aggregate  Certificate  Principal  Balance of all of the Group III Senior Certificates, other than the Class III-A-P Certificates;

                                   (2)      second, an amount up to $1,000 for each distribution date, as follows:

                                            (a)     first, to the Class III-A-1,  Class III-A-2,  Class
                                   III-A-3  and  Class   III-A-5   Certificates   until  the  aggregate
                                   Certificate  Principal  Balance  has been  reduced to the  Aggregate
                                   Planned  Principal  Balance for the Class  III-A-1,  Class  III-A-2,
                                   Class III-A-3 and Class III-A-5  Certificates for that  distribution date as follows:

                                                    a.           first,    to   the    Class    III-A-1
                                            Certificates and Class III-A-2 Certificates,  sequentially, in that order,  until the  Certificate  Principal  Balances
                                            thereof  have  been  reduced  to  the   Aggregate   Planned
                                            Principal  Balance for the Class III-A-1  Certificates  and
                                            Class III-A-2 Certificates for that distribution date;

                                                    b.           second,    to   the   Class    III-A-3
                                            Certificates   until  the  Certificate   Principal  Balance
                                            thereof has been reduced to the Targeted  Principal Balance for the Class III-A-3  Certificates  for that  distribution date;

                                                    c.           third,    to   the    Class    III-A-5
                                            Certificates,   until  the  Certificate  Principal  Balance
                                            thereof has been reduced to zero;

                                                    d.           fourth,    to   the   Class    III-A-3
                                            Certificates,   until  the  Certificate  Principal  Balance
                                            thereof has been reduced to zero; and

                                                    e.           fifth, to the Class III-A-1
                                            Certificates and Class III-A-2 Certificates, sequentially, in that order, in each case, until the Certificate
                                            Principal Balance thereof has been reduced to zero;

                                            (b)     second,  to the Class III-A-7  Certificates,  until
                                   the Certificate  Principal Balance thereof has been reduced to zero;
                                   and

                                            (c)     third, to the Class III-A-1,  Class III-A-2,  Class
                                   III-A-3  and  Class  III-A-5  Certificates  without  regard  to  the
                                   Aggregate  Planned  Principal  Balance for the Class III-A-1,  Class
                                   III-A-2,  Class  III-A-3  and Class  III-A-5  Certificates  for that distribution date as follows:

                                                    a.           first,    to   the    Class    III-A-1
                                            Certificates and Class III-A-2 Certificates,  sequentially,
                                            in  that  order,   in  each  case  until  the   Certificate
                                            Principal   Balance   thereof  has  been   reduced  to  the
                                            Aggregate  Planned  Principal Balance for the Class III-A-1
                                            Certificates  and  Class  III-A-2   Certificates  for  that
                                            distribution date;

                                                    b.           second,    to   the   Class    III-A-3
                                            Certificates   until  the  Certificate   Principal  Balance
                                            thereof has been reduced to the Targeted  Principal Balance for the Class III-A-3  Certificates  for that  distribution date;

                                                    c.           third,    to   the    Class    III-A-5
                                            Certificates,   until  the  Certificate  Principal  Balance
                                            thereof has been reduced to zero;

                                                    d.           fourth,    to   the   Class    III-A-3
                                            Certificates,   until  the  Certificate  Principal  Balance
                                            thereof has been reduced to zero; and

                                                    e.           fifth,    to   the    Class    III-A-1
                                            Certificates and Class III-A-2 Certificates,  sequentially,
                                            in  that  order,  in  each  case,   until  the  Certificate
                                            Principal Balance thereof has been reduced to zero;

                                   (3)      third,  on each  distribution  date on or after October 25,
                      2008, to the Class III-A-6  Certificates  and Class III-A-11  Certificates,  on a
                      pro  rata  basis  in  accordance  with  their  respective  Certificate  Principal
                      Balances,  until the  Certificate  Principal  Balances of those classes have been reduced to zero, in an amount up to $1,037,000 for each distribution date;

                                   (4)      fourth, to the Class III-A-1,  Class III-A-2, Class III-A-3
                      and  Class  III-A-5  Certificates  until  the  aggregate   Certificate  Principal
                      Balance  has been  reduced to the  Aggregate  Planned  Principal  Balance for the
                      Class III-A-1,  Class III-A-2,  Class III-A-3 and Class III-A-5  Certificates for
                      that distribution date as follows:

                                            (a)     first,  to  the  Class  III-A-1   Certificates  and
                                   Class III-A-2 Certificates,  sequentially,  in that order, until the
                                   Certificate  Principal  Balances  thereof  have been  reduced to the
                                   Aggregate   Planned   Principal   Balance  for  the  Class   III-A-1
                                   Certificates and Class III-A-2  Certificates  for that  distribution date;

                                            (b)     second,  to the Class  III-A-3  Certificates  until
                                   the  Certificate  Principal  Balance thereof has been reduced to the
                                   Targeted  Principal  Balance for the Class III-A-3  Certificates for
                                   that distribution date;

                                            (c)     third,  to the Class  III-A-5  Certificates,  until
                                   the Certificate Principal Balance thereof has been reduced to zero;

                                            (d)     fourth,  to the Class III-A-3  Certificates,  until
                                   the Certificate  Principal Balance thereof has been reduced to zero;
                                   and

                                            (e)     fifth,  to  the  Class  III-A-1   Certificates  and
                                   Class III-A-2  Certificates,  sequentially,  in that order,  in each case  until  the  Certificate  Principal  Balance  thereof  has been reduced to zero;

                                   (5)      fifth, to the Class III-A-7 Certificates, until the
                      Certificate Principal Balance thereof has been reduced to zero;

                                   (6)      sixth, to the Class III-A-1,  Class III-A-2,  Class III-A-3
                      and  Class  III-A-5   Certificates   without  regard  to  the  Aggregate  Planned
                      Principal Balance for the Class III-A-1,  Class III-A-2,  Class III-A-3 and Class
                      III-A-5 Certificates for that distribution date as follows:

                                            (a)     first,  to  the  Class  III-A-1   Certificates  and
                                   Class III-A-2 Certificates,  sequentially,  in that order, until the
                                   Certificate  Principal  Balance  thereof  has  been  reduced  to the
                                   Aggregate   Planned   Principal   Balance  for  the  Class   III-A-1
                                   Certificates and Class III-A-2  Certificates  for that  distribution date;

                                            (b)     second,  to the Class  III-A-3  Certificates  until
                                   the  Certificate  Principal  Balance thereof has been reduced to the
                                   Targeted  Principal  Balance for the Class III-A-3  Certificates for
                                   that distribution date;

                                            (c)     third,  to Class  III-A-5  Certificates,  until the
                                   Certificate Principal Balance thereof has been reduced to zero;

                                            (d)     fourth,  to Class III-A-3  Certificates,  until the
                                   Certificate Principal Balance thereof has been reduced to zero; and

                                            (e)     fifth,  to  the  Class  III-A-1   Certificates  and
                                   Class III-A-2  Certificates,  sequentially,  in that order,  in each case  until  the  Certificate  Principal  Balance  thereof  has been reduced to zero;

                                   (7)      seventh,  to  the  Class  III-A-6  Certificates  and  Class
                      III-A-11  Certificates,  on a pro rata basis in accordance with their  respective
                      Certificate  Principal  Balances,  until the  Certificate  Principal  Balances of those classes have been reduced to zero; and

                                   (8)      eighth,  to the  Class  III-A-4,  Class  III-A-9  and Class
                      III-A-10  Certificates,  on a pro rata basis in accordance with their  respective
                      Certificate  Principal  Balances,  until the  Certificate  Principal  Balances of those classes have been reduced to zero;

              (d)     For the Group IV  Senior  Certificates,  prior to the  occurrence  of the  Credit
Support Depletion Date, an amount equal to the Senior Principal  Distribution  Amount for loan group IV shall be  distributed to the Class IV-A-1  Certificates  and Class IV-A-3  Certificates,  on a pro rata basis in  accordance  with their  respective  Certificate  Principal  Balances,  until the  Certificate
Principal Balances of those classes have been reduced to zero; and

              (e)     For the  Group V Senior  Certificates,  prior  to the  occurrence  of the  Credit
Support Depletion Date:

                 (i)      the  Class  A-P  Principal  Distribution  Amount  for  loan  group V shall be distributed  to the Class V-A-P  Certificates,  until the  Certificate  Principal  Balance of that class has been reduced to zero; and

                 (ii)     an amount equal to the Senior Principal  Distribution Amount for loan group V shall be distributed to the Class V-A-1 Certificates and Class V-A-2  Certificates,  on a pro rata basis in accordance with their respective  Certificate  Principal Balances,  until the Certificate
     Principal Balances of those classes have been reduced to zero.

              (f)     On  any  distribution  date  prior  to  the  occurrence  of  the  Credit  Support
Depletion Date that occurs after the reduction of the aggregate  Certificate  Principal  Balance of the
Senior Certificates  relating to a loan group to zero, the outstanding Senior  Certificates  related to the other loan groups will be entitled to receive  100% of the  mortgagor  prepayments  on the mortgage loans in the loan group  related  to the  Senior  Certificates  that have been  reduced  to zero.  Such amounts shall be treated as part of the related Available  Distribution  Amount and distributed as part of the related  Senior  Principal  Distribution  Amount in accordance  with the priorities set forth in
clauses  (a)  through  (e)  above,  in  reduction  of  the  Certificate   Principal  Balances  thereof.
Notwithstanding  the foregoing,  remaining Senior  Certificates  relating to any loan group will not be entitled  to receive  mortgagor  prepayments  on the  mortgage  loans in the other  loan  groups if the following two conditions are satisfied:  (1) the weighted  average of the  Subordinate  Percentages for all loan groups for such distribution  date,  weighted on the basis of the Stated Principal Balances of the  mortgage  loans in the related  loan  groups,  is at least two times the  weighted  average of the initial  Subordinate  Percentages  for all of the loan  groups,  calculated  on that  basis and (2) the outstanding  principal  balance of the mortgage  loans in all of the loan groups  delinquent 60 days or more  averaged  over the last six months,  as a percentage  of the  aggregate  outstanding  Certificate
Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

     On any  distribution  date  prior to the  Credit  Support  Depletion  Date on which the  aggregate
Certificate  Principal  Balance of the Senior  Certificates  relating  to a loan group is greater  than the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group, in each case after giving effect to  distributions to be made on such  distribution  date, (1) 100% of the mortgagor prepayments  allocable to the Class M Certificates and Class B Certificates  from the mortgage loans in the  other  loan  groups  will  be  distributed  to such  undercollateralized  Senior  Certificates  in accordance  with the  priorities  set forth in clause  (a)  through  (e)  above,  in  reduction  of the
Certificate  Principal  Balances  thereof,  until the aggregate  Certificate  Principal Balance of such certificates  equals the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group  and (2) an  amount  equal to one  month's  interest  at a rate of (i)  6.25%  per  annum if such undercollateralized  Senior Certificates are Group I Senior Certificates,  (ii) 7.00% per annum if such
undercollateralized   Senior  Certificates  are  Group  II  Senior  Certificates  or  Group  IV  Senior
Certificates,  (iii)  6.00% per annum if such  undercollateralized  Senior  Certificates  are Group III
Senior  Certificates,  and (i) 5.75%  per annum if such  undercollateralized  Senior  Certificates  are
Group V Senior Certificates,  on the amount of such difference will be distributed,  pro rata, from the
Available  Distribution  Amount  for  the  other  loan  groups  otherwise  allocable  to  the  Class  M
Certificates  and  Class B  Certificates,  based on such  amounts  otherwise  allocable  to the Class M
Certificates  and  Class  B  Certificates,  as  follows:  first  to pay  any  unpaid  interest  on such undercollateralized  Certificates  and  then to pay  principal  on  those  certificates  in the  manner described in (1) above.

              (g)     On or after the occurrence of the Credit Support  Depletion  Date, all priorities relating to  distributions  as described in clauses (a) through (e) above  relating to principal  among the related Senior  Certificates  will be  disregarded.  Instead,  an amount equal to the related Class
A-P Principal Distribution Amount or Class A-P Principal  Distribution Amounts, as applicable,  will be distributed  to  the  related  Class  A-P  Certificates,  and  then  the  applicable  Senior  Principal
Distribution  Amount or Senior  Principal  Distribution  Amounts  will be  distributed  to the  related outstanding  Senior  Certificates,  other than the Class A-P Certificates,  pro rata in accordance with their respective outstanding Certificate Principal Balances.

              (h)     After   reduction   of  the   Certificate   Principal   Balances  of  the  Senior
Certificates of a Certificate Group,  other than the related Class A-P Certificates,  to zero but prior to the Credit  Support  Depletion  Date,  those Senior  Certificates,  other than the related Class A-P
Certificates,  will be entitled to no further  distributions  of  principal  and the related  Available
Distribution  Amount will be paid solely to the holders of the remaining  outstanding  certificates  as described in this prospectus supplement.

Allocation of Losses; Subordination

         The  subordination  provided to the Senior  Certificates by the Class B Certificates and Class
M Certificates  will cover Realized  Losses on the mortgage loans that are Defaulted  Mortgage  Losses,
Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses.  Any Realized  Losses which are not Excess
Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary  Losses will be allocated as follows:

              o   first, to the Class B Certificates; and

              o   second, to the Class M Certificates;

in each case until the Certificate  Principal  Balance of that class of  certificates  has been reduced to zero;  and  thereafter,  if any Realized Loss is on a Discount  Mortgage  Loan, to the related Class
A-P  Certificates in an amount equal to the related Discount  Fraction of the principal  portion of the
Realized Loss until the Certificate  Principal  Balance of such Class A-P Certificates has been reduced to zero,  and the remainder of the Realized  Losses on Discount  Mortgage  Loans in each loan group and the entire  amount of  Realized  Losses on  Non-Discount  Mortgage  Loans in each loan  group,  will be allocated  on a pro rata basis to the (i) the Group I Senior  Certificates,  other than the Class I-A-P
Certificates,  in  case  of  such  Realized  Losses  on  group  I  loans,  (ii)  the  Group  II  Senior
Certificates,  other than the Class II-A-P  Certificates,  in case of such Realized  Losses on group II loans;  provided,  however,  that such losses otherwise  allocable to the Class II-A-1 Certificates and
Class II-A-4  Certificates  will be allocated to the Class II-A-3  Certificates  until the  Certificate
Principal  Balance of the Class  II-A-3  Certificates  has been  reduced  to zero,  (iii) the Group III
Senior  Certificates,  other than the Class III-A-P  Certificates,  in the case of such Realized Losses on group III loans;  provided,  however,  that such losses  otherwise  allocable  to the Class  III-A-6
Certificates  will be allocated to the Class  III-A-11  Certificates  until the  Certificate  Principal
Balance of the Class  III-A-11  Certificates  has been reduced to zero,  and  provided,  further,  that losses  otherwise  allocable to the Class III-A-2  Certificates in an amount,  in the aggregate,  up to
$234,000,  to the III-A-7  Certificates  in an amount,  in the  aggregate,  up to $1,156,000 and to the
Class III-A-9  Certificates in an amount,  in the aggregate,  up to $2,600,000 will be allocated to the
Class  III-A-10   Certificates   until  the  Certificate   Principal  Balance  of  the  Class  III-A-10
Certificates  has been  reduced  to zero,  (iv) the  Group IV Senior  Certificates  in the case of such
Realized Losses on group IV loans and (v) the Group V Senior  Certificates,  other than the Class V-A-P
Certificates,  in the  case of  such  Realized  Losses  on  group  V  loans.  Investors  in the  Senior
Certificates  should be aware that because the Class M Certificates and Class B Certificates  represent interests in all of the loan groups,  the Certificate  Principal  Balances of Class M Certificates  and
Class B  Certificates  could be reduced to zero as a result of a  disproportionate  amount of  Realized
Losses on the mortgage loans in the non-related  loan groups.  Therefore,  although  Realized Losses on the Mortgage Loans in one loan group may be only be allocated to the related Senior  Certificates,  the allocations to the Class M Certificates  and Class B  Certificates  of Realized  Losses on the mortgage loans in the other loan group will  reduce the  subordination  provided to the Senior  Certificates  by the Class M Certificates  and Class B Certificates  and increase the  likelihood  that Realized  Losses may be allocated to any class of Senior Certificates.

         Any  allocation  of a Realized  Loss,  other than a Debt Service  Reduction,  to a certificate will be made by reducing:

              o   its  Certificate  Principal  Balance,  in the case of the  principal  portion  of the
                  Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been  reduced to zero,  provided  that no reduction  shall  reduce the  aggregate
                  Certificate  Principal  Balance  of  the  certificates  below  the  aggregate  Stated
                  Principal Balance of the mortgage loans; and

              o   the Accrued Certificate Interest thereon, in the case of the interest portion of the
                  Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any allocation of a Realized Loss to a Class M Certificate  may also be made by operation of the payment priority to the related Senior  Certificates  described under "—Principal  Distributions on the Senior Certificates".

         As used in this  prospectus  supplement,  subordination  refers  to the  provisions  discussed above for the  sequential  allocation  of Realized  Losses  among the various  classes,  as well as all provisions  effecting those allocations  including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

         In instances in which a mortgage loan is in default or if default is  reasonably  foreseeable, and if determined  by the master  servicer to be in the best  interest of the  certificateholders,  the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than proceeding  with  foreclosure,  as  described  under  "Description  of the  Certificates—Servicing  and
Administration  of  Mortgage  Collateral"  in the  prospectus.  However the master  servicer's  and the subservicer's  ability  to  perform  servicing  modifications  will be  subject  to  some  limitations, including  but  not  limited  to  the  following.  Advances  and  other  amounts  may be  added  to the outstanding  principal  balance of a mortgage  loan only once during the life of a mortgage  loan.  Any amounts  added to the  principal  balance of the mortgage  loan,  or  capitalized  amounts added to the mortgage  loan,  will be required to be fully  amortized  over the remaining term of the mortgage loan.
All  capitalizations  are to be implemented in accordance with Residential  Funding's program guide and may be  implemented  only by  subservicers  that have been  approved  by the master  servicer  for that purpose.  The final  maturity  of any  mortgage  loan shall not be extended  beyond the  assumed  final distribution  date. No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage rate below  one-half of the mortgage  rate as in effect on the cut-off date,  but not less than the  servicing  fee  rate.  Further,  the  aggregate  current  principal  balance  of all mortgage  loans  subject  to  modifications  can be no more than  five  percent  (5%) of the  aggregate principal  balance of the mortgage  loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any  Advances  made on any  mortgage  loan will be reduced to reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing  modification,  so that the  calculation of Accrued  Certificate
Interest payable on the offered certificates will not be affected by the servicing modification.

         Allocations  of the  principal  portion of Debt  Service  Reductions  to each class of Class M
Certificates  and Class B Certificates  will result from the priority of  distributions  of the related
Available  Distribution  Amount,  which  distributions  shall  be  made  first  to the  related  Senior
Certificates,  second to the Class M Certificates  in the order of their payment  priority and third to the Class B  Certificates.  An  allocation  of the interest  portion of a Realized  Loss as well as the principal portion of Debt Service  Reductions will not reduce the level of subordination,  as that term is  defined  in this  prospectus  supplement,  until an amount in  respect  thereof  has been  actually disbursed to the Senior Certificateholders or the Class M Certificateholders, as applicable.

         The holders of the offered  certificates will not be entitled to any additional  payments with respect to  Realized  Losses  from  amounts  otherwise  distributable  on any  classes of  certificates subordinate  thereto,  except in limited  circumstances in respect of any Excess Subordinate  Principal
Amount,  or in the case of Class A-P Collection  Shortfalls,  to the extent of related  Eligible Funds.
Accordingly,  the  subordination  provided  to the  Senior  Certificates,  other  than  the  Class  A-P
Certificates,  by the Class M  Certificates  and Class B Certificates  with respect to Realized  Losses allocated  on any  distribution  date will be effected  primarily  by  increasing  the  related  Senior
Percentage of future  distributions  of principal to which the Class M Certificates are entitled of the remaining  mortgage  loans.  Because the  Discount  Fraction of each  Discount  Mortgage  Loan will not change over time,  the protection  from losses  provided to the Class A-P  Certificates  by the Class M
Certificates  and Class B Certificates  is limited to the prior right of the Class A-P  Certificates to
receive   distributions   in  respect  of  principal  as  described  in  this  prospectus   supplement.
Furthermore,  principal  losses on the  mortgage  loans that are not covered by  subordination  will be allocated to the Class A-P  Certificates  only to the extent they occur on a Discount  Mortgage Loan in the related loan group and only to the extent of the related  Discount  Fraction of those  losses.  The allocation  of  principal  losses on the  Discount  Mortgage  Loans may  result in those  losses  being allocated  in an amount  that is greater or less than  would have been the case had those  losses  been allocated in proportion to the  Certificate  Principal  Balance of the related Class A-P  Certificates.
Thus, the Senior  Certificates,  other than the Class A-P Certificates,  will bear the entire amount of losses on mortgage  loans in the related loan group that are not allocated to the Class M  Certificates and Class B  Certificates,  other than the amount  allocable  to the  related  Class A-P  Certificates, which  losses will be  allocated  pro rata among the (i) Class I-A  Certificates  (other than the Class
I-A-P  Certificates)  and Class R-I  Certificates  and,  in the case of the  interest  portion  of such
Realized  Loss,  the Class I-A-V  Certificates,  in the case of a Realized  Loss on a mortgage  loan in group I, (ii)  Class  II-A  Certificates  (other  than the Class  II-A-P  Certificates)  and Class R-II
Certificates  and,  in the case of the  interest  portion  of such  Realized  Loss,  the  Class  II-A-V
Certificates,  in the case of a Realized  Loss on a mortgage loan in loan group II, (iii) Class III-A-1
Certificates  (other than the Class  III-A-P  Certificates)  and Class R-III  Certificates  and, in the
case of the interest  portion of such Realized Loss, the Class III-A-V  Certificates,  in the case of a
Realized  Loss on a mortgage loan in group III,  (iv) Class IV-A  Certificates  and, in the case of the interest portion of such Realized Loss, the Class II-A-V  Certificates,  in the case of a Realized Loss on a  mortgage  loan in loan  group  IV,  (v)  Class  V-A  Certificates  (other  than the  Class  V-A-P
Certificates)  and,  in the case of the  interest  portion  of such  Realized  Loss,  the  Class  V-A-V
Certificates,  in the  case  of a  Realized  Loss on a  mortgage  loan in loan  group  V,  and  (vi) as described in this prospectus supplement.

         Because  the Class A-P  Certificates  are  entitled  to receive in  connection  with the Final
Disposition of a Discount  Mortgage Loan in the related loan group or loan groups,  on any distribution date, an amount equal to all unpaid  related Class A-P  Collection  Shortfalls to the extent of related
Eligible Funds on that  distribution  date,  shortfalls in  distributions  of principal on any class of
Class M  Certificates  could  occur  under  some  circumstances,  even if that  class  is not the  most subordinate  class of related  certificates  then  outstanding  with a  Certificate  Principal  Balance greater than zero.

         The related  Senior  Percentage  of any Excess  Special  Hazard  Losses,  Excess Fraud Losses,
Excess Bankruptcy Losses,  Extraordinary  Losses or other losses of a type not covered by subordination on  Non-Discount  Mortgage  Loans  will be  allocated  on a pro rata  basis  among the  related  Senior
Certificates,  other than the related  Class A-P  Certificates,  and Class M  Certificates  and Class B
Certificates.  The principal  portion of these losses on Discount  Mortgage  Loans will be allocated to the related Class A-P  Certificates  in an amount equal to their  related  Discount  Fraction,  and the related Senior  Percentage of the remainder of the losses on Discount  Mortgage Loans will be allocated on a pro rata basis among the related Senior  Certificates,  other than the Class A-P Certificates,  as applicable,  and thereafter,  the remaining amount of such losses will be allocated on a pro rata basis among the Class M Certificates and Class B Certificates.

         An  allocation  of a  Realized  Loss  on a "pro  rata  basis"  among  two or more  classes  of certificates  means an  allocation to each of those  classes of  certificates  on the basis of its then outstanding  Certificate  Principal  Balance prior to giving effect to distributions to be made on that distribution  date in the case of an allocation of the principal  portion of a Realized  Loss, or based on the Accrued  Certificate  Interest  thereon  payable from the related loan group, in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         In  order  to  maximize  the  likelihood  of  distribution  in  full  of the  Senior  Interest
Distribution  Amount,  Class A-P  Principal  Distribution  Amount  and  Senior  Principal  Distribution
Amount,  in each case for each loan group on each  distribution  date,  holders of the  related  Senior
Certificates have a right to distributions of the related Available  Distribution  Amount that is prior to the  rights of the  holders  of the Class M  Certificates  and Class B  Certificates,  to the extent
necessary  to  satisfy  the  related  Senior  Interest   Distribution   Amount,   Class  A-P  Principal
Distribution  Amount and Senior  Principal  Distribution  Amount,  in each  case,  with  respect to the related loan group.

         The application of the related Senior  Accelerated  Distribution  Percentage,  when it exceeds the related Senior  Percentage,  to determine the related  Senior  Principal  Distribution  Amount will accelerate  the  amortization  of the related  Senior  Certificates,  other than the related  Class A-P
Certificates,  in the aggregate  relative to the actual  amortization  of the related  mortgage  loans.
The Class  A-P  Certificates  will not  receive  more than the  Discount  Fraction  of any  unscheduled payment  relating  to a Discount  Mortgage  Loan in the  related  loan  group.  To the extent  that the
Senior  Certificates  in the aggregate,  other than the Class A-P  Certificates,  are amortized  faster than the mortgage loans in their respective loan groups,  in the absence of offsetting  Realized Losses allocated to the Class M Certificates and Class B Certificates,  the percentage  interest  evidenced by the Senior Certificates in the related loan group will be decreased,  with a corresponding  increase in the  interest in the trust  evidenced by the Class M  Certificates  and Class B  Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances,  the subordination  afforded the  Senior  Certificates  by the  Class M  Certificates  and  Class B  Certificates  collectively.  In addition,  if  losses on the  mortgage  loans in a loan  group  exceed  the  amounts  described  in the definition of Senior  Accelerated  Distribution  Percentage or the  conditions  described in clause (f)
under "—Principal  Distributions on the Senior  Certificates"  occur, a greater  percentage of full and partial  mortgagor  prepayments  may be allocated to the Senior  Certificates  in the aggregate,  other than  the  Class  A-P  Certificates,  than  would  otherwise  be the  case,  thereby  accelerating  the amortization of the Senior Certificates relative to the Class M Certificates and Class B Certificates.

         As of any date of  determination  following the cut-off date,  the Special Hazard Amount shall equal  $7,469,413,  less the sum of any amounts  allocated  through  subordination  relating to Special
Hazard  Losses.  In addition,  the Special  Hazard Amount will be further  reduced from time to time to an amount,  if lower,  that is not less than 1% of the  outstanding  principal  balance of the mortgage loans.  The Special Hazard Amount was equal to $7,469,413  after giving effect to the  distributions on the November 26, 2007 distribution date.

         The Fraud Loss Amount was equal to  $22,408,238  after giving effect to the  distributions  on the November 26, 2007  distribution  date. As of any date of determination  after the cut-off date, the
Fraud Loss  Amount  shall  equal an amount  calculated  under the terms of the  pooling  and  servicing agreement.  On and after the fifth  anniversary  of the  cut-off  date,  the Fraud Loss  Amount will be zero.

         The Bankruptcy  Amount was equal to $267,286 after giving effect to the  distributions  on the
November 26, 2007  distribution  date. As of any date of determination  prior to the first  anniversary of the cut-off  date,  the  Bankruptcy  Amount will be equal to  $267,286,  less the sum of any amounts allocated through  subordination  for such losses up to such date of  determination.  As of any date of determination on or after the first  anniversary of the cut-off date, the Bankruptcy  Amount will equal the  excess,  if any,  of (1) the  lesser  of (a) the  Bankruptcy  Amount as of the  business  day next preceding  the most recent  anniversary  of the  cut-off  date and (b) an amount  calculated  under the terms of the pooling and servicing  agreement,  which amount as calculated will provide for a reduction in that Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy Losses allocated solely to the
Class M Certificates or Class B Certificates through subordination since that anniversary.

         Notwithstanding  the  foregoing,   the  provisions  relating  to  subordination  will  not  be applicable  in  connection  with a  Bankruptcy  Loss so long as the master  servicer  has  notified the trustee in writing that:

              o   the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

              o   either:

                  o   the  related  mortgage  loan  is not in  default  with  regard  to  payments  due thereunder; or

                  o   delinquent  payments of principal  and interest  under the related  mortgage loan and any  premiums on any  applicable  standard  hazard  insurance  policy and any related  escrow  payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be further reduced as described in the prospectus under "Description of Credit Enhancement—Subordination."

Advances

         Prior to each  distribution  date,  the  master  servicer  is  required  to make  Advances  of payments  which  were due on the  mortgage  loans on the Due Date in the  related  Due  Period  and not received on the business day next preceding the related determination date.

         These  Advances  are  required  to be made only to the  extent  they are  deemed by the master servicer to be recoverable from related late collections,  Insurance Proceeds,  Liquidation Proceeds or amounts  otherwise  payable  to the  holders  of the  Class B  Certificates  or  Class M  Certificates.
Recoverability  is  determined  in  the  context  of  existing  outstanding  arrearages,   the  current
loan-to-value  ratio and an  assessment  of the fair market  value of the related  mortgaged  property.
The purpose of making  these  Advances is to  maintain a regular  cash flow to the  certificateholders, rather than to guarantee or insure  against  losses.  The master  servicer will not be required to make any Advances  with respect to reductions  in the amount of the monthly  payments on the mortgage  loans due to Debt  Service  Reductions  or the  application  of the  Relief  Act or  similar  legislation  or regulations.  Any failure by the master  servicer to make an Advance as required  under the pooling and servicing  agreement  will  constitute an event of default  thereunder,  in which case the trustee,  as successor master servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement.

         All  Advances  will be  reimbursable  to the master  servicer on a first  priority  basis from either (a) late collections,  Insurance Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed in whole or in part following the final  liquidation of the related  mortgage loan,  from any amounts  otherwise distributable on any of the Class B Certificates or Class M Certificates;  provided,  however, that any
Advances that were made with respect to  delinquencies  which  ultimately  were determined to be Excess
Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are
reimbursable  to the master servicer out of any funds in the Custodial  Account prior to  distributions on any of the  certificates  and the amount of those  losses will be  allocated  as  described  in this prospectus supplement.

         In addition,  if the Certificate  Principal  Balances of the Class M Certificates  and Class B
Certificates  have been reduced to zero,  any Advances  previously  made which are deemed by the master servicer to be  nonrecoverable  from  related late  collections,  Insurance  Proceeds  and  Liquidation
Proceeds  may be  reimbursed  to the  master  servicer  out of any funds in the  Custodial  Account  in respect of the related loan group prior to distributions on the Senior Certificates.

         The  pooling  and  servicing  agreement  provides  that the master  servicer  may enter into a facility with any person which  provides that such person,  or the  advancing  person,  may directly or indirectly  fund  Advances  and/or  Servicing  Advances,  although  no such  facility  will  reduce  or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.
No facility  will require the consent of the  certificateholders  or the trustee.  Any Advances  and/or
Servicing  Advances made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant  to  which  reimbursement  would  be made to the  master  servicer  if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master  servicer or any  successor master servicer.

                              CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to  maturity on each class of offered  certificates  will be  primarily  affected by the following factors:

     o   the rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

     o   the allocation of principal payments among the various classes of offered certificates;

     o   realized losses and interest shortfalls on the mortgage loans in the related loan group;

     o   the pass-through rate on the offered certificates; and

     o   the purchase price paid for the offered certificates.

         For additional  considerations relating to the yields on the offered certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

         The  yield  to  maturity  and  the  aggregate   amount  of  distributions  on  the  Class  A-P
Certificates  will be affected by the rate and timing of principal  payments on the mortgage loans with
Net Mortgage  Rates lower than 6.25% per annum in the case of any group I loan,  7.00% per annum in the case of any  group II loan or group IV loan,  6.00%  per  annum in the case of any  group  III loan and
5.75% per annum in the case of any group V loan.  The yield to  maturity  and the  aggregate  amount of distributions  on the Class A-V  Certificates  will be  affected  by the rate and  timing of  principal payments on the mortgage  loans with Net Mortgage  Rates higher than 6.25% per annum in the case of any group I loan,  7.00% per  annum in the case of any  group II loan or group IV loan,  6.00% per annum in the case of any group III loan and 5.75%  per  annum in the case of any group V loan.  The  yields  may be  adversely  affected  by a higher  or lower  than  anticipated  rate of  principal  payments  on the mortgage  loans in the related loan group.  The rate of principal  payments on the mortgage  loans will in turn be  affected  by the  amortization  schedules  of the  mortgage  loans,  the rate and timing of mortgagor  prepayments  on the mortgage loans by the  mortgagors,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans in the  related  loan  group  may  significantly  affect  the yield to an  investor,  even if the
average  rate  of  principal   payments   experienced  over  time  is  consistent  with  an  investor's expectation.  In addition,  the rate of  prepayments  of the mortgage loans and the yields to investors on the related  certificates  may be affected by  refinancing  programs,  which may include  general or
targeted   solicitations,   as  described  under  "Maturity  and  Prepayment   Considerations"  in  the
prospectus.  Since the rate and timing of  principal  payments  on the  mortgage  loans will  depend on future  events and on a variety of factors,  as  described  in this  prospectus  supplement  and in the prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations,"  no assurance can be given as to the rate or the  timing of  principal  payments  on the  offered  certificates.  The yields to maturity and rate and timing of principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments on the  mortgage  loans in the related  loan group,  except under the limited circumstances described in this prospectus supplement.

         The  mortgage  loans in most  cases  may be  prepaid  by the  mortgagors  at any time  without payment of any prepayment fee or penalty,  although as of the reference date approximately  0.3%, 0.2%,
0.2% and 0.1% of the group II,  group IV, group V loans and all of the  mortgage  loans,  respectively, by aggregate  principal  balance as of the reference  date provide for payment of a prepayment  charge, which  may  have a  substantial  effect  on the  rate  of  prepayment  of  those  mortgage  loans.  See
"Description of the Mortgage Pool—Mortgage Pool Characteristics" in this prospectus supplement.

         Some state laws restrict the  imposition of  prepayment  charges even when the mortgage  loans expressly  provide for the  collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that provide for the payment of these  charges.
In any case,  these amounts will not be available for  distribution  on the offered  certificates.  See
"Certain  Legal  Aspects  of  Mortgage  Loans  and   Contracts—Default   Interest  and  Limitations  on
Prepayments" in the prospectus.

         Prepayments,  liquidations  and purchases of the mortgage  loans will result in  distributions to holders of the  related  certificates,  other than the  Interest  Only  Certificates,  of  principal amounts which would otherwise be distributed  over the remaining  terms of the mortgage loans.  Factors affecting  prepayment,  including  defaults and  liquidations,  of mortgage  loans  include  changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  mortgagors'  net equity in the  mortgaged properties,  changes  in the  value  of the  mortgaged  properties,  mortgage  market  interest  rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly below the mortgage  rates on the  mortgage  loans,  the rate of  prepayments,  including  refinancings, would be expected to increase.  Conversely,  if prevailing  mortgage rates rose significantly above the mortgage rates on the mortgage  loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the  mortgage  loans will also affect the rate and timing of principal payments on the  mortgage  loans.  In general,  defaults on mortgage  loans are  expected to occur with greater  frequency  in their  early  years.  As a  result  of the  program  criteria  and  underwriting standards  applicable to the mortgage  loans,  the mortgage loans may experience  rates of delinquency, foreclosure,  bankruptcy  and loss that are  higher  than  those  experienced  by  mortgage  loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by Residential  Funding for the purpose of acquiring mortgage loans to collateralize  securities issued by  Residential  Funding  Mortgage  Securities  I, Inc.  For  example,  the rate of default on mortgage loans that are  secured by  non-owner  occupied  properties,  mortgage  loans made to  borrowers  whose income is not  required  to be  provided  or  verified,  mortgage  loans  made to  borrowers  with high debt-to-income  ratios,  and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans.  See  "Description  of the Mortgage  Pool—The  Program" in this prospectus  supplement.
Furthermore,  the rate and timing of prepayments,  defaults and liquidations on the mortgage loans will be  affected  by the  general  economic  condition  of the region of the  country in which the  related mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other  factors,  increasing  unemployment  or falling  property  values.  See "Maturity and  Prepayment
Considerations" in the prospectus.

         Most of the  mortgage  loans  contain  due-on-sale  clauses.  The  terms  of the  pooling  and servicing  agreement  generally require the master servicer or any subservicer,  as the case may be, to enforce  any  due-on-sale  clause to the extent it has  knowledge  of the  conveyance  or the  proposed conveyance of the underlying  mortgaged  property and to the extent permitted by applicable law, except that any  enforcement  action that would  impair or threaten to impair any  recovery  under any related insurance policy will not be required or permitted.

Mortgage Loans with Interest Only Periods

         As of the  reference  date,  approximately  49.9% of the group I loans have an  interest  only period  not  exceeding  10  years  following  the  date  of  origination.  As of  the  reference  date, approximately  0.1% and 39.1% of the group II loans have an interest  only period not exceeding 5 years
and  10  years,  respectively,   following  the  date  of  origination.   As  of  the  reference  date,
approximately  50.1% and 0.2% of the group III loans have an  interest  only  period not  exceeding  10 years  and 15  years,  respectively,  following  the date of  origination.  As of the  reference  date, approximately  0.7% and 42.4% of the group IV loans have an interest  only period not exceeding 5 years
and  10  years,  respectively,   following  the  date  of  origination.   As  of  the  reference  date,
approximately  0.1%,  40.0% and 0.1% of all of the  mortgage  loans have an  interest  only  period not exceeding 5 years,  10 years and 15 years,  respectively,  following  the date of  origination.  During this  period,  the payment made by the related  borrower  will be less than it would be if the mortgage loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled monthly payments during this period.  As a result,  no principal  payments will be made to the related  certificates  from these  mortgage  loans during their  interest only period except in the case of a prepayment.

         After the initial  interest  only period,  the  scheduled  monthly  payment on these  mortgage
loans  will  increase,   which  may  result  in  increased  delinquencies  by  the  related  borrowers, particularly  if interest  rates have  increased and the borrower is unable to refinance.  In addition, losses may be greater on these mortgage  loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled monthly  payment for a traditional  mortgage loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         Mortgage  loans with an  initial  interest  only  period are  relatively  new in the  mortgage marketplace.  The  performance  of these mortgage  loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation  by these  borrowers of refinancing  their mortgage loans with a new mortgage loan, in particular one with an initial  interest only  period,  which may result in higher  prepayment  speeds  than  would  otherwise  be the case.  In addition,  the failure to build equity in the related  mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

Realized Losses and Interest Shortfalls

         The yields to maturity and the aggregate amount of  distributions on the offered  certificates will be affected  by the timing of  mortgagor  defaults  resulting  in  Realized  Losses on the related mortgage  loans.  The timing of Realized  Losses on the mortgage  loans and the  allocation of Realized
Losses to the offered  certificates could significantly  affect the yield to an investor in the offered certificates.  In addition,  Realized  Losses on the mortgage  loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

         The amount of  interest  otherwise  payable to holders  of the  offered  certificates  will be reduced by any  interest  shortfalls  with  respect to the related loan group to the extent not covered by subordination or the master servicer,  including  Prepayment Interest  Shortfalls.  These shortfalls will not be offset by a reduction in the  servicing  fees payable to the master  servicer or otherwise, except as described in this  prospectus  supplement  with respect to  Prepayment  Interest  Shortfalls.
See  "Yield   Considerations"   in  the  prospectus  and  "Description  of  the   Certificates—Interest
Distributions"  in this prospectus  supplement for a discussion of the effect of principal  prepayments on the mortgage  loans on the yields to maturity of the offered  certificates  and possible  shortfalls in the collection of interest.

         The  yields  to  investors  in the Class  A-V  Certificates  will be  affected  by  Prepayment
Interest  Shortfalls  allocable  thereto on any  distribution  date to the extent that those shortfalls exceed  the  amount  offset by the  master  servicer.  See  "Description  of the  Certificates—Interest
Distributions" in this prospectus supplement.

         The  recording of  mortgages in the name of MERS is a relatively  new practice in the mortgage lending  industry.  While the  depositor  expects that the master  servicer or  applicable  subservicer will be able to commence  foreclosure  proceedings  on the  mortgaged  properties,  when  necessary and appropriate,  public  recording  officers  and  others  in the  mortgage  industry,  however,  may have limited,  if any,  experience  with lenders  seeking to foreclose  mortgages,  assignments of which are registered  with  MERS.  Accordingly,  delays  and  additional  costs in  commencing,  prosecuting  and completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the  distribution  of  liquidation  proceeds to the  certificateholders  and increase the amount of Realized  Losses on the mortgage loans.  In addition,  if, as a result of MERS  discontinuing or becoming  unable to continue  operations in connection with the MERS® System,  it becomes  necessary to remove any mortgage  loan from  registration  on the MERS® System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related expenses shall be reimbursable by the trust to the master  servicer,  which will reduce the amount  available  to pay  principal of and interest on the class or classes of certificates  with  Certificate  Principal  Balances greater than zero with the lowest  payment  priorities.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Description of the Mortgage  Pool—Mortgage Pool  Characteristics"  in this prospectus supplement and "Description of the Certificates—Assignment of Mortgage Loans" in the prospectus.

Pass-Through Rates

         The yields to maturity on the Class A-V  Certificates  will be affected by their  pass-through rate. The  pass-through  rates on the Class A-V  Certificates  are based on the weighted average of the pool strip rates on the related  mortgage  loans and these pool strip rates will not change in response to changes  in market  interest  rates.  Accordingly,  if market  interest  rates or market  yields for securities  similar  to the Class A-V  Certificates  were to rise,  the  market  value of the Class A-V
Certificates may decline.

Purchase Price

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other  things,  the price paid by the holders of the  offered  certificates.  The extent to which the yield to maturity of an offered  certificate  is sensitive  to  prepayments  will depend,  in part, upon the degree to which it is purchased at a discount or premium.  In general,  if principal  payments on the  mortgage  loans occur at a rate  faster  than  assumed at the time of purchase of the Class A-V
Certificates,  the  investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if the Class  A-P  Certificates  are  purchased  at a  discount  and  principal distributions  thereon  occur at a rate slower than  assumed at the time of  purchase,  the  investor's actual  yield to  maturity  will be lower than  anticipated  at the time of  purchase.  For  additional considerations  relating  to the yields on the offered  certificates,  see "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

Assumed Final Distribution Date

         The assumed final  distribution  date with respect to each class of the offered  certificates, other than the Class V-A-1, Class V-A-2, Class V-A-P and Class V-A-V  Certificates,  is March 25, 2037,
which is the distribution date immediately  following the latest scheduled  maturity date for any group
I, group II,  group III or group IV loan.  The  assumed  final  distribution  date with  respect to the
Class V-A-1,  Class V-A-2,  Class V-A-P and Class V-A-V  Certificates  is April 25, 2022,  which is the distribution  date immediately  following the latest  scheduled  maturity date for any group V loan. No event of  default,  change in the  priorities  for  distribution  among the  various  classes  or other provisions under the pooling and servicing  agreement will arise or become  applicable solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

         Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the  investor  of each  dollar  distributed  in reduction of principal of the  security.  The weighted  average life of the offered  certificates  will be  influenced  by,  among other  things,  the rate at which  principal  of the  mortgage  loans in the related  loan  group is  paid,  which  may be in the form of  scheduled  amortization,  prepayments  or liquidations.

         Prepayments  on mortgage  loans are commonly  measured  relative to a  prepayment  standard or model.  The  prepayment  models  used  in  this  prospectus  supplement,  the  prepayment  assumptions, represent an assumed rate of prepayment each month relative to the then outstanding  principal  balance of a pool of new mortgage  loans.  With respect to all of the mortgage  loans, a prepayment  assumption of 100% PSA  assumes  constant  prepayment  rates of 0.2% per annum of the then  outstanding  principal balance  of the  mortgage  loans  in the  related  loan  group in the  first  month of the life of such mortgage  loans  and an  additional  0.2% per annum in each  month  thereafter  until  the 30th  month.
Beginning in the 30th month and in each month  thereafter  during the life of the mortgage loans in the related loan group,  100% PSA assumes  constant  prepayment rates of 6.0% per annum each month. As used
in  the  table  below,  "0%  PSA"  assumes  prepayment  rates  equal  to  0%  of  PSA—no   prepayments.
Correspondingly,  "100% PSA" and "200% PSA" assumes  prepayment  rates equal to 100% of PSA and 200% of
PSA,  respectively,  and so forth.  PSA does not purport to be a historical  description  of prepayment experience  or a  prediction  of the  anticipated  rate of  prepayment  of any pool of mortgage  loans, including the mortgage loans.

         The tables below  captioned  "Percent of  Certificate  Principal  Balance  Outstanding  at the
Following  Percentages  of PSA"  have  been  prepared  on the  basis of  assumptions  as listed in this paragraph  regarding the weighted  average  characteristics  of the mortgage loans that are expected to be included in the trust as  described  under  "Description  of the Mortgage  Pool" in this  prospectus supplement and their performance.  The tables assume,  among other things,  that: (i) as of November 1,
2007, the mortgage loans have the following characteristics:

                                 Assumed Mortgage Loan Characteristics

                                             Group I Loans

                             Discount        Non-Discount       Discount        Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans    Mortgage Loans
                           Non-Interest      Non-Interest      120 Months        120 Months
                               Only              Only         Interest Only    Interest Only
________________________________________________________________________________________________
Aggregate principal
    balance............    $355,786.66     $25,592,859.76     $2,105,209.62    $24,194,524.38
Weighted average
    mortgage rate......   6.1865684129%        6.7160%        6.3339049462%       6.6956%
Weighted average
    servicing fee rate.   0.2800000000%        0.3300%        0.2800000000%       0.3300%
Weighted average
    original term to
    maturity (months)..        317               359               360              360
Weighted average
    remaining term to
    maturity (months)..        306               348               349              350

                                            Group II Loans

                             Discount        Non-Discount     Non-Discount        Discount       Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans    Mortgage Loans   Mortgage Loans
                           Non-Interest      Non-Interest       60 Months        120 Months       120 Months
                               Only              Only         Interest Only    Interest Only     Interest Only
_________________________________________________________________________________________________________________
Aggregate principal
    balance............  $28,291,786.18     $89,515,377.76      $185,454.94    $16,110,211.14   $59,555,814.42
Weighted average
    mortgage rate......   7.2539253233%        7.6391%           7.9990%       7.2372292845%        7.5720%
Weighted average
    servicing fee rate.   0.3087082077%        0.3357%           0.3300%       0.3098173373%        0.3300%
Weighted average
    original term to
    maturity (months)..        360               360               360              360               360
Weighted average
    remaining term to
    maturity (months)..        349               350               350              351               351

                                            Group III Loans

                             Discount        Non-Discount       Discount        Non-Discount      Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans    Mortgage Loans    Mortgage Loans
                           Non-Interest      Non-Interest      120 Months        120 Months        180 Months
                               Only              Only         Interest Only    Interest Only     Interest Only
_________________________________________________________________________________________________________________
Aggregate principal
    balance............   $44,780,885.37   $109,233,672.44   $36,173,929.15   $118,984,914.79       $487,050.00
Weighted average
    mortgage rate......   6.1096902375%        6.8792%        6.1304287367%       6.8053%           6.7500%
Weighted average
    servicing fee rate.   0.2800000000%        0.3420%        0.2800000000%       0.3300%           0.3300%
Weighted average
    original term to
    maturity (months)..        360               359               360              360               360
Weighted average
    remaining term to
    maturity (months)..        349               349               350              350               350

                                            Group IV Loans

                             Discount        Non-Discount     Non-Discount        Discount       Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans    Mortgage Loans   Mortgage Loans
                           Non-Interest      Non-Interest       60 Months        120 Months       120 Months
                               Only              Only         Interest Only    Interest Only     Interest Only
_________________________________________________________________________________________________________________
Aggregate principal
    balance............   $10,482,664.61    $17,122,878.77      $344,000.00     $7,265,121.87   $13,332,490.82
Weighted average
    mortgage rate......   7.1995868328%        7.6543%           7.5000%       7.1578235471%        7.5733%
Weighted average
    servicing fee rate.   0.2982356199%        0.3300%           0.3300%       0.2800000000%        0.3300%
Weighted average
    original term to
    maturity (months)..        360               359               360              360               360
Weighted average
    remaining term to
    maturity (months)..        347               349               351              350               351

                                             Group V Loans

                             Discount        Non-Discount
                          Mortgage Loans    Mortgage Loans
                           Non-Interest      Non-Interest
                               Only              Only
_______________________________________________________________
Aggregate principal
    balance............    $16,985,595.95    $72,279,698.13
Weighted average
    mortgage rate......   5.8912962272%        6.5961%
Weighted average
    servicing fee rate.   0.2800000000%        0.3300%
Weighted average
    original term to
    maturity (months)..        179               179
Weighted average
    remaining term to
    maturity (months)..        167               165

(ii) the scheduled  monthly payment for each mortgage loan has been based on its  outstanding  balance, mortgage rate and remaining term to maturity  (after taking into account the interest only period),  so that the mortgage loan will amortize in amounts  sufficient  for its repayment  over its remaining term to maturity  (after taking into account the interest  only period);  (iii) each of the 10 year interest only group I loans has an original  interest only period of 120 months;  each of the 5 year and 10 year interest  only group II,  loans has an  original  interest  only  period of 60 months  and 120  months, respectively;  each of the 10 year and 15 year interest  only group III loans has an original  interest only period of 120 months and 180 months,  respectively;  each of the 5 year and 10 year  interest only group IV loans has an original  interest  only period of 60 months and 120  months,  respectively;  and
(iv) none of the  unaffiliated  sellers,  Residential  Funding or the  depositor  will  repurchase  any mortgage  loan, as described  under "The  Trusts—Representations  with Respect to Mortgage  Collateral"
and "The  Trusts—Repurchases  of Mortgage  Collateral" in the prospectus,  and the master servicer does not exercise any option to purchase the mortgage  loans and thereby cause a  termination  of the trust;
(v) there are no  delinquencies  or Realized  Losses on the mortgage loans,  and principal  payments on the mortgage loans in each loan group will be timely  received  together with  prepayments,  if any, at the applicable  prepayment  assumption,  set forth in the table;  (vi) there is no Prepayment  Interest
Shortfall or any other  interest  shortfall in any month;  (vii) payments on the  certificates  will be received on the 25th day of each month  (beginning in December  2007);  (viii) payments on the mortgage loans earn no reinvestment  return;  (ix) there are no additional ongoing trust expenses payable out of the trust;  and (x) the  certificates  will be purchased on December 10, 2007.  Clauses (i) through (x)
above are collectively referred to as the structuring assumptions.

         The  actual  characteristics  and  performance  of the  mortgage  loans will  differ  from the assumptions  used in  constructing  the table below,  which is  hypothetical  in nature and is provided only to give a general  sense of how the  principal  cash flows might behave under  varying  prepayment scenarios.  For example,  it is very unlikely that the mortgage  loans will prepay at a constant  level of the  applicable  PSA until  maturity or that all of the mortgage loans will prepay at the same level of the applicable  PSA.  Moreover,  the diverse  remaining  terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the tables at the various  constant  percentages  of the  applicable  PSA  specified,  even if the  weighted  average remaining  term to maturity and weighted  average  mortgage rate of the mortgage  loans are as assumed.
Any difference  between the assumptions and the actual  characteristics  and performance of the related mortgage loans,  or actual  prepayment or loss  experience of the related  mortgage loans,  will affect the  percentages of  Certificate  Principal  Balances  outstanding  over time and the weighted  average lives of the classes of Class A-P Certificates.

         In accordance with the foregoing  discussion and  assumptions,  the following  tables indicate the  weighted  average  life  of  the  Class  I-A-P,  Class  II-A-P,  Class  III-A-P  and  Class  V-A-P
Certificates,  from  December 10, 2007,  and set forth the  percentages  of the  Certificate  Principal
Balance of each class of the Class I-A-P,  Class  II-A-P,  Class  III-A-P and Class V-A-P  Certificates
that would be outstanding after each of the distribution dates at the applicable PSA shown.

       Percent of Certificate Principal Balance Outstanding at the Following Percentages of PSA

                                                   Class I-A-P Certificates

Distribution Date                       0%        50%       100%       150%       200%
_________________________________________________________________________________________
December 10, 2007..................     100%      100%      100%       100%       100%
November 25, 2008..................     100        98        96         94         93
November 25, 2009..................      99        95        90         86         82
November 25, 2010..................      99        91        85         78         72
November 25, 2011..................      98        88        79         71         63
November 25, 2012..................      98        85        74         64         55
November 25, 2013..................      97        82        69         58         48
November 25, 2014..................      97        79        65         52         42
November 25, 2015..................      96        76        60         47         37
November 25, 2016..................      96        74        56         43         32
November 25, 2017..................      93        70        52         38         28
November 25, 2018..................      90        66        47         34         24
November 25, 2019..................      87        61        43         29         20
November 25, 2020..................      84        57        39         26         17
November 25, 2021..................      81        53        35         23         14
November 25, 2022..................      77        50        31         20         12
November 25, 2023..................      73        46        28         17         10
November 25, 2024..................      69        42        25         15          8
November 25, 2025..................      65        38        22         12          7
November 25, 2026..................      60        34        19         11          6
November 25, 2027..................      55        30        17          9          5
November 25, 2028..................      50        27        14          7          4
November 25, 2029..................      44        23        12          6          3
November 25, 2030..................      38        19        10          5          2
November 25, 2031..................      32        16         7          3          2
November 25, 2032..................      25        12         6          3          1
November 25, 2033..................      19         9         4          2          1
November 25, 2034..................      13         6         3          1          *
November 25, 2035..................       7         3         1          1          *
November 25, 2036..................       1         *         *          *          *
November 25, 2037..................       0         0         0          0          0
Weighted Average Life (in                19.95     14.82     11.38       9.02       7.36
years)**
__________________
*      Indicates a number that is greater than zero but less than 0.5%.
**     The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from December 10, 2007 to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

           Percent of Certificate Principal Balance Outstanding at the Following Percentages
                                                of PSA

                                               Class II-A-P Certificates

Distribution Date                     0%        50%       100%      150%       200%
______________________________________________________________________________________
December 10, 2007................    100%      100%       100%      100%       100%
November 25, 2008................     99        98         96        94         93
November 25, 2009................     99        94         90        86         82
November 25, 2010................     98        91         84        78         71
November 25, 2011................     97        88         78        70         62
November 25, 2012................     97        84         73        63         54
November 25, 2013................     96        81         68        57         47
November 25, 2014................     95        78         63        51         41
November 25, 2015................     94        75         59        46         36
November 25, 2016................     93        72         55        42         31
November 25, 2017................     91        68         51        37         27
November 25, 2018................     89        64         46        33         23
November 25, 2019................     86        61         42        29         20
November 25, 2020................     84        57         39        26         17
November 25, 2021................     81        53         35        23         14
November 25, 2022................     78        50         32        20         12
November 25, 2023................     74        46         28        17         10
November 25, 2024................     71        43         26        15          9
November 25, 2025................     67        39         23        13          7
November 25, 2026................     63        36         20        11          6
November 25, 2027................     59        32         18         9          5
November 25, 2028................     54        29         15         8          4
November 25, 2029................     49        25         13         6          3
November 25, 2030................     43        22         11         5          2
November 25, 2031................     37        18          9         4          2
November 25, 2032................     31        15          7         3          1
November 25, 2033................     24        11          5         2          1
November 25, 2034................     17         8          3         1          1
November 25, 2035................      9         4          2         1          *
November 25, 2036................      1         *          *         *          *
November 25, 2037................      0         0          0         0          0
Weighted Average Life (in             20.25     14.92      11.40      9.01       7.33
years)**

*       Indicates a number that is greater than zero but less than 0.5%.
**      The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from December 10, 2007 to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

        This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

(Table continued from prior page.)

       Percent of Certificate Principal Balance Outstanding at the Following Percentages of PSA

                                               Class III-A-P Certificates

Distribution Date                     0%        50%       100%      150%       200%
________________________________________________________________________________________
December 10, 2007................    100%       100%      100%      100%      100%
November 25, 2008................     99         98        96        94        92
November 25, 2009................     98         94        90        86        81
November 25, 2010................     98         90        84        77        71
November 25, 2011................     97         87        78        70        62
November 25, 2012................     96         83        72        63        54
November 25, 2013................     95         80        67        56        47
November 25, 2014................     94         77        63        51        41
November 25, 2015................     92         74        58        46        36
November 25, 2016................     91         70        54        41        31
November 25, 2017................     89         67        49        36        26
November 25, 2018................     87         63        45        32        23
November 25, 2019................     84         59        41        28        19
November 25, 2020................     81         55        37        25        16
November 25, 2021................     78         52        34        22        14
November 25, 2022................     75         48        30        19        12
November 25, 2023................     71         44        27        17        10
November 25, 2024................     68         41        24        14         8
November 25, 2025................     64         37        22        12         7
November 25, 2026................     60         34        19        10         6
November 25, 2027................     55         30        17         9         5
November 25, 2028................     51         27        14         7         4
November 25, 2029................     46         24        12         6         3
November 25, 2030................     40         20        10         5         2
November 25, 2031................     35         17         8         4         2
November 25, 2032................     29         14         6         3         1
November 25, 2033................     22         10         5         2         1
November 25, 2034................     16          7         3         1         1
November 25, 2035................      9          4         2         1         *
November 25, 2036................      1          *         *         *         *
November 25, 2037................      0          0         0         0         0
Weighted Average Life (in             19.68      14.57     11.18      8.87      7.24
years)**

  ____________________
  *  Indicates a number that is greater than zero but less than 0.5%.
  ** The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from
  December 10, 2007 to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

  This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       Percent of Certificate Principal Balance Outstanding at the Following Percentages of PSA

                                                Class V-A-P Certificates

Distribution Date                     0%        50%       100%      150%       200%
______________________________________________________________________________________
December 10, 2007...............     100%      100%      100%       100%      100%
November 25, 2008...............      95        93        92         90        88
November 25, 2009...............      90        86        82         78        74
November 25, 2010...............      85        78        72         67        61
November 25, 2011...............      79        71        63         56        50
November 25, 2012...............      73        64        55         47        41
November 25, 2013...............      67        56        47         39        33
November 25, 2014...............      60        49        40         32        26
November 25, 2015...............      53        42        33         26        20
November 25, 2016...............      45        35        26         20        15
November 25, 2017...............      37        27        20         15        11
November 25, 2018...............      28        20        15         10         7
November 25, 2019...............      19        13         9          6         4
November 25, 2020...............       9         6         4          3         2
November 25, 2021...............       0         0         0          0         0
November 25, 2022...............       0         0         0          0         0
November 25, 2023...............       0         0         0          0         0
November 25, 2024...............       0         0         0          0         0
November 25, 2025...............       0         0         0          0         0
November 25, 2026...............       0         0         0          0         0
November 25, 2027...............       0         0         0          0         0
November 25, 2028...............       0         0         0          0         0
November 25, 2029...............       0         0         0          0         0
November 25, 2030...............       0         0         0          0         0
November 25, 2031...............       0         0         0          0         0
November 25, 2032...............       0         0         0          0         0
November 25, 2033...............       0         0         0          0         0
November 25, 2034...............       0         0         0          0         0
November 25, 2035...............       0         0         0          0         0
November 25, 2036...............       0         0         0          0         0
November 25, 2037...............       0         0         0          0         0
Weighted Average Life (in              7.90      6.91      6.09       5.40      4.81
years)**

____________________
**   The weighted  average life of a certificate  of any class is determined  by (i)  multiplying  the amount of each net distribution of Certificate  Principal Balance by the number of years from December 10, 2007 to the related  distribution date,  (ii) adding the results,  and (iii)  dividing the sum by the aggregate of the net  distributions  described in (i)
above.

This  table  has  been  prepared  based  on  the  structuring   assumptions  (including  the  assumptions  regarding  the
characteristics  and  performance  of the mortgage  loans which differ from the actual  characteristics  and  performance thereof) and should be read in conjunction therewith.

Class A-P Certificates and Class A-V Certificates Yield Considerations

         Because the Class A-P Certificates  will be purchased at a discount,  the pre-tax yield on the
Class A-P  Certificates  will be  adversely  affected by slower than  expected  payments of  principal, including  prepayments,  defaults,  liquidations  and purchases of mortgage  loans due to a breach of a representation and warranty on the Discount Mortgage Loans in the related loan group or loan groups.

         The pre-tax yields to maturity on the Class A-V  Certificates  will be extremely  sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments  and defaults on the Non-Discount  Mortgage Loans in the related loan group or loan groups,  which rate may fluctuate significantly  over time.  Investors in the Class A-V Certificates  should fully consider the risk that a rapid rate of  prepayments  on the  Non-Discount  Mortgage  Loans in the  related  loan group or loan groups could result in the failure of those investors to fully recover their investments.

         The following  tables  indicate the sensitivity of the pre-tax yields to maturity on the Class
A-P  Certificates  and Class A-V  Certificates to various  constant rates of prepayment on the mortgage loans in the related  loan group or loan groups by  projecting  the monthly  aggregate  payments on the
Class A-P Certificates and Class A-V  Certificates  and computing the  corresponding  pre-tax yields to maturity on a corporate bond  equivalent  basis,  based on the structuring  assumptions,  including the assumptions  regarding the  characteristics  and  performance of the mortgage loans in the related loan group or loan groups,  which differ from their actual  characteristics and performance and assuming the aggregate  purchase  prices,  including  accrued  interest,  if any, set forth below.  Any  differences between the  assumptions  and the actual  characteristics  and performance of the mortgage loans in the related  loan group or loan groups and of the Class A-P  Certificates  and Class A-V  Certificates  may
result in yields being  different  from those shown in the tables.  Discrepancies  between  assumed and actual  characteristics  and performance  underscore the hypothetical  nature of the tables,  which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                             Pre-Tax Yield to Maturity of the Class I-A-P
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
_______________________________________________________________________________________________________________________
$38,274.....................              4.26%            6.35%            9.00%           12.06%          15.36%

                             Pre-Tax Yield to Maturity of the Class I-A-V
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
_________________________________________________________________________________________________________________________
$296,413....................             21.00%          18.02%           15.00%           11.94%           8.84%

                             Pre-Tax Yield to Maturity of the Class II-A-P
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
_________________________________________________________________________________________________________________________
$298,562....................              4.20%            6.32%            9.00%           12.07%          15.35%

                             Pre-Tax Yield to Maturity of the Class II-A-V
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
__________________________________________________________________________________________________________________________
$2,396,893..................             20.93%          17.99%           15.00%           11.97%           8.90%

                            Pre-Tax Yield to Maturity of the Class III-A-P
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
__________________________________________________________________________________________________________________________
$992,125....................              4.27%            6.37%            9.00%           11.99%          15.17%

                            Pre-Tax Yield to Maturity of the Class III-A-V
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
__________________________________________________________________________________________________________________________
$5,480,326..................             20.96%          18.00%           15.00%           11.96%           8.87%

                             Pre-Tax Yield to Maturity of the Class V-A-P
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
__________________________________________________________________________________________________________________________
$253,527....................              6.61%            7.75%            9.00%           10.36%          11.83%

                             Pre-Tax Yield to Maturity of the Class V-A-V
                           Certificates at the Following Percentages of PSA

       Assumed Purchase Price               0%              50%             100%             150%            200%
__________________________________________________________________________________________________________________________
$1,347,345..................             21.00%          18.02%           15.00%           11.93%           8.82%

         Each  pre-tax  yield  to  maturity  set  forth  in the  preceding  tables  was  calculated  by determining  the monthly  discount rate which,  when applied to the assumed  stream of cash flows to be paid on the Class  A-P  Certificates  and  Class  A-V  Certificates,  as  applicable,  would  cause the discounted  present  value of the  assumed  stream of cash flows to equal the  assumed  purchase  price listed in the applicable  table.  Accrued  interest,  if any, is included in the assumed purchase price and is used in computing  the corporate  bond  equivalent  yields shown.  These yields do not take into account the  different  interest  rates at which  investors may be able to reinvest  funds  received by them as  distributions  on the Class A-P  Certificates  and  Class  A-V  Certificates,  and thus do not reflect the return on any  investment in the Class A-P  Certificates  and Class A-V  Certificates  when any reinvestment rates other than the discount rates are considered.

         Notwithstanding  the assumed  prepayment rates reflected in the preceding tables, it is highly unlikely  that the  mortgage  loans will be  prepaid  according  to one  particular  pattern.  For this reason,  and because the timing of cash flows is critical to determining  yields, the pre-tax yields to maturity  on the Class A-P  Certificates  and Class A-V  Certificates  are likely to differ  from those shown in the  tables,  even if all of the  mortgage  loans in the  related  loan  group or loan  groups prepay at the constant  percentages  of the applicable PSA indicated in the tables above over any given time period or over the entire life of the certificates.

         A lower than  anticipated  rate of principal  prepayments on the Discount  Mortgage Loans will have  a  material  adverse  effect  on  the  pre-tax  yield  to  maturity  of  the  related  Class  A-P
Certificates.  The rate and timing of principal  prepayments on the Discount  Mortgage Loans may differ from the rate and timing of principal  prepayments  on the mortgage  loans in the related loan group or loan groups.  In addition,  because the Discount  Mortgage Loans have Net Mortgage Rates that are lower than the Net  Mortgage  Rates of the  Non-Discount  Mortgage  Loans in the  related  loan group or loan groups,  and because  mortgage  loans with lower Net Mortgage  Rates are likely to have lower  mortgage rates, the Discount  Mortgage Loans are likely to prepay under most  circumstances at a lower rate than the  Non-Discount  Mortgage  Loans in the related  loan group or loan groups.  In addition,  holders of the Class A-V  Certificates  in most  cases have  rights to  relatively  larger  portions  of  interest payments on mortgage loans in the related loan group or loan groups with higher mortgage  rates;  thus, the yield on the Class A-V  Certificates  will be  materially  adversely  affected to a greater  extent than on the other  offered  certificates  in the related  Certificate  Group or Groups if the  mortgage loans in the  related  loan group or loan  groups with higher  mortgage  rates  prepay  faster than the mortgage  loans with lower  mortgage  rates.  Because  mortgage  loans  having  higher pool strip rates usually have higher  mortgage  rates,  these  mortgage  loans are more likely to be prepaid  under most circumstances than are mortgage loans having lower pool strip rates.

         There can be no assurance that the mortgage  loans will prepay at any particular  rate or that the  pre-tax  yields on the Class A-P  Certificates  and Class A-V  Certificates  will  conform  to the yields  described in this  prospectus  supplement.  Moreover,  the various  remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster  principal  distributions  than indicated in the preceding table at the various  constant  percentages of the applicable PSA specified, even if the weighted  average  remaining  term to maturity and weighted  average  mortgage  rate of the mortgage loans are as assumed.  Investors are urged to make their  investment  decisions based on their determinations  as to anticipated  rates of prepayment  under a variety of scenarios.  Investors in the
Class  A-V  Certificates  should  fully  consider  the risk  that a rapid  rate of  prepayments  on the mortgage  loans  in the  related  loan  group or loan  groups  could  result  in the  failure  of those investors to fully recover their investments.

         For  additional  considerations  relating  to the  yields  on  the  certificates,  see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                                    POOLING AND SERVICING AGREEMENT

General

         The  certificates  were issued under a series  supplement,  dated as of March 1, 2007,  to the standard terms of pooling and servicing  agreement,  dated as of December 1, 2006, together referred to as the pooling and servicing  agreement,  among the depositor,  the master servicer,  and Deutsche Bank
Trust Company Americas,  as trustee.  Reference is made to the prospectus for important  information in addition to that  described  herein  regarding  the terms and  conditions  of the pooling and servicing agreement  and the offered  certificates.  The trustee,  or any of its  affiliates,  in its  individual capacity  or any other  capacity,  may become the owner or  pledgee of the  certificates  with the same rights as it would have if it were not trustee.

         The offered  certificates  are  transferable and exchangeable at the corporate trust office of the trustee,  which serves as  certificate  registrar  and paying agent.  The depositor  will provide a prospective or actual  certificateholder  without charge, on written request, a copy, without exhibits, of the pooling and servicing  agreement.  Requests  should be addressed to the  President,  Residential
Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         In addition to the  circumstances  described in the  prospectus,  the  depositor may terminate the trustee for cause under  specified  circumstances.  See "The  Pooling and  Servicing  Agreement—The
Trustee" in the prospectus.

Custodial Arrangements

         The trustee has been  directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage  loans.  The custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have custodial  responsibility for the mortgage notes.  Residential  Funding was required to deliver  only the notes to the  custodian.  The  mortgage  notes (and any contents of a mortgage  loan file  delivered to the  custodian)  may be  maintained  in vaults at the premises of the sponsor or an  affiliate of the  sponsor.  If these  documents  are  maintained  at the premises of the sponsor or an  affiliate,  then only the custodian  will have access to the vaults,  and a shelving and filing system  segregates the files  relating to the mortgage  loans from other assets  serviced by the sponsor.

         Wells Fargo is acting as  custodian  of the  mortgage  loan files  pursuant  to the  custodial agreement.  In that  capacity,  Wells Fargo is  responsible  to hold and safeguard  the mortgage  notes and other  contents of the mortgage  files on behalf of the trustee and the  certificateholders.  Wells
Fargo  maintains  each  mortgage  loan file in a separate  file folder marked with a unique bar code to assure  loan-level  file  integrity  and to assist in inventory  management.  Files are  segregated  by transaction or investor.  Wells Fargo has been engaged in the mortgage  document  custody  business for more than 25 years.  Wells Fargo maintains  document custody  facilities in its Minneapolis,  Minnesota headquarters and in three regional offices located in Richfield,  Minnesota,  Irvine,  California,  and
Salt Lake City,  Utah. As of June 30, 2007,  Wells Fargo maintains  mortgage  custody vaults in each of those locations with an aggregate capacity of over eleven million files.

The Master Servicer and Subservicers

Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

         o    receiving funds from subservicers;
         o    reconciling servicing activity with respect to the mortgage loans;
         o    calculating remittance amounts to certificateholders;
         o    sending remittances to the trustee for distributions to certificateholders;
         o    investor and tax reporting;
         o    coordinating loan repurchases;
         o    oversight of all servicing activity, including subservicers;
         o    following up with  subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;
         o    approval of loss mitigation strategies;
         o    management  and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure; and
         o    providing  certain  notices  and other  responsibilities  as  detailed in the pooling and servicing agreement.

The master  servicer may, from time to time,  outsource  certain of its  servicing  functions,  such as foreclosure  management,  although any such  outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

For a  general  description  of the  master  servicer  and its  activities,  see  "Sponsor  and  Master
Servicer" in this prospectus  supplement.  See "The Pooling and Servicing  Agreement— Rights Upon Event
of Default" and "—Certain  Other Matters  Regarding  Servicing" in the  prospectus  for a discussion of material removal, replacement, resignation and transfer provisions relating to the master servicer.

Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

         o    communicating with borrowers;
         o    sending monthly remittance statements to borrowers;
         o    collecting payments from borrowers;
         o    recommending a loss  mitigation  strategy for borrowers who have defaulted on their loans
              (i.e. repayment plan, modification, foreclosure, etc.);
         o    accurate and timely  accounting,  reporting and  remittance of the principal and interest portions of monthly installment payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
         o    accurate and timely  accounting and  administration  of escrow and impound  accounts,  if applicable;
         o    accurate and timely reporting of negative amortization amounts, if any;
         o    paying escrows for borrowers, if applicable;
         o    calculating and reporting payoffs and liquidations;
         o    maintaining an individual file for each loan; and
         o    maintaining  primary  mortgage  insurance  commitments or certificates  if required,  and filing any primary mortgage insurance claims.

     GMAC  Mortgage,  LLC.  GMAC  Mortgage,  LLC  ("GMACM")  will  subservice  approximately  71.8%  by aggregate  principal  balance  of the  mortgage  loans as of the  reference  date.  GMACM is a Delaware limited  liability  company and a wholly-owned  subsidiary of GMAC Residential  Holding  Company,  LLC, which is a wholly  owned  subsidiary  of  Residential  Capital,  LLC  ("ResCap").  ResCap is a Delaware
limited  liability  company and a  wholly-owned  subsidiary of GMAC  Mortgage  Group,  LLC,  which is a wholly-owned  subsidiary of GMAC LLC. On August 24, 2007,  Fitch Ratings  reduced  GMACM's  residential primary  subservicer  rating and  residential  primary  servicer  rating for Alt-A product from RPS1 to
RPS1- and placed the servicer ratings on Rating Watch Negative.

     ResCap,   which  owns  indirectly  all  of  the  equity  of  both   Homecomings   Financial,   LLC
("Homecomings")  and GMACM,  has  restructured  the operations of Homecomings and GMACM. As a result of such restructuring,  on September 24, 2007, Homecomings  transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

     Subsequent to the transfer of the servicing  platform and employees from  Homecomings to GMACM, in addition to the mortgage  loans owned by the issuing  entity which were  previously  serviced by GMACM,
GMACM will  subservice the mortgage loans owned by the issuing  entity which were  previously  serviced by  Homecomings,  and  Homecomings  will no longer  subservice any of the mortgage  loans.  In addition
GMACM will be servicing all of the GMACM and Homecomings  servicing  portfolios,  which will consist of the aggregate of the amounts set forth below under the headings "GMAC Mortgage,  LLC Primary  Servicing
Portfolio" and "Homecomings Financial, LLC Servicing Portfolio."

     GMACM began acquiring,  originating and servicing  residential  mortgage loans in 1985 through its
acquisition  of  Colonial   Mortgage  Service  Company,   which  was  formed  in  1926,  and  the  loan
administration,  servicing operations and portfolio of Norwest Mortgage,  which entered the residential mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

     GMACM  maintains  its executive and principal  offices at 1100 Virginia  Drive,  Fort  Washington,
Pennsylvania 19034. Its telephone number is (215) 734-5000.

     In addition,  GMACM purchases  mortgage loans originated by GMAC Bank, which is wholly-owned by IB
Finance  Holding  Company,  LLC, a  subsidiary  of ResCap and GMAC LLC,  and which is an  affiliate  of
GMACM.  Formerly known as GMAC Automotive  Bank,  GMAC Bank, a Utah  industrial  bank, was organized in
2001. As of November 22, 2006,  GMAC Bank became the successor to  substantially  all of the assets and liabilities of GMAC Bank, a federal savings bank.

     GMACM generally  retains the servicing  rights with respect to loans it sells or securitizes,  and also  occasionally  purchases  mortgage  servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

     As of the six  months  ended  June 30,  2007,  GMACM  acted as  primary  servicer  and  owned  the corresponding  servicing  rights on  approximately  2,271,474 of  residential  mortgage loans having an aggregate unpaid principal balance of approximately  $284 billion,  and GMACM acted as subservicer (and did not own the  corresponding  servicing  rights) on  approximately  334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

     The  following  table sets forth the dollar  amount of  mortgage  loans  serviced by GMACM for the periods  indicated,  and the  number of such loans for the same  period.  GMACM was the  servicer  of a residential mortgage loan portfolio of approximately $150.4 billion,  $12.5 billion,  $21.2 billion and
$6.7 billion during the year ended December 31, 2002 backed by prime conforming  mortgage loans,  prime non conforming  mortgage  loans,  government  mortgage loans and second lien mortgage loans  (including home equity lines of credit),  respectively.  GMACM was the  servicer of a  residential  mortgage  loan portfolio of approximately  $211.5 billion,  $32.0 billion,  $18.2 billion and $22.8 billion during the six months  ended  June 30,  2007  backed by prime  conforming  mortgage  loans,  prime  non-conforming mortgage loans,  government mortgage loans and second-lien  mortgage loans (including home equity lines of credit),  respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current  and prior year  volume over (b) the prior year volume.

                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                            ($ IN MILLIONS)
                                                                                                                             Six
                                                                                                                        Months Ended
                                                                 Year Ended December 31,                                  June 30,
                                     ________________________________________________________________________________________________
                                          2002             2003             2004            2005            2006            2007
_____________________________________________________________________________________________________________________________________
Prime conforming mortgage loans
     No. of Loans..................    1,418,843       1,308,284        1,323,249        1,392,870      1,455,919        1,485,410
     Dollar Amount of Loans........     $150,421        $153,601         $165,521         $186,364       $203,894         $211,462
     Percentage Change
          from Prior Year..........        N/A             2.11%            7.76%           12.59%          9.41%
Prime non-conforming mortgage loans
     No. of Loans..................       36,225          34,041           53,119           69,488         67,462           68,062
     Dollar Amount of Loans........      $12,543         $13,937          $23,604          $32,385        $32,220          $32,035
     Percentage Change
          from Prior Year..........          N/A          11.12%           69.36%           37.20%        (0.51)%
Government mortgage loans
     No. of Loans..................      230,085         191,023          191,844          181,679        181,563          175,588
     Dollar Amount of Loans........      $21,174         $17,594          $18,328          $18,098        $18,843          $18,166
     Percentage Change
          from Prior Year..........        N/A            (16.91)%          4.17%          (1.25)%          4.12%
Second-lien mortgage loans
     No. of Loans..................      261,416         282,128          350,334          392,261        514,085          542,414
     Dollar Amount of Loans........       $6,666          $7,023          $10,374          $13,034        $20,998          $22,778
     Percentage Change
          from Prior Year..........        N/A             5.36%           47.71%           25.64%          61.10%
Total mortgage loans serviced
     No. of Loans..................    1,946,569       1,815,476        1,918,546        2,036,298      2,219,029        2,271,474
     Dollar Amount of Loans........     $190,804        $192,155         $217,827         $249,881       $275,955         $284,441
     Percentage Change
          from Prior Year..........        N/A             0.71%           13.36%           14.72%          10.43%

                            Homecomings Financial, LLC Servicing Portfolio

         The following table sets forth the aggregate  principal  balance of mortgage loans serviced by
Homecomings  for the  past  five  years  and  for  the  nine  months  ended  September  30,  2007.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                     Year Ended December 31,                              September 30,
                         _________________________________________________________________________________________________
       Volume by              2002            2003            2004            2005            2006             2007
   Principal Balance
__________________________________________________________________________________________________________________________
Prime Mortgages(1)       $27,343,774,000 $29,954,139,212 $31,943,811,060 $44,570,851,126 $67,401,832,594  $71,858,074,506
Non-Prime Mortgages(2)   $27,384,763,000 $39,586,900,679 $44,918,413,591 $52,102,835,214 $49,470,359,806  $40,347,477,674
Total                    $54,728,537,000 $69,541,039,891 $76,862,224,651 $96,673,686,340 $116,872,192,400 $112,205,552,180
Prime Mortgages(1)               49.96%          43.07%          41.56%          46.10%           57.67%          64.04%
Non-Prime Mortgages(2)           50.04%          56.93%          58.44%          53.90%           42.33%          35.96%
Total                           100.00%         100.00%         100.00%         100.00%          100.00%         100.00%
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)                7.09%           9.55%           6.64%          39.53%           51.22%
Non-Prime Mortgages(2)           60.71%          44.56%          13.47%          15.99%          (5.05)%
Total                            28.55%          27.07%          10.53%          25.78%           20.89%

Junior Lien Mortgage Loans

                                                                                                           Nine Months
                                                                                                              Ended
                                                     Year Ended December 31,                              September 30,
                         _________________________________________________________________________________________________
       Volume by              2002            2003            2004            2005            2006             2007
   Principal Balance
__________________________________________________________________________________________________________________________
Prime Mortgages(1)        $7,627,424,000    $7,402,626,296  $7,569,300,685  $7,442,264,087 $11,418,858,741 $10,519,372,299
Non-Prime Mortgages(2)                 -                 -               -              -              -               -
Total                     $7,627,424,000    $7,402,626,296  $7,569,300,685  $7,442,264,087 $11,418,858,741 $10,519,372,299
Prime Mortgages(1)               100.00%           100.00%         100.00%        100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -              -              -               -
Total                            100.00%           100.00%         100.00%        100.00%        100.00%         100.00%
 Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (4.94)%           (2.95)%           2.25%        (1.68)%         53.43%
Non-Prime Mortgages(2)                 -                 -               -              -              -
Total                            (4.94)%           (2.95)%           2.25%        (1.68)%         53.43%
(1)     Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                      Year Ended December 31,                             September 30,
                         _________________________________________________________________________________________________
       Volume by              2002            2003            2004            2005            2006             2007
   Number of Loans
__________________________________________________________________________________________________________________________
Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        260,205
Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        298,742
Total                             382,286           484,835         523,770       582,549        613,618        558,947
Prime Mortgages(1)                 32.75%            29.63%          28.70%        32.23%         41.15%         46.55%
Non-Prime Mortgages(2)             67.25%            70.37%          71.30%        67.77%         58.85%         53.45%
Total                             100.00%           100.00%         100.00%       100.00%        100.00%        100.00%
 Percentage Change from
      Prior Year(3)
Prime Mortgages(1)                (6.30)%            14.72%           4.63%        24.93%         34.47%
Non-Prime Mortgages(2)             52.85%            32.72%           9.46%         5.70%        (8.52)%
Total                              26.66%            26.83%           8.03%        11.22%          5.33%

Junior Lien Mortgage Loans
                                                                                                          Nine Months
                                                                                                             Ended
                                                     Year Ended December 31,                             September 30,
                         _________________________________________________________________________________________________
       Volume by              2002            2003            2004            2005            2006             2007
   Number of Loans
__________________________________________________________________________________________________________________________
Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         243,314
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
Total                            217,031           211,585         210,778       199,600        266,900         243,314
Prime Mortgages(1)               100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
Total                            100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
Non-Prime Mortgages(2)                 -                 -               -             -              -
Total                            (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%

(1)     Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

         Billing  and  Payment  Procedures.  As  servicer,  GMACM  collects  and remits  mortgage  loan payments,  responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property  taxes and insurance  premiums,  counsels or otherwise  works with delinquent borrowers,  supervises  foreclosures and property dispositions and generally administers the loans.  GMACM sends monthly  invoices or annual  coupon books to borrowers to prompt the  collection of the outstanding  payments.  Borrowers may elect for monthly payments to be deducted  automatically from bank accounts on the same day every month or may take advantage of on demand  electronic  payments made over the  internet  or via phone.  GMACM may,  from time to time,  outsource  certain of its  servicing functions,  such as contacting delinquent  borrowers,  property tax administration and hazard insurance administration,  although any such  outsourcing  will not relieve GMACM of any of its  responsibilities or liabilities as a servicer.

Additional Subservicers

     National City Mortgage Co., an Ohio  corporation,  will  subservice  approximately  10.3%,  15.8%,
12.3%,  12.2% and 11.6% by  principal  balance of the group I loans,  group III loans,  group IV loans, group V loans and all of the mortgage loans as of the reference date, respectively.

     Wachovia Mortgage Corporation, a North Carolina corporation,  will subservice approximately 17.7%,
14.1% and 11.5% by  principal  balance  of the group III loans,  group V loans and all of the  mortgage loans as of the reference date, respectively.

Servicing and Other Compensation and Payment of Expenses

         The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage  loan.  The  servicing  fees  relating to each  mortgage loan will be at least 0.28% per annum and not more than 1.68% per annum of the  outstanding  principal  balance of that mortgage loan, with a weighted  average  servicing fee of  approximately  0.3277% per annum as of the reference  date, in the case of the group I loans,  approximately  0.3278% per annum as of the  reference  date, in the case of the group II  loans,  approximately  0.3212%  per annum as of the  reference  date,  in the case of the group III loans,  approximately  0.3157% per annum as of the  reference  date, in the case of the group
IV loans and  approximately  0.3205%  per annum as of the  reference  date,  in the case of the group V loans.  The  servicing  fees  consist of (a)  servicing  fees  payable to the master  servicer  and (b)
subservicing and other related compensation  payable to the subservicer,  including (i) any payment due to prepayment  charges on the related mortgage loans and such  compensation paid to the master servicer as the direct  servicer  of a mortgage  loan for which  there is no  subservicer  and (ii)  lender-paid mortgage  insurance  premiums  with respect to  approximately  0.1% of the mortgage  loans by principal balance as of the reference date, which are paid by the subservicer to the insurers.

         The  primary  compensation  to be  paid  to the  master  servicer  for  its  master  servicing activities  will be its  servicing  fee equal to at least  0.03% per annum and not more than  0.08% per annum  of the  outstanding  principal  balance  of each  mortgage  loan,  with a  weighted  average  of approximately  0.0777%  per  annum  as of the  reference  date,  in the  case  of the  group  I  loans, approximately  0.0685%  per  annum  as of the  reference  date,  in the  case of the  group  II  loans, approximately  0.0669%  per  annum as of the  reference  date,  in the  case of the  group  III  loans, approximately  0.0617%  per  annum as of the  reference  date,  in the case of the  group IV loans  and approximately  0.0705%  per  annum  as of the  reference  date,  in the case of the  group V loans.  As described in the  prospectus,  a subservicer is entitled to servicing  compensation in a minimum amount equal to 0.25% per annum of the  outstanding  principal  balance of each  mortgage loan serviced by it.
The master  servicer is obligated to pay some ongoing  expenses  associated with the trust and incurred by the master  servicer  in  connection  with its  responsibilities  under the  pooling  and  servicing agreement.  The master  servicing fee rate may be changed if a successor  master servicer is appointed, but it will  not  exceed  the  rate  currently  paid to the  master  servicer.  See  "The  Pooling  and
Servicing  Agreement—Servicing  Compensation and Payment of Expenses" in the prospectus for information regarding  other possible  compensation  to the master  servicer and  subservicers  and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

________________________________________________________________________________________________________________________________
               Description                                   Amount                               Receiving Party
________________________________________________________________________________________________________________________________
Master Servicer Fee                         at a  minimum  rate of 0.03%  per  annum  Master Servicer
                                            and not more  than  0.08%  per  annum of
                                            the  principal  balance of each mortgage
                                            loan,  depending on the type of mortgage
                                            loan
________________________________________________________________________________________________________________________________
Subservicer Fee                             at a minimum  rate of 0.25% per annum of  Subservicers
                                            the  principal  balance of each mortgage
                                            loan    serviced   by   a    subservicer
                                            (including      lender-paid     mortgage
                                            insurance   premiums   payable   by  the
                                            subservicer)
________________________________________________________________________________________________________________________________

         In addition,  the master  servicer or any applicable  subservicer may recover from payments on the mortgage  loans or withdraw  from the  Custodial  Account the amount of any Advances and  Servicing
Advances  previously  made,  interest  and  investment  income,  foreclosure  profits,  indemnification payments  payable under the pooling and servicing  agreement,  and certain  other  servicing  expenses, including foreclosure expenses.

Reports to Certificateholders

         On each  distribution  date, a  distribution  date  statement  will be made  available to each certificateholder  setting forth certain  information  with respect to the  composition  of the payment being  made,  the  Certificate  Principal  Balance  or  Notional  Amount of an  individual  certificate following  the payment and certain  other  information  relating to the  certificates  and the mortgage loans.  The trustee  will make the  distribution  date  statement  and, at its option,  any  additional
files   containing  the  same   information  in  an  alternative   format,   available  each  month  to
certificateholders  and  other  parties  to the  pooling  and  servicing  agreement  via the  trustee's internet  website,  at  tss.sfs.db.com/investpublic/.  For purposes of any  electronic  version of this prospectus  supplement,  the  preceding  uniform  resource  locator,  or URL,  is an  inactive  textual reference  only.  The  depositor  has taken steps to ensure that this URL reference was inactive at the time the electronic  version of this  prospectus  supplement  was created.  This URL can be accessed in an  internet  browser at  "https://  " followed  by the URL.  In  addition,  for so long as the issuing entity is required to file reports with the Commission  under the Securities  Exchange Act of 1934, the issuing  entity's  annual report on Form 10-K,  distribution  reports on Form 10-D,  current reports on
Form 8-K and  amendments to those reports will be made  available on such website as soon as reasonably practicable after such materials are  electronically  filed with, or furnished to, the Commission.  See also  "Description  of the  Certificates—Reports  to  Certificateholders"  in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

         There are actions  specified in the  prospectus  that may be taken by holders of  certificates evidencing a specified  percentage of all undivided  interests in the trust and may be taken by holders of  certificates  entitled in the  aggregate  to that  percentage  of the voting  rights.  98.0% of all voting  rights will be allocated  among all holders of the  certificates,  other than the Interest Only
Certificates and Residual Certificates,  in proportion to their then outstanding  Certificate Principal
Balances,  1.0% of all voting rights will be allocated among each class of Interest Only  Certificates, and 0.33%,  0.33% and 0.34% of all voting rights will be allocated  among the holders of the Class R-I,
Class R-II and Class R-III  Certificates,  respectively,  in  proportion  to the  percentage  interests evidenced  by their  respective  certificates.  The  pooling  and  servicing  agreement  may be amended without the consent of the holders of the Residual Certificates in specified circumstances.

Termination

         The circumstances  under which the obligations  created by the pooling and servicing agreement will  terminate  relating to the offered  certificates  are described  under "The Pooling and Servicing
Agreement—Termination;  Retirement of  Certificates"  in the prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans is less than 10% of the  aggregate  principal  balance of the  mortgage  loans as of the  cut-off date,  either to purchase all remaining  mortgage loans and other assets of the trust related  thereto, thereby  effecting early  retirement of the offered  certificates  or to purchase,  in whole but not in part,  the  certificates.  Any such  purchase of mortgage  loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair  market  value of the  related  underlying  mortgaged  properties  with  respect to  defaulted mortgage  loans as to which title to such  mortgaged  properties  has been acquired if such fair market value is less than such unpaid  principal  balance,  net of any  unreimbursed  Advance  attributable to principal,  as of the date of  repurchase  plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer  will also  include  certain  amounts owed by
Residential  Funding as seller of the  mortgage  loans,  under the terms of the  agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

         Distributions on the certificates  relating to any optional  termination will be paid,  first, to the  Senior  Certificates,  second,  to the  Class M  Certificates  in the  order of  their  payment priority and,  third,  to the Class B Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute  the full amount to each class of related  certificates  if the purchase price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market value is less  than 100% of the  unpaid  principal  balance  of the  related  mortgage  loan.  Any such purchase  of the  certificates  will be made at a price  equal to 100% of their  Certificate  Principal
Balance  plus,   except  with  respect  to  the  related  Class  A-P   Certificates  and  Class  IV-A-3
Certificates,  the sum of the Accrued  Certificate  Interest  thereon,  or with respect to the Interest
Only  Certificates,  on their Notional Amounts,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through  rate and any  previously  unpaid Accrued  Certificate  Interest.
Promptly after the purchase of such  certificates,  the master  servicer  shall  terminate the trust in accordance with the terms of the pooling and servicing agreement.

         Upon  presentation  and  surrender  of  the  offered   certificates  in  connection  with  the
termination of the trust or a purchase of  certificates  under the  circumstances  described in the two preceding  paragraphs,  the holders of the offered  certificates  will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate, or, with  respect to the  Interest  Only  Certificates,  interest for the  immediately  preceding  Interest
Accrual Period on their Notional  Amounts,  plus any previously  unpaid Accrued  Certificate  Interest.
However,  any Prepayment  Interest  Shortfalls  previously  allocated to the  certificates  will not be reimbursed.

The Trustee

         Deutsche Bank Trust Company  Americas,  or DBTCA, is the trustee.  DBTCA is a New York banking
corporation.   DBTCA  has  acted  as  trustee  on  numerous  residential   mortgage-backed   securities
transactions.  While the  structure  of the  transactions  referred to in the  preceding  sentence  may differ among these  transactions,  DBTCA is experienced  in  administering  transactions  of this kind.
DBTCA has no pending legal  proceedings that would materially  affect its ability to perform its duties as  trustee on behalf of the holders of the certificates.

         DBTCA and its  affiliates  have provided  trustee and custodial  services on  mortgaged-backed transactions  since  1991 and has acted as  trustee  on over  2,000  mortgage-backed  transactions.  In
2005,  Deutsche  Bank and its  affiliates  acted as trustee in over 350 combined new  asset-backed  and mortgage-backed  transactions  involving  the  aggregate  issuance  of  over  300  billion  dollars  in securities.

         DBTCA is providing the foregoing  information at the issuing entity's and depositor's  request in order  to  assist  the  issuing  entity  and  depositor  with the  preparation  of their  disclosure documents to be filed with the SEC pursuant to Regulation  AB.  Otherwise,  DBTCA has not  participated in the preparation of such disclosure documents and assumes no responsibility for their contents.

         Unless an event of default has  occurred  and is  continuing  under the pooling and  servicing agreement,  the trustee will perform only such duties as are  specifically set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing agreement,  the  trustee is  required  to  exercise  such of the rights and powers  vested in it by the pooling  and  servicing  agreement,  such as either  acting as the  master  servicer  or  appointing  a successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent investor  would  exercise  or use  under  the  circumstances  in the  conduct  of such  investor's  own affairs.  Subject to certain  qualifications  specified  in the pooling and  servicing  agreement,  the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the
master   servicer,   providing   certificateholders   and  applicable   rating  agencies  with  monthly
distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing  the master  servicer  as a result of any such  default,  appointing  a  successor master servicer, and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to  indemnify  the trustee  for any  losses  and  expenses  incurred  without  negligence  or  willful  misconduct  on the trustee's part arising out of the acceptance and administration of the trust.

         The  trustee  may  resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if the trustee  becomes insolvent.  Upon becoming  aware of those  circumstances,  the depositor will be obligated to appoint a successor  trustee.  The  trustee  may also be  removed  at any  time by the  holders  of  certificates evidencing not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal  of the  trustee  and  appointment  of a  successor  trustee  will not become  effective  until acceptance of the appointment by the successor trustee.

         Any  costs  associated  with  removing  and  replacing  a trustee  will be paid by the  master servicer.

                                           LEGAL PROCEEDINGS

         There are no material  pending  legal or other  proceedings  involving  the mortgage  loans or
Residential  Funding as sponsor and master  servicer,  Residential  Accredit Loans,  Inc. as depositor,
RALI Series 2007-QS4 Trust as the issuing entity,  GMACM,  as subservicer,  or other parties  described in Item 1117 of Regulation AB that,  individually  or in the aggregate,  would have a material  adverse impact on investors in these certificates.

         Residential  Funding and GMACM are  currently  parties to various  legal  proceedings  arising from  time to time in the  ordinary  course  of their  businesses,  some of which  purport  to be class actions.  Based on  information  currently  available,  it is the  opinion of  Residential  Funding and
GMACM that the eventual  outcome of any currently  pending  legal  proceeding,  individually  or in the aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations in relation to the mortgage  loans.  No assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material adverse impact on Residential  Funding or GMACM.  Any such  unfavorable  outcome could adversely affect the  ability of  Residential  Funding or GMACM to perform  its  servicing  duties  with  respect to the mortgage  loans  and  potentially  lead to the  replacement  of  Residential  Funding  or GMACM  with a successor servicer.

                               MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the depositor,  rendered an opinion to the effect that,  assuming  compliance  with all  provisions  of the pooling and servicing  agreement,  for federal income tax purposes,  the trust,  exclusive of the yield maintenance  agreement,  will qualify as three REMICs under the Internal  Revenue Code,  which shall be referred to in this prospectus supplement as REMIC I, REMIC II and REMIC III.

         For federal income tax purposes:

              o   the Class R-I Certificates represent ownership of the sole class of "residual interests" in REMIC I;

              o   the Class R-II Certificates represent ownership of the sole class of "residual interests" in REMIC II;

              o   the Class R-III Certificates represent ownership of the sole class of "residual interests" in REMIC III; and

              o   each class of offered  certificates  represent  ownership of "regular  interests"  in
                  REMIC III which are generally treated as debt instruments of REMIC III.

         See "Material Federal Income Tax Consequences—REMICs" in the prospectus.

         For federal income tax purposes,  the Class A-V  Certificates  and Class A-P  Certificates are
treated as having been issued with  original  issue  discount.  The  applicable  prepayment  assumption that is used in  determining  the rate of accrual of  original  issue  discount,  market  discount  and premium,  if  any,  for  federal  income  tax  purposes  is  described  in the  pooling  and  servicing agreement.  No  representation is made that the mortgage loans will prepay at that rate or at any other rate.  See  "Material  Federal  Income Tax  Consequences—General"  and  "—REMICs—Taxation  of Owners of
REMIC Regular Certificates—Original Issue Discount" in the prospectus.

         The holders of the  offered  certificates  will be  required to include in income  interest on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue  Service,  or IRS, has issued original issue discount  regulations  under sections  1271 to 1275 of the  Internal  Revenue Code that  address the  treatment of debt  instruments issued with original  issue  discount.  The OID  regulations  suggest that original issue discount with respect to securities  similar to the Class A-V  Certificates  that represent  multiple  uncertificated
REMIC regular  interests,  in which ownership  interests are issued  simultaneously  to the same buyer, should be computed on an aggregate  method.  In the absence of further guidance from the IRS,  original issue  discount with respect to the  uncertificated  REMIC regular  interests  represented by the Class
A-V Certificates  will be reported to the IRS and the  certificateholders  on an aggregate method based on a single overall  constant yield and the applicable  prepayment  assumption  stated above,  treating all  uncertificated  REMIC  regular  interests  as a single debt  instrument  as  described  in the OID regulations.

         If the method for computing  original issue discount  described in the prospectus results in a negative  amount for any period  with  respect to a  certificateholder,  the amount of  original  issue discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative  amount only against  future  original  issue  discount,  if any,  attributable  to those certificates.

         In  some  circumstances  the  OID  regulations  permit  the  holder  of a debt  instrument  to recognize  original  issue  discount  under a  method  that  differs  from  that  used  by the  issuer.
Accordingly,  it is possible that the holder of an offered  certificate  may be able to select a method for  recognizing  original  issue  discount  that  differs  from that used by the  master  servicer  in preparing reports to the certificateholders and the IRS.

         The  offered  certificates  may be treated  for  federal  income tax  purposes  as having been purchased  at a premium.  Whether any holder of the offered  certificates  will be treated as holding a certificate  with amortizable  bond premium will depend on the  certificateholder's  purchase price and the  distributions  remaining  to be made on the  certificate  at the  time of its  acquisition  by the certificateholder.  The  use  of a zero  prepayment  assumption  may be  required  in  calculating  the amortization  of premium.  Holders of the offered  certificates  are  encouraged  to consult  their tax advisors  regarding  the  possibility  of making an election  to amortize  such  premium,  if any.  See
"Material Federal Income Tax  Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates" and
"—Premium" in the prospectus.

         The IRS proposed  regulations on August 24, 2004  concerning the accrual of interest income by the holders of REMIC  regular  interests.  The  proposed  regulations  would  create a special rule for accruing OID on REMIC regular  interests  providing for a delay between record and payment dates,  such that the period  over which OID accrues  coincides  with the period  over which the  holder's  right to interest payment accrues under the governing  contract  provisions  rather than over the period between distribution  dates. If the proposed  regulations  are adopted in the same form as proposed,  taxpayers would be required to accrue  interest  from the issue date to the first record  date,  but would not be required to accrue  interest after the last record date. The proposed  regulations are limited to REMIC regular  interests  with delayed  payment for periods of fewer than 32 days.  The proposed  regulations are proposed to apply to any REMIC regular  interest  issued after the date the final  regulations  are published in the Federal Register.  The proposed  regulations  provide automatic consent for the holder of a REMIC  regular  interest to change its method of accounting  for OID under the final  regulations.
The  change is  proposed  to be made on a cut-off  basis  and,  thus,  does not  affect  REMIC  regular interests issued before the date the final regulations are published in the Federal Register.

         The IRS  issued a notice  of  proposed  rulemaking  on the  timing of  income  and  deductions attributable  to  interest-only  regular  interests in a REMIC on August 24, 2004. In this notice,  the
IRS and Treasury  requested  comments on whether to adopt special rules for taxing regular interests in a REMIC  that are  entitled  only to a  specified  portion  of the  interest  in respect of one or more mortgage loans held by the REMIC,  such as the Class A-V Certificates,  or REMIC IOs,  high-yield REMIC regular  interests,  and  apparent  negative-yield  instruments.  The IRS and Treasury  also  requested
comments  on  different  methods  for  taxing  the  foregoing   instruments,   including  the  possible
recognition of negative  amounts of OID, the  formulation of special  guidelines for the application of
Code Section 166 to REMIC IOs and similar  instruments,  and the adoption of a new  alternative  method applicable  to REMIC IOs and  similar  instruments.  It is  uncertain  whether  the IRS  actually  will propose any  regulations  as a consequence of the  solicitation  of comments and when any resulting new rules would be effective.

         The offered  certificates  are treated as assets  described in Section  7701(a)(19)(C)  of the
Internal  Revenue Code and "real estate  assets" under  Section  856(c)(4)(A)  of the Internal  Revenue
Code generally in the same proportion that the assets of the REMIC  underlying the  certificates  would be so  treated.  In  addition,  interest  on the  offered  certificates  is  treated  as  "interest  on obligations  secured by mortgages on real property" under Section  856(c)(3)(B) of the Internal Revenue
Code  generally to the extent that the offered  certificates  are treated as "real estate assets" under
Section  856(c)(4)(A)  of the  Internal  Revenue  Code.  Moreover,  the  offered  certificates  will be
"qualified  mortgages"  within the  meaning of  Section  860G(a)(3)  of the  Internal  Revenue  Code if
transferred  to another  REMIC on its  startup day in  exchange  for a regular or residual  interest in that REMIC.  However,  prospective  investors  should note that,  notwithstanding  that treatment,  any repurchase of a  certificate  pursuant to the right of the master  servicer to  repurchase  the offered certificates  may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances  giving  rise to a  prohibited  transaction  tax under the  Internal  Revenue
Code. See "Pooling and Servicing  Agreement—Termination"  in this  prospectus  supplement and "Material
Federal Income Tax  Consequences—REMICs—  Characterization of Investments in REMIC Certificates" in the
prospectus.

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment  of the offered  certificates  for tax  purposes,  the  summary of tax  considerations contained,  and the  opinions  stated,  herein  and in the  prospectus  may  not  meet  the  conditions necessary  for  purchasers'  reliance on that  summary and those  opinions to  exculpate  them from the asserted penalties.

         For  further  information  regarding  federal  income tax  consequences  of  investing  in the offered certificates, see "Material Federal Income Tax Consequences—REMICs" in the prospectus.

                                        METHOD OF DISTRIBUTION

         In  accordance  with the terms  and  conditions  of the  Class A-P and Class A-V  underwriting agreement,  dated  December 6, 2007,  Bear,  Stearns & Co. Inc. will serve as the  underwriter  and has agreed to  purchase,  and the  depositor  has agreed to sell,  the Class  I-A-V,  Class  II-A-V,  Class
III-A-V,  Class V-A-V, Class I-A-P,  Class II-A-P,  Class III-A-P and Class V-A-P  Certificates.  It is
expected that delivery of the  underwritten  certificates  will be made only in book-entry form through the Same Day Funds  Settlement  System of DTC on or about December 10, 2007 against payment therefor in immediately available funds.

         Bear,  Stearns & Co. Inc. is referred to in this  prospectus  supplement  as the  underwriter.
The Class I-A-V, Class II-A-V,  Class III-A-V,  Class V-A-V,  Class I-A-P, Class II-A-P,  Class III-A-P
and Class V-A-P Certificates are collectively referred to as the underwritten certificates.

         The Class A-P and  Class A-V  underwriting  agreement  provides  that the  obligations  of the underwriter  to pay for and accept  delivery of the  underwritten  certificates  are subject to,  among other things,  the receipt of legal opinions and to the  conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration  statement shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and Exchange
Commission.

         The  distribution  of the  underwritten  certificates  by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the Class I-A-P,  Class II-A-P,  Class
III-A-P and Class V-A-P  Certificates,  before  deducting  expenses  payable by the depositor,  will be approximately 62.34% of the aggregate  Certificate  Principal Balance of the Class I-A-P, Class II-A-P,
Class  III-A-P  and Class V-A-P  Certificates.  Proceeds  to the  depositor  from the sale of the Class
I-A-V, Class II-A-V,  Class III-A-V Class V-A-V Certificates,  before deducting expenses payable by the depositor,  will be  approximately  0.61% of the aggregate  Notional  Amount of the Class I-A-V,  Class
II-A-V, Class III-A-V Class V-A-V Certificates plus accrued interest thereon from the reference date.

         The underwriter may effect these  transactions by selling the underwritten  certificates to or through  dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts, concessions or commissions  from the  underwriter  for whom they act as agent.  In connection  with the sale of the  underwritten  certificates,  the underwriter  may be deemed to have received  compensation from the  depositor in the form of  underwriting  compensation.  The  underwriter  and any dealers that participate  with the underwriter in the  distribution  of the related  underwritten  certificates  are also  underwriters  under the  Securities  Act of 1933.  Any profit on the  resale of the  underwritten
certificates  positioned  by  an  underwriter  would  be  underwriter   compensation  in  the  form  of
underwriting discounts and commissions under the Securities Act, as amended.

         The  Class  A-P and  Class  A-V  underwriting  agreement  provides  that  the  depositor  will indemnify the  underwriter,  and that under limited  circumstances  the underwriter  will indemnify the depositor,  against some  liabilities  under the Securities Act, or contribute to payments  required to be made in respect thereof.

         There  is  currently  no  secondary  market  for the  offered  certificates.  The  underwriter intends to make a secondary  market in the  underwritten  certificates  it is  underwriting  but is not obligated  to do so.  There can be no assurance  that a secondary  market for the offered  certificates will  develop or, if it does  develop,  that it will  continue.  The offered  certificates  will not be listed on any securities exchange.

                                        ADDITIONAL INFORMATION

         The primary source of information  available to investors  concerning the offered certificates
will  be  the  monthly   statements   discussed   in  the   prospectus   under   "Description   of  the
Certificates—Reports  to  Certificateholders"  and in this  prospectus  supplement  under  "Pooling and
Servicing   Agreement—Reports  to  Certificateholders,"  which  will  include  information  as  to  the outstanding  principal  balance  or  Notional  Amount  of the  offered  certificates.  There  can be no assurance  that any  additional  information  regarding  the  offered  certificates  will be  available through any other source.  In addition,  the  depositor is not aware of any source  through which price information  about the offered  certificates  will be available on an ongoing basis. The limited nature of this  information  regarding  the offered  certificates  may  adversely  affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                            USE OF PROCEEDS

         The net proceeds from the sale of the offered  certificates  to the  underwriter  will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the offered  certificates  or for general corporate purposes.

                                            LEGAL OPINIONS

         Certain legal  matters  relating to the  certificates  have been passed upon for the depositor by Orrick,  Herrington & Sutcliffe  LLP, New York,  New York.  Certain  legal  matters  relating to the certificates  will be passed upon for the  depositor by Orrick,  Herrington & Sutcliffe  LLP, New York,
New York and for the underwriter by Thacher Proffitt & Wood llp, New York, New York.

                                                RATINGS

         The Class I-A-P, Class II-A-P,  Class I-A-V and Class II-A-V  Certificates were rated "AAA" by
Fitch Ratings,  or Fitch,  "AAA" by Standard & Poor's Ratings  Services,  a division of The McGraw-Hill
Companies,  Inc.,  or  Standard & Poor's,  and "Aaa" by  Moody's,  as of  December  6, 2007.  The Class
III-A-P,  Class V-A-P,  Class III-A-V and Class V-A-V  Certificates were rated "AAA" by Fitch and "AAA"
by Standard & Poor's, as of December 6, 2007.

         The ratings  assigned by Fitch to mortgage  pass-through  certificates  address the likelihood of the  receipt  by  certificateholders  of all  distributions  to which  they are  entitled  under the transaction  structure.  Fitch's  ratings  reflect its  analysis  of the  riskiness  of the  underlying mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's ratings  do  not  address  the  effect  on the  certificates'  yield  attributable  to  prepayments  or recoveries on the underlying  mortgage loans.  Further,  the rating on the Class A-V Certificates  does not address whether  investors therein will recoup their initial  investments.  The rating on the Class
A-P Certificates only addresses the return of their Certificate Principal Balance.

         The ratings assigned by Standard & Poor's to mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of payments  required under the pooling and servicing agreement.  Standard  & Poor's  ratings  take into  consideration  the credit  quality of the  mortgage pool,  structural  and legal  aspects  associated  with the  certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make  payments  required  under the  certificates.
The rating on the Class A-P  Certificates  only  addresses  the return of their  Certificate  Principal
Balance.  Standard & Poor's  rating on the  certificates  does not,  however,  constitute  a  statement
regarding   frequency  of   prepayments   on  the   mortgages.   See  "Certain   Yield  and  Prepayment
Considerations" herein.

         The ratings  assigned by Moody's to the offered  certificates  address the  likelihood  of the receipt by the holders of the offered  certificates  of all  distributions  to which they are  entitled under the pooling and servicing  agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage  loans and the  structure  of the  transaction  as described in the pooling and  servicing agreement.  Moody's  ratings do not  address  the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the mortgage loans.

         The  depositor has not  requested a rating on the Class I-A-P,  Class II-A-P,  Class I-A-V and
Class  II-A-V  Certificates  by any rating  agency  other than  Fitch,  Standard & Poor's and  Moody's.
However,  there can be no assurance  as to whether any other  rating  agency will rate the Class I-A-P,
Class  II-A-P,  Class  I-A-V and  Class  II-A-V  Certificates,  or, if it does,  what  rating  would be assigned  by any other  rating  agency.  A rating on the  certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings assigned to the Class I-A-P,  Class II-A-P,  Class I-A-V and Class II-A-V Certificates by Fitch, Standard & Poor's and Moody's.

         The  depositor  has not requested a rating on the Class  III-A-P,  Class V-A-P,  Class III-A-V and Class V-A-V  Certificates  by any rating  agency other than Fitch and  Standard & Poor's.  However, there can be no  assurance  as to whether any other rating  agency will rate the Class  III-A-P,  Class
V-A-P,  Class III-A-V and Class V-A-V  Certificates,  or, if it does,  what rating would be assigned by any other rating agency.  A rating on the  certificates  by another rating agency,  if assigned at all, may be lower than the ratings  assigned to the Class  III-A-P,  Class  V-A-P,  Class  III-A-V and Class
V-A-V Certificates by Fitch and Standard & Poor's.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should  be  evaluated  independently  of any  other  security  rating.  The  ratings  of the  Class A-V
Certificates do not address the possibility  that the holders of those  certificates  may fail to fully recover  their initial  investments.  In the event that the ratings  initially  assigned to the offered certificates are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor to the rating  agencies at closing  included a fee for ongoing surveillance by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                           LEGAL INVESTMENT

         The offered  certificates  will be "mortgage  related  securities"  for purposes of SMMEA,  so long as they are rated in at least the second  highest rating  category by one of the rating  agencies, and,  as such,  are legal  investments  for some  entities  to the  extent  provided  in  SMMEA.  SMMEA provides,  however,  that states could  override its  provisions  on legal  investment  and restrict or condition  investment in mortgage related  securities by taking statutory action on or prior to October
3, 1991.  Some states have enacted legislation which overrides the preemption provisions of SMMEA.

         The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates  for legal  investment  or other  purposes,  or as to the  ability of  particular investors  to  purchase  any  class of the  offered  certificates  under  applicable  legal  investment restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of any  class  of  offered
certificates.   Accordingly,  all  institutions  whose  investment  activities  are  subject  to  legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should  consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  constitutes  a legal  investment or is subject to  investment,  capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                                         ERISA CONSIDERATIONS

         A  fiduciary  of any ERISA  plan,  any  insurance  company,  whether  through  its  general or separate  accounts,  or any other  person  investing  ERISA plan assets of any ERISA  plan,  as defined under "ERISA  Considerations—ERISA  Plan Asset Regulations" in the prospectus,  should carefully review with its legal advisors  whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited  or not  otherwise  permissible  under  ERISA or Section  4975 of the  Internal
Revenue Code.  The purchase or holding of the offered  certificates,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive  relief under the RFC  exemption,  as described under  "ERISA  Considerations—Prohibited  Transaction  Exemption"  in  the  prospectus  provided  those certificates  are rated at least  "BBB-" (or its  equivalent)  by  Standard & Poor's,  Fitch,  Moody's,
DBRS  Limited or DBRS,  Inc.  at the time of  purchase.  The RFC  exemption  contains a number of other conditions  which must be met for the RFC exemption to apply,  including the requirement that any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of Regulation D of the Securities and Exchange  Commission under the Securities Act. The depositor  expects that the specific  conditions of the RFC  exemption  should be  satisfied  with respect to the offered  certificates  so that the RFC exemption  should provide an exemption from the  application of the prohibited  transaction  provisions of  Sections  406(a)  and  (b)  of  ERISA  and  Section  4975(c)  of the  Internal  Revenue  Code,  for
transactions  in connection  with the  servicing,  management  and operation of the mortgage  pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

         As discussed in greater detail above under "Description of the Mortgage  Pool—Sharia  Mortgage
Loans",  the trust will  include  certain  residential  financing  transactions,  referred to as Sharia
Mortgage  Loans,  that are  structured so as to be  permissible  under Islamic law utilizing  declining
balance  co-ownership  structures.   The  DOL  has  not  specifically  considered  the  eligibility  or treatment of Sharia  Mortgage  Loans under the RFC exemption,  including  whether they would be treated in the same manner as other single family  residential  mortgages.  However,  since the remedies in the event of default  and  certain  other  provisions  of the Sharia  Mortgage  Loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated  by the
DOL at the time the RFC exemption was granted,  the depositor  believes that the Sharia  Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

         Any  fiduciary  or other  investor of ERISA plan  assets that  proposes to acquire or hold the offered  certificates  on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific  and general  conditions  and the other  requirements in the RFC exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the general  fiduciary  responsibility  provisions of
ERISA and the  prohibited  transaction  provisions  of ERISA and Section 4975 of the  Internal  Revenue
Code to the proposed investment.  See "ERISA Considerations" in the prospectus.

         The  sale  of  any  of  the  offered  certificates  to  an  ERISA  plan  is in  no  respect  a representation  by the depositor or the  underwriter  that such an investment  meets all relevant legal requirements  relating to  investments by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                ANNEX I
                                MORTGAGE LOAN STATISTICAL INFORMATION*

                                             Loan Group I

                            Credit Score Distribution of the Group I Loans

                                                                                                         Weighted
                                         Number of                     Percent of       Average          Average
                                          Group I       Principal       Group I        Principal      Loan-to-Value
Credit Score Range                         Loans         Balance         Loans          Balance           Ratio
_______________________________________________________________________________________________________________________
620 - 639............................         1          $216,758         0.41%        $216,758           80.00%
640 - 659............................         2           488,571         0.93          244,286           70.48
660 - 679............................        43        10,011,605        19.01          232,828           71.36
680 - 699............................        42        16,420,884        31.18          390,973           73.79
700 - 719............................        33         8,172,930        15.52          247,665           73.80
720 - 739............................        24         6,777,443        12.87          282,393           69.87
740 - 759............................        12         3,582,143         6.80          298,512           66.71
760 - 779............................        14         3,800,335         7.22          271,453           74.94
780 - 799............................        11         1,942,743         3.69          176,613           67.65
800 or greater.......................         6         1,247,122         2.37          207,854           77.13
   Total, Average or Weighted Average       188       $52,660,535       100.00%        $280,109           72.27%

     As of the reference  date, the minimum and maximum credit scores of the group I loans were 624 and
817,  respectively,  and the weighted average credit score of the group I loans was approximately  709.
The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group I loans.

      * Unless otherwise  specified,  the information  appearing under the column  headings:  Number of
Mortgage Loans,  Principal  Balance,  Percentage of Mortgage Loans and Average  Principal Balance is as
of the  reference  date,  after  deducting  payments of principal due during the month of the reference date, and the information  appearing under the column heading:  Weighted Average  Loan-to-Value  Ratio, is based on the original  loan-to-value  ratios of the  mortgage  loans,  as weighted by the  principal balances of the related  mortgage  loans as of the  reference  date.  The credit scores for most of the mortgagors  as  reflected  in this  Annex I have  been  updated  since the date of  origination  of the mortgage loans.

                                 Occupancy Types of the Group I Loans

                                                                                                                 Weighted
                                                                                    Average       Weighted       Average
                                     Number of        Principal       Percent of    Principal     Average     Loan-to-Value
Occupancy Type                     Group I Loans       Balance       Group I Loans   Balance    Credit Score      Ratio
_____________________________________________________________________________________________________________________________
Primary Residence............          145         $42,098,744          79.94%         $290,336     704          73.30%
Second/Vacation..............            9           3,020,474           5.74           335,608     736          72.25
Non-Owner Occupied...........           34           7,541,316          14.32           221,803     729          66.57
  Total, Average or Weighted Average   188         $52,660,535         100.00%         $280,109     709          72.27%

                                   Loan Purpose of the Group I Loans

                                                                                                     Weighted       Weighted
                                        Number of                       Percent of      Average       Average       Average
                                         Group I        Principal        Group I       Principal      Credit     Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score         Ratio
_______________________________________________________________________________________________________________________________
Purchase...........................         83        $20,763,069        39.43%          $250,157       714         77.13%
Rate/Term Refinance................         48         12,067,439        22.92            251,405       706         74.91
Equity Refinance...................         57         19,830,027        37.66            347,895       706         65.59
  Total, Average or
Weighted Average...................        188        $52,660,535       100.00%          $280,109       709         72.27%

                             Mortgaged Property Types of the Group I Loans

                                                                                                                      Weighted
                                              Number of                    Percent of     Average      Weighted       Average
                                              Group I       Principal       Group I      Principal     Average     Loan-to-Value
Property Type                                   Loans        Balance         Loans        Balance    Credit Score      Ratio
__________________________________________________________________________________________________________________________________
Single-Family Detached....................        112     $32,862,715        62.40%        $293,417      707          71.55%
Planned Unit Developments (detached) .....         33      10,144,054        19.26          307,396      711          74.37
Condo Low-Rise (less than 5 stories) .....         21       3,851,016         7.31          183,382      714          76.97
Two-to-Four Family Units..................         16       3,845,485         7.30          240,343      721          64.47
Condo Mid-Rise (5 to 8 stories)...........          2         778,228         1.48          389,114      682          79.31
Planned Unit Developments (attached)......          2         683,740         1.30          341,870      711          80.00
Townhouse.................................          2         495,297         0.94          247,648      701          80.00
   Total, Average or
Weighted Average..........................        188     $52,660,535       100.00%        $280,109      709          72.27%

                             Geographic Distribution of the Group I Loans

                                                                                             Weighted
                                Number of                        Percent of     Average       Average    Weighted Average
                                 Group I         Principal        Group I      Principal      Credit       Loan-to-Value
State                             Loans           Balance          Loans        Balance        Score           Ratio
___________________________________________________________________________________________________________________________
Alabama..................            1        $   276,000           0.52%        $276,000       817         80.00%
Arkansas.................            2            187,644           0.36           93,822       751         75.72
Arizona..................            4            849,523           1.61          212,381       722         76.42
California...............           31         11,188,180          21.25          360,909       721         68.91
Colorado.................            8          1,465,440           2.78          183,180       704         79.38
Connecticut..............            4            971,430           1.84          242,857       709         70.20
Florida..................           22          6,660,210          12.65          302,737       711         69.98
Georgia..................            6          1,095,921           2.08          182,653       708         78.24
Hawaii...................            2            457,202           0.87          228,601       695         84.19
Idaho....................            3            380,951           0.72          126,984       681         67.95
Illinois.................            6          1,836,158           3.49          306,026       702         61.60
Indiana..................            4            503,096           0.96          125,774       684         77.13
Louisiana................            1            164,857           0.31          164,857       661         70.00
Massachusetts............            2            275,937           0.52          137,969       707         59.11
Maryland.................            8          3,968,356           7.54          496,044       710         70.05
Michigan.................            2            466,425           0.89          233,212       679         80.00
Minnesota................            5          1,388,326           2.64          277,665       699         76.68
Missouri.................            2            246,491           0.47          123,246       693         84.86
Montana..................            1            168,653           0.32          168,653       671         53.00
North Carolina...........            4            591,799           1.12          147,950       685         72.65
New Hampshire............            1            178,738           0.34          178,738       687         77.00
New Jersey...............            6          1,305,737           2.48          217,623       725         72.06
New York.................           11          3,790,247           7.20          344,568       695         70.90
Ohio.....................            4          1,128,144           2.14          282,036       682         78.31
Oregon...................            3            642,821           1.22          214,274       722         80.00
Pennsylvania.............            1            218,214           0.41          218,214       738         50.00
Rhode Island.............            2            347,001           0.66          173,500       715         59.91
South Carolina...........            2            639,023           1.21          319,512       725         80.00
Tennessee................            1            104,461           0.20          104,461       709         80.00
Texas....................           10          1,422,249           2.70          142,225       743         77.71
Utah.....................            5            953,176           1.81          190,635       729         77.55
Virginia.................           15          5,824,419          11.06          388,295       692         75.87
Washington...............            8          2,701,800           5.13          337,725       709         75.46
Wyoming..................            1            261,908           0.50          261,908       672         80.00
  Total, Average or Weighted
Average..................          188        $52,660,535         100.00%        $280,109       709         72.27%

      As of the  reference  date,  no more than 2.9% of the group I loans  were  secured  by  mortgaged properties  located  in any one zip code  area in  Virginia  and no more than 2.9% of the group I loans were secured by mortgaged properties located in any one zip code area outside Virginia.

                               Documentation Types of the Group I Loans

                                                                                                             Weighted
                                Number of                                      Average       Weighted        Average
                                 Group I        Principal      Percent of     Principal      Average      Loan-to-Value
Documentation Type                Loans          Balance      Group I Loans    Balance     Credit Score       Ratio
________________________________________________________________________________________________________________________
Full/Alternate Documentation.       49        $13,967,079        26.52%         $285,042      714            77.00%
Reduced Documentation........       68         20,085,304        38.14           295,372      706            72.71
No Stated Income.............       33         10,810,644        20.53           327,595      704            67.67
No Income/No Asset
Verification.................       38          7,797,508        14.81           205,198      715            69.08
  Total, Average or
Weighted Average.............      188        $52,660,535       100.00%         $280,109      709            72.27%

      As of the  reference  date,  no more  than  18.0%  of such  reduced,  no  stated  income,  and no income/no asset  verification  loan  documentation  group I loans were secured by mortgaged  properties located in California.

      As of the reference date,  approximately 1.6% of the group I loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                  Mortgage Rates of the Group I Loans

                                                                                                           Weighted
                                                             Percent of      Average         Weighted        Average
                               Number of      Principal        Group I      Principal        Average      Loan-to-Value
Mortgage Rates (%)           Group I Loans     Balance         Loans        Balance       Credit Score       Ratio
_______________________________________________________________________________________________________________________
5.750 - 5.874.............         1         $   148,686         0.28%       $148,686         699           51.00%
6.250 - 6.374.............         2           1,073,660         2.04         536,830         705           67.94
6.375 - 6.499.............         1             650,000         1.23         650,000         738           59.00
6.500 - 6.624.............         3             588,650         1.12         196,217         674           58.13
6.625 - 6.749.............        91          27,138,754        51.54         298,228         704           72.76
6.750 - 6.874.............        57          14,879,197        28.25         261,039         716           71.31
6.875 - 6.999.............        25           7,244,121        13.76         289,765         713           74.78
7.000 - 7.124.............         3             538,426         1.02         179,475         756           78.01
7.125 - 7.249.............         3             266,970         0.51          88,990         660           84.26
7.500 - 7.624.............         1             104,300         0.20         104,300         701           90.00
8.125 - 8.249.............         1              27,771         0.05          27,771         674           65.00
  Total, Average or
Weighted Average...........      188         $52,660,535       100.00%       $280,109         709           72.27%

      As of the  reference  date,  the  weighted  average  mortgage  rate  of the  group  I  loans  was approximately 6.6890% per annum.

                           Net Mortgage Rates of the Discount Group I Loans

                                                                                                              Weighted
                                   Number of                      Percent of     Average      Weighted        Average
                                    Group I         Principal       Group I     Principal      Average     Loan-to-Value
Net Mortgage Rate (%)                Loans           Balance         Loans       Balance    Credit Score       Ratio
_________________________________________________________________________________________________________________________
5.470.....................             1          $   148,686         0.28%       $148,686      699           51.00%
5.970.....................             2            1,073,660         2.04         536,830      705           67.94
6.095.....................             1              650,000         1.23         650,000      738           59.00
6.220.....................             3              588,650         1.12         196,217      674           58.13
  Total, Average or Weighted
Average.....................           7           $2,460,996         4.67%       $351,571      706           62.21%

      As of the  reference  date,  the  weighted  average of the  Discount  Fractions  of the  Discount
Mortgage Loans in loan group I was approximately 3.478328352%.

                           Original Principal Balances of the Group I Loans

                                                                                                          Weighted
                                Number of                       Percent of    Average      Weighted        Average
Original Mortgage                Group I         Principal      Group I      Principal      Average     Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans       Balance    Credit Score       Ratio
_______________________________________________________________________________________________________________________
100,000 or less............         19       $  1,474,426           2.80%       $77,601      711           65.58%
100,001 to 200,000.........         68         10,402,690          19.75        152,981      717           71.54
200,001 to 300,000.........         38          9,234,724          17.54        243,019      703           73.59
300,001 to 400,000.........         19          6,737,481          12.79        354,604      723           76.91
400,001 to 500,000.........         19          8,578,515          16.29        451,501      711           69.54
500,001 to 600,000.........         13          7,174,152          13.62        551,858      686           76.45
600,001 to 700,000.........          6          3,779,254           7.18        629,876      734           67.57
700,001 to 800,000.........          4          2,897,876           5.50        724,469      703           66.57
800,001 to 900,000.........          1            888,727           1.69        888,727      693           75.00
1,400,001 to 1,500,000.....          1          1,492,689           2.83      1,492,689      687           72.00
  Total, Average or
Weighted Average...........        188        $52,660,535         100.00%      $280,109      709           72.27%

                          Original Loan-to-Value Ratios of the Group I Loans

                             Number of
Original                      Group I        Principal       Group I       Principal      Weighted Average
Loan-to-Value Ratio (%)        Loans          Balance         Loans         Balance         Credit Score
______________________________________________________________________________________________________________
00.01 - 50.00..........          17        $ 3,837,577         7.29%        $225,740         707
50.01 - 55.00..........           7          1,301,193         2.47          185,885         715
55.01 - 60.00..........           4          1,475,942         2.80          368,986         724
60.01 - 65.00..........          21          6,121,848        11.63          291,517         715
65.01 - 70.00..........          16          4,785,236         9.09          299,077         704
70.01 - 75.00..........          22          8,215,409        15.60          373,428         696
75.01 - 80.00..........          95         26,112,110        49.59          274,864         712
85.01 - 90.00..........           6            811,219         1.54          135,203         702
  Total, Average or
Weighted Average........        188        $52,660,535       100.00%        $280,109         709

      The weighted average original  loan-to-value  ratio of the group I loans,  based on the principal balance of the group I loans as of the reference date, was approximately 72.27%.

                             Property Valuation Types of the Group I Loans

                                                                                                           Weighted
                                                              Percent of       Average        Weighted      Average
                              Number of                         Group I       Principal       Average    Loan-to-Value
Property Valuation Type     Group I Loans  Principal Balance     Loans         Balance      Credit Score     Ratio
________________________________________________________________________________________________________________________
Automated Valuation Model         6        $  1,562,564           2.97%       $260,427          722        75.11%
Appraisal................       182          51,097,971          97.03         280,758          709        72.19
   Total, Average or
Weighted Average.........       188         $52,660,535         100.00%       $280,109          709        72.27%

                                Amortization Types of the Group I Loans

                                                                                                             Weighted
                            Number of                    Percent of         Average                          Average
                             Group I       Principal      Group I           Principal     Weighted Average  Loan-to-Value
Amortization Type             Loans         Balance        Loans            Balance        Credit Score        Ratio
_________________________________________________________________________________________________________________________
Fully Amortizing.......       111       $26,360,801        50.06%           $237,485         712             71.89%
Interest Only Period-10        77        26,299,734        49.94             341,555         706             72.66
   Years...............
  Total, Average or
Weighted Average.......       188       $52,660,535       100.00%           $280,109         709             72.27%

                                             Loan Group II

                            Credit Score Distribution of the Group II Loans

                                                                                                            Weighted
                                         Number of                                          Average         Average
                                          Group II        Principal        Percent of      Principal     Loan-to-Value
Credit Score Range                         Loans           Balance       Group II Loans     Balance          Ratio
______________________________________________________________________________________________________________________
620 - 639..........................          100       $  19,110,925         9.84%           $191,109       78.15%
640 - 659..........................          133          25,215,414        12.98             189,590       79.32
660 - 679..........................          166          32,581,304        16.78             196,273       79.87
680 - 699..........................          220          40,603,829        20.91             184,563       78.82
700 - 719..........................          155          26,541,579        13.67             171,236       80.22
720 - 739..........................          110          21,117,089        10.87             191,974       79.17
740 - 759..........................           72          12,237,601         6.30             169,967       79.24
760 - 779..........................           55           8,809,019         4.54             160,164       81.25
780 - 799..........................           29           5,451,798         2.81             187,993       77.73
800 or greater.....................           14           2,371,845         1.22             169,417       80.71
Subtotal with Credit Score.........        1,054        $194,040,402        99.91%           $184,099       79.35%
Not Available......................            1             182,862         0.09             182,862       80.00
  Total, Average or Weighted Average       1,055        $194,223,264       100.00%           $184,098       79.36%

      Mortgage  loans  indicated  as having a credit  score  that is "not  available"  include  certain mortgage  loans where the credit score was not provided by the related  seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     As of the  reference  date,  the minimum and maximum  credit scores of the group II loans were 620 and 822,  respectively,  and the weighted average credit score of the group II loans was  approximately
693.  The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group II loans.

                                 Occupancy Types of the Group II Loans

                                                                                                                Weighted
                                   Number of                        Percent of     Average       Weighted        Average
                                   Group II         Principal        Group II     Principal      Average      Loan-to-Value
Occupancy Type                       Loans           Balance          Loans        Balance     Credit Score       Ratio
___________________________________________________________________________________________________________________________
Primary Residence............         698         $136,317,431        70.19%         $195,297      681           80.15%
Second/Vacation..............          26            6,048,032         3.11           232,617      715           79.76
Non-Owner Occupied...........         331           51,857,801        26.70           156,670      722           77.21
  Total, Average or
Weighted Average.............       1,055         $194,223,264       100.00%         $184,098      693           79.36%

                                  Loan Purpose of the Group II Loans

                                                                                                     Weighted       Weighted
                                        Number of                       Percent of      Average       Average       Average
                                         Group II       Principal        Group II      Principal      Credit     Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score         Ratio
______________________________________________________________________________________________________________________________
Purchase..........................          516       $  90,121,925       46.40%          $174,655       703        80.55%
Rate/Term Refinance...............          229          44,241,544       22.78            193,195       684        78.71
Equity Refinance..................          310          59,859,796       30.82            193,096       685        78.03
  Total, Average or
Weighted Average..................        1,055        $194,223,264      100.00%          $184,098       693        79.36%

                            Mortgaged Property Types of the Group II Loans

                                                                                                                          Weighted
                                               Number of                      Percent of     Average      Weighted        Average
                                               Group II                        Group II     Principal      Average     Loan-to-Value
Property Type                                    Loans    Principal Balance     Loans        Balance    Credit Score       Ratio
_____________________________________________________________________________________________________________________________________
Single-Family Detached.....................         696     $128,764,065        66.30%         $185,006      690          79.45%
Planned Unit Developments (detached).......         174       31,589,342        16.26           181,548      689          80.45
Two-to-Four Family Units...................          94       18,033,288         9.28           191,843      714          77.62
Condo Low-Rise (less than 5 stories) ......          49        7,954,943         4.10           162,346      705          79.78
Planned Unit Developments (attached) ......          28        4,807,771         2.48           171,706      701          79.20
Condo High-Rise (9 stories or more)........           4        1,303,422         0.67           325,855      686          68.53
Townhouse .................................           6          981,078         0.51           163,513      686          77.19
Condo Mid-Rise (5 to 8 stories)............           4          789,355         0.41           197,339      745          77.64
  Total, Average or
Weighted Average...........................       1,055     $194,223,264       100.00%         $184,098      693          79.36%

                             Geographic Distribution of the Group II Loans

                                                                                                              Weighted
                                Number of                         Percent of     Average       Weighted        Average
                                 Group II        Principal         Group II     Principal      Average      Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
Alaska.....................           2            $278,976          0.14%      $139,488         656            80.00%
Alabama....................          13           2,283,295          1.18        175,638         702            81.31
Arkansas...................           4             506,925          0.26        126,731         657            79.63
Arizona....................          26           6,101,993          3.14        234,692         686            78.03
California.................          18           5,614,806          2.89        311,934         682            77.86
Colorado...................          34           5,687,002          2.93        167,265         704            78.70
Connecticut................          14           2,706,703          1.39        193,336         691            80.65
Delaware...................           4             915,629          0.47        228,907         680            79.17
Florida....................         127          26,119,527         13.45        205,666         695            78.45
Georgia....................          67           9,145,418          4.71        136,499         697            81.19
Hawaii.....................           1             531,339          0.27        531,339         664            80.00
Iowa.......................           3             364,783          0.19        121,594         677            80.00
Idaho......................          14           2,105,303          1.08        150,379         701            78.51
Illinois...................          43           9,282,738          4.78        215,878         700            81.01
Indiana....................          24           3,769,882          1.94        157,078         699            82.99
Kansas.....................           5             614,898          0.32        122,980         707            82.52
Kentucky...................           5             802,197          0.41        160,439         713            88.55
Louisiana..................          28           3,612,886          1.86        129,032         690            81.72
Massachusetts..............          19           4,621,211          2.38        243,222         703            78.28
Maryland...................          16           4,453,843          2.29        278,365         702            76.44
Maine......................           2             297,969          0.15        148,985         685            80.00
Michigan...................          47           7,629,298          3.93        162,325         693            79.53
Minnesota..................          34           6,838,759          3.52        201,140         700            77.99
Missouri...................          28           3,971,104          2.04        141,825         697            78.33
Mississippi................           4             368,357          0.19         92,089         670            87.84
Montana....................           2             276,040          0.14        138,020         722            80.00
North Carolina.............          31           4,877,987          2.51        157,354         697            78.47
Nebraska...................           4             352,997          0.18         88,249         681            81.72
New Hampshire..............           3             675,923          0.35        225,308         668            74.41
New Jersey.................          32           9,951,267          5.12        310,977         682            77.70
New Mexico.................           9           1,747,185          0.90        194,132         674            79.84
Nevada.....................           7           1,720,669          0.89        245,810         725            78.31
New York...................          21           5,253,694          2.70        250,176         695            79.31
Ohio.......................          12           1,905,667          0.98        158,806         709            80.03
Oklahoma...................           8           1,544,919          0.80        193,115         693            83.61
Oregon.....................          10           2,716,291          1.40        271,629         715            79.82
Pennsylvania...............          15           3,236,715          1.67        215,781         685            82.91
Rhode Island...............          10           2,708,599          1.39        270,860         674            78.55
South Carolina.............          15           2,256,744          1.16        150,450         670            80.07
Tennessee..................          20           2,932,512          1.51        146,626         686            77.71
Texas......................         179          25,303,037         13.03        141,358         695            79.68
Utah.......................          20           3,461,124          1.78        173,056         701            80.29
Virginia...................          24           5,369,970          2.76        223,749         678            80.82
Washington.................          30           5,992,926          3.09        199,764         691            77.79
Wisconsin..................          18           2,819,708          1.45        156,650         679            78.94
Wyoming....................           3             494,448          0.25        164,816         653            79.70
  Total, Average or Weighted
Average....................       1,055        $194,223,264        100.00%         $184,098       693         79.36%

     As of the  reference  date,  no more than 0.6% of the group II loans  were  secured  by  mortgaged properties  located  in any one zip code area in Texas and no more than 0.5% of the group II loans were secured by mortgaged properties located in any one zip code area outside Texas.

                               Documentation Types of the Group II Loans

                                                                                                              Weighted
                               Number of                         Percent of      Average       Weighted        Average
                               Group II                           Group II      Principal      Average      Loan-to-Value
Documentation Type               Loans      Principal Balance       Loans        Balance     Credit Score       Ratio
_________________________________________________________________________________________________________________________
Full/Alternate Documentation        245      $ 36,888,186          18.99%          $150,564      693           79.91%
Reduced Documentation.....          458        89,727,561          46.20            195,912      690           78.84
No Stated Income..........          172        34,824,269          17.93            202,467      693           78.45
No Income/No Asset
Verification..............          180        32,783,248          16.88            182,129      702           81.09
  Total, Average or
Weighted Average..........        1,055      $194,223,264         100.00%          $184,098      693           79.36%

     As of the reference  date, no more than 2.5% of such reduced,  no stated income,  and no income/no asset  verification loan documentation  group II loans were secured by mortgaged  properties located in
California.

     As of the reference date,  approximately 0.6% of the group II loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                 Mortgage Rates of the Group II Loans

                                                                                                            Weighted
                               Number of                      Percent of      Average        Weighted        Average
                               Group II        Principal       Group II      Principal        Average     Loan-to-Value
Mortgage Rates (%)               Loans          Balance          Loans        Balance      Credit Score       Ratio
________________________________________________________________________________________________________________________
7.000 - 7.124.............          2          $ 1,000,194        0.51%        $500,097         696          80.00%
7.125 - 7.249.............          5            2,638,344        1.36          527,669         738          76.15
7.250 - 7.374.............        207           39,275,069       20.22          189,735         696          78.12
7.375 - 7.499.............        211           37,448,794       19.28          177,482         693          79.23
7.500 - 7.624.............        252           46,625,378       24.01          185,021         690          78.73
7.625 - 7.749.............         92           17,254,202        8.88          187,546         686          80.29
7.750 - 7.874.............        101           17,370,885        8.94          171,989         697          79.95
7.875 - 7.999.............         90           16,584,122        8.54          184,268         684          81.11
8.000 - 8.124.............         63            9,975,066        5.14          158,334         707          80.06
8.125 - 8.249.............         30            5,635,895        2.90          187,863         701          83.41
8.375 - 8.499.............          2              415,316        0.21          207,658         704          90.00
  Total, Average or
Weighted Average.........       1,055         $194,223,264      100.00%        $184,098         693          79.36%

     As of the  reference  date,  the  weighted  average  mortgage  rate  of the  group  II  loans  was approximately 7.5296% per annum.

                           Net Mortgage Rates of the Discount Group II Loans

                                                                                                                 Weighted
                                                                   Percent of      Average        Weighted        Average
                                   Number of        Principal       Group II      Principal        Average     Loan-to-Value
Net Mortgage Rate (%)            Group II Loans      Balance          Loans        Balance      Credit Score       Ratio
_______________________________________________________________________________________________________________________________
6.407.......................            1          $    290,212        0.15%        $290,212         680          90.00%
6.476.......................            2               776,026        0.40          388,013         692          89.20
6.529.......................            1               184,019        0.09          184,019         672          90.00
6.652.......................            1               109,034        0.06          109,034         776          95.00
6.720.......................            2             1,000,194        0.51          500,097         696          80.00
6.725.......................            1               154,213        0.08          154,213         701          95.00
6.785.......................            1               435,000        0.22          435,000         694          85.00
6.815.......................            1               171,513        0.09          171,513         730          95.00
6.845.......................            5             2,638,344        1.36          527,669         738          76.15
6.970.......................          206            38,963,442       20.06          189,143         695          78.04
  Total, Average or Weighted
Average.....................          221           $44,721,997       23.03%        $202,362         698          78.53%

     As of the reference date, the weighted average of the Discount  Fractions of the Discount Mortgage
Loans in loan group II was approximately 0.871707333%.

                           Original Principal Balances of the Group II Loans

                                                                                                            Weighted
                                Number of                       Percent of     Average       Weighted        Average
Original Mortgage                Group II        Principal      Group II      Principal       Average     Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans        Balance     Credit Score       Ratio
_________________________________________________________________________________________________________________________
100,000 or less.............        168        $ 14,736,111         7.59%      $  87,715        695          77.97%
100,001 to 200,000..........        575          82,296,323        42.37         143,124        697          79.52
200,001 to 300,000..........        175          41,775,877        21.51         238,719        689          79.54
300,001 to 400,000..........         68          22,595,668        11.63         332,289        689          80.10
400,001 to 500,000..........         50          22,364,535        11.51         447,291        689          79.53
500,001 to 600,000..........         13           6,721,531         3.46         517,041        693          76.70
600,001 to 700,000..........          6           3,733,219         1.92         622,203        693          78.52
  Total, Average or
Weighted Average............      1,055        $194,223,264       100.00%       $184,098        693          79.36%

                          Original Loan-to-Value Ratios of the Group II Loans

                             Number of                        Percent of       Average
Original                      Group II                         Group II       Principal      Weighted Average
Loan-to-Value Ratio (%)        Loans      Principal Balance      Loans         Balance         Credit Score
______________________________________________________________________________________________________________
00.01 - 50.00..........            5       $     607,665         0.31%          $121,533         675
50.01 - 55.00..........            1             248,202         0.13            248,202         637
55.01 - 60.00..........            3             442,739         0.23            147,580         748
60.01 - 65.00..........            8           1,360,954         0.70            170,119         684
65.01 - 70.00..........           38           7,657,179         3.94            201,505         692
70.01 - 75.00..........          161          28,670,252        14.76            178,076         701
75.01 - 80.00..........          738         135,088,803        69.55            183,047         691
80.01 - 85.00..........           18           4,277,937         2.20            237,663         680
85.01 - 90.00..........           49           9,870,551         5.08            201,440         695
90.01 - 95.00..........           31           5,419,684         2.79            174,829         724
95.01 - 100.00.........            3             579,300         0.30            193,100         715
  Total, Average or
Weighted Average........       1,055        $194,223,264       100.00%          $184,098         693

      The weighted average original  loan-to-value  ratio of the group II loans, based on the principal balance of the group II loans as of the reference date, was approximately  79.36%.

                            Property Valuation Types of the Group II Loans

                                                                                        Weighted       Weighted
                              Number of                      Percent of     Average     Average         Average
                              Group II       Principal        Group II     Principal    Credit      Loan-to-Value
Property Valuation Type         Loans         Balance          Loans        Balance       Score          Ratio
___________________________________________________________________________________________________________________
Automated Valuation Model          37     $    6,538,674        3.37%         $176,721       683       79.68%
Appraisal................       1,018        187,684,590       96.63           184,366       694       79.34
   Total, Average or
Weighted Average.........       1,055       $194,223,264      100.00%         $184,098       693       79.36%

                               Amortization Types of the Group II Loans

                            Number of                                            Average         Weighted    Weighted Average
                            Group II         Principal         Percent of       Principal        Average       Loan-to-Value
Amortization Type             Loans           Balance        Group II Loans      Balance       Credit Score        Ratio
_______________________________________________________________________________________________________________________________
Fully Amortizing.......        703       $118,051,784          60.78%           $167,926          691           79.99%
Interest Only Period- 5
   Years...............          1            185,455           0.10             185,455          775           80.00
Interest Only Period- 10
   Years...............        351         75,986,026          39.12             216,484          697           78.37
   Total, Average or
Weighted Average.......      1,055       $194,223,264         100.00%           $184,098          693           79.36%

                                            Loan Group III

                           Credit Score Distribution of the Group III Loans

                                                                                                            Weighted
                                         Number of                         Percent of       Average         Average
                                         Group III        Principal        Group III       Principal     Loan-to-Value
Credit Score Range                         Loans           Balance           Loans          Balance          Ratio
________________________________________________________________________________________________________________________
620 - 639..........................          101        $ 26,219,579         8.47%           $259,600       71.82%
640 - 659..........................          128          31,204,992        10.09             243,789       73.92
660 - 679..........................          129          34,916,127        11.28             270,668       72.25
680 - 699..........................          198          47,444,163        15.33             239,617       77.60
700 - 719..........................          138          40,694,026        13.15             294,884       69.55
720 - 739..........................          125          38,284,289        12.37             306,274       72.16
740 - 759..........................          109          29,464,810         9.52             270,319       72.31
760 - 779..........................           95          31,411,773        10.15             330,650       71.73
780 - 799..........................           56          20,346,549         6.58             363,331       71.48
800 or greater.....................           29           9,418,144         3.04             324,764       52.79
  Total, Average or Weighted Average       1,108        $309,404,452       100.00%           $279,246       72.15%

     As of the reference  date,  the minimum and maximum  credit scores of the group III loans were 620 and 819,  respectively,  and the weighted average credit score of the group III loans was approximately
709.  The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group III loans.

                                Occupancy Types of the Group III Loans

                                                                                                                Weighted
                                   Number of                        Percent of     Average       Weighted        Average
                                   Group III        Principal       Group III     Principal      Average      Loan-to-Value
Occupancy Type                       Loans           Balance          Loans        Balance     Credit Score       Ratio
___________________________________________________________________________________________________________________________
Primary Residence............         839         $251,252,136        81.21%         $299,466      705           72.95%
Second/Vacation..............          32           13,499,922         4.36           421,873      734           67.20
Non-Owner Occupied...........         237           44,652,394        14.43           188,407      723           69.14
  Total, Average or
Weighted Average.............       1,108         $309,404,452       100.00%         $279,246      709           72.15%

                                  Loan Purpose of the Group III Loans

                                                                                                     Weighted       Weighted
                                        Number of                       Percent of      Average       Average       Average
                                        Group III       Principal        Group III     Principal      Credit     Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score         Ratio
_______________________________________________________________________________________________________________________________
Purchase..........................          497        $123,518,721       39.92%          $248,529       719        77.76%
Rate/Term Refinance...............          269          74,747,335       24.16            277,871       698        70.54
Equity Refinance..................          342         111,138,396       35.92            324,966       705        66.99
  Total, Average or
Weighted Average..................        1,108        $309,404,452      100.00%          $279,246       709        72.15%

                            Mortgaged Property Types of the Group III Loans

                                                                                                                         Weighted
                                               Number of                      Percent of     Average      Weighted        Average
                                               Group                          Group III     Principal      Average     Loan-to-Value
Property Type                                  III Loans  Principal Balance     Loans        Balance    Credit Score       Ratio
_____________________________________________________________________________________________________________________________________
Single-Family Detached.....................         584     $167,982,444        54.29%         $287,641      706          70.48%
Planned Unit Developments (detached).......         193       67,854,568        21.93           351,578      714          74.52
Two-to-Four Family Units...................         161       35,462,924        11.46           220,267      712          71.33
Condo Low-Rise (less than 5 stories) ......         108       24,096,498         7.79           223,116      713          75.38
Planned Unit Developments (attached) ......          38        8,548,305         2.76           224,955      698          75.91
Condo High-Rise (9 stories or more)........           7        2,470,361         0.80           352,909      725          79.02
Townhouse..................................          11        1,681,539         0.54           152,867      700          77.34
Condo Mid-Rise (5 to 8 stories)............           6        1,307,813         0.42           217,969      723          81.75
  Total, Average or
Weighted Average...........................       1,108     $309,404,452       100.00%         $279,246      709          72.15%

                            Geographic Distribution of the Group III Loans

                                                                                                              Weighted
                                Number of                         Percent of     Average       Weighted        Average
                                Group III        Principal        Group III     Principal      Average      Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
Alaska.....................           3       $     620,166          0.20%         $206,722       681         80.00%
Alabama....................          10           1,913,318          0.62           191,332       700         72.31
Arkansas...................           6             706,383          0.23           117,731       664         73.89
Arizona....................          35           9,402,755          3.04           268,650       708         73.80
California.................         169          66,061,804         21.35           390,898       725         66.62
Colorado...................          42           8,068,423          2.61           192,105       711         73.57
Connecticut................          19           4,493,554          1.45           236,503       671         71.30
District of Columbia.......           9           3,839,603          1.24           426,623       720         68.36
Delaware...................           3           1,109,270          0.36           369,757       722         80.00
Florida....................         140          42,070,296         13.60           300,502       703         70.99
Georgia....................          28           6,040,420          1.95           215,729       714         76.03
Hawaii.....................           3           1,884,500          0.61           628,167       731         59.78
Iowa.......................           2             267,665          0.09           133,833       708         84.22
Idaho......................          13           3,843,595          1.24           295,661       714         72.28
Illinois...................          26           6,264,910          2.02           240,958       695         76.24
Indiana....................           2             142,720          0.05            71,360       708         80.00
Kansas.....................           4             526,648          0.17           131,662       688         85.33
Kentucky...................           5             628,505          0.20           125,701       700         79.63
Louisiana..................           9           1,169,751          0.38           129,972       696         70.51
Massachusetts..............          18           5,385,145          1.74           299,175       688         69.59
Maryland...................          54          20,588,203          6.65           381,263       704         77.50
Maine......................           1             150,290          0.05           150,290       639         90.00
Michigan...................          23           3,435,669          1.11           149,377       696         77.14
Minnesota..................          27           6,327,743          2.05           234,361       712         79.05
Missouri...................          13           1,496,763          0.48           115,136       692         81.41
Mississippi................           3             357,928          0.12           119,309       658         77.34
North Carolina.............          29           7,271,265          2.35           250,733       712         69.17
North Dakota...............           2             167,735          0.05            83,868       690         67.62
New Hampshire..............           1             148,966          0.05           148,966       799         70.00
New Jersey.................          52          14,328,557          4.63           275,549       700         75.71
New Mexico.................           5             906,146          0.29           181,229       692         77.67
Nevada.....................           6           2,305,663          0.75           384,277       709         78.81
New York...................          43          13,338,428          4.31           310,196       707         67.93
Ohio.......................           9           1,111,257          0.36           123,473       702         83.82
Oklahoma...................           4             502,302          0.16           125,575       701         78.41
Oregon.....................          13           2,796,658          0.90           215,128       714         69.74
Pennsylvania...............          39           6,703,883          2.17           171,894       715         83.05
Rhode Island...............          10           2,671,281          0.86           267,128       662         69.63
South Carolina.............          14           4,162,403          1.35           297,315       715         67.31
Tennessee..................           7             701,404          0.23           100,201       705         81.17
Texas......................          63          11,988,867          3.87           190,299       709         76.69
Utah.......................          19           4,787,513          1.55           251,974       695         71.74
Virginia...................          64          23,552,202          7.61           368,003       703         73.58
Vermont....................           1             178,400          0.06           178,400       754         68.00
Washington.................          46          12,713,637          4.11           276,383       720         73.62
Wisconsin..................          10           1,733,805          0.56           173,381       691         79.81
West Virginia..............           1             173,072          0.06           173,072       671         80.00
Wyoming....................           3             364,982          0.12           121,661       702         73.91
  Total, Average or Weighted
Average....................       1,108        $309,404,452        100.00%         $279,246       709         72.15%

     As of the  reference  date,  no more than 0.9% of the group III loans were  secured  by  mortgaged properties  located in any one zip code area in  Virginia  and no more than 0.6% of the group III loans were secured by mortgaged properties located in any one zip code area outside Virginia.

                              Documentation Types of the Group III Loans

                                                                                                              Weighted
                               Number of                         Percent of      Average       Weighted        Average
                               Group III                          Group III     Principal      Average      Loan-to-Value
Documentation Type               Loans      Principal Balance       Loans        Balance     Credit Score       Ratio
_________________________________________________________________________________________________________________________
Full/Alternate Documentation        329      $ 72,257,774          23.35%          $219,628      713           76.72%
Reduced Documentation.....          441       140,037,089          45.26            317,544      705           72.01
No Stated Income..........          177        57,858,889          18.70            326,886      713           68.36
No Income/No Asset
Verification..............          161        39,250,700          12.69            243,793      711           69.77
  Total, Average or
Weighted Average..........        1,108      $309,404,452         100.00%          $279,246      709           72.15%

     As of the reference date, no more than 23.2% of such reduced,  no stated income,  and no income/no asset verification loan documentation  group III loans were secured by mortgaged  properties located in
California.

     As of the reference date,  approximately 0.3% of the group III loans were underwritten pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                 Mortgage Rates of the Group III Loans

                                                                                                            Weighted
                               Number of                      Percent of      Average        Weighted        Average
                               Group III       Principal       Group III     Principal        Average     Loan-to-Value
Mortgage Rates (%)               Loans          Balance          Loans        Balance      Credit Score       Ratio
________________________________________________________________________________________________________________________
5.625 - 5.749.............          3         $  1,420,228        0.46%        $473,409         670          73.93%
5.750 - 5.874.............          6            1,916,847        0.62          319,474         758          75.64
5.875 - 5.999.............         31           10,288,891        3.33          331,900         740          69.93
6.000 - 6.124.............         35           10,562,487        3.41          301,785         725          64.00
6.125 - 6.249.............         56           18,108,287        5.85          323,362         744          67.96
6.250 - 6.374.............        108           38,658,074       12.49          357,945         740          66.71
6.375 - 6.499.............         69           18,177,592        5.88          263,443         703          74.83
6.500 - 6.624.............        126           34,962,918       11.30          277,483         711          69.91
6.625 - 6.749.............         59           21,383,406        6.91          362,431         708          71.90
6.750 - 6.874.............        138           48,246,810       15.59          349,615         705          73.30
6.875 - 6.999.............        174           46,007,236       14.87          264,409         696          71.87
7.000 - 7.124.............        102           29,151,921        9.42          285,803         692          73.65
7.125 - 7.249.............         38            6,717,038        2.17          176,764         659          81.82
7.250 - 7.374.............          6              994,407        0.32          165,734         698          89.00
7.375 - 7.499.............         14            2,599,207        0.84          185,658         655          81.89
7.500 - 7.624.............         28            4,920,328        1.59          175,726         672          82.27
7.625 - 7.749.............         23            3,778,096        1.22          164,265         690          81.12
7.750 - 7.874.............         20            2,836,576        0.92          141,829         682          86.22
7.875 - 7.999.............         21            3,443,910        1.11          163,996         684          83.22
8.000 - 8.124.............         16            1,854,309        0.60          115,894         692          82.87
8.125 - 8.249.............         32            2,909,032        0.94           90,907         680          83.84
8.500 - 8.624.............          1              184,075        0.06          184,075         700          95.00
8.875 - 8.999.............          1              200,583        0.06          200,583         695          95.00
9.125 - 9.249.............          1               82,194        0.03           82,194         680          95.00
  Total, Average or
Weighted Average.........       1,108         $309,404,452      100.00%        $279,246         709          72.15%

     As of the  reference  date,  the  weighted  average  mortgage  rate of the  group  III  loans  was approximately 6.6511% per annum.

                          Net Mortgage Rates of the Discount Group III Loans

                                                                                                                 Weighted
                                   Number of                       Percent of      Average        Weighted        Average
                                   Group III        Principal       Group III     Principal        Average     Loan-to-Value
Net Mortgage Rate (%)                Loans           Balance          Loans        Balance      Credit Score       Ratio
_____________________________________________________________________________________________________________________________
5.345.......................            3           $ 1,420,228        0.46%        $473,409         670          73.93%
5.470.......................            6             1,916,847        0.62          319,474         758          75.64
5.595.......................           31            10,288,891        3.33          331,900         740          69.93
5.720.......................           35            10,562,487        3.41          301,785         725          64.00
5.845.......................           56            18,108,287        5.85          323,362         744          67.96
5.970.......................          108            38,658,074       12.49          357,945         740          66.71
  Total, Average or Weighted
Average.....................          239           $80,954,815       26.16%        $338,723         738          67.38%

     As of the reference date, the weighted average of the Discount  Fractions of the Discount Mortgage
Loans in loan group III was approximately 2.684049184%.

                          Original Principal Balances of the Group III Loans

                                                                                                            Weighted
                                Number of                       Percent of     Average       Weighted        Average
Original Mortgage               Group III        Principal      Group III     Principal       Average     Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans        Balance     Credit Score       Ratio
________________________________________________________________________________________________________________________
100,000 or less.............        125        $  9,709,607         3.14%        $77,677        693          77.35%
100,001 to 200,000..........        373          55,001,636        17.78         147,457        704          73.07
200,001 to 300,000..........        246          59,913,198        19.36         243,550        704          74.63
300,001 to 400,000..........        139          47,868,548        15.47         344,378        693          73.62
400,001 to 500,000..........         82          37,528,504        12.13         457,665        716          71.99
500,001 to 600,000..........         56          30,164,026         9.75         538,643        719          69.94
600,001 to 700,000..........         36          23,005,346         7.44         639,037        719          70.42
700,001 to 800,000..........         24          17,786,489         5.75         741,104        715          69.27
800,001 to 900,000..........          9           7,556,395         2.44         839,599        737          72.77
900,001 to 1,000,000........          8           7,759,896         2.51         969,987        723          65.41
1,000,001 to 1,100,000......          1           1,100,000         0.36       1,100,000        803          32.00
1,100,001 to 1,200,000......          3           3,464,948         1.12       1,154,983        683          68.10
1,200,001 to 1,300,000......          2           2,492,799         0.81       1,246,399        771          63.76
1,300,001 to 1,400,000......          1           1,330,000         0.43       1,330,000        749          70.00
1,400,001 to 1,500,000......          2           2,955,059         0.96       1,477,530        741          66.98
1,700,001 to 1,800,000......          1           1,768,000         0.57       1,768,000        694          65.00
  Total, Average or
Weighted Average............      1,108        $309,404,452       100.00%       $279,246        709          72.15%

                         Original Loan-to-Value Ratios of the Group III Loans

                             Number of                        Percent of       Average
Original                     Group III                         Group III      Principal      Weighted Average
Loan-to-Value Ratio (%)        Loans      Principal Balance      Loans         Balance         Credit Score
______________________________________________________________________________________________________________
00.01 - 50.00..........           86        $ 23,042,947         7.45%          $267,941         722
50.01 - 55.00..........           45          14,239,721         4.60            316,438         724
55.01 - 60.00..........           58          20,387,879         6.59            351,515         713
60.01 - 65.00..........           64          25,505,289         8.24            398,520         717
65.01 - 70.00..........           70          25,765,064         8.33            368,072         703
70.01 - 75.00..........           87          28,850,260         9.32            331,612         704
75.01 - 80.00..........          598         155,252,411        50.18            259,619         707
80.01 - 85.00..........           10           2,229,361         0.72            222,936         703
85.01 - 90.00..........           54           7,678,549         2.48            142,195         683
90.01 - 95.00..........           32           6,045,653         1.95            188,927         707
95.01 - 100.00.........            4             407,319         0.13            101,830         721
  Total, Average or
Weighted Average........       1,108        $309,404,452       100.00%          $279,246         709

      The  weighted  average  original  loan-to-value  ratio  of the  group  III  loans,  based  on the principal balance of the group III loans as of the reference date, was approximately  72.15%.

                            Property Valuation Types of the Group III Loans

                                                                                        Weighted       Weighted
                              Number of                      Percent of     Average     Average         Average
                              Group III      Principal       Group III     Principal    Credit      Loan-to-Value
Property Valuation Type         Loans         Balance          Loans        Balance       Score          Ratio
___________________________________________________________________________________________________________________
Automated Valuation Model          59      $  12,537,487        4.05%         $212,500       694       73.71%
Appraisal................       1,049        296,866,965       95.95           283,000       710       72.08
   Total, Average or
Weighted Average.........       1,108       $309,404,452      100.00%         $279,246       709       72.15%

                               Amortization Types of the Group III Loans

                            Number of                          Percent of        Average         Weighted    Weighted Average
                            Group III        Principal       Group III Loans     Principal        Average       Loan-to-Value
Amortization Type             Loans           Balance                            Balance       Credit Score        Ratio
_______________________________________________________________________________________________________________________________
Fully Amortizing.......        644       $154,014,558          49.78%           $239,153          710           70.97%
Interest Only Period- 10
   Years...............        463        154,902,844          50.06             334,563          708           73.29
Interest Only Period- 15
   Years...............          1            487,050           0.16             487,050          725           80.00
   Total, Average or
Weighted Average.......      1,108       $309,404,452         100.00%           $279,246          709           72.15%

                                             Loan Group IV

                            Credit Score Distribution of the Group IV Loans

                                                                                                            Weighted
                                         Number of                                          Average         Average
                                          Group IV        Principal        Percent of      Principal     Loan-to-Value
Credit Score Range                         Loans           Balance       Group IV Loans     Balance          Ratio
______________________________________________________________________________________________________________________
580 - 599..........................            1         $    86,622         0.18%            $86,622       80.00%
600 - 619..........................            1             272,000         0.56             272,000       85.00
620 - 639..........................           22           2,958,675         6.09             134,485       74.96
640 - 659..........................           27           6,604,752        13.58             244,620       76.41
660 - 679..........................           36           9,015,406        18.54             250,428       77.72
680 - 699..........................           47           9,321,175        19.17             198,323       76.92
700 - 719..........................           36           8,225,247        16.92             228,479       79.17
720 - 739..........................           28           3,941,607         8.11             140,772       77.56
740 - 759..........................           21           4,027,998         8.28             191,809       76.54
760 - 779..........................            6             580,048         1.19              96,675       79.06
780 - 799..........................            9           1,574,548         3.24             174,950       79.31
800 or greater.....................            6           2,014,074         4.14             335,679       80.75
  Total, Average or Weighted Average         240         $48,622,151       100.00%           $202,592       77.59%

     As of the  reference  date,  the minimum and maximum  credit scores of the group IV loans were 588 and 810,  respectively,  and the weighted average credit score of the group IV loans was  approximately
696.  The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group IV loans.

                                 Occupancy Types of the Group IV Loans

                                                                                                                Weighted
                                   Number of                        Percent of     Average       Weighted        Average
                                   Group IV         Principal        Group IV     Principal      Average      Loan-to-Value
Occupancy Type                       Loans           Balance          Loans        Balance     Credit Score       Ratio
___________________________________________________________________________________________________________________________
Primary Residence............         127          $35,065,098        72.12%         $276,103      688           77.95%
Second/Vacation..............           7            2,025,411         4.17           289,344      739           81.07
Non-Owner Occupied...........         106           11,531,642        23.72           108,789      714           75.88
  Total, Average or
Weighted Average.............         240          $48,622,151       100.00%         $202,592      696           77.59%

                                  Loan Purpose of the Group IV Loans

                                                                                                     Weighted      Weighted
                                        Number of                       Percent of      Average       Average       Average
                                         Group IV       Principal        Group IV      Principal      Credit     Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score         Ratio
________________________________________________________________________________________________________________________________
Purchase..........................           94         $15,522,993       31.93%          $165,138       723        79.88%
Rate/Term Refinance...............           69          13,599,122       27.97            197,089       692        76.77
Equity Refinance..................           77          19,500,036       40.11            253,247       679        76.35
  Total, Average or
Weighted Average..................          240         $48,622,151      100.00%          $202,592       696        77.59%

                            Mortgaged Property Types of the Group IV Loans

                                                                                                                          Weighted
                                               Number of                      Percent of     Average      Weighted        Average
                                               Group IV                        Group IV     Principal      Average     Loan-to-Value
Property Type                                    Loans    Principal Balance     Loans        Balance    Credit Score       Ratio
______________________________________________________________________________________________________________________________________
Single-Family Detached.....................         178      $30,784,684        63.31%         $172,948      692          77.90%
Planned Unit Developments (detached).......          19        7,510,322        15.45           395,280      699          79.47
Two-to-Four Family Units...................          25        5,708,554        11.74           228,342      710          74.49
Condo Low-Rise (less than 5 stories) ......           9        2,428,738         5.00           269,860      721          77.87
Townhouse..................................           6        1,114,388         2.29           185,731      678          74.31
Condo High-Rise (9 stories or more)........           2          708,039         1.46           354,020      685          74.83
Planned Unit Developments (attached).......           1          367,425         0.76           367,425      687          75.00
  Total, Average or
Weighted Average...........................         240      $48,622,151       100.00%         $202,592      696          77.59%

                             Geographic Distribution of the Group IV Loans

                                                                                                              Weighted
                                Number of                         Percent of     Average       Weighted        Average
                                 Group IV        Principal         Group IV     Principal      Average      Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
Alabama....................           9         $   598,727          1.23%          $66,525       657         72.95%
Arkansas...................           1              72,147          0.15            72,147       667         77.00
Arizona....................           4           1,309,124          2.69           327,281       697         79.23
California.................           4           1,754,107          3.61           438,527       715         80.46
Colorado...................           6             565,584          1.16            94,264       688         73.54
Connecticut................           3           1,070,789          2.20           356,930       669         73.80
District of Columbia.......           1             569,800          1.17           569,800       724         75.00
Florida....................          16           5,754,400         11.83           359,650       703         78.10
Georgia....................           5           1,000,769          2.06           200,154       685         84.46
Iowa.......................           1              53,703          0.11            53,703       651         61.00
Idaho......................           1              86,109          0.18            86,109       669         80.00
Illinois...................           8           2,444,893          5.03           305,612       677         78.73
Indiana....................           7             642,363          1.32            91,766       673         83.27
Kansas.....................           3             190,851          0.39            63,617       719         74.06
Kentucky...................           3             207,450          0.43            69,150       691         75.49
Louisiana..................           4           1,029,640          2.12           257,410       653         73.75
Massachusetts..............           8           3,328,162          6.84           416,020       693         72.92
Maryland...................           7           3,246,759          6.68           463,823       697         76.78
Maine......................           1             600,000          1.23           600,000       684         80.00
Michigan...................          23           3,537,709          7.28           153,813       672         78.29
Minnesota..................           4             781,734          1.61           195,433       685         79.08
Missouri...................          10           1,789,789          3.68           178,979       714         78.91
Mississippi................           1              75,600          0.16            75,600       744         80.00
North Carolina.............          13           1,483,115          3.05           114,086       684         74.64
Nebraska...................           1              41,029          0.08            41,029       710         75.00
New Jersey.................           9           2,761,193          5.68           306,799       689         79.28
Nevada.....................           1              49,078          0.10            49,078       738         65.00
New York...................           6           1,749,623          3.60           291,604       715         76.15
Ohio.......................           3             173,253          0.36            57,751       662         76.30
Oklahoma...................           1              76,036          0.16            76,036       649         85.00
Pennsylvania...............           6             583,358          1.20            97,226       676         74.50
Rhode Island...............           2             524,361          1.08           262,181       745         78.98
South Carolina.............           1              65,691          0.14            65,691       709         70.00
Tennessee..................           2             115,806          0.24            57,903       721         77.75
Texas......................          47           3,892,498          8.01            82,819       701         77.37
Utah.......................           5           2,500,290          5.14           500,058       735         79.48
Virginia...................           8           2,467,172          5.07           308,397       707         78.16
Vermont....................           1             563,000          1.16           563,000       741         75.00
Washington.................           2             552,256          1.14           276,128       686         79.51
Wisconsin..................           1              64,555          0.13            64,555       755         75.00
Wyoming....................           1             249,631          0.51           249,631       675         90.00
  Total, Average or Weighted
Average....................         240         $48,622,151        100.00%         $202,592       696         77.59%

     As of the  reference  date,  no more than 2.1% of the group IV loans  were  secured  by  mortgaged properties  located  in any one zip code  area in  Florida  and no more than 2.0% of the group IV loans were secured by mortgaged properties located in any one zip code area outside Florida.

                               Documentation Types of the Group IV Loans

                                                                                                              Weighted
                               Number of                         Percent of      Average       Weighted        Average
                               Group IV                           Group IV      Principal      Average      Loan-to-Value
Documentation Type               Loans      Principal Balance       Loans        Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
Full/Alternate Documentation         49       $ 8,036,474          16.53%          $164,010      711           80.93%
Reduced Documentation.....          123        25,039,026          51.50            203,569      685           76.50
No Stated Income..........           33         8,391,958          17.26            254,302      692           76.99
No Income/No Asset
Verification..............           35         7,154,694          14.71            204,420      725           78.36
  Total, Average or
Weighted Average..........          240       $48,622,151         100.00%          $202,592      696           77.59%

     As of the reference  date, no more than 4.4% of such reduced,  no stated income,  and no income/no asset  verification loan documentation  group IV loans were secured by mortgaged  properties located in
California.

     As of the reference date,  approximately 0.5% of the group IV loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                 Mortgage Rates of the Group IV Loans

                                                                                                             Weighted
                               Number of                      Percent of      Average        Weighted        Average
                               Group IV         Principal      Group IV      Principal        Average     Loan-to-Value
Mortgage Rates (%)               Loans          Balance          Loans        Balance      Credit Score       Ratio
__________________________________________________________________________________________________________________________
7.000 - 7.124.............          5          $ 3,322,544        6.83%        $664,509         703          74.35%
7.125 - 7.249.............          6            3,788,345        7.79          631,391         719          78.22
7.250 - 7.374.............         33           10,354,119       21.30          313,761         700          78.09
7.375 - 7.499.............         29            7,908,276       16.26          272,699         691          76.78
7.500 - 7.624.............         50            8,357,876       17.19          167,158         687          78.12
7.625 - 7.749.............         23            3,963,601        8.15          172,330         691          79.90
7.750 - 7.874.............         31            4,631,991        9.53          149,419         688          77.82
7.875 - 7.999.............         14            3,236,732        6.66          231,195         695          77.43
8.000 - 8.124.............         20            1,384,754        2.85           69,238         713          73.24
8.125 - 8.249.............         29            1,673,913        3.44           57,721         706          78.57
  Total, Average or
Weighted Average.........         240          $48,622,151      100.00%        $202,592         696          77.59%

     As of the  reference  date,  the  weighted  average  mortgage  rate  of the  group  IV  loans  was approximately 7.4591% per annum.

                           Net Mortgage Rates of the Discount Group IV Loans

                                                                                                                 Weighted
                                                                   Percent of      Average        Weighted        Average
                                   Number of        Principal       Group IV      Principal        Average     Loan-to-Value
Net Mortgage Rate (%)            Group IV Loans      Balance          Loans        Balance      Credit Score       Ratio
______________________________________________________________________________________________________________________________
6.669.......................            1          $    282,778        0.58%        $282,778         725          95.00%
6.720.......................            5             3,322,544        6.83          664,509         703          74.35
6.845.......................            6             3,788,345        7.79          631,391         719          78.22
6.970.......................           33            10,354,119       21.30          313,761         700          78.09
  Total, Average or Weighted
Average.....................           45           $17,747,786       36.50%        $394,395         705          77.69%

     As of the reference date, the weighted average of the Discount  Fractions of the Discount Mortgage
Loans in loan group IV was approximately 1.546856056%.

                           Original Principal Balances of the Group IV Loans

                                                                                                            Weighted
                                Number of                       Percent of     Average       Weighted        Average
Original Mortgage                Group IV        Principal      Group IV      Principal       Average     Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans        Balance     Credit Score       Ratio
_________________________________________________________________________________________________________________________
100,000 or less.............        148         $ 9,371,549        19.27%        $63,321        698          75.16%
200,001 to 300,000..........         37          10,007,075        20.58         270,461        686          79.04
300,001 to 400,000..........         21           7,466,182        15.36         355,532        703          78.17
500,001 to 600,000..........         14           7,917,302        16.28         565,522        697          78.93
600,001 to 700,000..........         13           8,304,600        17.08         638,815        702          78.83
700,001 to 800,000..........          5           3,684,818         7.58         736,964        681          74.30
900,001 to 1,000,000........          2           1,870,626         3.85         935,313        712          75.08
  Total, Average or
Weighted Average............        240         $48,622,151       100.00%       $202,592        696          77.59%

                          Original Loan-to-Value Ratios of the Group IV Loans

                             Number of                        Percent of       Average
Original                      Group IV                         Group IV       Principal      Weighted Average
Loan-to-Value Ratio (%)        Loans      Principal Balance      Loans         Balance         Credit Score
______________________________________________________________________________________________________________
00.01 - 50.00..........            6         $   299,625         0.62%           $49,938         676
50.01 - 55.00..........            2             120,456         0.25             60,228         647
55.01 - 60.00..........            5             312,363         0.64             62,473         685
60.01 - 65.00..........           17           1,882,550         3.87            110,738         668
65.01 - 70.00..........           18           3,743,706         7.70            207,984         700
70.01 - 75.00..........           42           7,368,021        15.15            175,429         691
75.01 - 80.00..........          129          31,698,562        65.19            245,725         701
80.01 - 85.00..........            7           1,106,399         2.28            158,057         663
85.01 - 90.00..........           11           1,693,400         3.48            153,945         693
90.01 - 95.00..........            2             336,443         0.69            168,222         718
95.01 - 100.00.........            1              60,626         0.12             60,626         699
  Total, Average or
Weighted Average........         240         $48,622,151       100.00%          $202,592         696

      The weighted average original  loan-to-value  ratio of the group IV loans, based on the principal balance of the group IV loans as of the reference date, was approximately  77.59%.

                            Property Valuation Types of the Group IV Loans

                                                                                        Weighted       Weighted
                              Number of                      Percent of     Average     Average         Average
                              Group IV       Principal        Group IV     Principal    Credit      Loan-to-Value
Property Valuation Type         Loans         Balance          Loans        Balance       Score          Ratio
___________________________________________________________________________________________________________________
Automated Valuation Model           5      $     637,545        1.31%         $127,509       671       72.84%
Appraisal................         235         47,984,607       98.69           204,190       697       77.66
   Total, Average or
Weighted Average.........         240        $48,622,151      100.00%         $202,592       696       77.59%

                               Amortization Types of the Group IV Loans

                            Number of                                            Average         Weighted    Weighted Average
                            Group IV         Principal         Percent of       Principal        Average       Loan-to-Value
Amortization Type             Loans           Balance        Group IV Loans      Balance       Credit Score        Ratio
_______________________________________________________________________________________________________________________________
Fully Amortizing.......        184        $27,680,538          56.93%           $150,438          695           77.14%
Interest Only Period- 5
   Years...............          1            344,000           0.71             344,000          691           80.00
Interest Only Period- 10
   Years...............         55         20,597,613          42.36             374,502          698           78.16
   Total, Average or
Weighted Average.......        240        $48,622,151         100.00%           $202,592          696           77.59%

                                             Loan Group V

                            Credit Score Distribution of the Group V Loans

                                                                                                            Weighted
                                         Number of                                          Average         Average
                                          Group V         Principal        Percent of      Principal     Loan-to-Value
Credit Score Range                         Loans           Balance       Group V Loans      Balance          Ratio
_______________________________________________________________________________________________________________________
499 or less........................            1        $     61,986         0.07%          $  61,986       38.00%
560 - 579..........................            1              76,354         0.09              76,354       45.00
580 - 599..........................            3             320,330         0.36             106,777       31.48
600 - 619..........................            2             352,970         0.39             176,485       66.73
620 - 639..........................           31           3,869,826         4.32             124,833       54.25
640 - 659..........................           41           7,166,101         8.00             174,783       62.03
660 - 679..........................           50          10,934,573        12.21             218,691       65.06
680 - 699..........................           55          12,792,123        14.28             232,584       63.06
700 - 719..........................           63           9,961,327        11.12             158,116       64.38
720 - 739..........................           50          10,982,508        12.26             219,650       61.24
740 - 759..........................           45           8,604,261         9.61             191,206       69.76
760 - 779..........................           46           8,465,561         9.45             184,034       64.33
780 - 799..........................           35          12,593,386        14.06             359,811       65.55
800 or greater.....................           13           3,277,133         3.66             252,087       58.60
Subtotal with Credit Score.........          436         $89,458,440        99.89%           $205,180       63.59%
Not Available......................            1              98,624         0.11              98,624       75.00
  Total, Average or Weighted Average         437         $89,557,065       100.00%           $204,936       63.60%

      Mortgage  loans  indicated  as having a credit  score  that is "not  available"  include  certain mortgage  loans where the credit score was not provided by the related  seller and mortgage loans where no credit history can be obtained for the related mortgagor.

     As of the reference  date, the minimum and maximum credit scores of the group V loans were 439 and
810,  respectively,  and the weighted average credit score of the group V loans was approximately  720.
The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group V loans.

                                 Occupancy Types of the Group V Loans

                                                                                                                Weighted
                                                                    Percent of     Average       Weighted        Average
                                   Number of        Principal        Group V      Principal      Average      Loan-to-Value
Occupancy Type                   Group V Loans       Balance          Loans        Balance     Credit Score       Ratio
_____________________________________________________________________________________________________________________________
Primary Residence............         309          $69,228,043        77.30%         $224,039      716           63.98%
Second/Vacation..............          22            6,741,228         7.53           306,419      744           62.91
Non-Owner Occupied...........         106           13,587,793        15.17           128,187      726           62.01
  Total, Average or
Weighted Average.............         437          $89,557,065       100.00%         $204,936      720           63.60%

                                   Loan Purpose of the Group V Loans

                                                                                                     Weighted       Weighted
                                        Number of                       Percent of      Average       Average       Average
                                         Group V        Principal         Group V      Principal      Credit     Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score         Ratio
_______________________________________________________________________________________________________________________________
Purchase..........................           79         $18,243,340       20.37%          $230,928       745        72.57%
Rate/Term Refinance...............          112          19,539,785       21.82            174,462       703        59.76
Equity Refinance..................          246          51,773,939       57.81            210,463       717        61.89
  Total, Average or
Weighted Average..................          437         $89,557,065      100.00%          $204,936       720        63.60%

                             Mortgaged Property Types of the Group V Loans

                                                                                                                          Weighted
                                               Number of                      Percent of     Average      Weighted        Average
                                               Group V                         Group V      Principal      Average     Loan-to-Value
Property Type                                    Loans    Principal Balance     Loans        Balance    Credit Score       Ratio
_____________________________________________________________________________________________________________________________________
Single-Family Detached.....................         293      $58,838,121        65.70%         $200,813      718          62.65%
Planned Unit Developments (detached).......          53       13,974,752        15.60           263,675      722          65.89
Two-to-Four Family Units...................          48        8,554,695         9.55           178,223      720          59.63
Condo Low-Rise (less than 5 stories) ......          18        4,729,135         5.28           262,730      742          74.08
Planned Unit Developments (attached) ......           8        1,062,057         1.19           132,757      688          58.29
Cooperative Units..........................           4          994,687         1.11           248,672      728          77.47
Townhouse..................................           9          911,604         1.02           101,289      686          65.71
Condo Mid-Rise (5 to 8 stories)............           4          492,014         0.55           123,004      732          59.87
  Total, Average or
Weighted Average...........................         437      $89,557,065       100.00%         $204,936      720          63.60%

                             Geographic Distribution of the Group V Loans

                                                                                                              Weighted
                                Number of                         Percent of     Average       Weighted        Average
                                 Group V         Principal         Group V      Principal      Average      Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
Alaska.....................           1        $    276,469          0.31%         $276,469       720         80.00%
Alabama....................          10             816,319          0.91            81,632       684         69.88
Arkansas...................           3             195,445          0.22            65,148       687         65.41
Arizona....................           9           1,490,638          1.66           165,626       699         58.92
California.................          55          15,458,624         17.26           281,066       721         56.81
Colorado...................           7           1,670,238          1.86           238,605       700         57.48
Connecticut................           7           1,441,062          1.61           205,866       693         62.28
District of Columbia.......           7           2,268,119          2.53           324,017       708         67.14
Delaware...................           1              38,594          0.04            38,594       803         45.00
Florida....................          43          13,039,053         14.56           303,234       733         64.92
Georgia....................          12           2,464,925          2.75           205,410       713         73.63
Iowa.......................           1             220,218          0.25           220,218       669         80.00
Idaho......................           2             256,934          0.29           128,467       692         69.82
Illinois...................          11           1,798,642          2.01           163,513       732         66.92
Indiana....................           6             662,399          0.74           110,400       706         53.77
Kansas.....................           3             223,389          0.25            74,463       694         74.61
Kentucky...................           1             122,839          0.14           122,839       675         78.00
Louisiana..................           3             360,898          0.40           120,299       663         74.82
Massachusetts..............           5             883,397          0.99           176,679       706         45.45
Maryland...................          12           2,410,458          2.69           200,871       711         58.19
Michigan...................          15           3,365,595          3.76           224,373       749         71.10
Minnesota..................           4             356,600          0.40            89,150       690         64.92
Missouri...................           7             806,558          0.90           115,223       706         70.20
Mississippi................           3             664,394          0.74           221,465       675         70.59
Montana....................           1             139,673          0.16           139,673       630         68.00
North Carolina.............          11           1,591,901          1.78           144,718       725         65.50
Nebraska...................           1              76,354          0.09            76,354       577         45.00
New Hampshire..............           3             542,710          0.61           180,903       689         70.33
New Jersey.................          12           3,338,851          3.73           278,238       724         66.53
New Mexico.................           1              98,347          0.11            98,347       717         75.00
Nevada.....................           3             487,919          0.54           162,640       727         72.22
New York...................          26           8,881,243          9.92           341,586       726         58.66
Ohio.......................          12           1,619,419          1.81           134,952       734         75.15
Oklahoma...................           5             499,565          0.56            99,913       731         71.72
Oregon.....................           1             170,881          0.19           170,881       792         73.00
Pennsylvania...............          19           2,134,558          2.38           112,345       683         60.70
Rhode Island...............           6             831,741          0.93           138,623       741         59.82
South Carolina.............           7           1,846,159          2.06           263,737       728         74.72
Tennessee..................           6             917,782          1.02           152,964       719         75.68
Texas......................          59           8,167,502          9.12           138,432       707         63.69
Utah.......................           1             724,156          0.81           724,156       695         79.00
Virginia...................          21           4,565,226          5.10           217,392       744         64.91
Vermont....................           1              98,624          0.11            98,624                   75.00
Washington.................           9           1,276,162          1.42           141,796       700         66.54
Wisconsin..................           4             256,483          0.29            64,121       707         57.41
  Total, Average or Weighted
Average....................         437         $89,557,065        100.00%         $204,936       720         63.60%

     As of the  reference  date,  no more than  1.9% of the group V loans  were  secured  by  mortgaged properties  located  in any one zip code  area in  Florida  and no more  than 1.2% of the group V loans were secured by mortgaged properties located in any one zip code area outside Florida.

                               Documentation Types of the Group V Loans

                                                                                                              Weighted
                               Number of                                         Average       Weighted        Average
                               Group V                           Percent of     Principal      Average      Loan-to-Value
Documentation Type               Loans      Principal Balance   Group V Loans    Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
Full/Alternate Documentation         85       $15,489,261          17.30%          $182,227      710           71.35%
Reduced Documentation.....          188        51,408,316          57.40            273,448      724           64.04
No Stated Income..........           47         7,319,198           8.17            155,728      707           63.06
No Income/No Asset
Verification..............          117        15,340,289          17.13            131,114      721           54.54
  Total, Average or
Weighted Average..........          437       $89,557,065         100.00%          $204,936      720           63.60%

     As of the reference date, no more than 20.1% of such reduced,  no stated income,  and no income/no asset  verification loan  documentation  group V loans were secured by mortgaged  properties located in
California.

     As of the reference date,  approximately 1.4% of the group V loans were underwritten pursuant to a streamlined  refinancing  documentation  program,  which permits  mortgage loans to be refinanced  with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                  Mortgage Rates of the Group V Loans

                                                                                                            Weighted
                                                              Percent of      Average        Weighted        Average
                               Number of        Principal       Group V      Principal        Average     Loan-to-Value
Mortgage Rates (%)           Group V Loans      Balance          Loans        Balance      Credit Score       Ratio
________________________________________________________________________________________________________________________
5.625 - 5.749.............          2          $   941,133        1.05%        $470,567         674          70.44%
5.750 - 5.874.............          7            2,705,093        3.02          386,442         723          74.52
5.875 - 5.999.............         23            6,537,601        7.30          284,244         740          61.07
6.000 - 6.124.............         21            6,801,769        7.59          323,894         747          57.03
6.125 - 6.249.............         30            5,541,438        6.19          184,715         718          61.26
6.250 - 6.374.............         50           17,260,678       19.27          345,214         730          66.92
6.375 - 6.499.............         33            8,606,983        9.61          260,818         725          59.04
6.500 - 6.624.............         45           11,046,176       12.33          245,471         726          63.77
6.625 - 6.749.............         26            3,868,649        4.32          148,794         707          62.68
6.750 - 6.874.............         45            6,631,333        7.40          147,363         723          61.60
6.875 - 6.999.............         39            6,701,417        7.48          171,831         688          65.17
7.000 - 7.124.............         30            3,762,705        4.20          125,423         684          59.74
7.125 - 7.249.............         12            1,354,021        1.51          112,835         705          71.08
7.250 - 7.374.............         26            2,899,309        3.24          111,512         701          64.19
7.375 - 7.499.............         26            2,380,740        2.66           91,567         701          77.30
7.500 - 7.624.............         14            1,693,773        1.89          120,984         686          58.97
7.625 - 7.749.............          2              168,506        0.19           84,253         740          54.37
7.750 - 7.874.............          1              139,673        0.16          139,673         630          68.00
7.875 - 7.999.............          3              428,348        0.48          142,783         698          72.11
8.000 - 8.124.............          2               87,723        0.10           43,862         653          60.15
  Total, Average or
Weighted Average.........         437          $89,557,065      100.00%        $204,936         720          63.60%

     As of  the  reference  date,  the  weighted  average  mortgage  rate  of the  group  V  loans  was approximately 6.4621% per annum.

                           Net Mortgage Rates of the Discount Group V Loans

                                                                                                                 Weighted
                                                                   Percent of      Average        Weighted        Average
                                   Number of        Principal        Group V      Principal        Average     Loan-to-Value
Net Mortgage Rate (%)            Group V Loans       Balance          Loans        Balance      Credit Score       Ratio
____________________________________________________________________________________________________________________________
5.345.......................            2              $941,133        1.05%        $470,567         674          70.44%
5.470.......................            7             2,705,093        3.02          386,442         723          74.52
5.595.......................           23             6,537,601        7.30          284,244         740          61.07
5.720.......................           21             6,801,769        7.59          323,894         747          57.03
  Total, Average or Weighted
Average.....................           53           $16,985,596       18.97%        $320,483         736          62.11%

     As of the reference date, the weighted average of the Discount  Fractions of the Discount Mortgage
Loans in loan group V was approximately 2.412239526%.

                           Original Principal Balances of the Group V Loans

                                                                                                            Weighted
                                Number of                       Percent of     Average       Weighted        Average
Original Mortgage                Group V         Principal      Group V       Principal       Average     Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans        Balance     Credit Score       Ratio
__________________________________________________________________________________________________________________________
100,000 or less.............        147         $ 9,793,677        10.94%       $ 66,624        705          59.73%
100,001 to 200,000..........        161          21,561,238        24.08         133,921        711          62.17
200,001 to 300,000..........         44          10,328,678        11.53         234,743        704          61.58
300,001 to 400,000..........         16           5,315,886         5.94         332,243        683          62.80
400,001 to 500,000..........         23           9,639,651        10.76         419,115        729          58.38
500,001 to 600,000..........         12           6,361,699         7.10         530,142        717          72.16
600,001 to 700,000..........         10           6,179,021         6.90         617,902        738          71.77
700,001 to 800,000..........          9           5,951,350         6.65         661,261        726          67.77
800,001 to 900,000..........          5           4,189,053         4.68         837,811        718          62.89
900,001 to 1,000,000........          8           7,579,017         8.46         947,377        760          64.73
1,000,001 to 1,100,000......          1           1,020,451         1.14       1,020,451        764          70.00
1,700,001 to 1,800,000......          1           1,637,345         1.83       1,637,345        790          65.00
  Total, Average or
Weighted Average............        437         $89,557,065       100.00%       $204,936        720          63.60%

                          Original Loan-to-Value Ratios of the Group V Loans

                             Number of                                         Average
Original                      Group V                         Percent of      Principal      Weighted Average
Loan-to-Value Ratio (%)        Loans      Principal Balance  Group V Loans     Balance         Credit Score
_______________________________________________________________________________________________________________
00.01 - 50.00..........          131         $22,246,986        24.84%          $169,824         716
50.01 - 55.00..........           28           5,618,812         6.27            200,672         698
55.01 - 60.00..........           26           6,188,188         6.91            238,007         734
60.01 - 65.00..........           33           7,792,759         8.70            236,144         732
65.01 - 70.00..........           36           7,850,086         8.77            218,058         730
70.01 - 75.00..........           56          13,288,944        14.84            237,303         718
75.01 - 80.00..........          104          23,716,921        26.48            228,047         718
80.01 - 85.00..........            5             813,784         0.91            162,757         703
85.01 - 90.00..........           11           1,242,194         1.39            112,927         719
90.01 - 95.00..........            7             798,391         0.89            114,056         731
  Total, Average or
Weighted Average........         437         $89,557,065       100.00%          $204,936         720

      The weighted average original  loan-to-value  ratio of the group V loans,  based on the principal balance of the group V loans as of the reference date, was approximately 63.60%.

                             Property Valuation Types of the Group V Loans

                                                                                        Weighted       Weighted
                              Number of                      Percent of     Average     Average         Average
                               Group V       Principal        Group V      Principal    Credit      Loan-to-Value
Property Valuation Type         Loans         Balance          Loans        Balance       Score          Ratio
___________________________________________________________________________________________________________________
Automated Valuation Model           6        $ 1,076,995        1.20%         $179,499       678       65.59%
Appraisal................         431         88,480,070       98.80           205,290       720       63.57
   Total, Average or
Weighted Average.........         437        $89,557,065      100.00%         $204,936       720       63.60%

                                Amortization Types of the Group V Loans

                            Number of                                            Average         Weighted    Weighted Average
                             Group V         Principal         Percent of       Principal        Average       Loan-to-Value
Amortization Type             Loans           Balance        Group V Loans       Balance       Credit Score        Ratio
______________________________________________________________________________________________________________________________
Fully Amortizing.......        437        $89,557,065         100.00%           $204,936          720           63.60%
   Total, Average or
Weighted Average.......        437        $89,557,065         100.00%           $204,936          720           63.60%

                                          All Mortgage Loans

                            Credit Score Distribution of the Mortgage Loans

                               Number of                                             Average      Weighted Average
                               Mortgage                           Percent of        Principal       Loan-to-Value
Credit Score Range               Loans     Principal Balance    Mortgage Loans       Balance            Ratio
___________________________________________________________________________________________________________________
499 or less................          1      $      61,986           0.01%          $  61,986           38.00%
560 - 579..................          1             76,354           0.01              76,354           45.00
580 - 599..................          4            406,952           0.06             101,738           41.81
600 - 619..................          3            624,970           0.09             208,323           74.68
620 - 639..................        255         52,375,763           7.54             205,395           73.05
640 - 659..................        331         70,679,830          10.18             213,534           74.85
660 - 679..................        424         97,459,015          14.03             229,856           74.40
680 - 699..................        562        126,582,174          18.23             225,235           75.98
700 - 719..................        425         93,595,108          13.48             220,224           73.24
720 - 739..................        337         81,102,937          11.68             240,662           72.58
740 - 759..................        259         57,916,814           8.34             223,617           73.34
760 - 779..................        216         53,066,735           7.64             245,679           72.44
780 - 799..................        140         41,909,024           6.03             299,350           70.63
800 or greater.............         68         18,328,319           2.64             269,534           62.17
Subtotal with Credit Score.      3,026       $694,185,980          99.96%           $229,407           73.45%
Not Available..............          2            281,487           0.04             140,743           78.25
   Total Average or
Weighted Average..........       3,028       $694,467,467         100.00%           $229,349           73.45%

      Mortgage  loans  indicated  as having a credit  score  that is "not  available"  include  certain mortgage  loans where the credit score was not provided by the related  seller and mortgage loans where no credit history can be obtained for the related mortgagor.

      As of the reference  date,  the minimum and maximum  credit scores of the mortgage loans were 439 and 822,  respectively,  and the weighted average credit score of the mortgage loans was  approximately
705.  The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the mortgage loans.

                                 Occupancy Types of the Mortgage Loans

                                                                                                Weighted       Weighted
                               Number of                                          Average        Average       Average
                               Mortgage                         Percent of       Principal       Credit     Loan-to-Value
Occupancy Type                   Loans     Principal Balance  Mortgage Loans      Balance         Score         Ratio
__________________________________________________________________________________________________________________________
Primary Residence.........       2,118       $533,961,454         76.89%         $252,106          699        73.98%
Second/Vacation...........          96         31,335,068          4.51           326,407          733        70.09
Non-Owner Occupied........         814        129,170,946         18.60           158,687          722        72.08
   Total, Average or Weighted
Average...................       3,028       $694,467,467        100.00%         $229,349          705        73.45%

                                  Loan Purpose of the Mortgage Loans

                                                                                                                 Weighted
                                Number of                                         Average         Weighted        Average
                                Mortgage                         Percent of      Principal        Average      Loan-to-Value
Loan Purpose                      Loans     Principal Balance  Mortgage Loans     Balance       Credit Score       Ratio
_____________________________________________________________________________________________________________________________
Purchase..................        1,269       $268,170,048         38.62%         $211,324         716           78.42%
Rate/Term Refinance.......          727        164,195,224         23.64           225,853         695           72.29
Equity Refinance..........        1,032        262,102,194         37.74           253,975         701           69.09
   Total, Average or Weighted
Average...................        3,028       $694,467,467        100.00%         $229,349         705           73.45%

                            Mortgaged Property Types of the Mortgage Loans

                                                                                                            Weighted      Weighted
                                             Number of                       Percent of        Average      Average        Average
                                             Mortgage                         Mortgage        Principal     Credit      Loan-to-Value
Property Type                                  Loans     Principal Balance      Loans          Balance        Score         Ratio
_______________________________________________________________________________________________________________________________________
Single-Family Detached...................      1,863       $419,232,030         60.37%        $225,031          702       72.76%
Planned Unit Developments (detached) ....        472        131,073,038         18.87          277,697          708       75.30
Two-to-Four Family Units.................        344         71,604,946         10.31          208,154          714       71.40
Condo Low-Rise (less than 5 stories) ....        205         43,060,329          6.20          210,050          715       76.33
Planned Unit Developments (attached) ....         77         15,469,298          2.23          200,900          698       75.88
Townhouse................................         34          5,183,906          0.75          152,468          691       74.87
Condo High-Rise (9 stories or more)......         13          4,481,822          0.65          344,756          708       75.31
Condo Mid-Rise (5 to 8 stories)..........         16          3,367,410          0.48          210,463          719       77.03
Cooperative Units........................          4            994,687          0.14          248,672          728       77.47
   Total, Average or
Weighted Average........................       3,028       $694,467,467        100.00%        $229,349          705       73.45%

                             Geographic Distribution of the Mortgage Loans

                                                                                                              Weighted
                           Number of                                           Average        Weighted         Average
                            Mortgage                         Percent of       Principal        Average      Loan-to-Value
State                        Loans      Principal Balance  Mortgage Loans      Balance      Credit Score        Ratio
__________________________________________________________________________________________________________________________
Alaska................           6        $  1,175,611          0.17%         $195,935          684          80.00%
Alabama...............          43           5,887,659          0.85           136,922          700          75.89
Arkansas..............          16           1,668,545          0.24           104,284          675          74.98
Arizona...............          78          19,154,033          2.76           245,565          700          74.47
California............         277         100,077,521         14.41           361,291          722          66.23
Colorado..............          97          17,456,686          2.51           179,966          706          74.19
Connecticut...........          47          10,683,538          1.54           227,309          682          72.60
District of Columbia..          17           6,677,522          0.96           392,795          716          68.51
Delaware..............           8           2,063,494          0.30           257,937          705          78.98
Florida...............         348          93,643,485         13.48           269,090          705          72.59
Georgia...............         118          19,747,453          2.84           167,351          704          78.67
Hawaii................           6           2,873,041          0.41           478,840          713          67.41
Iowa..................           7             906,370          0.13           129,481          683          80.12
Idaho.................          33           6,672,893          0.96           202,209          706          74.00
Illinois..............          94          21,627,342          3.11           230,078          699          76.55
Indiana...............          43           5,720,459          0.82           133,034          696          79.05
Kansas................          15           1,555,785          0.22           103,719          700          81.30
Kentucky..............          14           1,760,991          0.25           125,785          703          83.09
Louisiana.............          45           6,338,032          0.91           140,845          683          77.66
Massachusetts.........          52          14,493,852          2.09           278,728          696          71.45
Maryland..............          97          34,667,618          4.99           357,398          704          75.10
Maine.................           4           1,048,259          0.15           262,065          678          81.43
Michigan..............         110          18,434,695          2.65           167,588          699          77.32
Minnesota.............          74          15,693,162          2.26           212,070          704          78.06
Missouri..............          60           8,310,706          1.20           138,512          701          78.42
Mississippi...........          11           1,466,279          0.21           133,298          673          77.05
Montana...............           4             584,365          0.08           146,091          685          69.34
North Carolina........          88          15,816,067          2.28           179,728          705          72.31
North Dakota..........           2             167,735          0.02            83,868          690          67.62
Nebraska..............           6             470,380          0.07            78,397          667          75.18
New Hampshire.........           8           1,546,337          0.22           193,292          690          72.85
New Jersey............         111          31,685,606          4.56           285,456          697          75.53
New Mexico............          15           2,751,678          0.40           183,445          681          78.95
Nevada................          17           4,563,328          0.66           268,431          717          77.76
New York..............         107          33,013,235          4.75           308,535          709          68.02
Ohio..................          40           5,937,740          0.86           148,443          708          78.98
Oklahoma..............          18           2,622,822          0.38           145,712          700          80.39
Oregon................          27           6,326,650          0.91           234,320          717          75.20
Pennsylvania..........          80          12,876,727          1.85           160,959          701          78.36
Rhode Island..........          30           7,082,984          1.02           236,099          685          72.11
South Carolina........          39           8,970,020          1.29           230,001          707          72.97
Tennessee.............          36           4,771,964          0.69           132,555          697          77.88
Texas.................         358          50,774,152          7.31           141,827          702          76.17
Utah..................          50          12,426,259          1.79           248,525          707          76.55
Virginia..............         132          41,778,989          6.02           316,507          703          74.15
Vermont...............           3             840,025          0.12           280,008          744          73.51
Washington............          95          23,236,780          3.35           244,598          709          74.66
Wisconsin.............          33           4,874,551          0.70           147,714          686          78.06
West Virginia.........           1             173,072          0.02           173,072          671          80.00
Wyoming...............           8           1,370,968          0.20           171,371          674          80.09
   Total, Average or
Weighted Average..........   3,028        $694,467,467        100.00%         $229,349          705          73.45%

     As of the  reference  date,  no more than 0.5% of the  mortgage  loans were  secured by  mortgaged properties  located in any one zip code area in Virginia  and no more than 0.4% of the  mortgage  loans were secured by mortgaged properties located in any one zip code area outside Virginia.

                               Documentation Types of the Mortgage Loans

                                                                                                                        Weighted
                                        Number of                       Percent of       Average        Weighted         Average
                                        Mortgage                         Mortgage       Principal        Average      Loan-to-Value
Documentation Type                        Loans     Principal Balance     Loans          Balance      Credit Score        Ratio
___________________________________________________________________________________________________________________________________
Full/Alternate Documentation.........        757      $146,638,774         21.12%       $193,710          708          77.21%
Reduced Documentation................      1,278       326,297,296         46.99         255,319          702          73.02
No Stated Income.....................        462       119,204,958         17.16         258,019          704          71.53
No Income/No Asset Verification......        531       102,326,439         14.73         192,705          711          71.66
   Total, Average or
Weighted Average.....................      3,028      $694,467,467        100.00%       $229,349          705          73.45%

      As of the  reference  date,  no more  than  15.1%  of such  reduced,  no  stated  income,  and no income/no asset  verification loan  documentation  mortgage loans were secured by mortgaged  properties located in California.

     As of the reference date,  approximately 0.6% of the mortgage loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                 Mortgage Rates of the Mortgage Loans

                                                                                                 Weighted       Weighted
                               Number of                                          Average         Average       Average
                               Mortgage                         Percent of       Principal        Credit     Loan-to-Value
Mortgage Rates (%)               Loans     Principal Balance  Mortgage Loans      Balance          Score         Ratio
___________________________________________________________________________________________________________________________
5.625 - 5.749.............           5        $ 2,361,362          0.34%         $472,272           671        72.54%
5.750 - 5.874.............          14          4,770,626          0.69           340,759           736        74.24
5.875 - 5.999.............          54         16,826,492          2.42           311,602           740        66.49
6.000 - 6.124.............          56         17,364,256          2.50           310,076           733        61.27
6.125 - 6.249.............          86         23,649,725          3.41           274,997           738        66.39
6.250 - 6.374.............         160         56,992,412          8.21           356,203           736        66.80
6.375 - 6.499.............         103         27,434,574          3.95           266,355           710        69.51
6.500 - 6.624.............         174         46,597,744          6.71           267,803           714        68.31
6.625 - 6.749.............         176         52,390,809          7.54           297,675           706        71.66
6.750 - 6.874.............         240         69,757,339         10.04           290,656           709        71.76
6.875 - 6.999.............         238         59,952,773          8.63           251,902           697        71.47
7.000 - 7.124.............         142         37,775,790          5.44           266,027           693        72.55
7.125 - 7.249.............          64         14,764,718          2.13           230,699           693        78.94
7.250 - 7.374.............         272         53,522,903          7.71           196,775           697        77.56
7.375 - 7.499.............         280         50,337,017          7.25           179,775           691        78.89
7.500 - 7.624.............         345         61,701,654          8.88           178,845           688        78.41
7.625 - 7.749.............         140         25,164,405          3.62           179,746           688        80.18
7.750 - 7.874.............         153         24,979,125          3.60           163,262           693        80.20
7.875 - 7.999.............         128         23,693,112          3.41           185,102           686        80.75
8.000 - 8.124.............         101         13,301,852          1.92           131,702           705        79.61
8.125 - 8.249.............          92         10,246,612          1.48           111,376           696        82.69
8.375 - 8.499.............           2            415,316          0.06           207,658           704        90.00
8.500 - 8.624.............           1            184,075          0.03           184,075           700        95.00
8.875 - 8.999.............           1            200,583          0.03           200,583           695        95.00
9.125 - 9.249.............           1             82,194          0.01            82,194           680        95.00
   Total, Average or Weighted
Average.......................   3,028       $694,467,467        100.00%         $229,349           705        73.45%

     As of the reference date, the weighted average mortgage rate of the mortgage loans was approximately 6.9319% per annum.

                           Net Mortgage Rates of the Discount Mortgage Loans

                                                                                                Weighted      Weighted
                               Number of                                          Average        Average       Average
                               Mortgage                         Percent of       Principal       Credit     Loan-to-Value
Net Mortgage Rate (%)            Loans     Principal Balance  Mortgage Loans      Balance         Score         Ratio
__________________________________________________________________________________________________________________________
5.345....................            5       $  2,361,362          0.34%         $472,272          671        72.54%
5.470....................           14          4,770,626          0.69           340,759          736        74.24
5.595....................           54         16,826,492          2.42           311,602          740        66.49
5.720....................           56         17,364,256          2.50           310,076          733        61.27
5.845....................           56         18,108,287          2.61           323,362          744        67.96
5.970....................          110         39,731,734          5.72           361,198          739        66.74
6.095....................            1            650,000          0.09           650,000          738        59.00
6.220....................            3            588,650          0.08           196,217          674        58.13
6.407....................            1            290,212          0.04           290,212          680        90.00
6.476....................            2            776,026          0.11           388,013          692        89.20
6.529....................            1            184,019          0.03           184,019          672        90.00
6.652....................            1            109,034          0.02           109,034          776        95.00
6.669....................            1            282,778          0.04           282,778          725        95.00
6.720....................            7          4,322,738          0.62           617,534          701        75.66
6.725....................            1            154,213          0.02           154,213          701        95.00
6.785....................            1            435,000          0.06           435,000          694        85.00
6.815....................            1            171,513          0.02           171,513          730        95.00
6.845....................           11          6,426,689          0.93           584,244          727        77.37
6.970....................          239         49,317,561          7.10           206,350          696        78.05
   Total, Average or Weighted
Average.......................     565       $162,871,191         23.45%         $288,268          723        70.94%

     As of the reference date, the weighted average of the Discount Fractions of the Discount Mortgage
Loans was approximately 2.046144231%.

                           Original Principal Balances of the Mortgage Loans

                                                                                                 Weighted       Weighted
                               Number of                                          Average         Average       Average
Original Mortgage Loan         Mortgage                         Percent of       Principal        Credit     Loan-to-Value
Balance ($)                      Loans     Principal Balance  Mortgage Loans      Balance          Score         Ratio
__________________________________________________________________________________________________________________________
100,000 or less..........          607      $  45,085,370          6.49%        $  74,276           698        72.88%
100,001 to 200,000.......        1,177        169,261,888         24.37           143,808           702        74.72
200,001 to 300,000.......          540        131,259,552         18.90           243,073           698        75.43
300,001 to 400,000.......          263         89,983,764         12.96           342,144           695        75.23
400,001 to 500,000.......          174         78,111,206         11.25           448,915           709        72.20
500,001 to 600,000.......          108         58,338,711          8.40           540,173           709        72.98
600,001 to 700,000.......           71         45,001,440          6.48           633,823           717        72.59
700,001 to 800,000.......           42         30,320,533          4.37           721,917           712        69.33
800,001 to 900,000.......           15         12,634,175          1.82           842,278           728        69.65
900,001 to 1,000,000.....           18         17,209,538          2.48           956,085           738        66.16
1,000,001 to 1,100,000...            2          2,120,451          0.31         1,060,225           784        50.29
1,100,001 to 1,200,000...            3          3,464,948          0.50         1,154,983           683        68.10
1,200,001 to 1,300,000...            2          2,492,799          0.36         1,246,399           771        63.76
1,300,001 to 1,400,000...            1          1,330,000          0.19         1,330,000           749        70.00
1,400,001 to 1,500,000...            3          4,447,748          0.64         1,482,583           723        68.67
1,700,001 to 1,800,000...            2          3,405,345          0.49         1,702,672           740        65.00
   Total, Average or Weighted
Average..................        3,028       $694,467,467        100.00%         $229,349           705        73.45%

                          Original Loan-to-Value Ratios of the Mortgage Loans

                                                                                                           Weighted
Original Loan-to-Value        Number of                              Percent of           Average          Average
Ratio (%)                   Mortgage Loans   Principal Balance     Mortgage Loans    Principal Balance   Credit Score
______________________________________________________________________________________________________________________
00.01 - 50.00..........          245           $50,034,800            7.20%             $204,224            717
50.01 - 55.00..........           83            21,528,384            3.10               259,378            715
55.01 - 60.00..........           96            28,807,111            4.15               300,074            718
60.01 - 65.00..........          143            42,663,400            6.14               298,345            716
65.01 - 70.00..........          178            49,801,271            7.17               279,782            706
70.01 - 75.00..........          368            86,392,884           12.44               234,763            703
75.01 - 80.00..........        1,664           371,868,807           53.55               223,479            702
80.01 - 85.00..........           40             8,427,480            1.21               210,687            686
85.01 - 90.00..........          131            21,295,913            3.07               162,564            692
90.01 - 95.00..........           72            12,600,171            1.81               175,002            716
95.01 - 100.00.........            8             1,047,244            0.15               130,906            716
   Total, Average or
Weighted Average.......        3,028          $694,467,467          100.00%             $229,349            705

     The weighted average original loan-to-value ratio of the mortgage loans, based on the principal balance of the mortgage loans as of the reference date, was approximately  73.45%.

                            Property Valuation Types of the Mortgage Loans

                                                                                        Weighted
                             Number of                    Percent of       Average       Average     Weighted Average
                             Mortgage     Principal        Mortgage       Principal      Credit       Loan-to-Value
Property Valuation Type        Loans       Balance          Loans         Balance        Score           Ratio
_____________________________________________________________________________________________________________________
Automated Valuation Model         113     $ 22,353,264       3.22%        $197,816        691        75.14%
Appraisal................       2,915      672,114,202      96.78          230,571        706        73.40
   Total, Average or
Weighted Average.........       3,028     $694,467,467     100.00%        $229,349        705        73.45%

                               Amortization Types of the Mortgage Loans

                                                                                                               Weighted
                            Number of                                          Average      Weighted Average    Average
                            Mortgage                         Percent of       Principal      Credit Score    Loan-to-Value
Amortization Type             Loans     Principal Balance  Mortgage Loans      Balance                          Ratio
___________________________________________________________________________________________________________________________
Fully Amortizing.......      2,079       $415,664,746         59.85%          $199,935         706            72.41%
Interest Only Period- 5
   Years...............          2            529,455          0.08            264,727         720            80.00
Interest Only Period-10
   Years...............        946        277,786,216         40.00            293,643         704            74.98
Interest Only Period-15
   Years...............          1            487,050          0.07            487,050         725            80.00
   Total, Average or
Weighted Average.......      3,028       $694,467,467        100.00%          $229,349         705            73.45%

Prospectus
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

Offered Certificates
The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust.  The certificates will not represent interests in or obligations of Residential Accredit Loans, Inc., Residential Funding Company, LLC or any of their affiliates.  Each series may include multiple classes of certificates with differing payment terms and priorities.  Credit enhancement will be provided for all offered certificates.

Mortgage Collateral	Each trust will consist primarily of:

•	mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first liens on one- to four-family residential properties; or

•	mortgage securities and whole or partial participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

April 9, 2007

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Additional Information,” “Reports to Certificateholders” and “Incorporation of Certain Information by Reference” in this Prospectus.  You can request information incorporated by reference from Residential Accredit Loans, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

INTRODUCTION

The pass-through certificates offered may be sold from time to time in series.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions.  Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

THE TRUSTS

General

The mortgage loans, contracts and other assets described in this prospectus under “The Trusts—The Mortgage Loans” and “—The Contracts” and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, as described in this section and in the accompanying prospectus supplement.  These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

•	mortgages;

•	deeds of trust;

•	manufactured housing conditional sales contracts and installment loan agreements;

•	other similar security instruments creating a first lien on one- to four-family residential properties; or

•
whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

•	manufactured housing conditional sales contracts; and

•	installment loan agreements.

Mortgage collateral may include:

•	mortgage loans; and

•	contracts.

As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

•	attached or detached one-family dwelling units;

•	two- to four-family dwelling units;

•	condominiums;

•	units in condotels;

•	townhouses;

•	row houses;

•	individual units in planned-unit developments;

•	modular pre-cut/panelized housing;

•	Cooperatives;

•	manufactured homes; and

•	the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement.  A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

•
mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

•
property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

•	hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

•
any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, certificate insurance policy, surety bond or other similar types of credit enhancement as described under “Description of Credit Enhancement.”

The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

•	either directly or through its affiliates, including Residential Funding Company, LLC;

•	sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC; or

•
savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies.  If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired.  The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction.  A “Designated Seller Transaction” is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement.  Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.”  The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.  All representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller.  The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission.  The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers.  In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties.  Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency Securities.  The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts.  As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows.  The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans.  Payments on the mortgage securities will be passed through to holders of the related certificates.  The Agency Securities may have been guaranteed and/or issued  by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae.  As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series.  As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if stated in the accompanying prospectus supplement.  References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.  Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date.  A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates.  If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K.  Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

General

If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties.  The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans.  In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series.  The assignment of the mortgage loans to the trustee will be without recourse.  See “Description of the Certificates—Assignment of Mortgage Loans.”

Interest Rate Characteristics

The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

ARM Loans. ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted.  After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin.  The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan.  The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•
the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate mortgage loans.  Adjustable mortgage rates can cause payment increases that may exceed some mortgagors’ capacity to cover such payments.  An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan.  In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period.  Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Other ARM loans may permit the borrower to select from various payment options on each payment date.  Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

Convertible Mortgage Loans. On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Company, LLC, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan.  Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions.  If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

Amortization Provisions

The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans.  The mortgage loans may include:

•	loans with equal monthly payments;
•	GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;
•	Interest Only Loans;
•	simple interest loans;
•	mortgage loans that experience negative amortization;
•	bi-weekly or semi-monthly payment loans; and
•	Balloon Loans.

Interest Only Loans.  Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an “interest-only period”).  After the interest-only period, the borrower’s monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date.  As a result, when the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment.  Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination.  In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

Simple Interest Mortgage Loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan.  As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled.  However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled.  If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

Negatively Amortizing ARM Loans.  Certain ARM loans may be subject to negative amortization from time to time prior to their maturity.  Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment.  In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment.  In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan.  In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan.  If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.  Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.  The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

Bi-Weekly or Semi-Monthly Mortgage Loans.  Certain mortgage loans may provide for payments by the borrowers every other week or twice each month during the term of the mortgage loan, rather than monthly payments.

Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable.  For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor’s ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, the level of available mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Collateral Characteristics

The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans.  In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

•	Pledged Asset Mortgage Loans; and
•	Additional Collateral Loans.

Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates.  The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan.  If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments.  At the mortgagor’s request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan.  The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer’s servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default.  The right to receive proceeds from the realization of Additional Collateral upon any liquidation would be assigned to the related trustee.  No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement.  This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates or a similarly rated financial institution.  For additional considerations concerning the Additional Collateral Loans, see “Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.”

Other Attributes

Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

Cooperative Loans. Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.  As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

Prepayment Charges on the Mortgage Loans. In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty.  The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period.  This charge may affect the rate of prepayment.  The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments.”

“Equity Refinance” and “Rate and Term Refinance” Mortgage Loans.  Some of the mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property.  Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan.  All of these types of loans are nevertheless secured by mortgaged properties.

Buy-Down Mortgage Loans.  In the case of  Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

•	Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

•	if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

•	additional Buy-Down Funds to be contributed over time by the mortgagor’s employer or another source.

All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans.  See “Description of the Certificates—Payments on Mortgage Collateral—Buy-Down Mortgage Loans.”

The Mortgaged Properties

The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular pre-cut/panelized housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units.  A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property.  Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor.  Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative.   The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”

The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties.  The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement.  The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

•	the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

•	a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

•	the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.  Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

In the case of most purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price.  In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.  An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

In the case of certain other mortgage loans, including purchase money, refinance, or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

•	a representation by the related mortgage collateral seller, as described below, as to such value;

•	a broker’s price opinion, automated valuation, drive-by appraisal or other certification of value;

•
an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

•	the sales price, if the mortgaged property was purchased within the previous twelve months; or

•
with respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property.  Appraised values may be determined by either:

•	a statistical analysis;

•	a broker’s price opinion;

•	an automated valuation, drive-by appraisal or other certification of value; or

•	an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value.  To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement.  In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor’s underwriting guidelines.  There can be no assurance that the substance of that representation and warranty will be true.

Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization.  In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties.  Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.  In addition, the LTV ratio does not take into account any secondary financing.  Under the depositor’s underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%.  Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

Underwriting Policies

The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.  All of the mortgage loans constituting the mortgage pool for a series of certificates will have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under “—The Expanded Criteria Mortgage Program.”

The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system.  In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system.  For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting,” below.

General Standards

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program.  Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated.  For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing.  In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified.  In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan.  Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, some mortgage loans may have been originated under “limited documentation,” “stated documentation” or “no documentation” programs that require less documentation and verification than do traditional “full documentation” programs.  Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor’s credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under “—Loan-to-Value Ratio.”  Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator.  The appraisal procedure guidelines will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance.  In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure.  See “Certain Legal Aspects of Mortgage Loans and Contracts.” Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located.  However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property.  Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses.  The originator’s guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor’s gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors.  Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any.  Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.  In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Company, LLC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan.  In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties.  Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions.  The depositor may also consider a specific area’s housing value trends.  These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination.  In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

With respect to the depositor’s underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made.  However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.  In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC or the designated seller a Credit Score.  Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  In most cases, mortgage loans generally amortize over a 15- to 30- year period.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or  the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses.  ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination.  The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin.  Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically.  If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase.  In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses.  With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

The Expanded Criteria Mortgage Program

Residential Funding Company, LLC’s Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment.  The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Company, LLC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time.  The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor’s affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc.  For example, the Expanded Criteria Program may include mortgage loans with higher LTV ratios and larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance and mortgage loans made to borrowers who are self-employed or are not required to state their income.  The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates and may also be waived by Residential Funding Company, LLC from time to time.  The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded Criteria Program will describe the general underwriting criteria applicable to such mortgage loans, as well as any material changes to the general standard described above.

A portion of the mortgage loans typically will be reviewed by Residential Funding Company, LLC or by a designated third party for compliance with applicable underwriting criteria.  Residential Funding Company, LLC may conduct this review using an automated underwriting system.  See “—Automated Underwriting” below.  Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review.  See “Underwriting Policies” above.  A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC or the designated seller.  The sellers who sell to Residential Funding Company, LLC or the designated seller pursuant to master commitment agreements will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable.  Some other mortgage loans will be purchased from Expanded Criteria Program Sellers who will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Company, LLC or the designated seller.  Residential Funding Company, LLC or the designated seller may accept a certification from an insurance company as to the mortgage loan’s insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards.  The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding Company, LLC, the designated seller, or the depositor.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market.  Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems.  In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program.  In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied.

In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller.  In this situation, each automated review will either generate an approval or a recommendation for further review.  Most approved mortgage loans will not receive any additional review of their credit components.  In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will accept or reject the mortgage loan.  For most mortgage collateral sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation.  If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that mortgage loan for purchase.

In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system.  Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation.  For most mortgage collateral sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review.  In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews.  We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

The Contracts

General

The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement.  Each contract will be secured by a manufactured home.  The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

The manufactured homes securing the contracts will consist of “manufactured homes” within the meaning of 42 U.S.C. § 5402(6), which are treated as “single family residences” for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code.  Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

Underwriting Policies

Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

With respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser.  The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home.  The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home.  However, an appraisal of the manufactured home generally will not be required.

The Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD.  Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.  See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae.  The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities.  In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased.  All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors.  See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac securities.  Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac.  Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties.  The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.).  It is the nation’s largest supplier of residential mortgage funds.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.  Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending.  See “Additional Information” for the availability of further information respecting Fannie Mae and Fannie Mae securities.  Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Securities

In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae.  Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans.  Such mortgage loans may be secured by either one- to four-family or multi-family residential properties.  The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Company, LLC or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, credit unions, insurance companies, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor.  The mortgage collateral sellers may include Homecomings Financial, LLC and GMAC Mortgage, LLC and its affiliates, each of which is an affiliate of the depositor.  Such purchases may occur by one or more of the following methods:

•	one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

•	one or more direct or indirect purchases through the Expanded Criteria Program; or

•	one or more purchases from affiliated sellers.

Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC.  The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series.  The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

Each Expanded Criteria Program Seller is selected by Residential Funding Company, LLC on the basis of criteria described in the Seller Guide.  In determining whether to approve a mortgage collateral seller, Residential Funding Company, LLC generally considers, among other things:  the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller.  In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.  An Expanded Criteria Program Seller may be an affiliate of the depositor, and the depositor presently anticipates that GMAC Mortgage, LLC and Homecomings Financial, LLC, each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter.  If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller.  Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured.  See “—Repurchases of Mortgage Collateral” below.

Representations with Respect to Mortgage Collateral

Except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will provide with respect to each mortgage loan, including Expanded Criteria Program loans, or contracts constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates.  In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect.  Residential Funding Company, LLC will generally represent and warrant that:

•	as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

•
except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or  an attorney’s certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

•	to the best of Residential Funding Company, LLC’s knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

•
Residential Funding Company, LLC had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, as amended, or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

•	each mortgaged property is free of material damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•
the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

•	there is no delinquent tax or assessment lien against the related mortgaged property.

In the event of a breach of a representation or warranty made by Residential Funding Company, LLC that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding Company, LLC will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below.  In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

•	liens of real property taxes and assessments not yet due and payable;

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

•	other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Company, LLC will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under “—Repurchases of Mortgage Collateral” and “—Limited Right of Substitution.”

Mortgage collateral sellers will typically make certain representations and warranties regarding the characteristics of the mortgage collateral that they sell.  However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties.  In addition, Residential Funding Company, LLC and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties.  Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Company, LLC described above.  If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

Repurchases of Mortgage Collateral

If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or Residential Funding Company, LLC as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement.  Likewise, as described under “Description of the Certificates—Review of Mortgage Loan or Contract Documents,” if the designated seller or Residential Funding Company, LLC cannot cure certain documentary defects with respect to a mortgage loan or contract, the designated seller or Residential Funding Company, LLC, as applicable, will be required to repurchase the item of mortgage collateral.  The purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any.  In certain limited cases, a substitution may be made in lieu of such repurchase obligation.  See “—Limited Right of Substitution” below.

Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date.  Neither Residential Funding Company, LLC nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or Residential Funding Company, LLC of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.  The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred.  The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.  These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer’s current servicing activities.  Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty.  However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.  In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller arising from any misrepresentation by the designated seller, Residential Funding Company, LLC or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan.  In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Company, LLC nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Company, LLC.  The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by Residential Funding Company, LLC in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a designated seller defaults on its obligation to do so, and no assurance can be given that the designated sellers will carry out those obligations with respect to mortgage loans.  This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer.  Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

Limited Right of Substitution

In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or Residential Funding Company, LLC, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below.  Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust.  With respect to a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

•
have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

•	have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

•
be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

•	comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders.  The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.  The prospectus supplement will indicate whether a Designated Seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued in series.  Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.  Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K.  The following summaries, together with additional summaries under “The Pooling and Servicing Agreement” below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement.  All references to a “pooling and servicing agreement” and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual
A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Principal or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “senior support class” until the class certificate balance of the support class is reduced to zero.

Targeted Principal or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under “Description of Credit Enhancement,” or by the subordination of one or more classes of certificates as described under “Subordination” or by any combination of the foregoing.

Form of Certificates

As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form.  If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates.  No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC.  No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC.  Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers.  The book-entry system is also used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form.  These laws may impair the ability to own or transfer book-entry certificates.

Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC.  Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations.  DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants.  Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

No beneficial owner of an interest in any book-entry  certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination.  Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates.  Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry  certificates may do so only through DTC, either directly if  the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants.  Under the procedures of DTC, transfers of the beneficial ownership of any book-entry  certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement.  The ability of a beneficial owner to pledge book-entry  certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date.  Credits or any transactions in those securities settled during this  processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day.  Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation.  All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants.  Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law.  The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System.  All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.  Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates.  Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor.  DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions.  None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Exchangeable Certificates

General

If specified in the accompanying prospectus supplement, one or more classes of certificates will be exchangeable certificates.  Any class of exchangeable certificates will be listed on the cover of the prospectus supplement relating to that series. At any time after the initial issuance of exchangeable certificates, the holders of such certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those certificates for proportionate interests in one or more other classes of exchangeable certificates.   The classes of certificates that are exchangeable for each other will be referred to in the related prospectus supplement as “related” to one another, and each related grouping of exchangeable certificates will be referred to as a “combination.”  Each combination of exchangeable certificates will be issued by the related exchangeable certificate trust fund and, in the aggregate, will represent a distinct combination of interests in such trust fund.  In some series, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchanges of certificates will be allowed only if the aggregate payments on the certificates received in the exchange will be made in the same amounts and at the same times as the aggregate payments that would have been made on the certificates being exchanged.

If one or more classes of certificates of a series will be exchangeable certificates, the related prospectus supplement will describe each class of exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement and tax, ERISA and legal investment considerations.  The related prospectus supplement will also separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates in a combination. For example, if applicable, separate decrement tables and yield tables will be included for each class of a combination of exchangeable certificates.

Exchanges

The following three conditions must be satisfied in order for a holder to exchange its exchangeable certificates for related exchangeable certificates:

•           immediately after the exchange, the aggregate certificate principal balance of the exchangeable certificates received in the exchange must equal the aggregate certificate principal balance of the exchanged certificates immediately prior to the exchange;

•           the aggregate annual amount of interest payable on the certificates received in the exchange must equal the aggregate annual amount of interest payable on the exchanged certificates; and

•           the class or classes of exchangeable certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Various combinations of exchangeable certificates may exist.  Some examples of combinations of exchangeable certificates that have different interest characteristics include:

•           A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the same index may be exchanged, together, for a single class of certificates with a fixed interest rate. In this case, the two classes of certificates with interest rates that vary with an index would be exchanged for a single class of certificates with a fixed interest rate. In addition, the aggregate certificate principal balance of the two classes of certificates would equal the certificate principal balance of the class of certificates with the fixed interest rate.

•           An interest only class of exchangeable certificates and a principal only class of exchangeable certificates may be exchanged, together, for a single class of certificates that is entitled to both principal and interest payments. The certificate principal balance of the new principal and interest class would be equal to the certificate principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate, if the interest only class had a fixed rate, that when applied to the certificate principal balance of this class, if the interest only class had a notional balance equal to the certificate principal balance of the principal only class, would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

•           Two classes of exchangeable certificates, each a principal and interest class with different fixed interest rates, may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a certificate principal balance equal to the aggregate certificate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the certificate principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

In some series, a holder may be permitted to exchange its exchangeable certificates for other certificates that have different principal payment characteristics. Examples of these types of combinations include:

•           A class of exchangeable certificates that is an accrual class that accretes interest for a specified period, with the accreted amount added to the certificate principal balance of that accrual class, and a class of exchangeable certificates that is an accretion-directed class that receives principal payments from these accretions, may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•           A class of exchangeable certificates that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made according to schedule, may be exchanged, together, for a single class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.
These examples of combinations of exchangeable certificates describe exchanging multiple classes of certificates for a single class of certificates. If specified in the accompanying prospectus supplement,  a single class of exchangeable certificates may be exchanged for two or more classes of certificates in the same types of combinations as these examples describe.

Certain factors may limit the ability of a holder of exchangeable certificates to make an exchange. For example, the holder must own the class or classes of certificates required to make the exchange in the necessary proportions at the time of the proposed exchange. If a holder does not own the required classes or does not own the required classes in the necessary proportions, the certificateholder may not be able to exchange its certificates. The holder wishing to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the required class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The procedures that must be followed in order for a certificateholder to exchange its exchangeable certificates for other exchangeable certificates will be set forth in the prospectus supplement for that series.  A certificateholder will be required to provide notice to the trustee a certain number of days prior to the proposed exchange date as specified in the related prospectus supplement. The notice must include the proposed exchange date and the outstanding principal or notional amount of the certificates to be exchanged and to be received. Upon receipt of this notice, the trustee will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the administrative fee.   A certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. If any exchangeable certificates are in book-entry form, those certificates will be subject to the rules, regulations and procedures of DTC applicable to book-entry securities.

Assignment of Mortgage Loans

At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread.  The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities.  Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System.  For mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or to the custodian, the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee.  In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as elected by the depositor, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor, which may include the following:

•
the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

•
an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS® System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

•
if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.  If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

Any mortgage for a mortgage loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage.  Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien.  Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable.  Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS® System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Assignment of the Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread.  Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.  The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage  rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral.  However, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Contracts.”

Review of Mortgage Loan or Contract Documents

The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold documents delivered to it by the depositor in trust for the benefit of the certificateholders.  Within 45 days after receipt thereof, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it.  If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify Residential Funding Company, LLC or the designated seller, if any, and the depositor.  If Residential Funding Company, LLC or the designated seller, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given, Residential Funding Company, LLC or designated seller, as applicable will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under “The Trust — Repurchases of Mortgage Collateral.”  The obligation of Residential Funding Company, LLC and designated seller to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document.  Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series.  The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread.  The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates.  The trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security.  Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

Spread

The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral, which will be an uncertificated interest in the mortgage collateral.  The payment of any Spread will be disclosed in the accompanying prospectus supplement.  This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral.  Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon.  The interest portion of a Realized Loss and any partial recovery of interest on an item of  mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	all payments on account of principal of the mortgage loans or contracts comprising a trust;

•
all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

•	Liquidation Proceeds;

•
all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

•
Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer’s or servicer’s normal servicing procedures;

•	any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

•
all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Company, LLC, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under “The Trusts—Representations with Respect to Mortgage Collateral” and “—Repurchases of Mortgage Collateral;”

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

•	any amounts required to be transferred from the Certificate Account to the Custodial Account.

In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account.  Both the Custodial Account and the Certificate Account must be either:

•
maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

•
an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•
in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

•	any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this section below.  The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

Not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date.  The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

•	the amount of any Advances made by the master servicer or the servicer as described in this prospectus under “—Advances;”

•
any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under “Description of Credit Enhancement” below;

•
any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under “Insurance Policies on Mortgage Loans or Contracts” below;

•	any distributions received on any mortgage securities included in the trust; and

•	any other amounts as described in the related pooling and servicing agreement.

The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date.  All income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation.  The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account.  Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected.  For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan.  The Buy-Down Funds will in no event be a part of the related trust.

If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account.  If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs.  Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement.  If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise.  In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date.  If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted.  The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series.  If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

Withdrawals from the Custodial Account

The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under “—Payments on Mortgage Collateral;”

•
to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

•
to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

•
to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and  servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

•
to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

•
to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

•
to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which  it or the depositor is indemnified under the pooling and servicing agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

•
to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in “The Pooling and Servicing Agreement—Termination; Retirement of Certificates.”

Distributions

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee.  The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register.  The final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders.  Distributions will be made to each certificateholder in accordance with that holder’s percentage interest in a particular class.

As a result of the provisions described below under “—Realization upon Defaulted Mortgage Loans or Contracts,” under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement.  Distributions of interest on each class of certificates will be made prior to distributions of principal thereon.  Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates.  The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates.  The applicable  prospectus supplement will describe the manner of interest accruals and payments.  In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month.  If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date.  The accompanying prospectus supplement will describe the method of calculating interest on the certificates.  In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement.  Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

On or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date.  Prior to the close of business on the determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

Date	Note	Description

July 1	(A)	Cut-off date.

July 2-31	(B)	Servicers or subservicers, as applicable, receive any partial Principal Prepayments.

July 16-August 15	(C)	The servicers or the subservicers, as applicable, receive any Principal Prepayments in full.

July 31	(D)	Record date.

July 2-August 1	(E)	The due dates for payments on a mortgage loan or contract.

August 18	(F)	Servicers or subservicers remit to the master servicer or servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.

August 23	(G)	Determination date.

August 25	(H)	Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month.  A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)
The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on July 1 after deducting principal payments due on or before that date or such other date as may be specified in the accompanying prospectus supplement.  Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

(B)
Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below.  Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)
Any Principal Prepayments in full that are received during the Prepayment Period will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below.  When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(D)	Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)	Scheduled principal and interest payments are due from mortgagors.

(F)
Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments.  Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G)
On the determination date, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on August 25 to the holders of each class of certificates.  The master servicer or servicer will be obligated to distribute those payments due during the related Due Period that have been received from subservicers or servicers prior to and including August 18, as well as all partial Principal Prepayments received on mortgage loans in July and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above.  Distributions to the holders of senior certificates, if any, on August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer  or the servicer under the circumstances described in “Subordination” and “—Advances.”

(H)	On August 25, the amounts determined on August 23 will be distributed to certificateholders.

If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under “—Servicing and Administration of Mortgage Collateral,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.  As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders.  Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses.  If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders.  Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding Company, LLC, a subservicer, the designated seller or a mortgage collateral seller.

Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under “—Servicing and Administration of Mortgage Collateral.” For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any.  The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis.  Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

The master servicer’s or servicer’s obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement.  If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

Prepayment Interest Shortfalls

When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made.  A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders.  Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full during the preceding Prepayment Period or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

Compensating Interest on any distribution date will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date.  Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date.  If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series.  See “Yield Considerations.”

Funding Account

A pooling and servicing agreement or other agreement may provide for the transfer of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. A Funding Account will be required to be maintained as an Eligible Account.  All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Certificateholders

On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement.  The information will include the following (as applicable):

•	the applicable record date, determination date and distribution date;

•	the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

•	the servicing fee payable to the master servicer and the subservicer;

•	the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

•	the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

•	updated pool composition information, including weighted average interest rate and weighted average remaining term;

•	the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

•
if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and  as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

•	the principal balances of the senior certificates as of the closing date;

•
in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

•
the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

•
based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

•	the amount of any losses on the mortgage loans during the reporting period;

•	information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

•	any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

•	any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

•	for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year.  The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement.  The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral.  For any series of certificates for which the trust includes mortgage securities, the master servicer’s or Certificate Administrator’s servicing and administration obligations will be described in the accompanying prospectus supplement.

Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement.  A subservicer may be an affiliate of the depositor.  Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer’s or the master servicer’s servicing obligations, including but not limited to, making Advances to the related certificateholders.  The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts.  The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby.  The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action.  For any series of certificates as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations will be under the terms of those mortgage securities.

In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure.  In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account.  These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan or contract, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications.  Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items.  Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account.  The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein.  The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under “—Payments on Mortgage Collateral.”

Special Servicing

The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of Residential Funding Company, LLC.  The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement.  The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent.  The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable.  Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates.  Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

•
instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

•
instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

•
become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of  the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer’s or servicer’s servicing guidelines.

In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of “Due-on-Sale” Clauses

When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee’s rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto.  A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements.  See “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts — ‘Due-on-Sale’ Clauses.”

If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions.  The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract.  An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption.  If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable.  Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation.  In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered.  Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters.  The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization upon Defaulted Mortgage Loans or Contracts

For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt.  In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust.  If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC.  To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty.  However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.   If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee.  Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust.  The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received.  Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract.  Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation.  In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency.  If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss.  However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates.  In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates.  However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates.  The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on.  Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs.  The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero.  Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received.  For a description of the Certificate Administrator’s, the master servicer’s or the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see “Description of Credit Enhancement” and “Insurance Policies on Mortgage Loans or Contracts.”

For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see “Certain Legal Aspects of Mortgage Loans and Contracts.”

The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

DESCRIPTION OF CREDIT ENHANCEMENT

General

Credit support for each series of certificates may be comprised of one or more of the following components.  Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

•	Defaulted Mortgage Losses;

•	Special Hazard Losses;

•	Bankruptcy Losses; and

•	Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest.  If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered.  To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

As described in this prospectus and in the accompanying prospectus supplement,

•	coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

•	coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

•	coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

•	coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

In addition, if stated in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under “Subordination,” or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing.  If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section.  As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.  Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy.  As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement,  if applicable The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.  To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered.  See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the accompanying prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

Letters of Credit

If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit.  The letter of credit may provide direct coverage with respect to the mortgage collateral.  The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement.  On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided.  The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.  Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement.  In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement.  In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price.  Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances,  passed through to the holders of then outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See “Description of the Certificates—Servicing and Administration of Mortgage Collateral—Special Servicing” above.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero.  Additional Realized Losses, if any, will be allocated to the senior certificates.  If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized Losses are allocated.  In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances.  If described in the accompanying prospectus supplement, some classes of senior certificates may be allocated Realized Losses before other classes of senior certificates.

The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates.  In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances.  The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the accompanying prospectus supplement.  Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount.  The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto.  If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change.  However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates.  In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund.  Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement—Reserve Funds” and in the accompanying prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement.  As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

Overcollateralization

If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date.  To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

Mortgage Pool Insurance Policies

Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer.  Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement.  As described under “—Maintenance of Credit Enhancement,” the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders.  The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph.  Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy.  Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid.  In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders.  If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.  Depending upon the nature of the event, a breach of a representation made by Residential Funding Company, LLC or a designated seller may also have occurred.  If the breach of that representation materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential Funding Company, LLC or a designated seller, as described under “The Trusts —Representations with Respect to Mortgage Collateral.”

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties.  The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.  See “Certain Legal Aspects of Mortgage Loans and Contracts.” Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.  In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source.  See “Description of the Certificates—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses.  As described under “Insurance Policies on Mortgage Loans or Contracts—Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses.  Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited.  See “—Special Hazard Insurance Policies” below.  As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.  Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses.  Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.  If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property.  Any amount paid as the cost of repair of the property will further reduce coverage by that amount.  Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property.  The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary.  Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided by means of a representation of the depositor or Residential Funding Company, LLC.

Mortgage Insurance Policies

If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current LTV ratios in excess of a percentage stated in the prospectus supplement.  Any insurance policy for the covered loans will be issued by a mortgage insurer.  The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan.  If stated in the accompanying prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

Bankruptcy Bonds

In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral,  at a Deficient Valuation.  Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.” Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement.  The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement.  In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.  Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement.  If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans.  A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust.  However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders.  These delays could adversely affect the yield to investors on the related certificates.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates.  Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust.  As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond.  If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy.  Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.  If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances.  In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement.  Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates.  The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained.  Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support.  Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.  Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series.  Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series.  Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy.  The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

In general, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Company, LLC will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered.  Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under “Description of Credit Enhancement.” However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards.  A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date.  In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated.  The mortgagor’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens.  In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current.  The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan’s amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan.  The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan.  The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan’s LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination.

Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•	amounts expended but not approved by the primary insurer;

•	claim payments previously made on the mortgage loan; and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that  the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.  If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located.  Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan.  The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans.  The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans.  The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy.  The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws.  These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of  some kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the related mortgagor’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.  See “Subordination” above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

Standard Hazard Insurance on Manufactured Homes

The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less.  Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies.  If a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

THE DEPOSITOR

The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC.  The depositor is a Delaware corporation incorporated in August 1995.  The depositor was organized for the purpose of acquiring “Alt-A” mortgage loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such mortgage loans and contracts.  The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets.  The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC

The certificates do not represent an interest in or an obligation of the depositor.  The depositor’s only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.

RESIDENTIAL FUNDING COMPANY, LLC

Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for each series of certificates, except in the case of a Designated Seller Transaction.

THE POOLING AND SERVICING AGREEMENT

As described in this prospectus under “Introduction” and “Description of the Certificates—General,” each series of certificates will be issued under a pooling and servicing agreement as described in that section.  The following summaries describe additional provisions common to each pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract.  Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement.  The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement.  The servicing fees may be fixed or variable.  In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest.  Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee.  Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement.  In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances.  In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

•
a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

•
with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

•	A review of the master servicer’s activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer’s supervision; and

•
To the best of such officer’s knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year.  In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer’s, the master servicer’s or the Certificate Administrator’s obligations and duties under the related pooling and servicing agreement.

Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment.  However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement.  The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders.  The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

Events of default under the pooling and servicing agreement for a series of certificates will include:

•
any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of  the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

•
any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

•
some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

Rights Upon Event of Default

So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements.  If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement.  If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement.  Pending appointment, the trustee is obligated to act in that capacity.  The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.  The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

•
to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

•
if an election to treat the related trust as a “real estate mortgage investment conduit,” or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

•	to amend any provision that is not material to holders of any class of related certificates.

The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.  Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of

•
the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

•	the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement.  If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term “callable” will be included in the title of the related certificates.  In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement.  Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust.  Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement.  The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement.  Early termination in this manner may adversely affect the yield to holders of some classes of the certificates.  If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable.  The Call Class will not be offered under the prospectus supplement.  Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted.  In the case of a call, the holders of the certificates will be paid a price equal to the Call Price.  To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price.  If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding.  In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC.  In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee.  Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent.  Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee.  The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years.  Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company’s affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc.  The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts.  Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.  The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies.  In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined.  The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under “Description of the Certificates—Servicing and Administration of Mortgage Collateral,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination.  See “The Trusts—The Mortgage Loans—Interest Only Loans.”

The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”

To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee.  See “Description of the Certificates — Assignment of Mortgage Loans” and “—Assignment of Contracts.”

The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under “Description of the Certificates – Distributions.”  Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement.  A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date.  An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans.  See “Maturity and Prepayment Considerations” below.  The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate.  See “The Trusts – Representations with Respect to Mortgage Collateral.”

In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of  interest.  In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral.  In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates.  In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received.  As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month’s interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest.  See “Description of the Certificates—Prepayment Interest Shortfalls.” Partial Principal Prepayments will be distributed on the distribution date in the month following receipt.  Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which such Prepayment Period ends.  See “Maturity and Prepayment Considerations.”

For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate.  In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates.  In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination.  Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment.  To the extent that the related mortgagor’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Trusts,” the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust.  The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under “Description of the Certificates—Funding Account,” and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in mortgagors’ housing needs;

•	job transfers;

•	unemployment;

•	mortgagors’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the mortgagor.

All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.  The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts.  The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period.  See “The Trusts—The Mortgage Loans—Interest Only Loans.”

To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts.  See “The Trusts—The Contracts.”

The accompanying prospectus supplement will specify whether the mortgage loans contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property.  The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption.  The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates.  See “Description of the Certificates — Servicing and Administration of Mortgage Collateral — Enforcement of ‘Due-on-Sale’ Clauses” and “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts” for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs.  The depositor anticipates including in mortgage collateral pools “limited documentation,” “stated documentation” and “no documentation” mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs.  Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment.  Some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity.  In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool.  As a result of  these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

While most manufactured housing contracts will contain “due-on-sale” provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above.  Such assumption would have the effect of extending the average life of the contract.

Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

•	not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

•	not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

•
be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans.  In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings.  There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”  In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series.  Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity.  See “Yield Considerations.”

Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust.  See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates.”  Any repurchase will shorten the weighted average lives of the related certificates.  Furthermore, as described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates,” a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable.  Any such termination will shorten the weighted average lives of the related certificates.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature.  Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located.  In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property.  In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby.  These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt.  A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender,  typically with a power of sale, until the time when the debt is repaid.  The trustee’s authority under a deed of trust and the mortgagee’s or grantee’s authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans.  Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building.  The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.  This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.  This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

The accompanying prospectus supplement will specify the geographic location of the collateral for Cooperative Loans.  In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York.  In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is  typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease.  If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings.  In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents  the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative.  The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender’s interest in its collateral.  In accordance with  the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code.  In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year.  If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial  sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt.  In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale.  In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders.  If the deed of trust or deed to secure debt  is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt.  It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure.  Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage usually is accomplished by judicial action.  In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.  Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series.  If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale.  However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents.  In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale.  In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment.  In some cases, a deficiency judgment may be pursued in lieu of foreclosure.  Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates.  See “Description of Credit Enhancement.”

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real  estate mortgage usually follows an ordinary “civil action” filed in the Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality  where the mortgagor resides, if known.  If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property.  The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale.  This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease.  This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.  In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type.  Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price.  In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  In some states, the right to redeem is an equitable right.  The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt.  In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed.  Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment.  For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition.  Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified.  These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or “crammed down,” in connection with a bankruptcy petition filed by the mortgagor.  However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be “crammed down” in the bankruptcy court and discharged.  As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property.  Any such reduction would be treated as a Bankruptcy Loss.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust.  This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.  In particular, an originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors’ rescinding the mortgage loans either against either the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels.  The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act.  Purchasers or assignees of a mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act.  Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law.  The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Except in the case of a Designated Seller Transaction, Residential Funding will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination.  Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied.  However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Upon foreclosure, courts have imposed general equitable principles.  These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects.  However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions.  These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII.  Title VIII provides that, regardless of any state law to the contrary:

•
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Some states have taken this action.

The Contracts

General

A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan.  Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC.  Those financing statements are effective for five years and must be renewed prior to the end of each five year period.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state.  In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered.  If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  The accompanying prospectus supplement will specify whether substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site.  So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor.  In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws.  If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Company, LLC or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders.  See “Description of the Certificates — Assignment of the Contracts.”  If a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party.  Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected.  While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest.  The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract.  However, the liens could arise at any time during the term of a contract.  No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian.  In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in the contracts could be defeated.  To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans.  See “—The Mortgage Loans” above.

Enforcement of Security Interests in Manufactured Homes

The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts.  So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a manufactured housing contract generally must give the debtor a number of days’ notice prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor’s contract.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment.  For a discussion of deficiency judgments, see “—The Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Consumer Protection Laws

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance.  These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes.  These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability may affect an assignee’s ability to enforce the related contract.  In particular, the originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding contracts against either the originators or assignees.  In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions as discussed under “—The Mortgage Loans—Homeownership Act and Similar State Laws.”

“Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to.  The depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes.  In some states the depositor or the master servicer may be prohibited from enforcing “due-on-sale” clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  For a discussion of Title V, see “—The Mortgage Loans — Applicability of Usury Laws” above.  Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property.  The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.  These cleanup costs may be substantial.  It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates.  Moreover, some federal statutes and some states by statute impose an Environmental Lien.  All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens.  In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.  The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants.  However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property.  A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

At the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower’s mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration and  assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act.  For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral.  Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract that goes into default, there may be delays in payment and losses on the related certificates in connection therewith.  Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.  Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.  The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.  The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges.  The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules.  The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003.  The OTS’s action does not affect Parity Act loans originated before July 1, 2003.  It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.  The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder.  This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances,, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.  Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code.  The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.  If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement.  For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by and owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates.  Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations.  The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.  An opinion of counsel is not binding on the Internal Revenue Service or the courts,  and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return.  This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities.  Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  See “State and Other Tax Consequences.”

Opinions

Upon the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has  been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.  For example, the discussion under “REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has “excess inclusion income;” however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

In addition, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates.  See “—State and Local Tax Consequences.”

REMICs

Classification of REMICs

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued.  Any relief, moreover, may be accompanied by sanctions,  including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying  the certificates would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year.  Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code.  In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC.  The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections.  In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections.  If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations.  If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated.  The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.  Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income.  In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount.  Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.  The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate.  The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement.  However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.  The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date.  Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed-rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates.  If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which  the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments.  Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest.  In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate.  However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life.  For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.  Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate.  The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period.  In general, each “accrual period,” that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate.  For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption.  The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price.  The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method.  In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate.  However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate.  The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price.  In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.  In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method.  If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter.  Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires.  See “—Premium” below.  Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of  the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “— Original Issue Discount.”  This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•
in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium.  The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate.  If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.  Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction.  The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally.  See “—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.  It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral.  However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable.  As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period.  Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention.  The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day.  Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate.  These daily portions generally will equal the amounts of taxable income or net loss determined as described above.  The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate.  The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes.  On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life.  The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion.  One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer.  Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.  Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below.  The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC.  For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates.  The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis.  See “— Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.  Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral.  Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered hereby, described therein will not apply.

If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—Prohibited Transactions and Other Possible REMIC Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code.  See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate.  The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate.  Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital.  Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust.  However,  their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders.  To the extent the REMIC residual certificateholders’ initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after  distributions or, together with their initial bases, are less than the amount of  the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.  The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter.  The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold.  If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date.  The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate.  The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded.  The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations.  Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules.  See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.  Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.  In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income.  Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts.  Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)
the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

(2)	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents.  This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)
requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

(2)	providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

(3)
granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations.  A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization.  For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.  The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale.  In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held.  See “—Taxation of Owners of REMIC Regular Certificates— Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code.  In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders’ adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property.  Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in any case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s, the Certificate Administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations.  Any tax not borne by the master servicer, the Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.  The master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the master servicer or the Certificate Administrator, as applicable,  will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification.  REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return.  No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring certain information to be reported to the IRS.  Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.  Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered.  For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence.  It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates.  If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes.  However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Taxation of Classes of Exchangeable Certificates

General

The arrangement pursuant to which the classes of exchangeable certificates are created, sold and administered (referred to herein as the exchangeable certificate trust fund) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of certificates that have been exchanged for exchangeable certificates will be the assets of the exchangeable certificate trust fund, and the exchangeble certificates will represent beneficial ownership of these interests in the classes of certificates.

Tax Status

Exchangeable certificates will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on the exchangeable certificates will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the certificates that have been exchanged or income thereon would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below).  Exchangeable certificates will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the certificates, the interest in which is represented by such exchangeable certificates would be qualifying if held directly.

Tax Accounting for Exchangeable Certificates

An exchangeable certificate represents beneficial ownership of an interest in one or more classes of certificates on deposit in an exchangeable certificate trust fund, as specified in the applicable prospectus supplement.  If it represents an interest in more than one class of certificates, a purchaser must allocate its basis in the exchangeable certificate among the interests in the classes of certificates in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such an exchangeable certificate, the holder must allocate the amount received on the sale among the interests in the classes of certificates in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable certificate must account separately for each interest in a class of certificates (there may be only one such interest). Where the interest represents a pro rata portion of a class of certificates that are REMIC regular certificates, the holder of the exchangeable certificate should account for such interest as described under "REMICs— Taxation of Owners of REMIC Regular Certificates" above.  Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of certificates (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of certificates. The master servicer or the Certificate Administrator, as applicable, intends to treat each Strip as a single debt instrument for purposes of information reporting.  The IRS, however, could take a different position.  For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of certificates to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder.  An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable certificate should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of certificates.  Further, if the related class of certificates is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of certificates.  An investor is encouraged to consult its tax advisor regarding these matters.  For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods).  The master servicer or the Certificate Administrator, as applicable,  intends to report by offsetting negative OID accruals only against future positive accruals of OID.  Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the mortgage loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption).  Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.  The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received.  Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year).  Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the certificates are REMIC regular certificates to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single exchangeable certificate, an "Exchanged Certificate", for several exchangeable certificates, each, a "Received Certificate," and then sells one of the Received Certificates, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code.  The holder must allocate its basis in the Exchanged Certificate between the portion of such Exchanged Certificate underlying the Received Certificate that was sold and the portion of the Exchanged Certificate underlying the Received Certificates that were retained, in proportion to their relative fair market values as of the date of such sale.  The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable certificates that may be exchanged for a single exchangeable certificate that is identical to a class of certificates that is on deposit in the related exchangeable certificate trust fund should be treated as owning the relevant class of certificates.

Exchanges of Exchangeable Certificates

An exchange of an interest in one or more exchangeable certificates for an interest in one or more other related exchangeable certificates that are part of the same combination, or vice versa, will not be a taxable exchange.  After the exchange, the holder is treated as continuing to own the interests in the exchangeable certificates that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable certificate is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates.  Such manner of taxation is discussed under the heading "REMICs— Foreign Investors in REMIC Certificates."

Backup Withholding

A holder of an exchangeable certificate is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs— Backup Withholding With Respect to REMIC Certificates."

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable certificates that are not excepted from the reporting requirements.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investment be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available.  Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan.  The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest,” such as a certificate, in that entity.

Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as  a trust, in which an ERISA plan makes an equity investment.  Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations.  For purposes of this section, the terms “ERISA plan assets” and “assets of an ERISA plan” have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity.  If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan  could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available.  Certificates acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates.  Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan.  If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan.  In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the “RFC exemption,” to Residential Funding Company, LLC and a number of its affiliates.  The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another “issuer” and the purchase, sale and holding of pass-through certificates or other “securities” issued by a trust or other issuer as to which:

•
the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

•	the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied.  For purposes of this section, the term “underwriter” includes:

•	the depositor and a number of its affiliates;

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

•	any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

•	any entity which has received from the DOL an exemption, called an asset-backed exemption, relating to securities which is substantially similar to the RFC exemption.

The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

•
The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

•
The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights.  There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above.  Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements.  The RFC exemption also requires that each trust meet the following requirements:

o	the trust must consist solely of assets of the type that have been included in other investment pools;

o
securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

o
securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

•
The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

•
Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

•
At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

•
If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

•	The RFC exemption will not apply to any of the certificates if:

o
any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

o	any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

•
The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

•
The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing agreement or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

•
The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

•
For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

•
If a particular class of securities held by an ERISA plan involves a “ratings dependent swap” or a “non-ratings dependent swap” (collectively, a “swap” or “swap agreement”) entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an “eligible swap,” (b) with an “eligible counterparty,” (c) meet certain additional conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permit the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.  Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) be an “in-house asset manager” under PTCE 96-23 or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.  With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

The RFC exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

An ERISA Plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan.  For purposes of the certificates, an “excluded ERISA plan” is an ERISA plan sponsored by any member of the restricted group.

If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

•
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

•	a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

•	an affiliate of that person;

provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

•	the holding of certificates by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of  Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.  The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of certificates.

The issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures (“Sharia Mortgage Loans”). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute “securities” for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith.  In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or Cooperative Loans, or some types of private securities, or which contain a swap.  In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a “qualified professional asset manager”; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an “in-house asset manager” (each, an “Investor-Based Exemption”).  In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the “Service Provider Exemption”).  The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption.  The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Servicer Provider Exemption for the certificates offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other ERISA plan asset investor’s investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

•	is permissible under applicable law;

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

•	it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

•
it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

•	(1)
such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code.  All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax.  See “Material Federal Income Tax Consequences— Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”  In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

Consultation With Counsel

There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust.  Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied.  Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a “security” for purposes of the RFC exemption.  In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

LEGAL INVESTMENT MATTERS

Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency.  If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.  Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein.  Certain States enacted legislation which overrides the preemption provisions of SMMEA.  SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative  products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period.  TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities.  The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the certificates, including in particular the classes of certificates that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors’ assets.  The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes.  The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933, as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors.  Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates.  Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions.  In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors.  There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York, or Mayer, Brown, Rowe & Maw LLP, New York, New York, as specified in the prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement, file number 333-140610, with the Securities and Exchange Commission, or Commission.  The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the depositor to “incorporate by reference” the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information.  Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

GLOSSARY

1998 Policy Statement— The revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

Additional Collateral—With respect to an Additional Collateral Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

Additional Collateral Loans—A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

Additional Collateral Requirement—The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

Advance—As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae.  Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities.  The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States.  None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.  Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

Bankruptcy Losses—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Buy-Down Account—As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

Buy-Down Funds—As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

Buy-Down Mortgage Loan—A mortgage loan subject to a temporary buy-down plan.

Buy-Down Period—The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

Call Certificate—Any certificate evidencing an interest in a Call Class.

Call Class—A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Certificate Account—An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

Certificate Administrator—In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust.  The Certificate Administrator may be an affiliate of the depositor or the master servicer.

Compensating Interest—As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

Convertible Mortgage Loan—ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note for a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly.  Any such account or accounts shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Losses—A Realized Loss attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation—In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Designated Seller Transaction—A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

Direct Puerto Rico Mortgage—For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

Disqualified Organization—For these purposes means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac),

•
any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

•	an “electing large partnership” (as described in Section 775 of the Internal Revenue Code), or

•
any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Distribution Amount—As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

•
any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

Eligible Account—An account acceptable to the applicable rating agency.

Endorsable Puerto Rico Mortgage—As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

Expanded Criteria Program—Residential Funding Company, LLC’s mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Company, LLC’s other mortgage loan purchase programs.

Expanded Criteria Program Seller—A mortgage collateral seller that participates in the Expanded Criteria Program.

Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

Fraud Losses—A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

Funding Account—An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

GPM Loan— A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

Gross Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

Insurance Proceeds—Proceeds of any special hazard  insurance policy, bankruptcy bond, mortgage pool insurance policy, primary  insurance policy and any title, hazard or other insurance policy or  guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

Interest Only Loans—Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

Issue Premium—As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

Liquidated Contract—A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidated Mortgage Loan—A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Net Mortgage Rate—As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

OID – Original issue discount, as determined in accordance with the Internal Revenue Code.

Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Permitted Investments—United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

Pledged Asset Mortgage Loans—Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

Pledged Assets—As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

Prepayment Interest Shortfall—With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

Prepayment Period—With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

Principal Prepayments—Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss—As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan.  For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.  For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

REMIC – A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions – Sections 860A through 860G of the Internal Revenue Code.

REO Contract—A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

Servicing Advances—Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.  The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss.  Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

Special Servicer—A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

Spread—A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

Stated Principal Balance—As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

Subordinate Amount—A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

Subsequent Recoveries – Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account—An account established and maintained by a subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tiered REMICs – Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

                                   Residential Accredit Loans, Inc.

                                              $3,331,208

                            Mortgage Asset-Backed Pass-Through Certificates

                                            Series 2007-QS4

                                         Prospectus Supplement

                                                  Bear, Stearns & Co. Inc.

You should rely only on the  information  contained or  incorporated  by  reference in this  prospectus supplement  and  the  prospectus.  We  have  not  authorized  anyone  to  provide  you  with  different information.

We are not offering the  certificates offered hereby in any state where the offer is not permitted.

Dealers  will  be  required  to  deliver  a  prospectus   supplement  and  prospectus  when  acting  as
underwriters  of the  certificates  offered  hereby and with  respect  to their  unsold  allotments  or
subscriptions.   In  addition,   all  dealers  selling  the  offered   certificates,   whether  or  not
participating in this offering,  may be required to deliver a prospectus  supplement and prospectus for ninety days following the date of this prospectus  supplement.  Such delivery obligation  generally may be satisfied  through the filing of the prospectus  supplement  and prospectus  with the Securities and
Exchange Commission.